UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AROWANA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Ordinary shares, warrants, rights

(2)	Aggregate number of securities to which transaction applies:
10,859,000 ordinary shares, 8,789,000 warrants, 8,789,000 rights

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$7.1952 per ordinary share (representing up to $84,456,000 contributed to VivoPower International PLC (“VivoPower”) in exchange for up to 11,737,900 ordinary shares of VivoPower, to be distributed to the holders of the ordinary shares of the registrant on a one-for-one basis, after the automatic conversion of each of the registrant’s rights into 1/10th of an ordinary share of the registrant) and $0.1299 per warrant (representing the market price of the warrants being surrendered for ordinary shares of VivoPower, with each warrant entitling the holder to receive 1/20th of an ordinary share of VivoPower)

(4)	Proposed maximum aggregate value of transaction:
$85,597,691.10

(5)	Total fee paid:
$8,619.69

☐	Fee paid previously with preliminary materials.
☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$8,619.69

(2)	Form, Schedule or Registration Statement No.
Form F-4 (File No. 333-213297)

(3)	Filing Party:
VivoPower International PLC

(4)	Date Filed:
August 24, 2016

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2016

AROWANA INC.
Level 11, 153 Walker Street

North Sydney, NSW 2060, Australia

Dear Arowana Inc. Shareholders and Warrantholders:

You are cordially invited to attend the extraordinary general meeting of shareholders and/or the extraordinary general meeting of warrantholders of Arowana Inc. (“ARWA”) at 10:00 a.m. eastern time and 9:30 a.m. eastern time, respectively, on December 15, 2016, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

At the extraordinary general meeting of shareholders, ARWA’s shareholders will be asked to consider and vote upon a proposal, which is referred to herein as the “Contribution Proposal,” to approve a Contribution Agreement, dated as of August 11, 2016, and amended as of October 18, 2016 and November 15, 2016, by and among ARWA, Arowana International Limited (“AWN”), a company listed on the Australian Securities Exchange and an affiliate of certain officers, directors and shareholders of ARWA, and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”) (as may be further amended, the “Contribution Agreement”). If the Contribution Proposal is approved and ARWA consummates the transactions contemplated by the Contribution Agreement, which we refer to collectively as the “Transactions,” ARWA will contribute to VivoPower the funds held in the trust account that holds the proceeds of its initial public offering, less certain expenses, amounts used to pay ARWA public shareholders who properly exercise their conversion rights in connection with the vote to approve the Contribution Proposal and reserves for expenses of the liquidation and dissolution described below (the “Contribution Amount”), in exchange for ordinary shares of VivoPower. The contribution by ARWA of the Contribution Amount to VivoPower in exchange for VivoPower’s ordinary shares is referred to herein as the “Contribution.” As soon as reasonably practicable after the closing of the Transactions, ARWA will distribute the VivoPower ordinary shares received by it in exchange for the Contribution to the ARWA shareholders and (as a result of the warrant amendment described below) to the ARWA warrantholders. Thereafter, ARWA intends to dissolve and liquidate.

ARWA shareholders will also be asked to consider and vote upon a proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the Transactions. We refer to this proposal as the “Dissolution Proposal.” In addition, ARWA shareholders will be asked to consider and vote upon a proposal to approve a discretionary management incentive plan, providing for the issuance of equity by VivoPower and VivoPower’s subsidiary, VivoPower International Services Limited (“MidCo”), to employees and directors of VivoPower and its subsidiaries. We refer to this proposal as the “Incentive Plan Proposal.”

At the extraordinary general meeting of ARWA warrantholders, ARWA warrantholders will be asked to consider and vote on a proposal, which is referred to herein as the “Warrant Amendment Proposal,” to approve and consent to an amendment of the warrant agreement governing ARWA’s outstanding warrants, which is referred to herein as the “warrant amendment,” which provides that, upon consummation of the Transactions, each of ARWA’s outstanding warrants, which entitle the holder thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower. Approval of the Warrant Amendment Proposal is a condition to the consummation of the Transactions.

We estimate that we will distribute up to approximately 12,035,598 ordinary shares of VivoPower to ARWA shareholders and warrantholders as a result of the foregoing Contribution and warrant amendment, and that such shares will constitute between approximately 44.8% and 71.2% of the issued share capital of VivoPower following completion of the Transactions, depending on the number of shares converted by ARWA’s public shareholders pursuant to their conversion rights.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus. Our board of directors recommends that our shareholders and warrantholders vote “FOR” each proposal to be presented at the meetings. When you consider such recommendation, however, you should keep in mind that our directors and officers have interests in the Transactions that may conflict with your interests as a shareholder or warrantholder, as applicable. See the section entitled “The Contribution Proposal — Interests of ARWA’s Directors and Officers in the Transactions.”

ARWA’s units, ordinary shares, rights and warrants are currently listed on the Nasdaq Capital Market under the symbols “ARWAU,” “ARWA,” “ARWAR” and “ARWAW,” respectively. VivoPower intends to apply to list its ordinary shares on the Nasdaq Capital Market under the symbol “VVPR” in connection with the closing of the Transactions. We cannot assure you that VivoPower’s ordinary shares will be approved for listing on Nasdaq.

VivoPower is an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in VivoPower’s securities involves a high degree of risk. See “Risk Factors” beginning on page 29 for a discussion of information that should be considered in connection with an investment in VivoPower’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Your vote is very important. If you are a registered shareholder or warrantholder, please submit proxies to have your shares or warrants, as applicable, voted as soon as possible using one of the following methods to ensure that your vote is counted. Regardless of whether you expect to attend the applicable extraordinary general meeting(s) in person, we urge you to carefully read this proxy statement/prospectus and complete, sign, date and submit the enclosed proxy card without delay. If you hold your shares or warrants in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares or warrants, as applicable, are represented and voted at the applicable extraordinary general meeting(s).

Sincerely,

Kevin T. Chin
[●], 2016	Chairman of the Board and Chief Executive Officer

This proxy statement/prospectus is dated [●], 2016, and is first being mailed to shareholders and warrantholders of ARWA on or about [●], 2016.

AROWANA INC.
Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2016

TO THE SHAREHOLDERS OF AROWANA INC.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders of Arowana Inc. (“ARWA”), a Cayman Islands exempted company, will be held at 10:00 a.m. eastern time, on December 15, 2016, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

(1)

to consider and vote upon a proposal to adopt the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 and November 15, 2016, by and among ARWA, Arowana International Limited (“AWN”), a company listed on the Australian Securities Exchange and an affiliate of certain officers, directors and shareholders of ARWA, and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”) (as may be further amended, the “Contribution Agreement”), which, among other things, provides for ARWA to contribute to VivoPower the funds held in the trust account that holds the proceeds of its initial public offering, less certain expenses, in exchange for ordinary shares of VivoPower, and to approve the business combination contemplated by such agreement – we refer to this proposal as the “Contribution Proposal”;

(2)

to consider and vote upon a proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the transactions contemplated by the Contribution Agreement (the “Transactions”) — we refer to this proposal as the “Dissolution Proposal”;

(3)

to consider and vote upon a proposal to approve a discretionary management incentive plan, providing for the issuance of equity by VivoPower and MidCo, a wholly owned subsidiary of VivoPower, to employees and directors of VivoPower and its subsidiaries — we refer to this proposal as the “Incentive Plan Proposal”; and

(4)

to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, ARWA is not authorized to consummate the Transactions or the closing conditions under the Contribution Agreement are not met — we refer to this proposal as the “Shareholder Adjournment Proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of ARWA ordinary shares at the close of business on November 18, 2016 are entitled to notice of the extraordinary general meeting and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

After careful consideration, ARWA’s board of directors has determined that the Contribution Proposal, the Dissolution Proposal, the Incentive Plan Proposal and the Shareholder Adjournment Proposal are fair to and in the best interests of ARWA and its shareholders, has approved the Contribution Agreement and unanimously recommends that you vote or give instruction to vote “FOR” the Contribution Proposal, “FOR” the Dissolution Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Shareholder Adjournment Proposal, if presented.

All ARWA shareholders are cordially invited to attend the extraordinary general meeting in person. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of ARWA ordinary shares, you may also cast your vote in person at the extraordinary general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the extraordinary meeting and vote in person, obtain a proxy from your broker or bank.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

Kevin T. Chin
Chairman of the Board and Chief Executive Officer

[●], 2016

This proxy statement/prospectus is dated [●], 2016 and is first being mailed to Arowana Inc. shareholders on or about [●], 2016.

AROWANA INC.
Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

NOTICE OF EXTRAORDINARY GENERAL MEETING OF WARRANTHOLDERS TO BE HELD ON DECEMBER 15, 2016

TO THE WARRANTHOLDERS OF AROWANA INC.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of warrantholders of Arowana Inc. (“ARWA”), a Cayman Islands exempted company, will be held at 9:30 a.m. eastern time, on December 15, 2016, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

(1)

to consider and vote upon an amendment to the warrant agreement that governs all of ARWA’s warrants (the “warrant amendment”) to provide that, upon consummation of the transactions contemplated by the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 and November 15, 2016 (as may be further amended, the “Contribution Agreement”), by and among ARWA, Arowana International Limited (“AWN”), a company listed on the Australian Securities Exchange and an affiliate of certain officers, directors and shareholders of ARWA, and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”), each outstanding ARWA warrant will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower – we refer to this proposal as the “Warrant Amendment Proposal”; and

(2)

to consider and vote upon a proposal to adjourn the extraordinary general meeting of public warrantholders to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve the Warrant Amendment Proposal — we refer to this proposal as the “Warrantholder Adjournment Proposal”.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of ARWA warrants at the close of business on November 18, 2016 are entitled to notice of the extraordinary general meeting and to vote and have their votes counted at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

After careful consideration, ARWA’s board of directors has determined that the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal are fair to and in the best interests of ARWA and its warrantholders and unanimously recommends that you vote or give instruction to vote “FOR” the Warrant Amendment Proposal and “FOR” the Warrantholder Adjournment Proposal, if presented. For the avoidance of doubt, warrantholders will have no power to adjourn the extraordinary general meeting of shareholders scheduled for the same day.

All ARWA warrantholders are cordially invited to attend the extraordinary general meeting in person. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of ARWA warrants, you may also cast your vote in person at the extraordinary general meeting. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the extraordinary meeting and vote in person, obtain a proxy from your broker or bank.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

Kevin T. Chin
Chairman of the Board and Chief Executive Officer

[●], 2016

This proxy statement/prospectus is dated [●], 2016 and is first being mailed to Arowana Inc. warrantholders on or about [●], 2016.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS	1
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	2
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS	10
The Parties	10
Emerging Growth Company	10
The Contribution Proposal	11
Opinion of Financial Advisor to the Board of Directors of ARWA	13
The Dissolution Proposal	13
The Incentive Plan Proposal	13
The Shareholder Adjournment Proposal	13
The Warrant Amendment Proposal	13
The Warrant Adjournment Proposal	14
ARWA Initial Shareholders	14
Date, Time and Place of Extraordinary General Meeting of ARWA’s Shareholders and Warrantholders	14
Voting Power; Record Date	14
Quorum and Vote for the Extraordinary General Meeting of Shareholders	15
Vote for the Extraordinary General Meeting of Warrantholders	15
Conversion Rights	15
Appraisal Rights	16
Proxy Solicitation	16
Interests of ARWA’s Directors and Officers in the Transactions	16
Recommendation to Shareholders and Warrantholders	19
Conditions to Closing the Transactions	19
Waiver	20
Termination	21
Regulatory Matters	21
Risk Factors	21
SELECTED HISTORICAL FINANCIAL INFORMATION	22
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	27
COMPARATIVE PER SHARE DATA	28
RISK FACTORS	29
Risks Related to VivoPower’s Business and Operations Following the Transactions	29
Risks Related to Our Operations	32
Risks Related to an Investment in Our Ordinary Shares	37
Risks Related to the Transactions	38
Risks Related to Investing in an English Company	43
FORWARD-LOOKING STATEMENTS	46
EXTRAORDINARY GENERAL MEETING OF ARWA SHAREHOLDERS AND EXTRAORDINARY GENERAL MEETING OF ARWA WARRANTHOLDERS	47
General	47
Date, Time and Place	47
Purpose of the Extraordinary General Meeting of Shareholders	47
Purpose of the Extraordinary General Meeting of Warrantholders	47
Recommendation of ARWA Board of Directors	47
Record Date; Who is Entitled to Vote	48
Quorum	48
Abstentions and Broker Non-Votes	48
Vote Required	48
Voting Your Shares or Warrants	48
Revoking Your Proxy	49
Who Can Answer Your Questions About Voting Your Shares	49
Conversion Rights	49

i

Appraisal Rights	51
Proxy Solicitation Costs	51
ARWA Initial Shareholders	51
THE CONTRIBUTION PROPOSAL	53
Structure of the Transactions	53
Headquarters; Stock Symbols	53
Background of the Transactions	53
ARWA’s Board of Directors’ Reasons for Approval of the Transactions	57
Satisfaction of 80% Test	58
Interests of ARWA’s Directors and Officers in the Transactions	59
Opinion of Financial Advisor to the Board of Directors of ARWA	61
Material Federal Income Tax Consequences of the Transactions to ARWA and Its Securityholders	66
Material UK Tax Consequences of Owning, Holding and Disposing of VivoPower Shares	67
Anticipated Accounting Treatment	69
Regulatory Matters	69
Required Vote	69
THE CONTRIBUTION AGREEMENT	70
Closing and Effective Time of the Transactions	70
Representations and Warranties	70
Covenants	71
Lock-Up Agreements; Escrow	74
Conditions to Closing the Transactions	74
Waiver	75
Termination	75
Effect of Termination	76
Fees and Expenses	76
Confidentiality; Access to Information	76
Amendments	76
Governing Law; Consent to Jurisdiction	76
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	77
The Transactions	78
THE DISSOLUTION PROPOSAL	92
General	92
Reporting Requirements	92
Trading of ARWA’s Securities	92
Regulatory Approvals	93
Appraisal Rights	93
Required Vote	93
INCENTIVE PLAN PROPOSAL	94
General	94
Description of Incentive Plan	94
New Plan Benefits	96
Required Vote	96
THE SHAREHOLDER ADJOURNMENT PROPOSAL	97
Consequences If the Shareholder Adjournment Proposal Is Not Approved	97
Required Vote	97
THE WARRANT AMENDMENT PROPOSAL	98
Certain Effects of the Approval of the Warrant Amendment Proposal	98
Required Vote	98
THE WARRANTHOLDER ADJOURNMENT PROPOSAL	99
Consequences if the Warrantholder Adjournment Proposal is Not Approved	99
Required Vote	99
OTHER INFORMATION RELATED TO ARWA	100
Introduction	100

Fair Market Value of Target Business	101
Liquidation if No Business Combination	101
Facilities	102
Employees	102
Directors and Executive Officers	102
Legal Proceedings	104
Periodic Reporting and Audited Financial Statements	104
ARWA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations	104
Independent Auditors’ Fees	106
Code of Ethics	107
BUSINESS OF VIVOPOWER	108
Overview	108
Current Offering	108
Future Offerings may include:	108
History and Corporate Structure	110
Industry Background	110
Energy Markets	110
Electrification of Energy Markets and Energy Storage	110
Solar Photovoltaic (PV) Electricity Generation	111
Solar – A Massive Energy Source	111
Solar – Environmental and Health Benefits	112
Solar Photovoltaic – Increases in Efficiency and Reductions in Cost	112
Key Drivers of Demand for Solar PV	114
Electric Power Grid	115
Vivopower’s Strength	123
Employees	126
Properties	127
Legal Proceedings	127
VIVOPOWER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	128
Overview	127
Critical Accounting Policies	127
Description of the Group	128
Recent Events	129
Results of operations	129
Financial condition, liquidity and capital resources	129
Trend information	130
Off-balance sheet arrangements	130
Disclosure of contractual obligations	130
VIVOPOWER AUSTRALIA’S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	131
Selected historical consolidated financial information	131
Overview	131
Description of the Group	131
Consolidated Statement of Profit or Loss and Other Comprehensive Income	132
Results Of Operations	133
Financial Condition, Liquidity and Capital Resources	135
Trend Information	135

Off-Balance Sheet Arrangements	135
Tabular Disclosure of Contractual Obligations	136
Critical Accounting Estimates and Judgments	136
AEVITAS’ MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	137
Selected historical consolidated financial information	137
Overview	137
Description of the Group	137
Statement of Profit or Loss and Other Comprehensive Income	138
Results of Operations	138
Financial Condition, Liquidity and Capital Resources	141
Trend Information	142
Off-Balance Sheet Arrangements	142
Tabular Disclosure of Contractual Obligations	143
Critical Accounting Estimates and Judgments	143
MANAGEMENT OF VIVOPOWER FOLLOWING THE TRANSACTIONS	144
Employees	145
Independence of Directors	145
Board Leadership Structure and Role in Risk Oversight	146
Meetings and Committees of the Board of Directors	146
Audit Committee Information	146
Nominating Committee Information	147
Compensation Committee Information	148
EXECUTIVE COMPENSATION	149
ARWA Executive Officer and Director Compensation	149
VivoPower Executive Officer and Director Compensation	149
BENEFICIAL OWNERSHIP OF SECURITIES	151
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	154
ARWA Related Person Policy	154
ARWA Related Person Transactions	154
VivoPower Related Person Policy and Related Person Transactions	155
VivoPower Related Person Policy	156
Section 16(a) Beneficial Ownership Reporting Compliance	156
DESCRIPTION OF VIVOPOWER SECURITIES	157
General	157
Shareholder Authorities	157
Key Provisions in our Articles of Association	157
Objects and Purposes	157
Differences in Corporate Law	162
Other U.K. Law Considerations	168
Shareholder Rights	170
U.K. City Code on Takeovers and Mergers	170
History of Security Issuances	171
Transfer Agent and Registrar	171
Listing	171
PRICE RANGE OF ARWA SECURITIES AND DIVIDENDS	172
Market Price of Units, Ordinary Shares, Rights and Warrants	172
Holders	172
APPRAISAL RIGHTS	173
SHAREHOLDER PROPOSALS	173
OTHER SHAREHOLDER COMMUNICATIONS	173
EXPERTS	173
DELIVERY OF DOCUMENTS TO SHAREHOLDERS	173
WHERE YOU CAN FIND MORE INFORMATION	174
INDEX TO FINANCIAL STATEMENTS	175

Note: Unless otherwise indicated, all references to “$” in this proxy statement/prospectus refer to United States dollars.

SPECIAL NOTE REGARDING CONVERSION RIGHTS

PURSUANT TO ARWA’S SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION, ARWA IS PROVIDING ITS PUBLIC SHAREHOLDERS WITH THE OPPORTUNITY TO ELECT TO HAVE ALL OR A PORTION OF THEIR ORDINARY SHARES OF ARWA REPURCHASED AT A PER-SHARE REPURCHASE PRICE, PAYABLE IN CASH, EQUAL TO THE AGGREGATE AMOUNT THEN ON DEPOSIT IN THE TRUST ACCOUNT AS OF TWO BUSINESS DAYS PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS, INCLUDING INTEREST THEN HELD IN THE TRUST ACCOUNT, DIVIDED BY THE NUMBER OF THEN OUTSTANDING ORDINARY SHARES THAT WERE SOLD AS PART OF THE UNITS IN ARWA’S INITIAL PUBLIC OFFERING, SUBJECT TO THE LIMITATIONS DESCRIBED HEREIN. REFERENCES THROUGHOUT THIS PROXY STATEMENT/PROSPECTUS TO CONVERSIONS, DEMANDING TO CONVERT, EXERCISING CONVERSION RIGHTS, CONVERSION PRICE, AND SIMILAR, SHALL MEAN AND TAKE EFFECT AS REPURCHASES, ELECTING TO REPURCHASE, EXERCISING REPURCHASE RIGHTS, REPURCHASE PRICE, AND SIMILAR, AS DESCRIBED ABOVE. ALL SUCH CONVERSIONS SHALL TAKE EFFECT AS REPURCHASES AS A MATTER OF CAYMAN ISLANDS LAW IN ACCORDANCE WITH THE TERMS AND PROCEDURES SET OUT IN ARWA’S SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO CASH. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE CONTRIBUTION PROPOSAL AND DEMAND THAT ARWA CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE CONTRIBUTION PROPOSAL BY TENDERING YOUR SHARES TO ARWA’S TRANSFER AGENT PRIOR TO THE VOTE AT THE MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE TRANSACTIONS ARE NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE THE SECTION ENTITLED “EXTRAORDINARY GENERAL MEETING OF ARWA SHAREHOLDERS AND EXTRAORDINARY GENERAL MEETING OF ARWA WARRANTHOLDERS — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

v

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

●	The parties to the Contribution Agreement are ARWA, VivoPower and AWN.

●

VivoPower is a wholly owned subsidiary of AWN. VivoPower is a global next generation solar power company that operates a build, transfer, operate (“BTO”) model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation (“DG”) power and manage data driven energy services for commercial, industrial and government (“CIG”) customers. See the section entitled “Business of VivoPower.”

●

Pursuant to the Contribution Agreement, ARWA will contribute to VivoPower the funds held in the trust account that holds the proceeds of its initial public offering and the Contributions (as defined below), less certain expenses, amounts used to pay ARWA public shareholders who properly exercise their conversion rights in connection with the vote to approve the Contribution Proposal and reserves for liquidation and dissolution expenses (the “Contribution Amount”), in exchange for ordinary shares of VivoPower. See the section entitled “The Contribution Proposal — Structure of the Transaction.”

●

Pursuant to the Contribution Agreement, ARWA warrantholders will be asked to consider and vote on a proposal to approve and consent to amend the terms of the warrant agreement governing ARWA’s outstanding warrants to provide that, upon consummation of the Transactions, each of ARWA’s outstanding warrants, which entitle the holder thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower. See the section entitled “The Warrant Amendment Proposal.”

●

It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment will constitute approximately 44.8% of the issued share capital of VivoPower after the Transactions assuming ARWA public shareholders seek conversion of the maximum of 5,985,448 shares as provided by the Contribution Agreement (after taking into account the public shares converted in connection with the Extension, as described below). To the extent that fewer ARWA public shareholders seek conversion of their public shares, ARWA will use the excess capital in the trust fund to purchase additional shares of VivoPower from VivoPower. To the extent that ARWA shareholders seek conversion of fewer than 2,590,648 public shares, VivoPower will in turn utilize those funds to repurchase a like number of VivoPower shares from AWN. It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment if no further holders of public shares seek conversion rights will be approximately 71.2% of the issued share capital of VivoPower after the Transactions. See the section entitled “The Contribution Proposal — Structure of the Transactions.”

●

In connection with the Transactions, VivoPower will acquire certain businesses, including VivoPower Pty Ltd (“VivoPower Australia”) and Aevitas O Holdings Pty Ltd (“OptionCo”). The consummation of these acquisitions, which we refer to herein as the “contingent acquisitions,” is conditional on the closing of the Transactions. The consummation of the Transactions is conditional on all other conditions to the closing of these acquisitions being satisfied or waived and the parties thereto being ready, willing and able to consummate these acquisitions as soon as practical after the closing of the Transactions. As soon as practical after the closing of the Transactions and the contingent acquisitions, OptionCo will acquire over 99% of the ordinary shares of Aevitas Group Limited (“Aevitas”). See the section entitled “The Contribution Agreement – Conditions to Closing the Transactions” for further information.

●

In addition to voting on the Transactions, the shareholders of ARWA will vote on a proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the Transactions, including the Contribution and subsequent distribution of the VivoPower shares ARWA will receive in such Contribution. Shareholders of ARWA also will vote on a discretionary management incentive plan (the “Incentive Plan”), providing for the issuance of equity by VivoPower and MidCo, a subsidiary of VivoPower, to employees and directors of VivoPower and its subsidiaries. See the sections entitled “The Dissolution Proposal” and “The Incentive Plan Proposal.”

●

On November 3, 2016, ARWA obtained approval from its shareholders for an extension of the date by which it must complete an initial business combination from November 6, 2016 to January 9, 2017 (the “Extension”). In connection with the Extension, holders of 141,752 public shares elected to convert their shares into a pro rata portion of the trust account. Because the Extension was approved, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account (the “Contributions”). As a result, public shareholders will receive between $10.225 and $10.2533 per public share if they elect to exercise their conversion rights in connection with the Transactions (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated. The first such Contribution, in the aggregate amount of $203,456, was made on November 7, 2016.

●

The Contribution Agreement provides that either ARWA or VivoPower may terminate the agreement if the Transactions are not consummated by June 30, 2017. Notwithstanding this provision of the Contribution Agreement, under ARWA’s second amended and restated memorandum and articles of association, ARWA may not consummate the Transactions after January 9, 2017, unless a further extension of such deadline is approved by ARWA’s shareholders. The Contribution Agreement also may be terminated by either ARWA or VivoPower if ARWA’s public shareholders do not approve the Contribution Proposal, if holders of more than 5,985,448 of ARWA’s public shares validly exercise their conversion rights (after taking into account the public shares converted in connection with the Extension), if AWN’s shareholders do not approve the Transactions or upon material breach by the other party, among other reasons. See the section entitled “The Contribution Agreement — Termination.”

●

After the Transactions, the directors of VivoPower will be Kevin Chin, Gary Hui, Dr. Philip Comberg, Edward Hyams and Peter Sermol. After the transactions, Edward Hyams and Peter Sermol will be considered independent directors under the rules of Nasdaq. A sixth and seventh director also will be appointed, to be finalized and disclosed in due course following the transactions. See the section entitled “Management of VivoPower Following the Transactions.”

●

Upon completion of the Transactions, the executive officers of VivoPower will be Dr. Philip Comberg, David Pilotte and Carl Weatherley-White. See the section entitled “Management of VivoPower Following the Transactions.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/prospectus?	A.

ARWA, AWN and VivoPower have agreed to a business combination under the terms of the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 November 15, 2016, that is described in this proxy statement/prospectus. This agreement is referred to as the “Contribution Agreement.” A copy of the Contribution Agreement, including the amendments thereto, is attached to this proxy statement/prospectus as Annex A, and ARWA encourages its shareholders and warrantholders to read it in its entirety. ARWA’s shareholders are being asked to consider and vote upon a proposal to adopt the Contribution Agreement, which, among other things, provides for ARWA to contribute to VivoPower the Contribution Amount in exchange for ordinary shares of VivoPower, and to approve the Transactions contemplated by the Contribution Agreement. The Transactions constitute a “business combination” as defined under ARWA’s second amended and restated memorandum and articles of association.

In addition to voting on the Transactions contemplated by the Contribution Agreement, the shareholders of ARWA will vote on a proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the Transactions, including the Contribution and subsequent distribution of the VivoPower shares ARWA will receive in such Contribution. Shareholders of ARWA also will vote on the Incentive Plan, which provides for the issuance of equity by VivoPower and MidCo to employees and directors of VivoPower and its subsidiaries. See the sections entitled “The Dissolution Proposal” and “The Incentive Plan Proposal.”

ARWA’s warrantholders are also being asked to consider and vote on a proposal to approve and consent to amend the terms of the warrant agreement governing ARWA’s outstanding warrants to provide that, upon consummation of the Transactions, each of ARWA’s outstanding warrants, which entitle the holders thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower. See the section entitled “The Warrant Amendment Proposal.”

In addition to the foregoing proposals, the shareholders and warrantholders may also be asked to consider and vote upon a proposal to adjourn their respective meetings to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meetings, ARWA would not have been authorized to consummate the Transactions or the closing conditions under the Contribution Agreement would not have been met (because, for example, (i) the Contribution Proposal would not have been approved, (ii) more than 5,985,448 of the holders of the public shares would have properly elected to convert their public shares into cash (after taking into account the public shares converted in connection with the Extension) or (iii) the Warrant Amendment Proposal would not have been approved). See the sections entitled “The Shareholder Adjournment Proposal” and “The Warrantholder Adjournment Proposal.”

ARWA will hold the extraordinary general meeting of its shareholders and the extraordinary general meeting of its warrantholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Transactions and the other matters to be acted upon at the extraordinary general meetings. Shareholders and warrantholders should read it carefully.

The vote of shareholders and warrantholders is important. Shareholders and warrantholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	I am an ARWA rightholder. Why am I receiving this proxy statement/prospectus?	A.

As a holder of ARWA rights, you will be entitled to receive one-tenth of one ordinary share of ARWA upon consummation by ARWA of the Transactions. Accordingly, you will participate in the distribution of the VivoPower ordinary shares when and if they are distributed by ARWA to its shareholders and warrantholders following consummation of the Transactions. This proxy statement/prospectus includes important information about VivoPower and the business of VivoPower and its subsidiaries following consummation of the Transactions.  We urge you to read the information contained in this proxy statement/prospectus carefully.

Q.	Why is ARWA proposing the business combination?	A.	ARWA was incorporated to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

ARWA completed its initial public offering of units, with each unit consisting of one ordinary share, one warrant and one right convertible into one-tenth of one ordinary share upon the consummation of a business combination, on May 6, 2015, and closed on the sale of the units subject to overallotment on May 12, 2015, raising total gross proceeds of approximately $82,800,000. Since the initial public offering, ARWA’s activity has been limited to the evaluation of business combination candidates.

VivoPower is a global next generation solar power company that operates a BTO model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell DG power and manage data driven energy services for CIG customers.

Based on its due diligence investigations of VivoPower and the industry in which it operates, including the financial and other information provided by VivoPower in the course of their negotiations, ARWA believes that a business combination with VivoPower will provide ARWA shareholders with an opportunity to participate in a company with significant growth potential. However, there is no assurance of this. See the section entitled “The Contribution Proposal — ARWA’s Board of Directors’ Reasons for Approval of the Transactions.”

Q.	Why is ARWA holding an extraordinary general meeting of warrantholders?	A.

At the extraordinary general meeting of warrantholders, ARWA will ask holders of its warrants, including ARWA’s officers, directors, initial shareholders and affiliates, to approve and consent to amend the terms of the warrant agreement governing ARWA’s outstanding warrants, to provide that, upon consummation of the Transactions, each of ARWA’s outstanding warrants, which entitle the holder thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower (the “Warrant Amendment Proposal”). If the Transactions are not completed, the warrant amendment will not become effective, even if the warrantholders have approved the Warrant Amendment Proposal. Approval of the Warrant Amendment Proposal is a condition to consummation of the Transactions.

In addition, at the extraordinary general meeting of warrantholders, holders of warrants will also be asked to approve a proposal to adjourn the extraordinary general meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve the Warrant Amendment Proposal. This is referred to herein as the Warrantholder Adjournment Proposal. This proposal will only be presented at the extraordinary general meeting of warrantholders if there are not sufficient votes to approve the Warrant Amendment Proposal.

Q.	Why is ARWA proposing the Warrant Amendment Proposal?	A.

ARWA is proposing the Warrant Amendment Proposal because VivoPower is not able to assume the ARWA warrants upon consummation of the Transactions under the laws of its jurisdiction of incorporation. Furthermore, the parties believe that amending the warrants in this fashion will leave VivoPower with a more simplified capital structure upon consummation of the Transactions. If the Transactions are not completed, the warrant amendment will not become effective, even if the warrantholders have approved the Warrant Amendment Proposal. Under the terms of the warrant agreement governing ARWA’s warrants, approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding warrants as of the record date.

Q.	Why is ARWA proposing the Dissolution Proposal?	A.

If the Contribution Proposal is approved and the Transactions are consummated, ARWA will have completed its initial business combination transaction by contributing to VivoPower all of the cash held in the trust account, less certain expenses, amounts due to public shareholders who properly exercise their conversion rights and reserves for liquidation and dissolution expenses, in exchange for VivoPower ordinary shares. ARWA will then distribute the VivoPower ordinary shares it receives to its shareholders (by way of a dividend, subject to applicable laws) and warrantholders, at which time it will have no further business or assets. ARWA’s board of directors has determined that dissolving ARWA as a legal entity after completion of the Transactions and subsequent distribution is in the best interests of ARWA shareholders.

Q.	Do I have conversion rights?	A.

If you are a holder of public shares, you have the right to demand that ARWA convert such shares into cash provided that you vote either for or against the Contribution Proposal. We sometimes refer to these rights to demand conversion of the public shares into a pro rata portion of the cash held in ARWA’s trust account as “conversion rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will be restricted from seeking conversion rights with respect to 20% or more of the public shares. Accordingly, all public shares in excess of 20% held by a public shareholder will not be converted to cash.

Under ARWA’s second amended and restated memorandum and articles of association, the Transactions may only be consummated if ARWA has net tangible assets of at least $5,000,001 upon such consummation. ARWA estimates that this condition will be met if holders of no more than 7,648,051 of the public shares properly demand conversion of their shares into cash (after taking into account the public shares converted in connection with the Extension). However, pursuant to the Contribution Agreement, it is a condition to closing the Transactions that holders of no more than 5,985,448 of the public shares exercise their conversion rights (after taking into account the public shares converted in connection with the Extension). All of the parties to the Contribution Agreement must agree to waive this condition.

Q.	How do I exercise my conversion rights?	A.

If you are a holder of public shares and wish to exercise your conversion rights, you must (i) affirmatively vote either for or against the Contribution Proposal and (ii) demand that ARWA convert your shares into cash no later than the time the vote is taken with respect to the Contribution Proposal by delivering your stock to ARWA’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) system prior to the vote at the meeting. Any holder of public shares voting for or against the Contribution Proposal will be entitled to demand that his shares be converted for a full pro rata portion of the amount then in the trust account, or between $10.225 and $10.2533 per share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated. Such amount will be paid promptly upon consummation of the Transactions. However, under Cayman Islands law, the proceeds held in the trust account could be subject to claims which could take priority over those of ARWA’s public shareholders exercising conversion rights, regardless of whether such holders vote for or against the Contribution Proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Contribution Proposal will have no impact on the amount you will receive upon exercise of your conversion rights.

Q.	How do I exercise my conversion rights?	A.

If you are a holder of public shares and wish to exercise your conversion rights, you must (i) affirmatively vote either for or against the Contribution Proposal and (ii) demand that ARWA convert your shares into cash no later than the time the vote is taken with respect to the Contribution Proposal by delivering your stock to ARWA’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) system prior to the vote at the meeting. Any holder of public shares voting for or against the Contribution Proposal will be entitled to demand that his shares be converted for a full pro rata portion of the amount then in the trust account, or between $10.225 and $10.2533 per share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated. Such amount will be paid promptly upon consummation of the Transactions. However, under Cayman Islands law, the proceeds held in the trust account could be subject to claims which could take priority over those of ARWA’s public shareholders exercising conversion rights, regardless of whether such holders vote for or against the Contribution Proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Contribution Proposal will have no impact on the amount you will receive upon exercise of your conversion rights.

Any request for conversion, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Contribution Proposal at the extraordinary general meeting. If you deliver your shares for conversion to ARWA’s transfer agent and later decide prior to the extraordinary general meeting not to elect conversion, you may request that ARWA’s transfer agent return the shares (physically or electronically). You may make such request by contacting ARWA’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of conversion rights must be received by ARWA’s proxy solicitor, Morrow Sodali, prior to the vote taken on the Contribution Proposal at the extraordinary general meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the meeting.

If a holder of public shares votes for or against the Contribution Proposal and demand is properly made by delivering the shares as described above, then, if the transactions are consummated, ARWA will convert these shares into a pro rata portion of funds deposited in the trust account. If you exercise your conversion rights, then you will be exchanging your ordinary shares of ARWA for cash and will not be entitled to VivoPower ordinary shares upon consummation of the Transactions.

If you are a holder of public shares and you exercise your conversion rights, it will not result in the loss of any ARWA rights or warrants that you may hold.

Q.	Do I have appraisal rights if I object to the proposed Transactions?	A.	No. Neither ARWA shareholders, ARWA warrantholders nor ARWA rights holders have appraisal rights in connection with the Transactions.

Q.	What happens to the funds deposited in the trust account after consummation of the Transactions?	A.

Of the net proceeds of ARWA’s initial public offering and the private placements, a total of $84,456,000 was placed in the trust account immediately following the initial public offering. After taking into account the conversions in connection with the Extension, and assuming all of the Contributions are made and all of the interest earned on the trust account is withdrawn for payment of ARWA’s tax liabilities and for working capital, the total amount in the trust account immediately prior to the Transactions is expected to be approximately $83,444,169. After consummation of the Transactions, the funds in the trust account will be contributed to VivoPower in exchange for ordinary shares of VivoPower, less certain amounts to pay holders of the public shares who exercise conversion rights and to pay expenses incurred in connection with the Transactions, including to repay the Contributions.

Q.	What happens if the Contribution Proposal is approved and a substantial number of public shareholders exercise their conversion rights?	A.

Pursuant to ARWA’s second amended and restated memorandum and articles of association, all ARWA public shareholders may vote in favor of the business combination and exercise their conversion rights; provided that ARWA may not consummate the business combination if it has less than $5,000,001 of net tangible assets upon consummation of the Transactions. However, pursuant to the Contribution Agreement, it is a condition to closing the Transactions that holders of no more than 5,985,448 of the public shares exercise their conversion rights (after taking into account the public shares converted in connection with the Extension). All of the parties to the Contribution Agreement must agree to waive this condition.

Q.	What happens if the Transactions are not consummated?	A.

If Transactions are not consummated and ARWA is unable to consummate a business combination by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to its second amended and restated memorandum and articles of association. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account (including the Contributions) calculated as of the date that is two days prior to the distribution date. Prior to such distribution, ARWA would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the public shareholders with respect to amounts that are owed to them. ARWA cannot assure you that it will properly assess all claims that may be potentially brought against it.

Q.	When do you expect the Transactions to be completed?	A.

It is currently anticipated that the Transactions will be consummated promptly following the ARWA extraordinary general meetings which are set for December 15, 2016; however, such meetings could be adjourned, as described above. For a description of the conditions for the completion of the Transactions, see the section entitled “The Contribution Agreement — Conditions to the Closing of the Transactions.”

Q.	What do I need to do now?	A.

ARWA urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the transactions will affect you as a shareholder, warrantholder and/or rightholder of ARWA. Shareholders and warrantholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy cards.

Q.	How do I vote?	A.

If you are a holder of record of ARWA ordinary shares or warrants on the record date, you may vote in person at the extraordinary general meetings or by submitting a proxy for the extraordinary general meetings. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or warrants or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?	A.

No. Your broker, bank or nominee cannot vote your shares or warrants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?	A.

Yes. Shareholders and warrantholders may send a later-dated, signed proxy card to ARWA’s proxy solicitor at the address set forth below so that it is received by ARWA’s proxy solicitor prior to the vote at the extraordinary general meeting or attend the extraordinary general meeting in person and vote. Shareholders and warrantholders also may revoke their proxy by sending a notice of revocation to ARWA’s proxy solicitor, which must be received by ARWA’s proxy solicitor prior to the vote at the extraordinary general meeting.

Q.	What happens if I fail to take any action with respect to the meetings?	A.

If you are a shareholder and you fail to take any action with respect to the shareholder meeting and the Transactions are approved by shareholders and consummated, you will become a shareholder of VivoPower. If you fail to take any action with respect to the shareholder meeting and the Transactions are not approved, you will continue to be a shareholder of ARWA.

If you are a warrantholder and you fail to take any action with respect to the warrantholder meeting and the Warrant Amendment Proposal is approved by warrantholders, you will become a shareholder of VivoPower. If you fail to take any action with respect to the warrantholder meeting and the Warrant Amendment Proposal is not approved, you will continue to be a warrantholder of ARWA. Approval of the Warrant Amendment Proposal is a condition to the consummation of the Transactions. If ARWA does not consummate the Transactions or another initial business combination by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to its second amended and restated memorandum and articles of association. In such event, the warrants will expire worthless.

Q.	What should I do with my share, warrant and/or rights certificates?	A.

ARWA warrantholders, rights holders and those shareholders who do not elect to have their ARWA shares converted into the pro rata share of the trust account should not submit their certificates now. ARWA shareholders who exercise their conversion rights must deliver their share certificates to ARWA’s transfer agent (either physically or electronically) prior to the vote at the meeting.

Q.	What should I do if I receive more than one set of voting materials?	A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ARWA shares and/or warrants.

Q.	Who can help answer my questions?	A.	If you have questions about the transactions or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia
Tel: +612-8083-9800

Email: investor.relations@arowanaco.com

or:

Morrow Sodali

470 West Avenue

Stamford CT 06902

Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email: ARWA.info@morrowco.com

You may also obtain additional information about ARWA from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to ARWA’s transfer agent at the address below prior to the vote at the extraordinary general meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meetings, including the Transactions, you should read this entire document carefully, including the Contribution Agreement attached as Annex A to this proxy statement/prospectus. The Contribution Agreement is the legal document that governs the Transactions that will be undertaken. It is also described in detail in this proxy statement/prospectus in the section entitled “The Contribution Agreement.”

The Parties

ARWA

Arowana Inc. is a blank check company incorporated to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. ARWA was incorporated under the laws of the Cayman Islands on October 1, 2014.

On May 6, 2015, ARWA closed its initial public offering of 7,200,000 units, with each unit consisting of one ordinary share, one right to receive one-tenth of one ordinary share upon consummation of an initial business combination and one redeemable warrant entitling the holder to purchase one-half of one ordinary share at a price of $12.50 per full share commencing on the completion of an initial business combination. On May 12, 2015, ARWA consummated the sale of an additional 1,080,000 units which were subject to an over-allotment option granted to the underwriter of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $82,800,000. Simultaneously with the consummation of the initial public offering, ARWA consummated the private sale of 455,000 units to its initial shareholders and/or their affiliates at $10.00 per unit for an aggregate purchase price of $4,550,000. Simultaneously with the consummation of the overallotment, ARWA consummated a private placement of an additional 54,000 units (“private units”) to its initial shareholders and/or their affiliates generating gross proceeds of $540,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to ARWA from the offering and private placements were $85,111,186, of which $84,456,000 was deposited into the trust account and the remaining proceeds became available for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-199591) that became effective on April 30, 2015. In addition, because the Extension was approved, a Contribution of $203,456 was deposited in the trust account on November 7, 2016, and additional Contributions of $203,456 and $27,127 will be deposited in the trust account on December 7, 2017 and January 6, 2017, respectively, if the Transactions are not consummated prior to such dates.

ARWA units, ordinary shares, warrants and rights are listed on Nasdaq under the symbols ARWAU, ARWA, ARWAW and ARWAR, respectively.

The mailing address of ARWA’s principal executive office is Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia and its telephone number is +612-8083-9800. After the consummation of the Transactions (and assuming approval of the Dissolution Proposal), ARWA will cease to exist.

VivoPower

VivoPower International PLC, a public limited company incorporated under the laws of England, was formed on February 1, 2016.

VivoPower is a global next generation solar power company that operates a BTO model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell DG power and manage data driven energy services for commercial, industrial and government (“CIG”) customers.

The mailing address of VivoPower’s principal executive office is 23 Hanover Square, Mayfair, London W1S 1JB, United Kingdom. Its telephone number is +44 20 3714 8881.

AWN

Arowana International Limited, a company incorporated under the laws of Australia, was formed on January 22, 2003.

AWN is a company listed on the Australian Stock Exchange with operating subsidiaries and investments across a range of sectors in Australia, New Zealand, the U.S., the United Kingdom and South East Asia. AWN also manages the Arowana Australasian Value Opportunities Fund, an Australian Stock Exchange listed investment company, and the Arowana Australasian Special Situations Fund, a registered venture capital limited partnership.

The mailing address of AWN’s principal executive office is Level 11, 153 Walker Street, North Sydney NSW 2060, Australia. Its telephone number is +61 2 8083 9814.

Emerging Growth Company

Each of ARWA and VivoPower is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the Transactions, VivoPower will continue to be an “emerging growth company.” As emerging growth companies, ARWA and VivoPower are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. ARWA and VivoPower have irrevocably opted not to take advantage of such extended transition period, and will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

VivoPower could remain an emerging growth company until the last day of VivoPower’s fiscal year following the fifth anniversary of the consummation of the Transactions. However, if VivoPower’s non-convertible debt issued within a three-year period or its total revenues exceed $1 billion or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, VivoPower would cease to be an emerging growth company as of the following fiscal year.

The Contribution Proposal

The Contribution Agreement provides for ARWA to contribute to VivoPower the funds held in the trust account, less certain expenses, amounts used to pay ARWA shareholders who properly exercise their conversion rights and reserves for liquidation and dissolution expenses (the “Contribution Amount”), in exchange for ordinary shares of VivoPower.

Prior to the consummation of the Transactions, it is expected that VivoPower’s assets will consist primarily of the following two solar projects:

●

Innovative Solar 31, LLC (“NC-31”). NC-31 holds only limited intangible assets, including a 10-year power purchase agreement, interconnect agreement and land lease which will be constructed into a 34.2 megawatt (“MW”) AC solar project in Bladen County, North Carolina. NC-31 was acquired by VivoPower in July 2016.

●	Innovative Solar 47, LLC (“NC-47”), a 33.8 MW AC project currently under construction in Robeson County, North Carolina. NC-47 was acquired by VivoPower in August 2016.

In connection with the consummation of the Transactions, VivoPower will acquire 80.1% of VivoPower Australia and 100% of OptionCo. VivoPower Australia operates photovoltaic solar array projects in Australia. OptionCo is a non-operating entity that holds options over 99.9% of the ordinary shares in Aevitas.

As soon as practical after the consummation of the Transactions and the acquisitions of VivoPower Australia and OptionCo, OptionCo will acquire 99.9% of the ordinary shares of Aevitas through the exercise of the options held by it. Aevitas provides power services throughout Australasia. In addition, Aevitas owns approximately 19.9% of VivoPower Australia.

The structure resulting from the Transactions and the acquisitions of VivoPower Australia, OptionCo and Aevitas is illustrated in the following chart:

_________________

1.

VivoPower will act as the holding company. MidCo is a wholly owned subsidiary of VivoPower. All material indirect subsidiaries of VivoPower (other than project companies acquired by VivoPower in the ordinary course of its business as part of its build, transfer, operate model) are or will be wholly owned except as described in the notes below.

2.

VivoPower USA, LLC (“Vivo USA”) will cover VivoPower’s activities in the United States. Vivo USA is a wholly owned subsidiary of MidCo. NC-31 and NC-47 are indirect wholly owned subsidiaries of Vivo USA.

3.

VivoPower Australia will cover VivoPower’s activities in Australia and Asia. Approximately 80.1% of VivoPower Australia will be owned by MidCo and approximately 19.9% of VivoPower Australia will be owned by Aevitas. Approximately 99.9% of the ordinary shares of Aevitas will be owned by MidCo. Accordingly, MidCo will own, directly or indirectly, approximately 100% of VivoPower Australia as soon as the acquisition of Aevitas is completed.

It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment will be approximately 44.8% of the issued share capital of VivoPower after the Transactions assuming ARWA public shareholders seek conversion of the maximum of 5,985,448 shares as provided by the Contribution Agreement (after taking into account the public shares converted in connection with the Extension). To the extent that fewer ARWA public shareholders seek conversion of their public shares, ARWA will use the excess capital in the trust fund to purchase additional shares of VivoPower from VivoPower. To the extent that ARWA shareholders seek conversion of fewer than 2,590,648 public shares, VivoPower will in turn utilize those funds to repurchase a like number of VivoPower shares from AWN. It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment if no further holders of public shares seek conversion rights will be approximately 71.2% of the issued share capital of VivoPower after the Transactions.

ARWA’s outstanding rights entitle the holder to receive one-tenth of an ARWA ordinary share upon consummation of the business combination. Accordingly, ARWA’s outstanding rights will automatically convert into shares of ARWA upon consummation of the Transactions.

As soon as reasonably practicable after the closing of the Transactions, ARWA will distribute the VivoPower ordinary shares received as a result of the Contribution to ARWA’s shareholders (including those as a result of the ARWA rights converting into ARWA shares) and warrantholders. Thereafter, ARWA intends to dissolve and liquidate.

The holders of ARWA’s ordinary shares prior to its initial public offering (the “initial shareholders”) will not be able to sell any of the ordinary shares of VivoPower that they receive as a result of the Transactions until the day preceding the day that is twelve months after the consummation of the Transactions (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of the shares if the closing price of the VivoPower ordinary shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of the Transactions.

ARWA and VivoPower plan to complete the Transactions promptly after the ARWA extraordinary general meetings, provided that:

●	ARWA’s shareholders have approved the Contribution Proposal;

●	holders of no more than 5,985,448 of ARWA’s public shares have exercised their conversion rights (after taking into account the public shares converted in connection with the Extension);

●	ARWA’s warrantholders have approved the Warrant Amendment Proposal; and

●	the other conditions specified in the Contribution Agreement have been satisfied or waived.

After consideration of the factors identified and discussed in the section entitled “The Contribution Proposal — ARWA’s Board of Directors’ Reasons for Approval of the Transactions,” ARWA’s board of directors concluded that the Transactions met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of VivoPower had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Contribution Agreement.

Opinion of Financial Advisor to the Board of Directors of ARWA

In the portions of this proxy statement/prospectus referencing the opinion of Cassel Salpeter & Co., LLC (“Cassel Salpeter”), “True-up Sale,” “Make-even Sale,” “Distribution,” “Dissolution,” “Acquisitions,” “Related Transactions,” “Contribution” and “Transaction” have the meanings set forth in Cassel Salpeter’s written opinion, which is included as Annex D to this proxy statement/prospectus.

On August 9, 2016, Cassel Salpeter rendered its oral opinion to the ARWA board (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 9, 2016, (i) the fairness, from a financial point of view, to ARWA of the Contribution Amount to be paid by ARWA in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement and (ii) whether VivoPower had a fair market value equal to at least 80% of the value of ARWA’s trust fund.

The summary of the opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex D to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be or constitutes advice or a recommendation to any security holder as to how such security holder should act or vote with respect to any matter relating to the proposed Transaction or otherwise.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, (i) the Contribution Amount to be paid by ARWA in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement was fair, from a financial point of view, to ARWA and (ii) VivoPower, after giving effect to the Acquisitions, had a fair market value equal to at least 80% of the value of ARWA’s trust fund.  It did not address any other terms, aspects, or implications of the Transaction or the Agreement.  The opinion was addressed to the ARWA board for the use and benefit of the members of the ARWA board (in their capacities as such) in connection with the ARWA board’s evaluation of the Transaction.  Cassel Salpeter’s opinion was just one of the several factors the ARWA board took into account in making its determination to approve the Transaction.

The Dissolution Proposal

In addition to voting on the Transactions, the shareholders of ARWA will vote on a proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the Transactions, including the Contribution and subsequent distribution of the VivoPower shares ARWA will receive in such Contribution. See the section entitled “The Dissolution Proposal.”

The Incentive Plan Proposal

The shareholders of ARWA also will vote on a proposal to approve the Incentive Plan, which provides for the issuance of equity by VivoPower and MidCo to employees and directors of VivoPower and its subsidiaries. See the section entitled “The Incentive Plan Proposal.”

The Shareholder Adjournment Proposal

If, based on the tabulated vote, ARWA is not authorized to consummate the Transactions or the closing conditions under the Contribution Agreement are not met (because, for example, the Contribution Proposal is not approved, more than 5,985,448 of the holders of the public shares properly elect to convert their public shares into cash (after taking into account the public shares converted in connection with the Extension) or the Warrant Amendment Proposal has not been approved), ARWA’s board of directors may submit a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Shareholder Adjournment Proposal.”

The Warrant Amendment Proposal

ARWA warrantholders will be asked to consider and vote on a proposal to approve and consent to amend the terms of the warrant agreement governing ARWA’s outstanding warrants to provide that, upon consummation of the Transactions, each of ARWA’s outstanding warrants, which entitle the holder thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower. See the section entitled “The Warrant Amendment Proposal.”

The Warrant Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the extraordinary general meeting to approve the Warrant Amendment Proposal, ARWA’s board of directors may submit a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Warrantholder Adjournment Proposal.”

ARWA Initial Shareholders

As of the record date for the ARWA extraordinary general meeting of shareholders, ARWA’s initial shareholders beneficially owned and were entitled to vote an aggregate of 2,070,000 shares that were issued prior to ARWA’s initial public offering, which are referred to as the “insider shares,” of which 1,517,960 shares (or 73.3% of the initial shares) are beneficially owned by AWN’s officers and directors and 439,974 shares (or 21.3% of the initial shares) are beneficially owned by AWN and entities controlled by it. The initial shareholders also purchased an aggregate of 509,000 private units simultaneously with the consummation of ARWA’s initial public offering, of which 245,756 units (or 48.3% of the private units) are beneficially owned by AWN’s officers and directors and 116,036 units (or 22.8% of the private units) are beneficially owned by AWN and entities controlled by it. The insider shares and the ordinary shares underlying the private units held by the ARWA initial shareholders (including AWN, certain of AWN’s officers and directors and certain entities controlled by AWN) currently constitute approximately 24.1% of ARWA’s outstanding ordinary shares. In addition, (i) John C. Moore, a director of ARWA, purchased 10,000 public units in ARWA’s initial public offering, (ii) entities controlled by Kevin Chin, ARWA’s chairman of the Board and Chief Executive Officer, purchased 25,000 ARWA ordinary shares in the public market, and (iii) The Octagon Foundation, of which Mr. Chin is a director, purchased 119,000 ARWA ordinary shares in the public market.

In connection with the initial public offering, each of the ARWA initial shareholders agreed to vote the insider shares, the shares included in the private units, as well as any ordinary shares acquired in the aftermarket, in favor of the Contribution Proposal. The ARWA initial shareholders have also indicated that they intend to vote their shares and warrants in favor of all other proposals being presented at the meetings. The insider shares and shares included in the private units have no conversion rights in the event a business combination is not effected in the required time period and will be worthless if no business combination is effected by ARWA.

In connection with the initial public offering, the ARWA initial shareholders entered into an escrow agreement pursuant to which their insider shares are held in escrow and may not be transferred (subject to limited exceptions) until, with respect to 50% of the insider shares, the earlier of one year after the date of the consummation of an initial business combination and the date on which the closing price of our ordinary shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial business combination and, with respect to the remaining 50% of the insider shares, one year after the date of the consummation of an initial business combination, or earlier in each case if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Date, Time and Place of Extraordinary General Meeting of ARWA’s Shareholders and Warrantholders

The extraordinary general meeting of the shareholders of ARWA will be held at 10:00 a.m., Eastern time, on December 15, 2016, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, to consider and vote upon the Contribution Proposal, the Dissolution Proposal, the Incentive Plan Proposal and/or, if necessary, the Shareholder Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, ARWA is not authorized to consummate the Transactions or the closing conditions under the Contribution Agreement are not met.

The extraordinary general meeting of the warrantholders of ARWA will be held at 9:30 a.m., Eastern time, on December 15, 2016, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, to consider and vote upon the Warrant Amendment Proposal and/or, if necessary, the Warrantholder Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve the Warrant Amendment Proposal.

Voting Power; Record Date

Shareholders and warrantholders will be entitled to vote or direct votes to be cast at the extraordinary general meetings if they owned ordinary shares or warrants, respectively, of ARWA at the close of business on November 18, 2016, which is the record date for the extraordinary general meetings of shareholders and warrantholders. With respect to the extraordinary general meeting of shareholders, shareholders will have one vote for each ordinary share of ARWA owned at the close of business on the record date. With respect to the extraordinary general meeting of warrantholders, warrantholders will have one vote for each warrant of ARWA owned at the close of business on the record date. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. ARWA rights do not have voting rights. On the record date, there were (i) 10,717,248 ordinary shares of ARWA outstanding, of which 8,138,248 were public shares with the rest being held by the ARWA initial shareholders, and (ii) 8,789,000 warrants of ARWA outstanding.

Quorum and Vote for the Extraordinary General Meeting of Shareholders

A quorum of ARWA shareholders is necessary to hold a valid meeting of shareholders. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the holders of a majority of the ARWA ordinary shares constitutes a quorum. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum, but will not count towards the voting thresholds. The proposals presented at the extraordinary general meeting will require the following votes:

●

Pursuant to ARWA’s second amended and restated memorandum and articles of association, the approval of the Contribution Proposal will require the affirmative vote of holders of a majority of the ordinary shares of ARWA who, being entitled to do so, vote at the extraordinary general meeting.

●

The approval of the Dissolution Proposal will require a special resolution (being a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting).

●

The approval of each of the Shareholder Adjournment Proposal and the Incentive Plan Proposal will require an ordinary resolution (being a resolution passed by a majority of members who, being entitled to do so, vote at the extraordinary general meeting).

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the Contribution Proposal, the Dissolution Proposal, the Incentive Plan Proposal or the Shareholder Adjournment Proposal. Please note that holders of the public shares cannot seek conversion of their shares unless they affirmatively vote for or against the Contribution Proposal.

Vote for the Extraordinary General Meeting of Warrantholders

The proposals presented at the extraordinary general meeting of warrantholders will require the following votes:

●	The approval of the Warrant Amendment Proposal will require the affirmative vote of the holders of a majority of the then outstanding warrants.

●	The approval of the Warrantholder Adjournment Proposal will require the affirmative vote of the holders of a majority of the then outstanding warrants present and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “against” the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal, if presented. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the same effect as a vote “against” the Warrant Amendment Proposal, but will have no effect on the Warrantholder Adjournment Proposal.

Conversion Rights

Pursuant to ARWA’s second amended and restated memorandum and articles of association, a holder of public shares may demand that ARWA convert such shares into cash if the Transactions are consummated; provided that ARWA may not consummate the Transactions if it has less than $5,000,001 of net tangible assets upon consummation of the Transactions. Holders of public shares will be entitled to receive cash for these shares only if they (i) affirmatively vote either for or against the Contribution Proposal and (ii) demand that ARWA convert their shares into cash no later than the close of the vote on the Contribution Proposal by delivering their shares to ARWA’s transfer agent prior to the vote at the meeting. If the Transactions are not completed, these shares will not be converted into cash. If a holder of public shares properly demands conversion and votes for or against the Contribution Proposal, ARWA will convert each public share into a full pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the Transactions. If a holder of public shares exercises its conversion rights, then it will be exchanging its ordinary shares of ARWA for cash and will no longer own the shares. See the section entitled “Extraordinary General Meeting of ARWA Shareholders and Extraordinary General Meeting of ARWA Warrantholders — Conversion Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

Because the Extension was approved, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account. Accordingly, $0.025 for each public share that was not converted into cash in connection with the Extension (or an aggregate of $203,456) was deposited in the trust account on November 7, 2016 for the 30-day period ending December 6, 2016, an additional $0.025 for each such public share (or an aggregate of $203,456) will be deposited in the trust account on December 7, 2016 (if the Transactions are not consummated prior to such date) for the 30-day period ending January 5, 2017 and an additional $0.0033 for each such public share (or an aggregate of $27,127) will be deposited in the trust account on January 6, 2017 (if the Transactions are not consummated prior to such date) for the four-day period ending January 9, 2017. The loans will not bear any interest and will be repayable by ARWA to the ARWA insiders or their affiliates upon consummation of its initial business combination. The loans will be forgiven if ARWA’s initial business combination is not completed. As a result, the conversion amount per public share will be between $10.225 and $10.2533 per public share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20.0% or more of the public shares. Accordingly, all public shares in excess of 20% held by a public shareholder will not be converted to cash.

Pursuant to ARWA’s second amended and restated memorandum and articles of association, the Transactions may only be consummated if ARWA has net tangible assets of at least $5,000,001 upon such consummation. ARWA estimates that this condition will be met if holders of no more than 7,648,051 of the public shares properly demand conversion of their shares into cash (after taking into account the public shares converted in connection with the Extension). However, pursuant to the Contribution Agreement, it is a condition to closing the Transactions that holders of no more than 5,985,448 of the public shares exercise their conversion rights (after taking into account the public shares converted in connection with the Extension). All of the parties to the Contribution Agreement must agree to waive this condition.

Holders of ARWA rights will not have conversion rights with respect to such rights.

Appraisal Rights

ARWA shareholders (including the initial shareholders), ARWA warrantholders and ARWA rights holders do not have appraisal rights in connection with the Transactions.

Proxy Solicitation

ARWA is soliciting proxies on behalf of its board of directors. ARWA will bear all of the costs of the solicitation. Proxies may be solicited by mail, telephone or in person. ARWA has engaged Morrow Sodali to assist in the solicitation of proxies for the fees described herein.

If a shareholder or warrantholder grants a proxy, it may still vote its shares or warrants in person if it revokes its proxy before the applicable extraordinary general meeting. A shareholder or warrantholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of ARWA Shareholders and Extraordinary General Meeting of ARWA Warrantholders  — Revoking Your Proxy.”

Interests of ARWA’s Directors and Officers in the Transactions

When you consider the recommendation of ARWA’s board of directors in favor of approval of the Contribution Proposal, you should keep in mind that ARWA’s initial shareholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to, your interests as a shareholder, warrantholder or rightholder. These interests include, among other things:

●

If the Transactions are not consummated by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to its second amended and restated memorandum and articles of association. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account (including the Contributions) calculated as of the date that is two days prior to the distribution date. In such event, the 2,070,000 insider shares held by ARWA’s initial shareholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to ARWA’s initial public offering, would be worthless because ARWA’s initial shareholders are not entitled to participate in any liquidation with respect to such shares. Such shares had an aggregate market value of approximately $21.3 million based upon the closing price of $10.30 per share on Nasdaq on November 18, 2016, subject to completion of the Transactions.

●

ARWA’s initial shareholders and affiliates, including its officers and directors, purchased an aggregate of 509,000 private units from ARWA for an aggregate purchase price of $5,090,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds ARWA received from these purchases were placed in the trust account. Such units had an aggregate market value of approximately $6.8 million based upon the closing price of $13.43 per unit on Nasdaq on November 18, 2016, subject to completion of the Transactions. The purchasers waived the right to participate in any redemption or liquidation distribution with respect to such private units. Accordingly, the ARWA shares, rights and warrants underlying the private units will become worthless if ARWA does not consummate a business combination by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, as will the ARWA rights and warrants held by public shareholders.

●

The Transactions contemplated by the Contribution Agreement provide that Kevin Chin and Gary Hui will be directors of VivoPower. As such, in the future each may receive cash fees, stock options or stock awards that the VivoPower board of directors determines to pay to its directors as compensation for their service on the board.

●

If ARWA is unable to complete a business combination within the required time period, Kevin Chin, ARWA’s Chief Executive Officer and Chairman of the Board of Directors, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ARWA for services rendered or contracted for or products sold to ARWA, but only if such a vendor or target business has not executed such a waiver.

●

ARWA’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ARWA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ARWA fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, ARWA may not be able to reimburse these expenses if the Transactions, or another business combination, are not completed by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders. As of July 31, 2016, ARWA’s officers, directors, initial shareholders and their affiliates had not incurred any unpaid reimbursable expenses, but they may incur such expenses in the future. In addition, if the Transactions, or another business combination are not completed, the loans in the amount of up to $434,040 made by the ARWA’s officers, directors, initial shareholders or their affiliates to fund the Contributions will not be repaid.

●

If ARWA is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Kevin Chin has agreed to advance ARWA the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

●	To the extent ARWA public shareholders seek conversion of fewer than 2,590,648 public shares, ARWA will use the excess capital in the trust fund to purchase additional shares of VivoPower from VivoPower, who will in turn utilize those funds to repurchase a like number of VivoPower shares from AWN.

●

At the closing of the Transactions, VivoPower USA, LLC (“Vivo USA”), an affiliate of VivoPower, and AWN will enter into a Fee and Loan Agreement providing that, in consideration for the project management and ancillary services that AWN has and will continue to provide to Vivo USA and its related entities in relation to and as preparation for the transactions, Vivo USA will pay AWN a fee of $5,800,000.

●

At the closing of the Transactions, Arowana Partners Group Pty Limited (“APG”), an affiliate of certain of ARWA’s officers and directors, will be repaid an aggregate of approximately A$692,581 of outstanding loans (the “APG Loan”) as of June 30, 2016, including accrued but unpaid interest, by one of the entities being acquired in the contingent acquisitions.

●	ARWA has a loan payable to APG of $130,000. This loan may not be repaid if the Transactions are not consummated.

In addition to the foregoing, ARWA’s officers and directors may benefit from the Transactions as a result of the following interests and relationships:

●

ARWA’s officers and directors beneficially own an aggregate of 21,435,050 ordinary shares of AWN, representing approximately 13.6% of the 158,170,799 outstanding ordinary shares of AWN. As such, their interest in the combined company will be greater than their direct interest in ARWA. In addition, to the extent VivoPower repurchases its ordinary shares from AWN, they may have an interest in a portion of the purchase price.

o

Panaga Group Pty Ltd as trustee for The Panaga Group Trust, of which Kevin Chin, ARWA’s chairman of the board and chief executive officer, is a beneficiary and one of the directors of the corporate trustee of such trust, holds 6,388,954 shares of AWN. APG, an affiliate of Mr. Chin's, holds 350,000 shares of AWN. 181 Foundation Pty Limited ATF Chin Family Superannuation Fund, an affiliate of Mr. Chin's, holds 7,691,046 shares of AWN.

o	Ralsten Pty Ltd., an entity controlled by John C. Moore, a director of ARWA, owns 1,400,000 shares of AWN.

o	Dudley Hoskin, a director of ARWA, holds 3,575,000 shares of AWN. Mr. Hoskin and his wife also jointly own 183,037 shares of AWN.

o	Gary San Hui, the chief financial officer, chief investment officer and a director of ARWA, owns 625,000 shares of AWN.

o

Kien Khan Kwan, a director of ARWA, holds 122,000 shares of AWN. Alnilum Pty Ltd ATF Jam and Jelly Foundation, an entity controlled by Mr. Kwan, holds: 46,500 shares of AWN. LEK Investments Pty Ltd ATF LEK Trust, an entity controlled by Mr. Kwan, owns 1,053,513 shares of AWN.

●

ARWA’s officers and directors beneficially own 871,619 ordinary shares of Aevitas, as well as 47,749 in notes issued by Aevitas and 47,749 convertible preference shares of Aevitas. The ordinary shares will be acquired by VivoPower as a consequence of the contingent acquisitions.

o

The Panaga Group Trust, of which Mr. Chin is a beneficiary and one of the directors of the corporate trustee of such trust, holds the following securities in Aevitas: (i) 373,217 ordinary shares; (ii) 4,500 notes; and (iii) 4,500 convertible preference shares. The Octagon Foundation, of which Mr. Chin is a director, owns 5.5% of the paid capital interest in the Arowana Special Situations Fund, which holds an interest of 80.9% of each of the Aevitas notes and convertible preference shares.

o	Ralsten Pty Ltd., an entity controlled by Mr. Moore and one of the initial shareholders of ARWA, holds 68,402 ordinary shares of Aevitas.

o

Mr. Hoskin and his wife jointly own 430,000 ordinary shares of Aevitas. Sd & K Investments Pty Ltd atf <Hoskins Family A/C>, an entity controlled by Mr. Hoskin, owns the following securities of Aevitas: (i) 43,249 convertible notes; and (ii) 43,249 convertible preference shares.

●

ARWA’s officers and directors beneficially own shares of Arowana Australasian Value Opportunities Fund Limited (“AWQ”), a listed investment company managed by AAVOF Management Pty Limited (Manager), a wholly-owned subsidiary of AWN.

o

The Octagon Foundation, of which Mr. Chin is a director, owns 1,180,000 shares of AWQ. 181 Foundation Pty Limited ATF Chin Family Superannuation Fund, an affiliate of Mr. Chin's, holds 820,000 shares of AWQ. Mr. Chin holds 2 shares of AWQ.

o	Ralsten Pty Ltd., an entity controlled by John C. Moore, a director of ARWA, owns 200,000 shares of AWQ.

o	Dudley Hoskin, a director of ARWA, holds 500,000 shares of AWQ.

o	Mr. Hui, directly and via a controlled entity, also owns 228,500 shares of AWQ.

o	Alnilum Pty Ltd ATF Jam and Jelly Foundation, an entity controlled by Mr. Kwan, holds 150,000 shares of AWQ. K2 Horizon Pty Ltd, an entity controlled by Mr. Kwan, owns 50,000 shares of AWQ.

●	Certain of ARWA’s officers and directors also are officers or directors of AWN.

o	Mr. Chin is Chief Executive Officer of, and a director of AWN and a participant in AWN's compensation arrangements.

o	Mr. Moore is a director of AWN and certain AWN subsidiaries and receives director fees from AWN.

o	Mr. Hui is a consultant to AWN, a director of certain AWN subsidiaries and a participant in AWN's compensation arrangements.

o

Mr. Kwan is a director of AWQ. Mr. Kwan is on the Investment Committee of AAVOF Management Pty Limited, a 100% subsidiary of AWN and Investment Manager of AWQ. Mr. Kwan is on the advisory board of AWN.

At any time prior to the applicable extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding ARWA or its securities, the ARWA initial shareholders, AWN or AWN’s securityholders and/or their respective affiliates, subject to all applicable laws, may purchase shares or warrants from institutional and other investors who vote, or indicate an intention to vote, against the Contribution Proposal or the Warrant Amendment Proposal, or shares from investors who indicate an intention to convert their shares, or execute agreements to purchase such shares or warrants from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire ordinary shares or warrants of ARWA or vote their shares or warrants in favor of the Contribution Proposal or Warrant Amendment Proposal and not exercise their conversion rights. The purpose of such share or warrant purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the ordinary shares, being entitled to do so, vote at the meeting to approve the Contribution Proposal vote in its favor or to decrease the number of public shares that were being converted to cash, and to increase the likelihood of satisfaction of the requirement that the holders of a majority of the outstanding warrants vote to approve the warrant amendment.

In September 2016, The Panaga Group Trust, one of the ARWA initial shareholders, entered into agreements with three ARWA third party shareholders pursuant to which the shareholders agreed to purchase an aggregate of at least 100,000 ordinary shares of ARWA, $2 million of ordinary shares of ARWA and $4 million of ordinary shares of ARWA, respectively, in the open market and agreed that they would not seek conversion of any such purchased shares in connection with the Transactions. Pursuant to these agreements, if the shareholders purchase the minimum number of ordinary shares required by the agreements, The Panaga Group Trust has agreed that it or its designees will transfer to the shareholders an aggregate of 113,499 insider shares of ARWA immediately prior to the closing of the Transactions.

ARWA expects that the ARWA initial shareholders (or their affiliates or designees) may enter into other similar agreements prior to the extraordinary general meeting.

While the exact nature and extent of any additional incentives pursuant to such additional agreements has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares or warrants, including the granting of put options and the transfer to such investors or holders of shares, warrants or rights owned by the ARWA initial shareholders for nominal value.

Entering into any such arrangements may depress the market price of ARWA’s ordinary shares and warrants. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares or warrants at a price lower than market and may therefore be more likely to sell the shares or warrants he owns, either prior to or immediately after the extraordinary general meeting.

If such transactions are effected, the consequence could be to cause the Transactions to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the Contribution Proposal and other proposals to be presented at the extraordinary general meeting of shareholders and the Warrant Amendment Proposal to be presented at the extraordinary general meeting of warrantholders, and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. ARWA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Contribution Proposal or the conversion threshold or the Warrant Amendment Proposal. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Recommendation to Shareholders and Warrantholders

ARWA’s board of directors believes that the Contribution Proposal and the other proposals to be presented at the extraordinary general meeting of shareholders are fair to and in the best interest of ARWA’s shareholders and unanimously recommends that its shareholders vote “FOR” the Contribution Proposal, “FOR” the Dissolution Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Shareholder Adjournment Proposal, if presented.

ARWA’s board of directors believes that the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal are fair to and in the best interests of ARWA and its warrantholders and unanimously recommends that you vote or give instruction to vote “FOR” the Warrant Amendment Proposal and “FOR” the Warrantholder Adjournment Proposal, if presented.

Conditions to Closing the Transactions

General Conditions

Consummation of the Transactions contemplated by the Contribution Agreement is conditioned on (i) the ARWA shareholders approving the Transactions, (ii) the ARWA warrantholders approving the Warrant Amendment Proposal, (iii) the registration statement of which this proxy statement/prospectus forms a part being declared effective, (iv) the holders of no more than 5,985,448 of ARWA’s public shares exercising their conversion rights, (after taking into account the public shares converted in connection with the Extension) (v) confirmation from Nasdaq that VivoPower meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders, (vi) AWN’s shareholders approving the Transactions

In addition, the consummation of the Transactions contemplated by the Contribution Agreement is conditioned upon, among other things, (i) the representations and warranties of each party being true and correct on and as of the closing date in all material respects (except to the extent already qualified as to materiality) and each party having performed or complied, in all material respects, with all agreements and covenants required by the Contribution Agreement to be performed or complied with on or prior to the closing and each party having received a certificate with respect to the foregoing from the other party, (ii) all necessary consents, waivers and approvals required to be obtained in connection with the Transactions having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect and (iii) the absence of any litigation pending or threatened, which is reasonably likely to prevent consummation of the transactions contemplated by the Contribution Agreement or cause such transactions to be rescinded following consummation or materially and adversely affect the right of either party to own or operate the assets and operations of VivoPower and AWN following the transaction.

AWN’s and VivoPower’s Conditions to Closing

The obligations of AWN and VivoPower to consummate the Transactions contemplated by the Contribution Agreement also are conditioned upon, among other things:

●	ARWA shall be in compliance with public company reporting requirements;

●

ARWA shall have made appropriate arrangements to have the trust fund, which shall contain no less than $83,010,130 (after taking into account the conversions in connection with the Extension), less any further amounts paid to shareholders who exercise their conversion rights, dispersed immediately upon the Closing; and

●	the aggregate of ARWA’s transaction fees and expenses will not exceed $8,000,000.

ARWA’s Conditions to Closing

The obligations of ARWA to consummate the transactions contemplated by the Contribution Agreement also are conditioned upon each of the following, among other things:

●	there being no material adverse change affecting VivoPower;

●	certain individuals having resigned from all of their positions with VivoPower;

●

all outstanding indebtedness owned by any insider of VivoPower shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which VivoPower has guaranteed the payment or performance of any obligations of any VivoPower insider to a third party shall have been terminated; and (iii) no VivoPower insider shall own any undisclosed material direct equity interests in any subsidiary of VivoPower;

●

all of the conditions to the contingent acquisitions, other than the receipt of the Contribution Amount, shall have been satisfied or waived and each party thereto shall be ready to consummate such contingent acquisitions;

●

The aggregate Net Debt (as defined in the Contribution Agreement) of VivoPower and, without duplication, of Aevitas and VivoPower Australia, excluding Permitted Debt (as defined in the Contribution Agreement), as set forth in the most recent monthly financial information provided to ARWA, shall not exceed $25,000,000;

●

the AWN lock-up agreement shall have been executed and delivered and be in full force and effect, and lock-up agreements on terms satisfactory to ARWA shall have been entered into by the counterparties to the VivoPower Australia acquisition (as described in the section entitled “The Contribution Agreement – Lock-Up Agreements; Escrow”); and

●

AWN, as the sole shareholder of VivoPower, shall have approved the amendment and restatement of VivoPower’s memorandum and articles of association, the issue and allotment of shares and the approval of the terms of the Contribution Agreement in order to fund the payback of VivoPower shares.

Waiver

If permitted under applicable law, each of the parties may, in writing, waive any inaccuracies in the representations and warranties made for its benefit contained in the Contribution Agreement or in any document delivered pursuant to the Contribution Agreement, and waive compliance with any agreements or conditions for its benefit contained in the Contribution Agreement or in any document delivered pursuant to the Contribution Agreement. Inaccuracies in representations and warranties and noncompliance with agreements or conditions made for the benefit of more than one party may only be waived by mutual agreement of all such parties. ARWA cannot assure you that all of the conditions will be satisfied or waived.

Furthermore, with respect to the condition that holders of no more than 5,985,448 of ARWA’s public shares exercise their conversion rights (after taking into account the public shares converted in connection with the Extension), even if ARWA and VivoPower waive this condition, ARWA still would not be permitted to consummate the Transactions under its second amended and restated memorandum of association in the event that conversions would cause its net tangible assets to be less than $5,000,001 upon such consummation.

If permitted under applicable law, at any time prior to the closing, VivoPower, AWN and/or ARWA may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Contribution Agreement that are to be performed for the benefit of such party or parties.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for ARWA and what he may believe is best for himself in determining whether or not to grant or agree to a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Termination

The Contribution Agreement may be terminated at any time, but not later than the closing, as follows:

●	by mutual written consent of ARWA and VivoPower;

●	by either ARWA or VivoPower if the transactions contemplated by the Contribution Agreement are not consummated on or before June 30, 2017;

●

by either ARWA or VivoPower if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, judgment, ruling or other action is final and nonappealable;

●

by either ARWA or VivoPower if the other party has breached any of its covenants or representations and warranties in any material respect such that the closing conditions would not be met and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

●

by either ARWA or VivoPower if, at the ARWA shareholder meeting, (i) the Transactions shall fail to be approved by holders of ARWA’s public shares or (ii) the holders of more than 5,985,448 of ARWA’s public shares shall exercise conversion rights (after taking into account the public shares converted in connection with the Extension); or

●

by either ARWA or VivoPower if the approval of the Transactions and the contingent acquisitions by the AWN shareholders (“AWN Shareholder Approval”) is not obtained at the meeting of AWN shareholders called for such purpose, provided AWN shall have used its best efforts to cause the AWN Shareholder Approval to be obtained.

Regulatory Matters

The Transactions contemplated by the Contribution Agreement are not subject to any additional federal or state regulatory requirement or approval necessary to effectuate the Transactions, except for filings with the Registrar of Companies in the Cayman Islands, with the Australian Securities and Investment Commission and Australian Securities Exchange Limited in Australia and with Companies House in England.

Risk Factors

In evaluating the proposals to be presented at the extraordinary general meetings, a shareholder and/or warrantholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

VivoPower and ARWA are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

The following tables set forth selected historical financial information derived from the audited financial statements of the entities involved in the transaction.

●

The selected financial information as of and for the year ended February 29, 2016 and as of and for the period ended February 28, 2015 for ARWA is derived from the audited financial statements included elsewhere in this proxy statement/prospectus, presented in U.S. dollars and prepared in accordance with U.S. GAAP. The selected financial information as of August 31, 2016 and for the three and six month periods ended August 31, 2016 and 2015 for ARWA is derived from the unaudited financial statements included elsewhere in this proxy statement/prospectus.

●

The selected financial information for VivoPower is derived from the audited financial statements included elsewhere in this proxy statement/prospectus, presented in U.S. Dollars and is prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) as of March 31, 2016 and for the period then ended.

●

The selected financial information of VivoPower Australia and Aevitas is derived from the audited financial statements included elsewhere in this proxy statement/prospectus, presented in Australian dollars and prepared in accordance with IFRS as issued by the IASB as of March 31, 2016 and 2015 and for the years then ended.

The information is only a summary and should be read in conjunction with each of ARWA’s, VivoPower’s, VivoPower Australia’s and Aevitas’ consolidated financial statements and related notes and the sections entitled “Other Information Related to ARWA — ARWA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “VivoPower’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “VivoPower Australia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Aevitas’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of ARWA, VivoPower, VivoPower Australia or Aevitas.

Selected Financial Information — ARWA

	August 31,	February 29,	February 28,
Consolidated Statement of Financial Position Data:	2016	2016	2015
Cash and cash equivalents	$63,860	$10,092	$29,319
Marketable Securities held in Trust Account	84,469,106	84,511,769	-
Total Assets	84,585,733	84,568,646	157,195
Net Assets (Liabilities)	84,285,378	84,465,450	(14,111)
Ordinary stock subject to possible redemption (at redemption value)	79,285,373	79,465,445	-
Total shareholders' equity (deficit)	5,000,005	5,000,005	(14,111)

	Three months ended	Three months ended	Six Months Ended	Six Months Ended	Year ended	Period from October 1, 2014 (inception) through
Statement of Operations Data:	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015	February 29, 2016	February 28, 2015
Operating expenses	$168,406	$159,774	$230,394	$191,091	$345,030	$34,111
Operating expenses – related party	30,000	30,000	60,000	38,387	98,387	5,000
Loss from operations	(198,406)	(189,774)	(290,394)	(229,478)	(443,417)	(39,111)
Other Income:
Unrealized gain on securities held in Trust Account	10,049	-	16,489	-	55,769	-
Interest income	48,431	23,656	93,833	28,227	29,072	-
Net loss	(139,926)	(166,118)	(180,072)	(201,251)	(358,576)	(39,111)
Basic and diluted net loss per share	(0.05)	(0.05)	(0.06)	(0.08)	(0.13)	(0.02)
Weighted average number of ordinary shares outstanding, basic and diluted	3,072,488	3,036,983	3,072,952	2,605,802	2,831,577	1,800,000

Cash Flow Data:
Net cash used in operating activities			$(229,217)	$(165,479)	$(387,006)	$(681)
Net cash used in investing activities			152,985	(84,456,000)	(84,426,928)	-
Net cash provided by financing activities			130,000	84,794,706	84,794,707	30,000

Selected Financial Information — VivoPower

March 31,
Consolidated Statement of Financial Position Data:	2016
Cash and cash equivalents	$28,038
Note receivable	7,874,594
Total Assets	7,905,530
Net Assets (Liabilities)	(280,661)
Ordinary shares $0.12 par value 5,514,375 issued and outstanding at inception and March 31, 2016	72,125
Total shareholders' equity (deficit)	(280,661)

February 1, 2016 (inception) through
Consolidated Statement of Loss and Data:	March 31, 2016
General and administrative expense	$279,036
Other expenses	1,625
Net loss	(280,661)

Basic and diluted net loss per share	(0.05)
Weighted average number of ordinary shares outstanding, basic and diluted	5,514,375

Consolidated Cash Flow Data:
Net cash used in operating activities	(94,728)
Net cash used in investing activities	(2,898)
Net cash provided by financing activities	125,664

Selected Financial Information — VivoPower Australia

Presented in Australian Dollars

	March 31,	March 31,
Consolidated Statement of Financial Position Data:	2016	2015
Cash and cash equivalents	$877,036	$2,434,539
Total Assets	4,182,563	2,810,488
Net Assets	2,684,862	2,639,563
Contributed Equity	4,753,804	3,170,002
Total Equity	2,684,862	2,639,563

	Year ended	Year ended
Consolidated Statement of Loss Data:	March 31, 2016	March 31, 2015
Sales Revenue	$81,340	$614
Gross Profit	65,855	614
Other Income:	392,765	41,983
Net loss	(1,543,264)	(530,439)

Consolidated Cash Flow Data:
Net cash used in operating activities	(1,892,866)	(382,856)
Net cash used in investing activities	(2,595,311)	(352,608)
Net cash provided by financing activities	2,930,674	3,171,002

Selected Financial Information — Aevitas

Presented in Australian Dollars

	March 31,	March 31,
Consolidated Statement of Financial Position Data:	2016	2015
Cash and cash equivalents	$1,852,054	$2,133,692
Total Assets	25,903,212	26,301,617
Net Assets	(3,426,669)	(769,847)
Issued capital	20,117,648	20,117,648
Total equity attributable to equity holders of the Company	(5,044,765)	(2,281,588)

Consolidated Statement of Loss Data:	Year ended March 31, 2016	Year ended March 31, 2015
Sales Revenue	$35,439,263	$39,595,734
Gross Profit	3,787,426	4,171,582
Other Income:	421,792	631,065
Net loss	(2,656,822)	(2,845,451)

Consolidated Cash Flow Data:
Net cash used in operating activities	118,720	(18,746)
Net cash used in investing activities	(181,082)	(1,215,423)
Net cash provided by financing activities	(219,276)	65,088

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

VivoPower and ARWA are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or the future financial position or operating results of the combined company.

See pro forma condensed combined financial statements and related notes in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

Selected Unaudited Pro Forma Condensed Combined Financial Information — VivoPower International PLC

	0%-33% conversions (minimum conversions)	74% conversions (maximum conversions)
	March 31,	March 31,
Pro Forma Combined Statement of Financial Position Data:	2016	2016
Cash and cash equivalents	37,886,415	3,259,455
Total Assets	115,527,926	80,900,966
Net Assets	82,079,245	47,452,285
Contributed Equity	67,754,179	33,127,219
Total Equity	82,079,245	47,452,285

	0%-33% conversions (minimum conversions)	74% conversions (maximum conversions)
	Year ended	Year ended
Pro forma Combined Statement of Income Data:	March 31, 2016	March 31, 2016
Sales Revenue	26,158,722	26,158,722
Gross Profit	2,837,703	2,837,703
Other Income:	432,869	432,869
Net loss	(4,580,501)	(4,580,501)
Basic and diluted net loss per share	(0.35)	(0.43)
Weighted average number of ordinary shares outstanding, basic and diluted	16,914,137	13,519,337

COMPARATIVE PER SHARE DATA

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of VivoPower, Aevitas and VivoPower Australia and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of VivoPower, Aevitas and VivoPower Australia would have been had the companies been combined during the period presented.

See pro forma condensed combined financial statements and related notes in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

				0%-33% conversions (minimum conversions)	74% conversions (maximum conversions)
	VivoPower	Aevitas	VivoPower Australia	Pro forma Combined	Pro forma Combined
As of and for the period ended 31 March 2016
Number of common shares	5,514,375	12,697,547	7,421,816	16,914,137	13,519,337
Total parent entity interest (US$)	(280,661)	(2,626,103)	2,057,603	58,997,497	24,370,537
Book value per share (US$)	(0.05)	(0.21)	0.28	3.49	1.80
Cash dividends declared per share (US$)
Weighted average common shares	5,514,375	12,697,547	5,767,570	16,914,137	13,519,337
Net income (loss) or Pro Forma Net Income (US$)	(280,661)	(2,034,909)	(1,136,518)	(5,854,364)	(5,854,364)
Loss per share (basic and diluted) (US$)	(0.05)	(0.16)	(0.20)	(0.35)	(0.43)

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment in VivoPower following consummation of the Transactions will be subject to the significant risks affecting VivoPower and inherent in the solar energy industry. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement/prospectus. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its ordinary shares to decline, perhaps significantly, and you therefore may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to VivoPower unless the context clearly indicates otherwise.

Risks Related to VivoPower’s Business and Operations Following the Transactions

Due to the general economic environment and other factors, we may be unable to generate sufficient cash flows or obtain access to external financing necessary to fund our operations.

In recent years, the European, U.S. and world economies have undergone significant turmoil amid stock market volatility, difficulties in the financial services sector, tightening of the credit markets, softness in the housing markets, concerns of inflation and deflation, reduced corporate profits and capital spending, reduced consumer spending and various other economic difficulties. This recent turmoil demonstrates how uncertain future economic conditions are, and those conditions could negatively impact our ability to obtain debt or equity project financing required for the construction and sale of solar power plants. Additionally, access to capital markets continues to be challenging, especially in Europe. If the slow improvement in market and economic conditions does not continue or turmoil and volatility significantly increase, we may be further limited in our ability to access the capital markets to meet liquidity and operational and capital expenditure requirements. We may not have sufficient resources to support our business plan, and there can be no assurance that liquidity will be adequate over time. There can be no assurance that we will be able to generate sufficient cash flows, find other sources of capital or access capital markets, and if adequate funds and alternative resources are not available on acceptable terms, our ability to fund our operations, develop and construct solar power plants, maintain our research and development efforts, provide collateral for our projects or otherwise respond to competitive pressures would be significantly impaired. Our inability to do any of the foregoing could have a material adverse effect on our business and results of operations.

General economic conditions including market interest rate levels could impact demand for our solar projects and our ability to sell them to our customers profitably.

Our ability to earn cash flows and earnings relies on customer demand for our solar projects. An increase in market interest rates in the economies in which we operate is likely to result in our customers requiring higher rates of returns on solar projects that they acquire from us or finance on our behalf. This has the potential to negatively impact our ability to achieve our earnings and cash flow targets.

The low commodity price environment, particularly for oil and coal, could impact both the size of our pipeline and our ability to sell solar projects to our customers profitably.

Traditional forms of electricity generation using commodities such as oil and coal provide a source of competition for solar electricity. In the current low commodity price environment, these traditional forms of generation are cheaper and offer greater competition to our solar projects. Our ability to generate cash flows and earnings relies on our success in sourcing potential solar projects from our pipeline and selling them profitably to our customers. Increased competition from a prolonged low commodity price environment could impact the number of viable solar projects that we are able to purchase, resulting in a smaller project pipeline. In addition, the environment could impact the competitiveness of our solar projects and the price at which we can sell them to our customers. This has the potential to negatively impact our ability to achieve our earnings and cash flow targets.

Changes in current and forecast electricity price expectations can potentially have a material impact on the profitability of our solar projects and the level of demand from potential customers and financiers.

While we primarily target solar projects that are backed by fixed price power purchase agreements, we may acquire projects that sell electricity at wholesale market rates from commencement or that have power purchase agreements that expire before the end of a project’s useful life. In these circumstances, our business is exposed to current wholesale electricity prices and expectations of future market electricity prices. In the event that these prices decline, or there is a decrease in market consensus forecasts, the demand for our solar projects and the profitability that they could generate may also decline commensurately, impacting our cash flow and earnings.

We make significant investments in building, acquiring and/or financing our solar energy projects, and the delayed sale of our projects or the inability to sell or transfer our projects to their intended long term funding vehicles would adversely affect our business, liquidity and results of operations.

We invest in and transact on solar projects at various stages of development and operations. The development and construction of solar power plants can require long periods of time and substantial initial capital investments, and there are significant risks related to our activities involving solar power plants under development, including high initial capital expenditure costs to develop and construct functional power plant facilities and the related need for construction capital, the availability of favorable government tax and other incentives, the high cost and potential regulatory and technical difficulties in integrating into new markets, an often limited or unstable marketplace, competition from other sources of electric power, regulatory difficulties including obtaining necessary permits, difficulties in negotiating power purchase agreements with potential customers, educating the market regarding the reliability and benefits of solar energy products and services, costs associated with environmental regulatory compliance and competing with larger, more established solar energy companies and utilities. There can be no assurance that we will be able to overcome these risks as we develop our business. There can also be no assurance that a potential project sale can be completed on commercially reasonable terms or at all. Our potential inability to obtain regulatory clearance, project financing or enter into sales contracts with customers could adversely affect our business, liquidity and results of operations. Our liquidity could also be adversely impacted if project sales are delayed.

If we are unable to enter into new financing agreements when needed, or upon desirable terms, for the construction and installation of our solar energy systems, or if any of our current financing partners discontinue or materially change the financing terms for our systems, we may be unable to finance our projects or our borrowing costs could increase, which would have a material adverse effect on our business, financial condition and results of operations.

We may require working capital and credit facilities to fund the up-front costs associated with the design, construction and installation of our solar energy systems and the purchase of components, such as solar modules and inverters, for our systems. In addition, we may seek to secure long-term financing upon completion of our solar energy systems for those systems we retain and use the proceeds to refinance the debt incurred for the design, construction and installation of the solar energy systems, as well as to generate profits and cash flow for our business. Without access to sufficient and appropriate financing, or if that financing is not available at desirable rates or on terms we deem appropriate, we would be unable to grow our business by increasing the number of solar energy systems we are simultaneously investing in. Our ability to obtain additional financing in the future depends on banks' and other financing sources' continued confidence in our business model and the renewable energy industry as a whole. Solar energy has yet to reach widespread market penetration and is dependent on continued support in the form of performance-based incentives, rebates, tax credits, feed-in tariffs and other incentives from federal, state and foreign governments. If this support were to dissipate, our ability to obtain external financing on acceptable terms, or at all, could be materially adversely affected. While we have solar project financing available to us through existing relationships and facilities, our current cash and financing sources may be inadequate to support the anticipated growth in our business plans. In addition, we do not currently have any dedicated financing in some of our emerging and international markets, and obtaining financing in these new markets will present challenges. Our failure to obtain necessary financing to fund our operations would materially adversely affect our business, financial condition and results of operations. To date, we have obtained financing for our business from a limited number of financial institutions. If any of these financial institutions decided not to continue financing our solar energy systems or materially changed the terms under which they are willing to provide financing, we could be required to identify new financial institutions and negotiate new financing documentation. The process of identifying new financing partners and agreeing on all relevant business and legal terms could be lengthy and could require us to reduce the rate of the growth of our business until such new financing arrangements were in place. In addition, there can be no assurance that the terms of the financing provided by a new financial institution would compare favorably with the terms available from our current financing partners. Our inability to secure financing could lead to cancelled projects, or reduced deal flow, or we could be forced to finance the construction and installation of solar energy systems ourselves. In any such case, our borrowing costs could increase, which could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to obtain favorable financing from our vendors and suppliers, which could have a material adverse effect on our business, financial condition and results of operations.

We have historically utilized financing from our vendors and suppliers through customary trade payables or account payables. At times, we have also increased the number of days' payables outstanding. There can be no assurance that our vendors and suppliers will continue to allow us to maintain existing or planned payables balances, and if we were forced to reduce our payables balances below our planned level, without obtaining alternative financing, our inability to fund our operations would materially adversely affect our business, financial condition and results of operations.

If a number of projects in our pipeline are not acquired or completed, our business, financial condition or operating results could be materially adversely affected.

The solar project development process is long and includes many steps involving site selection and development, commercial contracting and regulatory approval, among other factors. There can be no assurance that pipeline will be converted into completed projects or generate revenues or that we can obtain the necessary financing to construct these projects. As we develop pipeline through acquisitions or begin to develop pipeline organically, some of the projects in our pipeline may not be completed or proceed to construction as a result of various factors. These factors may include changes in applicable laws and regulations, including government incentives, environmental concerns regarding a project or changes in the economics or ability to finance a particular project. If a number of projects are not completed, our business, financial condition or operating results could be materially adversely affected.

Our business depends on the solar industry, which is still driven largely by the availability and size of government and economic incentives that may ultimately be reduced or eliminated.

Solar industry demand continues to be driven mainly by the availability and size of government and economic incentives related to the use of solar power because, currently, the cost of solar power exceeds the cost of power furnished by the electric utility grid in most locations. As a result, government bodies in many countries have historically provided incentives in the form of feed-in-tariffs to solar project developers to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. In addition, we rely upon income tax credits and other state incentives in the United States for solar energy systems. Most countries have continued to regularly reduce the rates paid to solar power system owners for generating electricity under their respective feed-in-tariff programs, and these scheduled reductions in feed-in tariff rates are expected to continue. Moreover, the value and pricing of Performance Based Incentives (“PBIs”) and Renewable Energy Certificates (“RECs”), as well as the state Public Utilities Commission (“PUC”) approved power purchasing agreement rates for utilities (which are frequently higher than electricity rates for electricity generated from other energy sources), are likely to continue to decrease, further reducing the U.S. revenue stream from solar projects. These government economic incentives could be further reduced or eliminated altogether, especially in light of ongoing worldwide economic troubles and slow recovery. In addition, some of these solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Finally, certain countries have altered, and others may alter, their programs retroactively which would impact our current systems. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased viability of our projects and pipeline, which could have a material adverse effect on our business, financial condition or results of operations.

The profitability of our Australian business is impacted by the market price of Large Scale Generation Certificates (LGC), which have historically been highly volatile and impacted by government policies.

We rely on Large Scale Generation Certificates which are generated by Australian solar projects to underpin the profitability of our Australian business and the feasibility of new projects. The LGC price has historically been highly volatile, and we expect future adverse price movements will have a material impact on the profitability of our Australian business’ existing projects and future pipeline. The price of LGCs is also impacted by government policies regarding renewable energy generation which can be uncertain and subject to change.

Existing regulations and policies governing the electric utility industry, as well as changes to these regulations and policies, may adversely affect demand for our projects and services and materially adversely affect our business, financial condition and results of operations.

The market for electricity generation is heavily influenced by local country factors including federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by public utility commissions and electric utilities. These regulations and policies govern, among other matters, electricity pricing and the technical interconnection of distributed electricity generation to the grid. The regulations and policies also regulate net metering in the United States, which relates to the ability to offset utility-generated electricity consumption by feeding electricity produced by renewable energy sources, such as solar energy, back into the grid. Utility customer purchases of alternative energy, including solar energy, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar energy systems. Changes in consumer electricity tariffs or peak hour pricing policies of utilities, including the introduction of fixed price policies, could also reduce or eliminate the cost savings derived from solar energy systems and, as a result, reduce our customer demand for our systems.

Certain power purchase agreements signed in connection with government regulated counterparties may be subject to regulatory approval, and such approval may not be obtained or may be delayed, which could result in a detrimental impact on our business.

As a solar energy provider, the power purchase agreements executed by us and/or our subsidiaries, particularly with government regulated counterparties, in connection with the development of projects are generally subject to approval by the relevant regulatory authority in the local market. It cannot be assured that such approval will be obtained, and in certain markets, the regulatory bodies have recently demonstrated a heightened level of scrutiny on solar power purchase agreements that have been brought for approval. If the required approval is not obtained for any particular solar power purchase agreement, the power purchase agreement counterparty may exercise its right to terminate such agreement, and we may lose its invested development capital.

If we fail to meet changing customer demands, we may lose customers and our sales could suffer.

The industries in which we operate change rapidly. Changes in our customers' requirements result in new and more demanding technologies, product specifications and sizes, and manufacturing processes. Our ability to remain competitive will depend upon our ability to develop technologically advanced products and processes. We must continue to meet the increasingly demanding requirements of our customers on a cost-effective basis. We cannot be certain that we will be able to successfully introduce, market and cost-effectively source any new products, or that we will be able to develop new or enhanced products and processes that satisfy customer needs or achieve market acceptance.

We are currently dependent on a limited number of third-party suppliers for certain components for our solar energy systems. We also rely on third party subcontractors to construct and install our solar energy systems, which could result in sales and installation delays, cancellations, liquidated damages and loss of market share for our business.

We rely on a limited number of third-party suppliers for certain components for our solar power systems. These suppliers include Canadian Solar (for solar modules), KACO and SMA (for inverters) and PVHardware and NEXTracker (for trackers). If we fail to develop or maintain our relationships with these suppliers or if one of these suppliers goes out of business, we may be unable to install our solar power systems on time, or only at a higher cost or after a long delay, which could prevent us from delivering our solar power systems to our customers within required timeframes. Additionally, if one of these suppliers goes out of business, the warranty and other services offered by such supplier may be reduced or eliminated, and we may be required to provide such warranty and services, which could increase our costs. To the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers. The failure of a supplier to supply components in a timely manner, or at all, or to supply components that meet our quality, quantity and cost requirements, could impair our ability to install solar power systems or may increase our costs. We utilize and rely on third party subcontractors to construct and install our solar energy systems throughout the world. These subcontractors include GranSolar Group, DEPCOM Power and Todae Solar, each of which provides operations and maintenance, as well as engineering, procurement and construction services. If our subcontractors do not satisfy their obligations or do not perform work that meets our quality standards or if there is a shortage of third-party subcontractors or labor strikes that interfere with our subcontractors’ ability to complete their work on time and/or on budget, we could experience significant delays in our construction operations, which could have a material adverse effect on our reputation and/or our ability to grow our business.

Risks Related to Our Operations

Our operations span multiple markets and jurisdictions, exposing us to numerous legal, political, operational and other risks that could negatively affect our operations and profitability.

We continue to explore expansion of our international operations in certain markets where we currently operate and in selected new markets. New markets and developing markets can present many risks including the actions and decisions of foreign authorities and regulators, the imposition of limits on foreign ownership of local companies, changes in laws (including tax laws and regulations), their application or interpretation, civil disturbances and political instability, difficulties in protecting intellectual property, changes in applicable currency, restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars, British Pounds or other currencies, as well as other adverse actions by foreign governmental authorities and regulators, such as the retroactive application of new requirements on our current and prior activities or operations. Additionally, evaluating or entering into an emerging market may require considerable management time, as well as start-up expenses for market development before any significant revenues and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local political, economic and market conditions. As we continue to operate our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and other related risks. The impact of any one or more of these or other factors could adversely affect our business, financial condition or operating results.

If we fail to adequately manage our planned growth in our business, our overall business, financial condition and results of operations could be materially adversely affected.

We expect the amount of our megawatts (“MW”) installed to continue to grow significantly over the next year. We expect that this growth will place significant stress on our operations, management, employee base and ability to meet capital requirements sufficient to support this growth over the next twelve months. Any failure to address the needs of our growing business successfully could have a negative impact on our business, financial condition or operating results.

Larger scale solar projects involve concentrated project development risks that may cause significant changes in our financial results.

Larger projects may create concentrated risks otherwise described in these risk factors. Under International Financial Reporting Standards (“IFRS”), revenue from our projects will typically be recognised upon the completion and sale of the project, rather than on a percentage of completion accounting basis. A failure to complete a project within a given fiscal period, or entirely, may have a material impact on our quarterly or annual financial results. These projects may also give rise to significant capital commitments which could materially affect cash flow. In addition, if approval by relevant state public utility commissions is delayed or denied or if construction, module delivery, financing, warranty or operational issues arise on a larger project, such issues could have a material impact on our financial results.

We may incur unexpected warranty and performance guarantee claims that could materially and adversely affect our financial condition and results of operations.

In connection with our products and services, we may provide various system warranties and/or performance guarantees. While we generally are able to pass through manufacturer warranties we receive from our suppliers to our customers, in some circumstances, our warranty period may exceed the manufacturer's warranty period or the manufacturer warranties may not otherwise fully compensate for losses associated with customer claims pursuant to the warranty or performance guarantee we provided. For example, most manufacturer warranties exclude many losses that may result from a system component's failure or defect, such as the cost of de-installation, re-installation, shipping, lost electricity, lost renewable energy credits or other solar incentives, personal injury, property damage, and other losses. In addition, in the event we seek recourse through manufacturer warranties, we will also be dependent on the creditworthiness and continued existence of these suppliers. As a result, warranty or other performance guarantee claims against us could cause us to incur substantial expense to repair or replace defective products in our solar energy systems. Significant repair and replacement costs could materially and negatively impact our financial condition and results of operations, as well as take up a lot of employee time remedying such issues. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our reputation, all of which could also adversely affect our business and operating results.

Our solar projects may underperform expected levels due to a variety of factors including weather and sunlight, and this could materially affect our results of operations.

The results of our operating solar projects may be lower than expectations due to fewer than expected sunlight hours, power conversion, or adverse weather events, among other factors. This underperformance could adversely affect the attractiveness of our projects to potential buyers and result in our business not achieving expected financial returns on investment.

Failure to successfully launch new technologies, products and services could adversely affect our growth prospects.

Our long term growth strategy requires us to successfully monetise new products and services including power support and optimisation services, renewable energy technologies and energy efficiency solutions. A failure to successfully launch these new products and services profitably could adversely affect our growth and future results.

A default of counterparties under our power purchase agreements can materially impact the profitability of our solar projects.

We have entered into power purchase agreements with a number counterparties internationally for our various solar projects. These counterparties range from government entities to investment grade utilities to unrated commercial and industrial businesses. An insolvency event, deterioration in credit quality, or event of default by any of the counterparties of their obligations under their power purchase agreements could have a material detrimental effect on the value of our solar power projects. These projects, many of which required a material capital investment, may become unattractive to our potential customers, impacting our profitability and financial position.

We may have liabilities and obligations under management services agreements that we enter into with our customers, which could have a detrimental financial impact if enforced.

We provide ongoing solar system and project management services for our customers and co-investors under management services agreements. Under the terms of these agreements, many of which last for multiple years, we have certain liabilities and obligations which could be enforced in the event of a breach of our responsibilities. If called, some of these obligations and liabilities could be material and affect our results and financial position.

A failure to obtain change of control consents from counterparties when selling projects to customers could materially impact the results of our operations.

Our profitability relies in part on our ability to continue to transfer projects to other investors. Certain project agreements and non-recourse project financing documents require counterparty consent to a change of project or solar system ownership. If such consents cannot be obtained on reasonable terms, our ability to recycle capital and generate earnings and cash flows will be materially diminished, impacting the results of our operations and future growth prospects.

The loss of one or more of our customers, or failure of any of those customers to meet their obligations under agreements with us could materially adversely affect our results of operations.

Our operating results could materially suffer if we experience a significant reduction in, or loss of, purchases by our top customers. For the year ended March 31, 2016, Aevitas had one customer, Farrelly Construction Services that accounted for more than 10% of consolidated revenue for the year, with 12% . We expect to have concentrations of revenue with one or more customers in the year ending March 31, 2017.

We face competition in the markets and industry segments in which we operate, which could force us to reduce our prices to retain market share or face losing market share and revenues.

We face competition in the growing renewable energy services market and with other acquirers and investors in renewable energy assets. Some of our competitors have substantial financial, technical, engineering and manufacturing resources to develop products that currently, and may, in the future, compete favorably against our products, and some of our competitors in the solar industry may have substantial government-backed financial resources. We expect that our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics, and our failure to compete effectively could have a material adverse effect on our business, financial condition or results of operations. We may need to reduce our prices to respond to aggressive pricing by our competitors to retain or gain market share, which could have a material adverse effect on our business, financial condition or results of operations.

Our business may be harmed if we fail to properly protect our intellectual property.

We believe that the success of our business depends in part on our proprietary technology, information, processes and know how. We try to protect our intellectual property rights. We cannot be certain, however, that we have adequately protected or will be able to adequately protect these rights.

From time to time, we may become involved in costly and time-consuming litigation and other regulatory proceedings, which require significant attention from our management.

In addition to potential litigation related to our intellectual property rights, we may be named a defendant from time to time in other lawsuits and regulatory actions relating to our business, some of which may claim significant damages. Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. An unfavorable outcome could have a material adverse impact on our business and financial position, results of operations or cash flows or limit our ability to engage in certain of our business activities. In addition, regardless of the outcome of any litigation or regulatory proceedings, such proceedings are often expensive, lengthy, disruptive to normal business operations and require significant attention from our management. We may be subject in the future to claims, lawsuits or arbitration proceedings related to matters in tort or under contracts, employment matters, securities class action lawsuits, tax authority examinations or other lawsuits, regulatory actions or government inquiries and investigations.

Our inability to respond to rapid market changes in the solar energy industry, including identification of new technologies and their inclusion in the services that we offer, could adversely affect our business, financial condition or results of operations.

The solar energy industry is characterized by rapid increases in the diversity and complexity of technologies, products and services. In particular, the ongoing evolution of technological standards requires products with lower costs and improved features, such as more efficiency and higher electricity output. If we fail to identify or obtain access to advances in technologies, we may become less competitive, and our business, financial condition or results of operations may be materially adversely affected.

Although we are not currently regulated as a utility in the UK, Australia or under U.S. federal or state law, or the laws and regulations of our foreign markets, we could become regulated as a utility company in the future.

As an owner of solar energy facilities, we currently are exempt from most regulations in our various markets of operation that govern utility companies. As our business grows, however, certain facilities may no longer be eligible for exemption from these regulations, which would result in additional licencing and compliance obligations for our business. Any change in the regulatory environment could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting the sale of electricity by us. If we were deemed to be subject to the same regulations as utility companies, such as FERC in the United States, or if new regulatory bodies were established to oversee the solar energy industry, our operating costs could materially increase, adversely affecting our results of operations.

Our brand and reputation are key assets of our business, and if our brand or reputation is damaged, our business and results of operations could be materially adversely affected.

If we fail to deliver our products or solar energy systems within the planned timelines, or our products and services do not perform as anticipated or if we materially damage any of our clients' properties, or cancel projects, our brand name and reputation could be significantly impaired, which could materially adversely affect our business and results of operations.

We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management and cause dilution to our shareholders.

As part of the Transactions we will be merging three independent groups of companies, project pipelines, products, and technologies, and in future may also undertake further acquisitions or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions and each acquisition has numerous risks. These risks include the following:

●	difficulty in assimilating the operations and personnel of the acquired company;

●	difficulty in effectively integrating the acquired technologies or products with our current products and technologies;

●	difficulty in achieving profitable commercial scale from acquired technologies;

●	difficulty in maintaining controls, procedures, and policies during the transition and integration;

●	disruption of our ongoing business and distraction of our management and associates from other opportunities and challenges due to integration issues;

●	inability to retain key technical and managerial personnel of the acquired business;

●	inability to retain key customers, vendors, and other business partners of the acquired business;

●	inability to achieve the financial and strategic goals for the acquired and combined businesses, as a result of insufficient capital resources or otherwise;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

●	potential impairment of our relationships with our associates, customers, partners, distributors, or third party providers of technology or products;

●	potential failure of the due diligence processes to identify significant issues with product quality, legal and financial liabilities, among other things;

●	potential inability to assert that internal controls over financial reporting are effective;

●	potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions; and

●	potential delay in customer purchasing decisions due to uncertainty about the direction of our product offerings.

Mergers and acquisitions of companies are inherently risky, and ultimately, if we do not complete the integration of acquired businesses successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.

We may not be able to locate and acquire interests in additional, attractive clean energy power generation facilities from unaffiliated third parties at favorable prices.

Part of our primary business strategy is to develop or acquire clean energy power generation facilities and transfer them to other third party investors. These investors may also acquire clean energy projects that are pre-operational. Competing bids for a power generating facility, including from companies that may have substantially greater capital and other resources than we do, or fewer third-party acquisition opportunities, which could result from, among other things, available power generation facilities having less desirable economic returns or higher risk profiles than we believe suitable for our business plan and investment strategy, could limit the opportunities available to us and cause a material adverse effect on our business, financial condition or results of operations.

We may incur additional costs or delays in completing the construction of certain generation facilities, which could materially adversely affect our business.

Our growth strategy is dependent to a significant degree on acquiring and transferring new solar energy projects to third parties. Our, or such third parties’, failure to complete such projects in a timely manner, or at all, could have a material adverse effect on our growth strategy. The construction of solar energy facilities involves many risks including:

●	delays in obtaining, or the inability to obtain, necessary permits and licenses;

●	delays and increased costs related to the interconnection of new generation facilities to the transmission system;

●	the inability to acquire or maintain land use and access rights;

●	the failure to receive contracted third party services;

●	supply interruptions;

●	work stoppages;

●	labor disputes;

●	weather interferences;

●	unforeseen engineering, environmental and geological problems;

●	unanticipated cost overruns in excess of budgeted contingencies;

●	failure of contracting parties to perform under contracts, including engineering, procurement and construction contractors; and

●	operations and maintenance costs not covered by warranties or that occur following expiration of warranties.

Any of these risks could cause a delay in the completion of projects under development, which could have a material adverse effect on our growth strategy.

Assimilation of the Aevitas division carries with it various risks.

Assuming we consummate the contingent acquisitions and Aevitas becomes an operating subsidiary of ours, it carries with it certain risks, including the need to retain a specialized labor force to service customers, risks of injuries from electrical and mechanical operations and the use of short term and fixed price contracts resulting in cost overruns. These risks may adversely impact the business of Aevitas.

We are exposed to foreign currency exchange risks because certain of our operations are located in foreign countries.

We generate revenues and incur costs in a number of currencies. Changes in economic or political conditions in any of the countries in which we operate could result in exchange rate movement, new currency or exchange controls or other restrictions being imposed on our operations or expropriation. Because our financial results are reported in U.S. dollars, if we generate revenue or earnings in other currencies, the translation of those results into U.S. dollars can result in a significant increase or decrease in the amount of those revenues or earnings.

Risks Related to an Investment in Our Ordinary Shares

The accounting treatment for many aspects of our business is complex and any changes to the accounting interpretations or accounting rules governing our business could have a material adverse effect on our IFRS reported results of operations and financial results.

The accounting treatment for many aspects of our solar energy business is complex, and our future results could be adversely affected by changes in the accounting treatment applicable to our solar energy business. In particular, any changes to the accounting rules regarding the following matters may require us to change the manner in which we operate and finance our solar energy business:

●	the classification of sale-leaseback transactions as operating, capital or real estate financing transactions;

●	revenue recognition and related timing;

●	intercompany contracts;

●	operation and maintenance contracts;

●	joint venture accounting, including the consolidation of joint venture entities and the inclusion or exclusion of their assets and liabilities on our balance sheet;

●	long-term vendor agreements; and

●	foreign holding company tax treatment.

We make estimates and assumptions in connection with the preparation of our consolidated financial statements, and any changes to those estimates and assumptions could have a material adverse effect on our results of operations.

In connection with the preparation of our consolidated financial statements, we use certain estimates and assumptions based on current facts, historical experience and various other factors that may affect reported amounts and disclosures. Our most critical accounting estimates are described in the section entitled “VivoPower’s Management's Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.” While we believe that these estimates and assumptions are reasonable under the circumstances, they are subject to significant uncertainties, some of which are beyond our control. Should any of these estimates and assumptions change or prove to have been incorrect, it could have a material adverse effect on our results of operations, which could cause our stock price to decline.

Any future strategic acquisitions we make, including the proposed Transactions described in this proxy statement/prospectus, could have a dilutive effect on your investment, and if the goodwill, indefinite-lived intangible assets and other long-term assets recorded in connection with such acquisitions become impaired, we would be required to record additional impairment charges, which may be significant.

In the event of any future acquisitions, including the acquisitions described in this proxy statement/prospectus, we may record a portion of the assets we acquire as goodwill, other indefinite-lived intangible assets and finite lived intangible assets. We do not amortize goodwill and indefinite-lived intangible assets, but rather review them for impairment on an annual basis or whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The recoverability of these assets is dependent on our ability to generate sufficient future earnings and cash flows. Changes in estimates, circumstances or conditions, resulting from both internal and external factors, could have a significant impact on our fair valuation determination, which could then result in a material impairment charge negatively affecting our results of operations.

Future sales of our ordinary shares may depress our stock price.

Future sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the price of our ordinary shares and could impair our ability to raise capital through the sale of additional shares.

In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisitions. In addition, certain notes and preferred shares of Aevitas will remain outstanding after the Transactions and will be redeemable for ordinary shares of VivoPower in accordance with their terms. The amount of ordinary shares issued upon redemption of the Aevitas notes and preferred shares or in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding ordinary shares.

Certain provisions in the Incentive Plan could have a material impact on VivoPower's attractiveness to potential acquirers.

MidCo is expected to adopt the Incentive Plan (see the section entitled “The Incentive Plan Proposal” for more detail) following the consummation of the Transactions. As part of the Incentive Plan, employees and directors of VivoPower and its subsidiaries may be granted non-voting shares in MidCo (“Ordinary A Shares”). Various rights will attach to the Ordinary A Shares. These will include rights pursuant to which a majority of VivoPower's shares cannot be acquired unless an offer is also made to acquire the Ordinary A Shares. The consideration for this offer to acquire the Ordinary A Shares must, in aggregate, be equal to 20% of the amount by which the consideration payable to VivoPower's shareholders exceeds U.S. $175 million (increasing by 8% on a compound basis for each calendar year after VivoPower's shares are expected to be listed on Nasdaq). If less than 100% of VivoPower were to be acquired, then this amount will be pro-rated. As such, any potential purchaser of a majority stake in VivoPower would have to make an offer to acquire the Ordinary A Shares. This could have the effect of discouraging potential purchasers from acquiring VivoPower shares.

Risks Related to the Transactions

If ARWA shareholders fail to properly elect to exercise their conversion rights or fail to deliver their shares to the transfer agent after so electing, they will not be entitled to convert their ordinary shares of ARWA into a pro rata portion of the trust account.

ARWA shareholders holding public shares may demand that ARWA convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the transactions. ARWA shareholders who seek to exercise this conversion right must deliver their stock (either physically or electronically) to ARWA’s transfer agent prior to the vote at the meeting. Any ARWA shareholder who fails to properly elect to exercise such conversion rights or who fails to deliver his stock will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his shares. See the section entitled “Extraordinary General Meeting of ARWA Shareholders and Extraordinary General Meeting of ARWA Warrantholders — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the public shares.

A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the public shares. Accordingly, if you hold more than 20% of the public shares and the Contribution Proposal is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 20% or sell them in the open market. ARWA cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of ARWA’s ordinary shares will exceed the per-share conversion price. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, ARWA will require each public shareholder seeking to exercise conversion rights to certify to ARWA whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to ARWA at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which ARWA makes the above-referenced determination. Notwithstanding the foregoing, shareholders may challenge ARWA’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

Nasdaq may not list VivoPower’s shares on its exchange. Even if listed, VivoPower may be unable to maintain the listing of its securities in the future.

A condition of the Contribution Agreement is that VivoPower’s shares be listed on Nasdaq upon consummation of the Transactions. VivoPower will be required to meet the initial listing requirements to be listed. VivoPower may not be able to meet those initial listing requirements. Even if VivoPower’s securities are so listed, VivoPower may be unable to meet the continued listing requirements in the future and accordingly may be unable to maintain the listing of its securities.

If VivoPower meets the initial listing requirements, but is unable to meet the continued listing requirements and its ordinary shares are subsequently delisted, VivoPower could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company;

●	a decreased ability to issue additional securities or obtain additional financing in the future; and

●	the possible application of UK stamp duty at the rate of 0.5% of the amount of consideration payable by the purchaser on future transfers of VivoPower shares.

ARWA will not have any right to make damage claims against AWN or VivoPower for the breach of any representation, warranty or covenant made by AWN or VivoPower in the Contribution Agreement.

The Contribution Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the closing of the Transactions, except for those covenants contained therein that by their terms apply or are to be performed in whole or in part after the closing. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Contribution Agreement after the closing, except for covenants to be performed in whole or in part after the closing. As a result, ARWA will have no remedy available to it if the Transactions are consummated and ARWA later learns of a breach of any of the representations, warranties and covenants made by AWN or VivoPower at the time of the Transactions.

The consummation of the Transactions is conditioned upon the approval of the AWN shareholders.

The Contribution Agreement provides that the consummation of the Transactions is conditioned upon the AWN Shareholder Approval. Absent such approval, even if the shareholders of ARWA approve the Contribution Proposal and all of the other conditions to the Transactions are satisfied or waived, the parties to the Contribution Agreement will not complete the Contribution and the subsequent distribution of VivoPower ordinary shares to the ARWA shareholders and warrantholders. Although the officers and directors of ARWA are also shareholders of AWN, under applicable laws, rules and regulations, they may not be permitted to vote their AWN shares on certain of the proposals to be presented to the AWN shareholders as part of the AWN Shareholder Approval. Accordingly, there can be no assurance that the AWN Shareholder Approval will be obtained.

ARWA’s current directors and executive officers and their affiliates own ordinary shares, warrants and rights that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the transactions are not approved. Such interests may have influenced their decision to approve the business combination with VivoPower.

ARWA’s officers and directors have interests different from those of ARWA’s public shareholders. ARWA’s officers and directors and/or their affiliates beneficially own insider shares and private units that they purchased prior to, or simultaneously with, ARWA’s initial public offering. ARWA’s executive officers, directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Transactions or another business combination are not approved within the required time period, such securities held by such persons will be worthless. Furthermore, ARWA’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ARWA’s behalf, such as identifying and investigating possible business targets and business combinations. These expenses will be repaid upon completion of the business combination with VivoPower. However, if ARWA fails to consummate the business combination, they will not have any claim against the trust account for reimbursement. Accordingly, ARWA may not be able to reimburse these expenses if the transactions are not completed. As of July 31, 2016, ARWA’s officers, directors, initial shareholders and their affiliates had not incurred any unpaid reimbursable expenses, although they may incur such expenses in the future. AWN will also sell VivoPower shares to VivoPower depending on the number of ARWA public shareholders seeking conversion as described herein. See the section entitled “The Contribution Proposal — Interests of ARWA’s Directors and Officers in the Transactions.” Accordingly, ARWA’s shareholders will not have the benefit of a truly independent board of directors approving the proposed Transactions.

The financial interests of ARWA’s directors may have influenced their decision to approve the Transactions. In considering the recommendations of ARWA’s board of directors to vote for the Contribution Proposal and other proposals, its shareholders should consider these interests.

ARWA’s chairman of the board and chief executive officer is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the business combination is not consummated. Such liability may have influenced his decision to approve the business combination with VivoPower.

If the Transactions or another business combination are not consummated by ARWA within the required time period, Kevin Chin, ARWA’s chairman and chief executive officer, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ARWA for services rendered or contracted for or products sold to ARWA, but only if such a vendor or target business has not executed a waiver agreement. If ARWA consummates a business combination, on the other hand, ARWA will be liable for all such claims. Neither ARWA nor Mr. Chin has any reason to believe that Mr. Chin will not be able to fulfill his indemnity obligations to ARWA. Mr. Chin will also be obligated to fund liquidation expenses if the funds outside of the trust fund are not sufficient for such purposes. See the section entitled “Other Information Related to ARWA — ARWA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information.

These personal obligations of Mr. Chin may have influenced ARWA’s board of directors’ decision to approve the business combination with VivoPower and to continue to pursue such business combination. In considering the recommendations of ARWA’s board of directors to vote for the Contribution Proposal and other proposals, ARWA’s shareholders should consider these interests.

The exercise of ARWA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in ARWA’s shareholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Contribution Agreement, would require ARWA to agree to amend the Contribution Agreement, to consent to certain actions taken by AWN or VivoPower or to waive rights that ARWA is entitled to under the Contribution Agreement. Such events could arise because of changes in the course of VivoPower’s business, a request by VivoPower to undertake actions that would otherwise be prohibited by the terms of the Contribution Agreement or the occurrence of other events that would have a material adverse effect on VivoPower’s business and would entitle ARWA to terminate the Contribution Agreement. In any of such circumstances, it would be at ARWA’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors, as well as the obligation of the ARWA insiders and their affiliates to make the loans that fund the Contributions (which will not be repaid if the Transactions are not consummated), may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for ARWA and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, ARWA does not believe there will be any changes or waivers materially adverse to ARWA’s shareholders that ARWA’s directors and officers would be likely to make after shareholder approval of the Contribution Proposal has been obtained. While certain changes could be made without further shareholder approval, ARWA will circulate a new or amended proxy statement/prospectus and resolicit ARWA’s shareholders if changes to the terms of the Transactions that would have a material impact on its shareholders are required prior to the vote on the Contribution Proposal.

Third parties may bring claims against ARWA and, as a result, the proceeds held in the trust account could be reduced and any per-share liquidation price received by shareholders could be reduced.

Under the terms of ARWA’s second amended and restated memorandum and articles of association, ARWA must complete the business combination with VivoPower or another business combination by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, or it will trigger ARWA’s automatic winding up, dissolution and liquidation. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account (including the Contributions) calculated as of the date that is two days prior to the distribution date. In such event, third parties may bring claims against ARWA. Although ARWA has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has directly negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of ARWA’s public shareholders. If ARWA is unable to complete a business combination within the required time period, Kevin Chin has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ARWA for services rendered or contracted for or products sold to ARWA, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation could be reduced due to such claims.

Additionally, if ARWA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if ARWA otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, the amount returned to public shareholders could be reduced.

ARWA’s shareholders may be held liable for claims by third parties against ARWA to the extent of distributions received by them.

If ARWA is unable to complete the business combination with VivoPower or another business combination within the required time period, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to its second amended and restated memorandum and articles of association. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including the Contributions and any accrued interest). Prior to such distribution, ARWA would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the public shareholders with respect to amounts that are owed to them. ARWA cannot assure you that it will properly assess all claims that may be potentially brought against ARWA. As such, as a matter of U.S. law, ARWA’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, ARWA cannot assure you that third parties will not seek to recover from its shareholders amounts owed to them by ARWA.

If ARWA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ARWA’s shareholders. Furthermore, because ARWA intends to distribute the proceeds held in the trust account to its public shareholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, ARWA’s directors may be viewed as having breached their fiduciary and/or may have acted in bad faith, thereby exposing themselves and the company to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. ARWA is unable to assure you that claims will not be brought against it for these reasons.

In addition, in the circumstances described above, ARWA’s shareholders could be subject to claims arising under Cayman Islands law by any liquidator appointed to ARWA in the Cayman Islands, or by a creditor of ARWA, seeking to set aside or otherwise require ARWA's shareholders to repay to ARWA any distributions received by them.

Because AWN will be paid a fee for services rendered by it to VivoPower to consummate the Transactions, each person who purchased Public Shares in the initial public offering and still held such shares upon learning of this fact may have securities law claims against ARWA for rescission or damages.

You should be aware that ARWA’s prospectus for its initial public offering and the insider letters that each of the initial shareholders entered into in connection with the initial public offering indicated that no compensation of any kind (including finder’s, consulting or other similar fees) would be paid to any of ARWA’s then existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it was). However, as indicated above, AWN will be paid a fee for services rendered by it to VivoPower to consummate the Transactions. Accordingly, each person who purchased Public Shares in the initial public offering and still held such shares upon learning of this fact may have securities law claims against ARWA for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Such claims may entitle shareholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the units comprised of shares, warrants and rights, less any amount received from sale of the original warrants or rights, plus interest from the date of ARWA’s initial public offering (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

Activities taken by existing ARWA shareholders to increase the likelihood of approval of the Contribution Proposal and other proposals could have a depressive effect on ARWA’s shares.

Prior to the date of this proxy statement/prospectus, one of ARWA’s initial shareholders entered into agreements with three ARWA third party shareholders pursuant to which the shareholders agreed to purchase an aggregate of at least 100,000 ordinary shares of ARWA, $2 million of ordinary shares of ARWA and $4 million of ordinary shares of ARWA, respectively, in the open market and agreed that they would not seek conversion of any such purchased shares in connection with the Transactions in exchange for certain incentives. Additionally, at any time prior to the extraordinary general meetings, during a period when they are not then aware of any material nonpublic information regarding ARWA or its securities, the ARWA initial shareholders, AWN or AWN’s securityholders and/or their respective affiliates, subject to all applicable laws, may purchase shares or warrants from institutional and other investors who vote, or indicate an intention to vote, against the Contribution Proposal or the Warrant Amendment Proposal, or who indicate an intention to convert their shares, or execute agreements to purchase such shares or warrants from such investors in the future, or they may enter into further transactions with such investors and others to provide them with incentives to acquire ordinary shares or warrants of ARWA or vote their shares or warrants in favor of the Contribution Proposal or Warrant Amendment Proposal and not exercise their conversion rights. The purpose of such share or warrant purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the ordinary shares, being entitled to do so, vote at the meeting to approve the Contribution Proposal vote in its favor or to decrease the number of public shares that were being converted to cash, and to increase the likelihood of satisfaction of the requirement that the holders of a majority of the outstanding warrants vote to approve the warrant amendment. Such arrangements may depress the market price of ARWA ordinary shares or warrants. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares or warrants at a price lower than market and may therefore be more likely to sell the shares or warrants he owns, either prior to or immediately after the extraordinary general meeting.

The unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only, has been prepared based on a number of assumptions and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of ARWA and VivoPower or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. See the section entitled “Unaudited Pro Forma Consolidated Combined Financial Statements”.

If either of the adjournment proposals for the shareholder and warrantholder meetings is not approved, and an insufficient number of votes have been obtained to approve the consummation of the Transactions or the Warrant Amendment Proposal, ARWA’s board of directors will not have the ability to adjourn either extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Transactions and/or Warrant Amendment Proposal will not be approved.

ARWA’s board of directors is seeking approval to adjourn the extraordinary general meetings to a later date or dates if, at the extraordinary general meetings, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Transactions and/or the warrant amendment. If either adjournment proposal is not approved, ARWA’s board will be unable to adjourn the extraordinary general meetings to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Transactions or the Warrant Amendment Proposal. In such event, the Transactions and/or warrant amendment would not be completed.

As a foreign private issuer, we are permitted to report our financial results under IFRS, are exempt from certain rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company and our ordinary shares are not listed, and we do not intend to list our shares, on any market in England, our country of incorporation. This may limit the information available to holders of our ordinary shares.

We are a "foreign private issuer", as defined in the SEC's rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. We cannot predict if investors will find our ordinary shares less attractive because of these exemptions. If some investors find our ordinary shares less attractive, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Furthermore, our shares are not listed and we do not currently intend to list our shares on any market in the United Kingdom (we are incorporated under the laws of England). As a result, we are not subject to the reporting and other requirements of companies listed in the United Kingdom. Accordingly, there will be less publicly available information concerning our company than there would be if we were a public company organized in the United States.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations.

As a foreign private issuer whose shares are expected to be listed on Nasdaq, we are permitted to follow English corporate law and the Companies Act 2006 ("Companies Act") with regard to certain aspects of corporate governance in lieu of certain requirements under the Nasdasq listing standards.

A foreign private issuer must disclose in its annual reports filed with the SEC each requirement under the Nasdaq listing standards with which it does not comply, followed by a description of its applicable home country practice. Our home country practices differ in significant respects from the corporate governance requirements applicable to U.S. domestic issuers listed on Nasdaq and may, therefore, afford less protection to holders of our ordinary shares.

We may rely on exemptions available under the Nasdaq listing standards to a foreign private issuer and follow our home country practices in the future, and as a result, you may not be provided with the same corporate governance requirements of the Nasdaq listing standards.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In order to maintain our current status as a foreign private issuer, either (1) a majority of voting power of our shares must be either directly or indirectly owned of record by non-residents of the United States or (2) (a) a majority of our executive officers or directors must not be U.S. citizens or residents, (b) more than 50% of our assets cannot be located in the United States, and (c) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We would also be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of our corporate governance practices in accordance with various SEC rules and the Nasdaq listing standards. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be higher than the cost we would incur as a foreign private issuer. As a result, a loss of foreign private issuer status could potentially increase our legal and financial compliance costs. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

U.S. holders of our shares could be subject to material adverse tax consequences if we are considered a "passive foreign investment company" for U.S. federal income tax purposes.

We do not believe that we are a passive foreign investment company, and we do not expect to become a passive foreign investment company. However, our status in any taxable year will depend on our assets, income and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a passive foreign investment company for the current taxable year or any future taxable years. If we were a passive foreign investment company for any taxable year while a taxable U.S. holder held our shares, such U.S. holder would generally be taxed at ordinary income rates on any sale of our shares and on any dividends treated as "excess distributions". An interest charge also generally would apply based on any taxation deferred during such U.S. holder's holding period in the shares.

Risks Related to Investing in an English Company

Our shares are not listed and we do not currently intend to list our shares on any market in the United Kingdom, our country of incorporation. As a result, we are not subject to the reporting and other requirements of companies listed in the United Kingdom. Accordingly, there will be less publicly available information concerning our company than there would be if we were a public company organized in the United States.

In addition, we report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and generally accepted accounting principles adopted in the United States (“U.S. GAAP”), including differences related to revenue recognition, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

Provisions contained in our articles of association and under the laws of the United Kingdom may frustrate or prevent an attempt to obtain control of us.

Provisions in our articles of association, as amended and restated in connection with this offering, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated articles of association include provisions that:

●

specify that general meetings of our shareholders can be called only by our board of directors, the chair of our board of directors, or our chief executive officers (or otherwise by shareholders in accordance with the Companies Act); and

●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though the number of directors may be less than a quorum.

Provisions of the laws of England may also have the effect of delaying or preventing a change of control or changes in our management. The Companies Act includes provisions that:

●	require that any action to be taken by our shareholders be effected at a duly called general meeting (including the annual general meeting) and not by written consent; and

●	require the approval of the holders of at least 75% of our outstanding shares to amend the provisions of our articles of association.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

In addition, because we are a public limited company whose registered office is in the United Kingdom, we may become subject to the UK City Code on Takeovers and Mergers ("Takeover Code") which is issued and administered by the UK Panel on Takeovers and Mergers ("Takeover Panel"). Although we believe that the Takeover Code does not apply to us, as we consider that we fall outside of the types of company the Takeover Panel specifies it regulates (set out in section 3 (a) of the introduction to the Takeover Code) the Takeover Panel will ultimately be responsible for determining whether this is the case. If at the time of a takeover offer the Takeover Panel determines that the Takeover Code is applicable to us, we would be subject to a number of rules and restrictions, including but not limited to the following: (1) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (2) we may not, without the approval of our shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (3) we would be obliged to provide equality of information to all bona-fide competing bidders.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares are governed by English law, including the provisions of the Companies Act, and by our articles of association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations.

Shareholders in certain jurisdictions may not be able to exercise their pre-emptive rights if we increase our share capital.

Under the Companies Act, our shareholders generally have the right to subscribe and pay for a sufficient number of our shares to maintain their relative ownership percentages prior to the issuance of any new shares in exchange for cash consideration. Shareholders in certain jurisdictions may not be able to exercise their pre-emptive rights unless securities laws have been complied with in such jurisdictions with respect to such rights and the related shares, or an exemption from the requirements of the securities laws of these jurisdictions is available. We will also consider the possibility of a secondary listing on the ASX in due course, but that aside we currently do not intend to register our ordinary shares under the laws of any jurisdiction other than the United States, and no assurance can be given that an exemption from the securities laws requirements of other jurisdictions will be available to shareholders in these jurisdictions. To the extent that such shareholders are not able to exercise their pre-emptive rights, the pre-emptive rights would lapse and the proportional interests of such shareholders would be reduced.

Further, the Companies Act provides that in certain circumstances the pre-emptive rights available to shareholders can be overridden, including where there is an issue of shares for non-cash consideration or the disapplication of the pre-emptive rights is approved by the holders of at least 75% of our outstanding shares.

U.S. investors may have difficulty enforcing civil liabilities against us, our directors or executive officers.

Under English law, a director owes various statutory and fiduciary duties to us, and not, except in certain limited circumstances, to shareholders. This means that under English law generally we, rather than the shareholders, are the proper claimant in an action in respect of a wrong done to us by a director. Notwithstanding this general position, the Companies Act provides that a court may allow a shareholder to bring a derivative claim, which is an action in respect of and on behalf of us, in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust. The ability to bring a derivative claim is, however, subject to compliance with a number of procedural requirements which may in practice be difficult for shareholders to comply with.

We are a public limited company incorporated under the laws of England. Certain of our directors and executive officers and experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and a substantial portion of the assets of such directors and executive officers, are located outside the United States. As a result, it may be difficult for an investor to serve legal process on us or our directors and executive officers or have any of them appear in a U.S. court.

It may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities predicated on the U.S. federal securities laws in England. The English courts will not enforce, either directly or indirectly, a penal, revenue or other public law of a foreign state. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, the enforceability of any judgment in England will depend on the particular facts of the case such as the nature of the judgment and whether the English court considered the U.S. court to have had jurisdiction. It will also depend on the laws and treaties in effect at that time. The United States and the United Kingdom do not currently have a treaty or convention providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, to enforce a judgment of a U.S. court, the party seeking to enforce the judgment must bring an action at common law in respect of the amount due under the judgment.

FORWARD-LOOKING STATEMENTS

Some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “forecast,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

There may be events in the future that ARWA is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by ARWA or VivoPower in such forward-looking statements, including among other things:

●	the number and percentage of its public shareholders voting against the Contribution Proposal and/or seeking conversion;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Contribution Agreement;

●	the ability to maintain the listing of VivoPower’s ordinary shares on Nasdaq following the business combination;

●	changes adversely affecting the business in which VivoPower is engaged;

●	management of growth;

●	general economic conditions;

●	VivoPower’s business strategy and plans; and

●	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of ARWA, VivoPower or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, ARWA and VivoPower undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before a shareholder or warrantholder grants its proxy or instructs how its vote should be cast or vote on the Contribution Proposal, Plan of Dissolution Proposal, the Incentive Plan Proposal, Warrant Amendment Proposal, the Shareholder Adjournment Proposal or the Warrantholder Adjournment Proposal, as applicable, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect ARWA and/or VivoPower.

EXTRAORDINARY GENERAL MEETING OF ARWA SHAREHOLDERS AND EXTRAORDINARY GENERAL MEETING OF ARWA WARRANTHOLDERS

General

ARWA is furnishing this proxy statement/prospectus to its shareholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the extraordinary general meeting of ARWA shareholders and extraordinary meeting of ARWA warrantholders to be held on December 15, 2016, and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting of shareholders or warrantholders, as applicable.

Date, Time and Place

The extraordinary general meeting of shareholders will be held on December 15, 2016, at 10:00 a.m., eastern time, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

The extraordinary general meeting of warrantholders will be held on December 15, 2016, at 9:30 a.m., eastern time, at the offices of Graubard Miller, ARWA’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Purpose of the Extraordinary General Meeting of Shareholders

At the extraordinary general meeting of shareholders, ARWA is asking holders of ARWA ordinary shares to:

●	consider and vote upon a proposal to adopt the Contribution Agreement and approve the Transactions contemplated by the Contribution Agreement (Contribution Proposal);

●	consider and vote upon a proposal to approve the dissolution of ARWA (Dissolution Proposal);

●	consider and vote upon a proposal to approve the Incentive Plan (Incentive Plan Proposal); and

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consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the extraordinary general meeting, ARWA would not have been authorized to consummate the Transactions or the closing conditions under the Contribution Agreement would not have been met (Shareholder Adjournment Proposal).

Purpose of the Extraordinary General Meeting of Warrantholders

At the extraordinary general meeting of warrantholders, ARWA is asking holders of ARWA warrants to:

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consider and vote upon an amendment to the warrant agreement that governs all of ARWA’s warrants to provide that, upon consummation of the Transactions, each outstanding ARWA warrant will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower (Warrant Amendment Proposal); and

●

consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the extraordinary general meeting, ARWA would not have been authorized to approve the Warrant Amendment Proposal (Warrantholder Adjournment Proposal).

Recommendation of ARWA Board of Directors

ARWA’s board of directors has unanimously determined that the Contribution Proposal is fair to and in the best interests of ARWA and its shareholders; has unanimously approved the Contribution Proposal; unanimously recommends that shareholders vote “FOR” the Contribution Proposal; unanimously recommends that shareholders vote “FOR” the Dissolution Proposal; unanimously recommends that shareholders vote “FOR” the Incentive Plan Proposal; and unanimously recommends that shareholders vote “FOR” an Shareholder Adjournment Proposal if one is presented to the meeting.

ARWA’s board of directors has unanimously determined that the Warrant Amendment Proposal is fair to and in the best interests of ARWA and its warrantholders; has unanimously approved the Warrant Amendment Proposal; unanimously recommends that warrantholders vote “FOR” the Warrant Amendment Proposal; and unanimously recommends that warrantholders vote “FOR” a Warrantholder Adjournment Proposal if one is presented to the meeting.

Record Date; Who is Entitled to Vote

ARWA has fixed the close of business on November 18, 2016, as the “record date” for determining ARWA shareholders and warrantholders entitled to notice of and to attend and vote at the extraordinary general meetings. As of the close of business on the record date, there were 10,717,248 ordinary shares of ARWA outstanding and entitled to vote and 8,789,000 warrants of ARWA outstanding and entitled to vote. Each ordinary share of ARWA is entitled to one vote per share at the extraordinary general meeting of shareholders and each warrant of ARWA is entitled to one vote per warrant at the extraordinary general meeting of warrantholders.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding ordinary shares entitled to vote constitutes a quorum at the extraordinary general meeting of shareholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to ARWA but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not count towards the voting thresholds. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a shareholder or warrantholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Contribution Proposal and the Warrant Amendment Proposal.

Vote Required

The approval of the Contribution Proposal will require the affirmative vote of holders of a majority of the ordinary shares of ARWA who, being entitled to do so, vote at the extraordinary general meeting. The approval of the Dissolution Proposal will require a special resolution (being a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting). The approval of each of the Incentive Plan Proposal and the Shareholder Adjournment Proposal, if presented, will require an ordinary resolution (a resolution passed by a majority of members who, being entitled to do so, vote at the extraordinary general meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not deemed voted and will have no effect on the proposals.

The Warrant Amendment Proposal will require the affirmative vote of the holders of a majority of the then outstanding warrants. Accordingly, abstentions and broker non-votes will have the same effect as a vote against such proposal. The approval of the Warrantholder Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of the then outstanding warrants present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on such proposal.

The Dissolution Proposal, the Incentive Plan Proposal and the Warrant Amendment Proposal are each conditioned on the Contribution Proposal. If the Contribution Proposal is not approved, the Dissolution Proposal and the Incentive Plan Proposal will not be presented at the meeting and the Warrant Amendment Proposal will have no effect, even if the latter proposal is approved by the requisite vote. In addition, the Transactions are conditioned upon approval of the Warrant Amendment Proposal. Unless the applicable condition is waived, the Transactions will not be consummated if the Warrant Amendment Proposal is not approved.

Voting Your Shares or Warrants

Each ordinary share of ARWA that you own in your name entitles you to one vote on each of the proposals for the extraordinary general meeting of shareholders. Each warrant of ARWA that you own in your name entitles you to one vote on each of the proposals for the extraordinary general meeting of warrantholders. Your one or more proxy cards shows the number of ordinary shares and/or warrants of ARWA, as applicable, that you own. If your shares and/or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares and/or warrants you beneficially own are properly counted.

There are two ways to vote your ARWA ordinary shares and/or warrants at the extraordinary general meetings:

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You Can Vote By Signing and Returning the Enclosed Proxy Card.  If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares and/or warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares and/or warrants, your shares and/or warrants will be voted as recommended by ARWA’s board “FOR” the Contribution Proposal, the Dissolution Proposal, the Incentive Plan Proposal, the Shareholder Adjournment Proposal, if presented, the Warrant Amendment Proposal and the Warrantholder Adjournment Proposal, if presented, as applicable. Votes received after a matter has been voted upon at the extraordinary general meetings will not be counted.

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You Can Attend the Extraordinary General Meetings and Vote in Person.  You will receive a ballot when you arrive. However, if your shares and/or warrants are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way ARWA can be sure that the broker, bank or nominee has not already voted your shares and/or warrants.

Revoking Your Proxy

If you are a shareholder or warrantholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Morrow Sodali, ARWA’s proxy solicitor, in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and/or warrantholder and have any questions about how to vote or direct a vote in respect of your shares and/or warrants, you may call Morrow Sodali, ARWA’s proxy solicitor, at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400).

Conversion Rights

Holders of public shares may seek to convert their shares, regardless of whether they vote for or against the Contribution Proposal. Any shareholder holding public shares as of the record date who votes in favor of or against the Contribution Proposal may demand that ARWA convert such shares into a full pro rata portion of the trust account (including the Contributions and any accrued interest), calculated as of two business days prior to the anticipated consummation of the Transactions. If a holder properly seeks conversion as described in this section and the Transactions are consummated, ARWA will convert these shares into a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the Transactions.

Because the Extension was approved, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account. Accordingly, $0.025 for each public share that was not converted into cash in connection with the Extension (or an aggregate of $203,456) was deposited in the trust account on November 7, 2016 for the 30-day period ending December 6, 2016, an additional $0.025 for each such public share (or an aggregate of $203,456) will be deposited in the trust account on December 7, 2016 (if the Transactions are not consummated prior to such date) for the 30-day period ending January 5, 2017 and an additional $0.0033 for each such public share (or an aggregate of $27,127) will be deposited in the trust account on January 6, 2017 (if the Transactions are not consummated prior to such date) for the four-day period ending January 9, 2017. The loans will not bear any interest and will be repayable by ARWA to the ARWA insiders or their affiliates upon consummation of its initial business combination. The loans will be forgiven if ARWA’s initial business combination is not completed. As a result, the conversion amount per public share will be between $10.225 and $10.2533 per public share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of the public shares. Accordingly, all public shares in excess of 20% held by a public shareholder will not be converted to cash.

ARWA’s initial shareholders will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly.

ARWA shareholders who seek to convert their public shares must affirmatively vote for or against the Contribution Proposal. ARWA shareholders who do not vote with respect to the Contribution Proposal, including as a result of an abstention or a broker non-vote, may not convert their shares into cash. Holders may demand conversion either by checking the box on their proxy card or by submitting their request in writing to Morrow Sodali, ARWA’s proxy solicitor. Any such demand must be made no later than the close of the vote on the Contribution Proposal. Holders demanding conversion must deliver their shares, either physically or electronically using Depository Trust Company’s DWAC system, to ARWA’s transfer agent prior to the vote at the meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting shareholder. In the event the Transactions are not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request to convert such shares, once made, may be withdrawn at any time up to the vote on the proposed transactions. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Transactions are not approved or completed for any reason, then ARWA’s public shareholders who elected to exercise their conversion rights will not be entitled to convert their shares into a full pro rata portion of the trust account, as applicable. In such case, ARWA will promptly return any shares delivered by public holders.

The closing price of ARWA ordinary shares on November 18, 2016 was $10.30. A full pro rata portion of the cash held in the trust account will be between $10.225 and $10.2533 per public share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated. Prior to exercising conversion rights, shareholders should verify the market price of ARWA ordinary shares, as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. ARWA cannot assure its shareholders that they will be able to sell their ordinary shares of ARWA in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of public shares exercises its conversion rights, then it will be exchanging its ARWA ordinary shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote for or against the Contribution Proposal, properly demand conversion no later than the close of the vote on the Contribution Proposal, and deliver your share certificate (either physically or electronically) to ARWA’s transfer agent prior to the vote at the meeting, and the Transactions are consummated.

Appraisal Rights

Neither shareholders, warrantholders nor rights holders of ARWA have appraisal rights in connection the transactions.

Proxy Solicitation Costs

ARWA is soliciting proxies on behalf of its board of directors. ARWA will bear all of the costs of the solicitation.

This solicitation is being made by mail but also may be made by telephone or in person. ARWA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. ARWA also has hired Morrow Sodali to assist in the proxy solicitation process. ARWA will pay that firm a fee of $25,000 plus disbursements. Such fee will be paid with funds from outside the trust account.

ARWA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ARWA will reimburse them for their reasonable expenses.

ARWA Initial Shareholders

As of the record date, ARWA’s initial shareholders beneficially owned and were entitled to vote an aggregate of 2,070,000 insider shares that were issued prior to ARWA’s initial public offering. The initial shareholders also purchased an aggregate of 509,000 private units simultaneously with the consummation of ARWA’s initial public offering. The insider shares and the ordinary shares underlying the private units held by the ARWA initial shareholders currently constitute approximately 24.1% of the outstanding ordinary shares of ARWA. In addition, (i) John C. Moore, a director of ARWA, purchased 10,000 public units in ARWA’s initial public offering, (ii) entities controlled by Kevin Chin, ARWA’s chairman of the Board and Chief Executive Officer, purchased 25,000 ARWA ordinary shares in the public market, and (iii) The Octagon Foundation, of which Mr. Chin is a director, purchased 119,000 ARWA ordinary shares in the public market. In connection with the initial public offering, the initial shareholders agreed to vote the insider shares, the shares included in the private units as well as any ordinary shares acquired in the initial public offering or the aftermarket, in favor of the Contribution Proposal. The ARWA initial shareholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meetings. The insider shares and private units have no right to participate in any redemption distribution and will be worthless if no business combination is effected by ARWA. In connection with the initial public offering, the ARWA initial shareholders entered into an escrow agreement pursuant to which their insider shares are held in escrow and may not be transferred (subject to

At any time prior to the applicable extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding ARWA or its securities, the ARWA initial shareholders, AWN or AWN’s securityholders and/or their respective affiliates, subject to all applicable laws, may purchase shares or warrants from institutional and other investors who vote, or indicate an intention to vote, against the Contribution Proposal or the Warrant Amendment Proposal, or who indicate an intention to convert their shares, or execute agreements to purchase such shares or warrants from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire ordinary shares or warrants of ARWA or vote their shares or warrants in favor of the Contribution Proposal or Warrant Amendment Proposal and not exercise their conversion rights. The purpose of such share or warrant purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the ordinary shares, being entitled to do so, vote at the meeting to approve the Contribution Proposal vote in its favor or to decrease the number of public shares that were being converted to cash, and to increase the likelihood of satisfaction of the requirement that the holders of a majority of the outstanding warrants vote to approve the warrant amendment.

In September 2016, The Panaga Group Trust, one of the ARWA initial shareholders, entered into agreements with three ARWA third party shareholders pursuant to which the shareholders agreed to purchase an aggregate of at least 100,000 ordinary shares of ARWA, $2 million of ordinary shares of ARWA and $4 million of ordinary shares of ARWA, respectively, in the open market and agreed that they would not seek conversion of any such purchased shares in connection with the Transactions. Pursuant to these agreements, if the shareholders purchase the minimum number of ordinary shares required by the agreements, The Panaga Group Trust has agreed that it or its designees will transfer to the shareholders an aggregate of 113,499 insider shares of ARWA immediately prior to the closing of the Transactions.

ARWA expects that the ARWA initial shareholders (or their affiliates or designees) may enter into other similar agreements prior to the extraordinary general meeting.

While the exact nature and extent of any additional incentives pursuant to such additional agreements has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares or warrants, including the granting of put options and the transfer to such investors or holders of shares, warrants or rights owned by the ARWA initial shareholders for nominal value.

Entering into any such arrangements may depress the market price of ARWA’s ordinary shares and warrants. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares or warrants at a price lower than market and may therefore be more likely to sell the shares or warrants he owns, either prior to or immediately after the extraordinary general meetings.

If such transactions are effected, the consequence could be to cause the Transactions to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the Contribution Proposal and other proposals to be presented at the extraordinary general meeting of shareholders and the Warrant Amendment Proposal to be presented at the extraordinary general meeting of warrantholders, and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. ARWA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Contribution Proposal or the conversion threshold or the Warrant Amendment Proposal. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE CONTRIBUTION PROPOSAL

The discussion in this proxy statement/prospectus of the Transactions and the principal terms of the Contribution Agreement is subject to, and is qualified in its entirety by reference to, the Contribution Agreement. A copy of the Contribution Agreement, including the amendments thereto, is attached as Annex A to this proxy statement/prospectus. The text of the contribution proposal to be considered at the extraordinary general meeting is set forth in Annex E.

Structure of the Transactions

Pursuant to the Contribution Agreement, ARWA will contribute to VivoPower the Contribution Amount in exchange for ordinary shares of VivoPower. As soon as reasonably practicable after the closing of the Transactions, ARWA will distribute the VivoPower ordinary shares received by it in exchange for the Contribution to the ARWA shareholders and (as a result of the warrant amendment described below) to the ARWA warrantholders. It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment will be approximately 44.8% of the issued share capital of VivoPower after the Transactions assuming ARWA public shareholders seek conversion of the maximum of 5,985,448 shares as provided by the Contribution Agreement (after taking into account the public shares converted in connection with the Extension). To the extent that fewer ARWA public shareholders seek conversion of their public shares, ARWA will use the excess capital in the trust fund to purchase additional shares of VivoPower from VivoPower. To the extent that ARWA shareholders seek conversion of fewer than 2,590,648 public shares, VivoPower will in turn utilize those funds to repurchase a like number of VivoPower shares from AWN. It is estimated that the ordinary shares of VivoPower distributed to ARWA shareholders and warrantholders as a result of the Contribution and warrant amendment if no holders of public shares seek conversion rights will be approximately 71.2% of the issued share capital of VivoPower after the Transactions.

As soon as reasonably practicable after the closing of the Transactions, ARWA will distribute the VivoPower shares it acquires to its shareholders and warrantholders and ARWA will dissolve and liquidate.

In connection with the Transactions, VivoPower and AWN will use commercially reasonable efforts to cause the contingent acquisitions, including the acquisitions of VivoPower Australia and OptionCo, to be consummated. The consummation of the contingent acquisitions is conditional on the closing of the Transactions. The consummation of the Transactions is conditional on all other conditions to the closing of the contingent acquisitions being satisfied or waived and the parties thereto being ready, willing and able to consummate these acquisitions as soon as practical after the closing of the Transactions. As soon as practical after the closing of the Transactions and the contingent acquisitions, OptionCo will acquire over 99% of the ordinary shares of Aevitas.

Headquarters; Stock Symbols

After completion of the transactions contemplated by the Contribution Agreement:

●	the corporate headquarters and principal executive offices of VivoPower will be located at 23 Hanover Square, Mayfair, London W1S 1JB, UK, which are VivoPower’s current corporate headquarters; and

●	if VivoPower’s application for listing is approved, VivoPower’s ordinary shares will be traded on Nasdaq under the symbol VVPR.

Background of the Transactions

The terms of the Contribution Agreement are the result of negotiations between representatives of ARWA, AWN and VivoPower. The following is a brief discussion of the background of these negotiations, the Contribution Agreement and related transactions.

On May 6, 2015, ARWA closed its initial public offering of 7,200,000 units, with each unit consisting of one ordinary share, one right to receive one-tenth of one ordinary share upon consummation of an initial business combination and one redeemable warrant entitling the holder to purchase one-half of one ordinary share at a price of $12.50 per full share commencing on the completion of an initial business combination. On May 12, 2015, ARWA consummated the sale of an additional 1,080,000 units which were subject to an over-allotment option granted to the underwriter of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $82,800,000. Simultaneously with the consummation of the initial public offering, ARWA consummated the private sale of 455,000 units to its initial shareholders and/or their affiliates at $10.00 per unit for an aggregate purchase price of $4,550,000. Simultaneously with the consummation of the overallotment, ARWA consummated a private placement of an additional 54,000 private units to its initial shareholders and/or their affiliates generating gross proceeds of $540,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to ARWA from the offering and private placements were $85,111,186, of which $84,456,000 was deposited into the trust account and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Prior to the consummation of its initial public offering, neither ARWA nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with ARWA.

Subsequent to the consummation of the initial public offering, ARWA commenced efforts to identify and evaluate potential acquisitions with the objective of consummating a business combination. ARWA’s stated focus included target businesses located in the Asia Pacific region (with a particular emphasis on South East Asia and Australia) operating in the energy (including solar and alternative energy) industry, or target businesses in such industry operating outside of those geographic locations which it believed would benefit from expanding their operations to such locations.

In the months following the initial public offering, ARWA’s management identified potential targets by initiating conversations with (i) management’s own network of business associates and contacts, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers including lawyers, accountants, consultants and investment bankers. ARWA educated these parties on its structure as a special purpose acquisition company and its criteria for a business combination. ARWA also responded to inquiries from investment bankers or other similar professionals representing companies engaged in sale or financing processes. Furthermore, ARWA’s management conducted independent market research to identify potential business combination opportunities. From time to time, ARWA’s databases of global potential business combination candidates were updated and supplemented based on additional information derived from these discussions with third parties.

ARWA’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from ARWA’s board of directors was material to management’s evaluation of potential business combinations.

During this search process, ARWA reviewed more than 46 acquisition opportunities, with potential access to information under non-disclosure agreements negotiated with 16 parties. These opportunities were evaluated by ARWA. Many did not fit ARWA’s screening criteria, while some were eliminated due to an insufficient size, or indications that the sellers’ valuation expectations were too high, or assets that had not yet reached sufficient maturity. The screening process was repeated numerous times in parallel with the continued sourcing process.

During the search for an initial business combination, the ARWA directors discussed on several occasions the fact that ARWA’s second amended and restated memorandum and articles of incorporation provided that, if ARWA did not consummate an initial business combination by November 6, 2016, ARWA would be required to cease all operations and commence liquidating the trust account. Although this fact was part of the discussion in considering the timing and structuring for the Transactions, the directors also were aware of and discussed the possibility that ARWA could seek shareholder approval of an amendment to its second amended and restated memorandum and articles of incorporation to extend the required time frame to complete an initial business combination, should ARWA need additional time to complete its initial business combination. ARWA obtained such approval on November 3, 2016, extending the date by which it was required to consummate an initial business combination to January 9, 2017.

During the period from August 2014 to July 2016, AWN was actively focused on developing a pipeline of attractive solar projects in several geographies, including via VivoPower Australia and VivoPower. Each of these projects were initially early stage developments or acquisitions requiring significant operational involvement from employees of AWN. Each of these projects was also initially individually below ARWA’s acquisition threshold.

On July 16, 2016, Kevin Chin determined to introduce the potential acquisition of VivoPower, including the contingent acquisitions, to the ARWA directors. After discussion, the ARWA board determined to continue to explore the Transactions and, given that it would be a transaction with a target affiliated with ARWA’s officers and directors, determined to engage Cassel Salpeter to render an opinion to the ARWA board as to (i) the fairness, from a financial point of view, to ARWA of the Contribution Amount to be paid by ARWA to VivoPower in exchange for VivoPower’s ordinary shares in the Contribution, after giving effect to the contingent acquisitions, and (ii) whether VivoPower had a fair market value equal to at least 80% of the value of ARWA’s trust fund.

On July 20, 2016, a draft letter of intent in relation to the Transactions was circulated to the ARWA board, together with detailed briefing materials relating to the transaction, detailed strategic plans and company forecasts for the business. The company forecasts provided to the ARWA board were also provided to Cassel Salpeter, which was directed by ARWA to use and rely upon such forecasts for purposes of its analyses and opinion to the ARWA board as described in the section entitled “The Contribution Proposal — Opinion of Financial Advisor to the Board of Directors of ARWA.” The material line items from the forecast are set forth in the section entitled “Business of VivoPower — VivoPower’s Strength.” Directors met and discussed the draft letter of intent and briefing materials. At this meeting, the ARWA directors agreed to the Transactions in principle, subject to certain outstanding matters to be resolved.

ARWA’s board of directors was kept apprised of the progress of the potential business combination including summary financial information, and growth prospects, during the ensuing period. On July 31, 2016 the board appointed Local Knowledge Pty Ltd to provide certain transaction support services and logistical support. Local Knowledge Pty Ltd. supported the coordination of ARWA’s tax, investment banking and accounting advisors and acted and will act as a liaison with AWN and its advisors in connection with the Transactions.

On July 27, 2016, Graubard Miller, ARWA’s legal counsel, circulated a draft of the Contribution Agreement to VivoPower and its counsel.

On August 5, 2016, Kevin Chin provided a draft of the Contribution Agreement to ARWA directors incorporating initial feedback from AWN and AWN’s legal counsel. From that time up through and including the time when the Contribution Agreement was signed on August 11, 2016, representatives of, and advisers to, ARWA and AWN together with Graubard Miller, U.S. legal counsel to ARWA, and Winston Strawn LLP, U.S. legal counsel to AWN, circulated numerous drafts of the Contribution Agreement and the ancillary documents and participated in numerous telephone conversations to finalise the specific terms of the Business Combination.

Between August 5, 2016 and the execution of the Contribution Agreement on August 11, 2016 the parties negotiated and considered a number of terms discussed below. While not in strong disagreement as to material terms, the boards of ARWA and AWN were focused on structuring a balanced transaction in terms of the benefits and obligations of the various parties, with a view towards providing public shareholders with a compelling opportunity to invest in a high growth next generation green energy company:

●	The terms of the warrant amendment, including whether the warrant amendment would be a condition precedent to the Transactions, which ARWA favored but AWN initially opposed;

●	The structure of the warrant amendment, including the legal mechanics of the economic exchange of the ARWA warrants into 1/20th of a VivoPower share;

●	Certain of the representations and warranties regarding AWN being made by AWN to ARWA, including the breadth of such representations and warranties;

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Certain of the representations, warranties and covenants regarding VivoPower being made by AWN and VivoPower to ARWA, including the legal structure and breadth of such representations, warranties and covenants;

●	Whether a number of the proposed representations and warranties being made by AWN and VivoPower should extend to include OptionCo, VivoPower Australia and/or Aevitas;

●	The breadth of the definition of “Material Company Group Contract”; and

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The definition of “Material Adverse Effect,” including whether such definition should include a circumstance that could reasonably be expected to have a material adverse effect, with ARWA seeking the inclusion of this concept.

In arriving at its decision to approve the Contribution Agreement, the ARWA board considered, among other things, the following material transaction terms:

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ARWA’s expected ownership percentage of VivoPower (which at the time, prior to the conversions in connection with the Extension, would have ranged from 44.8% to 72.0%), in exchange for the contribution by ARWA of between $21,958,560 and the total amount in the trust fund (which at the time, prior to the conversions in connection with the Extension, would have been $84,456,000), in each case less certain expenses. The board considered the valuation multiples implied by the business combination against the potential risks and benefits of the Transactions and an investment into VivoPower. Further, the board considered the fact that AWN would retain a 30% to 46% interest in VivoPower as an attractive feature of the transaction, because it would provide AWN a continued material stake in the business and its ongoing performance;

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The appropriateness of having as a condition precedent to the Transactions that a maximum of 6,127,200 ARWA public shares exercise conversion rights (which is effectively a maximum of 5,985,148 public shares, after taking into account the conversions in connection with the Extension). The ARWA board assessed the maximum conversion amount with reference to the total cash uses in the business combination, including for the contingent acquisitions, and the ongoing working capital requirements of VivoPower;

●

The payment of a $5.8 million fee by a VivoPower subsidiary. The projections provided by VivoPower, which were reviewed by the ARWA board and upon which Cassel Salpeter was directed by ARWA to rely for purposes of its analyses and opinion, reflected the payment of this fee.  In addition, the ARWA board considered the payment of this fee appropriate for the project management and ancillary services that AWN has and will continue to provide to Vivo USA, because it believed that AWN would be providing material project management and ancillary services in relation to the Transactions.  The fee also includes costs of AWN staff members who have worked effectively as secondees for VivoPower over the past 2 years and thus far has not been on charged, as well as a range of business and transaction related costs (encompassing legal, accounting, and tax) that relate specifically to VivoPower which are being incurred by AWN;

●

VivoPower’s expected corporate structure, including the acquisitions of VivoPower Australia and Aevitas. The ARWA board believed the acquisition of a majority stake in each of VivoPower Australia and Aevitas would add significant value to VivoPower. In particular, the acquisition of VivoPower Australia would provide VivoPower a significant additional geographical footprint and additional scale of operations. The acquisition of Aevitas would allow it and VivoPower Australia to potentially leverage Aevitas’ existing customer relationships in Australia to grow its CIG installed base, and would provide future access to Aevitas in-house engineering and project management expertise and management experience;

●

The selection of VivoPower executive officers and directors. The board considered the experience and track record of VivoPower’s executive officers and directors in the context of VivoPower’s current operations and company strategy. In addition, the ARWA board considered the continued involvement of Kevin Chin and Gary Hui, currently executive directors of ARWA and directors of VivoPower, with VivoPower as an attractive feature of the Transactions for ARWA shareholders, given their involvement in ARWA’s board and management to date;

●

VivoPower’s recent decision to acquire solar projects NC-31 and NC-47. The ARWA board considered solar projects NC-31 and NC-47 to be attractive assets that would provide significant potential for attractive build, transfer and operate revenue for the near and long term. The ARWA board considered the current contractual arrangements for the transfer of 85.55% of NC-31 to a third party, and the associated build and transfer fee payable to VivoPower’s subsidiary, to be an attractive potential transaction. Likewise, the board believed there was a significant possibility for a similar value accretive transfer transaction in respect of NC-47.

●

The terms of the warrant amendment. The ARWA board believed the warrant amendment would provide warrantholders with an opportunity to participate in the upside of an investment in VivoPower ordinary shares, in light of the fact that VivoPower is not able to assume the ARWA warrants upon consummation of the business combination under the laws of its jurisdiction. The 1 for 20 ratio was arrived at after ARWA considered a range of factors including a range of warrant valuation techniques and observed trading prices for the ARWA warrants in the secondary market.

At a board meeting on August 9, 2016 ARWA directors met to vote on the Transactions. During this meeting, the ARWA directors also received Cassel Salpeter’s opinion. The Transactions were approved by the ARWA board members unanimously and were separately approved by all of the directors other than Kevin Chin and John Moore. On August 11, 2016, the parties thereto executed the Contribution Agreement. On August 11, 2016, the parties issued a press release announcing the execution of the Contribution Agreement.

On September 16, 2016, the parties to the Contribution Agreement commenced discussions on an amendment to the agreement to increase the maximum number of ARWA public shares as to which the holders could exercise their conversion rights and to allow certain notes and preferred shares of Aevitas to remain outstanding after the completion of the Transactions. These changes were introduced to provide the parties additional flexibility to consummate the Transaction in the event ARWA public shareholder redemptions are higher than the original condition precedent. The revised Contribution Agreement allows the Transaction to consummate in the event a maximum of 74% of public shareholders redeem the ARWA shares, versus a maximum of redemption level of 33% in the original Contribution Agreement. Allowing the Aevitas notes and preference shares to remain on issue, rather than be redeemed for cash, reduces cash uses of the transaction, ensuring appropriate liquidity for VivoPower post Transaction under the revised range of permitted public redemptions up to a maximum of 74%.

At a board meeting on October 13, 2016, the ARWA directors met to vote on the amendment. At the request of the ARWA directors, members of ARWA management and representatives from Cassel Salpeter were also in attendance. At the meeting, ARWA management updated the ARWA directors on the proposed changes to the structure of the Transaction as reflected in the amendment, and ARWA’s management and advisors discussed with the ARWA directors the relative benefits and detriments of such changes to ARWA. The benefits of the changes considered by the ARWA board included:

●

The ability to consummate the Transaction in the event ARWA public shareholder redemptions are higher than the original condition precedent, with the maximum public shareholder redemption level increased to 74% from 33%;

●	The potential for VivoPower to retain additional cash on balance sheet for corporate purposes in the event the ARWA public shareholder redemptions are between 33% and 74%; and

●	The reduction in cash uses of funds of the Transaction of approximately $25.0 million given the notes and preference shares would no longer be redeemed for cash.

The ARWA board also considered the new terms of the notes and preferred shares that would remain outstanding in Aevitas, and believe there are a number of attractive features of these terms for Aevitas, and VivoPower as Aevitas’ parent company, including:

●	A 7.0% per annum coupon rate which may be cash paid, or paid at redemption, at Aevitas’ option;

●	Subject to the terms of the notes and preference shares, the redemption of each of the notes and preference shares and unpaid coupon amounts in VivoPower scrip rather than cash; and

●	A maturity date of June 30, 2021 if not redeemed earlier.

The ARWA board considered the benefits of these changes against the potential detriments of the changes including:

●	The increased complexity of VivoPower’s ongoing capital structure with the inclusion of both preference shares and notes in its Aevitas subsidiary;

●	The fixed coupon rate of 7.0%;

●	The fixed share price of $10.20 at which new VivoPower shares would be issued on redemption of the notes and preference shares;

●	The requirement for VivoPower to guarantee Aevitas obligations under the notes and preference shares; and

●	The potential for AWN and its subsidiaries to own over 50% of the ordinary shares of VivoPower at higher ARWA public shareholder redemption levels.

On balance, the ARWA board of directors concluded that the potentially negative factors associated with the changes to the Contribution Agreement were outweighed by the potential benefits.

Thereafter, at the request of the ARWA directors, Cassel Salpeter confirmed to the ARWA directors that it believed that, had the terms of the Contribution been as set forth in the Contribution Agreement as amended by the proposed amendment and otherwise taking into account only the information available to it as of August 9, 2016, it would still have been able to render its opinion to the ARWA directors on August 9, 2016, subject to the assumptions, qualifications, limitations and other matters set forth therein. On October 18, 2016, the parties thereto executed the amendment and issued a press release announcing such execution.

On November 3, 2016, ARWA obtained approval from its shareholders for the Extension of the date by which it must complete an initial business combination from November 6, 2016 to January 9, 2017. In connection with the Extension, holders of 141,752 public shares elected to convert their shares into a pro rata portion of the trust account. Because the Extension was approved, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account. The first such Contribution, in the aggregate amount of $203,456, was made on November 7, 2016.

On November 15, 2016, the parties to the Contribution Agreement entered into a second amendment to the agreement to ensure the intended number of VivoPower ordinary shares would be issued to ARWA at the closing of the Transactions, after taking into account the Contributions that had been made to the trust account.

ARWA’s Board of Directors’ Reasons for Approval of the Transactions

The ARWA board of directors has unanimously approved the Transactions and provided their recommendation to Shareholders to vote in favor of the Proposal. The board of directors have cited the following reasons for their recommendation:

Combining the three entities unlocks significant value for each and together as a whole including by:

●	Creating a pure play solar platform with global reach, a strong pipeline of opportunities and a highly experienced team.

o

The entities that will form the combined VivoPower group are currently not under common ownership and control. Once ownership is consolidated, the business will have combined exposure to experienced staff and opportunities in a number of locations across the world.

o

The businesses will have a combined management team which will be able to formulate and implement a cohesive strategy across the business, taking into account considerations of each geography and business unit separately and as a whole.

o

By combining the expertise and resources of staff located in different geographies, the business will also have a team that is able to assess and compare the merits of investing in various projects on a global scale, and allocate capital accordingly.

●	Providing the combined business with sufficient scale to access technology and growth, including by enabling greater access to capital from the Nasdaq listing.

o

Due to its larger staff and greater revenue and profitability, the business will be able to increase its investment in technology. The combined company will also be able to consolidate its technology across multiple business lines, thereby enhancing each of its product offerings.

o	A Nasdaq listing will also open avenues to raise further capital via broadening the companies’ investor base.

●	Realignment of all existing management and shareholders across a single capital structure and global incentive plan.

o	The businesses are currently organized in a number of separate entities and with numerous shareholders. The combined entity will have a simplified capital structure and common shareholder base.

o	Staff alignment will benefit from the implementation of a global management incentive plan, as further outlined in “The Incentive Plan Proposal.”

●	Providing operating scale for continued best practice system rollout.

o	The business will be able to incorporate best practices learned from each business line (as well as from external sources) across all of its business lines.

In the directors’ view, each of the three underlying business operations will benefit greatly from the consolidation for the reasons outlined above as well as for the following reasons individual to each them:

●	VivoPower:

o	Becoming a stand-alone pure play solar business, with sufficient scale to achieve Nasdaq listing.

o	Expanding its business via VivoPower Australia (including exposure across Asia).

o

Enhanced access to tax equity investors for U.S. projects, as the company’s status as a public, exchange-listed company will facilitate potential investors’ review of the company in connection with any proposed partnerships.

o	Operating synergies from combined best practice.

o	Aevitas acquisition will provide in-house engineering and project management expertise and associated management experience, thereby reducing fees paid to external advisors.

o	Allows VivoPower to provide an integrated offering including financing and engineering, procurement and construction services.

●	VivoPower Australia:

o	Further exposure to international solar markets beyond Australia and Asia.

o	Access to strong management team with international experience.

o	Scale benefits and access to VivoPower’s systems, data and technology.

o	Merger with Aevitas provides in-house engineering and project management expertise and associated management experience.

o	Enables VivoPower Australia to leverage the local Aevitas customer relationships in Australia to grown its CIG installed base.

●	Aevitas:

o	Provides international growth and expansion opportunities outside Australia.

o	Assists with Aevitas’ expansion into the solar installation market.

o	Access to strong management team with international experience.

o	VivoPower Australia merger provides in-house solar origination, structuring and execution capability.

o	Scale benefits and access to VivoPower’s systems, data and technology.

o	Provides access to a larger balance sheet (of the combined group) with strong cash flow and profitability.

In making its recommendation, the ARWA board of directors also considered the key risks of the Transactions which are set out in detail in the section entitled “Risk Factors.” The board of directors in particular considered the following key risks:

●	The potential inability to enter into new financing agreements when needed, or upon desirable terms, for the construction and installation of solar energy systems.

●	The potential for delays in the sale of VivoPower’s projects or the potential inability to sell or transfer VivoPower’s projects to their intended long term funding vehicles.

●	The potential inability to acquire or complete projects in VivoPower’s pipeline.

●	The potential inability to manage operations spanning multiple markets and jurisdictions, which expose VivoPower to legal, political, operational and other risks.

●	Competition in the markets and industry segments in which VivoPower operates.

Notwithstanding the foregoing, the ARWA board of directors believes that the management team of VivoPower will be able to sufficiently mitigate the foregoing risks to enable the combined business to succeed. Accordingly, the directors concluded that the potentially negative factors associated with the Transactions were outweighed by its potential benefits.

Opinion of Financial Advisor

Noting the Transactions would be with a target affiliated with ARWA’s officers and directors, ARWA’s board of directors also considered the financial analysis reviewed by Cassel Salpeter with the ARWA board, and the oral opinion of Cassel Salpeter to the ARWA board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 9, 2016, (i) the fairness, from a financial point of view, to ARWA of the Contribution Amount to be paid by ARWA in exchange for the Contribution Shares in the Contribution, after giving effect to the contingent acquisitions, pursuant to the Contribution Agreement and (ii) whether VivoPower had a fair market value equal to at least 80% of the balance of funds in ARWA’s trust account. See the section entitled “The Contribution Proposal — Opinion of the Financial Advisor to the Board of Directors of ARWA.”

Satisfaction of 80% Test

Pursuant to Nasdaq rules, ARWA’s initial business combination must have a fair market value equal to at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination. Based on the financial analysis of VivoPower generally used to approve the Transactions, including a comparison of comparable companies and a discounted cash flow analysis, the ARWA board of directors determined that this requirement was met. The board determined that consideration being paid in the Transactions was fair to and in the best interests of ARWA and its shareholders and appropriately reflected ARWA’s value. In reaching this determination, the board concluded that it was appropriate to base such valuation on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills as well as quantitative factors such as VivoPower’s potential future growth in revenues and profits. ARWA’s board of directors believes that the financial skills and background of its members qualify it to conclude that the acquisition of VivoPower met this requirement. In addition, the ARWA board of directors considered the financial analysis reviewed by Cassel Salpeter with the ARWA board, and the oral opinion of Cassel Salpeter to the ARWA board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 9, 2016, whether VivoPower had a fair market value equal to at least 80% of the balance of funds in ARWA’s trust account.

Interests of ARWA’s Directors and Officers in the Transactions

In considering the recommendation of the board of directors of ARWA to vote in favor of approval of the Contribution Proposal, the Dissolution Proposal, the Incentive Plan Proposal and the other proposals, shareholders should keep in mind that ARWA’s initial shareholders, including its directors and executive officers, have interests in such proposals that are different from, or in addition to, those of ARWA shareholders generally. In particular:

●

Pursuant to ARWA’s second amended and restated memorandum and articles of association, if the Transactions are not consummated by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to its second amended and restated memorandum and articles of association. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account (including the Contributions) calculated as of the date that is two days prior to the distribution date. In such event, the 2,070,000 insider shares held by ARWA’s initial shareholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to ARWA’s initial public offering, would be worthless because ARWA’s initial shareholders are not entitled to participate in any liquidation with respect to such shares. Such shares had an aggregate market value of approximately $21.3 million based upon the closing price of $10.30 per share on Nasdaq on November 18, 2016, subject to completion of the Transactions.

●

ARWA’s initial shareholders and affiliates, including its officers and directors, purchased an aggregate of 509,000 private units from ARWA for an aggregate purchase price of $5,090,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds ARWA received from these purchases were placed in the trust account. Such units had an aggregate market value of $6.8 million based upon the closing price of $13.43 per unit on Nasdaq on November 18, 2016, subject to completion of the Transactions. The purchasers waived the right to participate in any redemption or liquidation distribution with respect to such private units. Accordingly, the ARWA shares, rights and warrants underlying the private units will become worthless if ARWA does not consummate a business combination by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, as will the ARWA rights and warrants held by public shareholders.

●

The Transactions contemplated by the Contribution Agreement provide that Kevin Chin and Gary Hui will be directors of VivoPower. As such, in the future each may receive cash fees, stock options or stock awards that the VivoPower board of directors determines to pay to its directors as compensation for their service on the board.

●

If ARWA is unable to complete a business combination within the required time period, Kevin Chin, ARWA’s Chief Executive Officer and Chairman of the Board of Directors, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ARWA for services rendered or contracted for or products sold to ARWA, but only if such a vendor or target business has not executed such a waiver.

●

ARWA’s officers, directors, initial shareholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on ARWA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ARWA fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, ARWA may not be able to reimburse these expenses if the Transactions, or another business combination, are not completed by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders. As of July 31, 2016, ARWA’s officers, directors, initial shareholders and their affiliates had not incurred any unpaid reimbursable expenses, although they may incur such expenses in the future. In addition, if the Transactions, or another business combination are not completed, the loans in the amount of $434,040 made by the ARWA’s officers, directors, initial shareholders or their affiliates to fund the Contributions will not be repaid.

●

If ARWA is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Kevin Chin has agreed to advance ARWA the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

●

At the closing of the Transactions, Vivo USA, an affiliate of VivoPower, and AWN will enter into a Fee and Loan Agreement providing that, in consideration for the project management and ancillary services that AWN has and will continue to provide to Vivo USA and its related entities in relation to and as preparation for the transactions, Vivo USA will pay AWN a fee of $5,800,000.

●

At the closing of the Transactions, APG, an affiliate of certain of ARWA’s officers and directors, will be repaid the APG Loan, in an aggregate amount of approximately A$692,581 as of June 30, 2016, by one of the entities being acquired in the contingent acquisitions.

●	ARWA has a loan payable to APG of $130,000. This loan may not be repaid if the Transactions are not consummated.

In addition to the foregoing, ARWA’s officers and directors may benefit from the Transactions as a result of the following interests and relationships:

●

ARWA’s officers and directors beneficially own an aggregate of 21,435,050 ordinary shares of AWN, representing approximately 13.6% of the 158,170,799 outstanding ordinary shares of AWN. As such, their interest in the combined company will be greater than their direct interest in ARWA. In addition, to the extent VivoPower repurchases its ordinary shares from AWN, they may have an interest in a portion of the purchase price.

o

Panaga Group Pty Ltd as trustee for The Panaga Group Trust, of which Kevin Chin, ARWA’s chairman of the board and chief executive officer, is a beneficiary and one of the directors of the corporate trustee of such trust, holds 6,388,954 shares of AWN. APG, an affiliate of Mr. Chin's, holds 350,000 shares of AWN. 181 Foundation Pty Limited ATF Chin Family Superannuation Fund, an affiliate of Mr. Chin's, holds 7,691,046 shares of AWN.

o	Ralsten Pty Ltd., an entity controlled by John C. Moore, a director of ARWA, owns 1,400,000 shares of AWN.

o	Dudley Hoskin, a director of ARWA, holds 3,575,000 shares of AWN. Mr. Hoskin and his wife also jointly own 183,037 shares of AWN.

o	Gary San Hui, the chief financial officer, chief investment officer and a director of ARWA, owns 625,000 shares of AWN.

o

Kien Khan Kwan, a director of ARWA, holds 122,000 shares of AWN. Alnilum Pty Ltd ATF Jam and Jelly Foundation, an entity controlled by Mr. Kwan, holds: 46,500 shares of AWN. LEK Investments Pty Ltd ATF LEK Trust, an entity controlled by Mr. Kwan, owns 1,053,513 shares of AWN.

●

ARWA’s officers and directors beneficially own 871,619 ordinary shares of Aevitas, as well as 47,749 in notes issued by Aevitas and 47,749 convertible preference shares of Aevitas. The ordinary shares will be acquired by VivoPower as a consequence of the contingent acquisitions.

o

The Panaga Group Trust, of which Mr. Chin is a beneficiary and one of the directors of the corporate trustee of such trust, holds the following securities in Aevitas: (i) 373,217 ordinary shares; (ii) 4,500 notes; and (iii) 4,500 convertible preference shares. The Octagon Foundation, of which Mr. Chin is a director, owns 5.5% of the paid capital interest in the Arowana Special Situations Fund, which holds an interest of 80.9% of each of the Aevitas notes and convertible preference shares.

o	Ralsten Pty Ltd., an entity controlled by Mr. Moore and one of the initial shareholders of ARWA, holds 68,402 ordinary shares of Aevitas.

o

Mr. Hoskin and his wife jointly own 430,000 ordinary shares of Aevitas. Sd & K Investments Pty Ltd atf <Hoskins Family A/C>, an entity controlled by Mr. Hoskin, owns the following securities of Aevitas: (i) 43,249 convertible notes; and (ii) 43,249 convertible preference shares.

●	ARWA’s officers and directors beneficially own shares of AWQ, a listed investment company managed by AAVOF Management Pty Limited (Manager), a wholly-owned subsidiary of AWN.

o

The Octagon Foundation, of which Mr. Chin is a director, owns 1,180,000 shares of AWQ. 181 Foundation Pty Limited ATF Chin Family Superannuation Fund, an affiliate of Mr. Chin's, holds 820,000 shares of AWQ. Mr. Chin holds 2 shares of AWQ.

o	Ralsten Pty Ltd., an entity controlled by John C. Moore, a director of ARWA, owns 200,000 shares of AWQ.

o	Dudley Hoskin, a director of ARWA, holds 500,000 shares of AWQ.

o	Mr. Hui, directly and via a controlled entity, also owns 228,500 shares of AWQ.

o	Alnilum Pty Ltd ATF Jam and Jelly Foundation, an entity controlled by Mr. Kwan, holds 150,000 shares of AWQ. K2 Horizon Pty Ltd, an entity controlled by Mr. Kwan, owns 50,000 shares of AWQ.

●	Certain of ARWA’s officers and directors also are officers or directors of AWN.

o	Mr. Chin is Chief Executive Officer of, and a director of AWN and a participant in AWN's compensation arrangements.

o	Mr. Moore is a director of AWN and certain AWN subsidiaries and receives director fees from AWN.

o	Mr. Hui is a consultant of AWN, a director of certain AWN subsidiaries, and a participant in AWN's compensation arrangements.

o

Mr. Kwan is a director of AWQ. Mr. Kwan is on the Investment Committee of AAVOF Management Pty Limited, a 100% subsidiary of AWN and Investment Manager of AWQ. Mr. Kwan is on the advisory board of AWN.

Opinion of Financial Advisor to the Board of Directors of ARWA

In the portions of this proxy statement/prospectus referencing Cassel Salpeter’s opinion, “True-up Sale,” “Make-even Sale,” “Distribution,” “Dissolution,” “Acquisitions,” “Related Transactions,” “Contribution” and “Transaction” have the meanings set forth in Cassel Salpeter’s written opinion, which is included as Annex D to this proxy statement/prospectus.

On August 9, 2016, Cassel Salpeter rendered its oral opinion to the ARWA board (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 9, 2016, (i) the fairness, from a financial point of view, to ARWA of the Contribution Amount to be paid by ARWA in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement and (ii) whether VivoPower had a fair market value equal to at least 80% of the value of ARWA’s trust fund.

The summary of the opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex D to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be or constitutes advice or a recommendation to any security holder as to how such security holder should act or vote with respect to any matter relating to the proposed Transaction or otherwise.

The opinion was addressed to the ARWA board for the use and benefit of the members of the ARWA board (in their capacities as such) in connection with the ARWA board’s evaluation of the Transaction. Cassel Salpeter’s opinion should not be construed as creating any fiduciary duty on Cassel Salpeter’s part to ARWA or any other party to the Agreement, any security holder of ARWA or such other party, any creditor of ARWA or such other party, or any other person. Cassel Salpeter’s opinion was just one of the several factors the ARWA board took into account in making its determination to approve the Transaction.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, (i) the Contribution Amount to be paid by ARWA in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement was fair, from a financial point of view, to ARWA and (ii) VivoPower, after giving effect to the Acquisitions, had a fair market value equal to at least 80% of the value of ARWA’s trust fund. It did not address any other terms, aspects, or implications of the Transaction or the Agreement, including, without limitation, (i) except for assuming the consummation thereof immediately prior to, or contemporaneously with the Contribution, the Acquisitions, (ii) any other Related Transaction, (iii) any term or aspect of the Transaction that is not susceptible to financial analyses, (iv) the fairness of the Contribution, or all or any portion of the Contribution Amount, to any security holders of ARWA, VivoPower, AWN or any other person or any creditors or other constituencies of ARWA, VivoPower, AWN or any other person, nor (v) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Contribution Amount to be paid by ARWA in the Contribution pursuant to the Agreement, or otherwise. Cassel Salpeter did not express any opinion as to what the value of the Contribution Shares actually would be when issued to ARWA in the Contribution or the prices at which ARWA shares or VivoPower shares may trade, be purchased or sold at any time, and Cassel Salpeter made no representation or warranty regarding the adequacy of its opinion or the analyses underlying its opinion for the purpose of ARWA’s compliance with the terms of its organizational documents or any applicable foreign, federal, state or local laws, rules or regulations or for any other general or particular purpose.

Cassel Salpeter’s opinion did not address the relative merits of the Contribution or any Related Transaction as compared to any alternative transaction or business strategy that may have existed for ARWA, or the merits of the underlying decision by the ARWA board or ARWA to engage in or consummate the Contribution or any Related Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter.

Cassel Salpeter’s analysis and opinion were necessarily based upon market, economic, and other conditions, as they existed on, and could be evaluated as of the date of the opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, Cassel Salpeter did not assume any obligation to update, review, or reaffirm its opinion to the ARWA board or any other person or otherwise to comment on or consider events occurring or coming to Cassel Salpeter’s attention after the date of the opinion.

In arriving at its opinion, Cassel Salpeter made such reviews, analyses, and inquiries as Cassel Salpeter deemed necessary and appropriate under the circumstances. Among other things, Cassel Salpeter:

●	Reviewed a draft, dated August 7, 2016, of the Agreement.

●	Reviewed certain publicly available financial information and other data with respect to VivoPower that Cassel Salpeter deemed relevant.

●

Reviewed certain other information and data with respect to VivoPower made available to Cassel Salpeter by ARWA and VivoPower, including (i) unaudited historical financial statements of VivoPower pro-forma for the Acquisitions (the “Pro-Forma Financial Statements”) prepared by management of VivoPower based on draft audited historical financial statements of VivoPower, Aevitas and VivoPower Australia (the “Draft Financial Statements”) and (ii) financial projections with respect to the future financial performance of VivoPower, after giving effect to the Acquisitions, for the fiscal years ending March 31, 2017 through March 31, 2019, prepared by management of VivoPower (the “Projections”) and other internal financial information furnished to Cassel Salpeter by or on behalf of VivoPower.

●

Considered and compared the financial and operating performance of VivoPower, after giving effect to the Acquisitions, with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant.

●	Considered the publicly available financial terms of certain transactions that Cassel Salpeter deemed relevant.

●	Compared the implied enterprise value reference ranges of VivoPower, after giving effect to the Acquisitions, to the balance, as provided by ARWA management, of ARWA’s trust fund.

●

Discussed the business, operations, and prospects of VivoPower, after giving effect to the Acquisitions, and the proposed Transaction with ARWA’s and VivoPower’s management and certain of ARWA’s and VivoPower’s representatives.

●	Conducted such other analyses and inquiries, and considered such other information and factors, as Cassel Salpeter deemed appropriate.

For purposes of its analyses and opinion, Cassel Salpeter assumed, at ARWA’s direction, that the amount of the Transaction Fees and Expenses borne by ARWA would be $6,000,000 and, as a result, the Contribution Amount would be $50,585,520. In addition, for purposes of Cassel Salpeter’s analysis and its opinion, Cassel Salpeter, with ARWA’s consent, evaluated whether, as of the date of the opinion, VivoPower had a fair market value equal to at least 80% of the value of ARWA’s trust fund solely upon the basis of a comparison of the implied enterprise value reference ranges indicated by Cassel Salpeter’s financial analysis for VivoPower, after giving effect to the Acquisitions with the balance of the funds remaining in ARWA’s trust fund, which ARWA advised Cassel Salpeter and Cassel Salpeter, for purposes of its analysis and opinion, assumed did not and would not exceed $84,456,000.

In arriving at its opinion, Cassel Salpeter, with ARWA’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Cassel Salpeter or available from public sources, and Cassel Salpeter further relied upon the assurances of ARWA’s and VivoPower’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Cassel Salpeter also relied upon, without independent verification, the assessments of the management of ARWA and VivoPower as to ARWA’s and VivoPower’s existing and future technology, products and services and the validity and marketability of, and risks associated with, such technology, products and services (including, without limitation, the development, testing and marketing of such technology, products and services; the receipt of all necessary governmental and other regulatory approvals for the development, testing and marketing thereof; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products and services), and Cassel Salpeter assumed, at ARWA’s direction, that there would be no developments with respect to any such matters that would adversely affect its analyses or opinion. Cassel Salpeter is not legal, tax, accounting, environmental, or regulatory advisors, and Cassel Salpeter did not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to ARWA, VivoPower, AWN, the Transaction, or otherwise. Cassel Salpeter understood and assumed that ARWA had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

ARWA and VivoPower advised Cassel Salpeter that the audit of the Draft Financial Statements was not yet complete and the Draft Financial Statements were therefore in draft form, had not been finalized and remained subject to change. In addition, ARWA and VivoPower advised Cassel Salpeter that the Pro-Forma Financial Statements and the Projections had been prepared under IFRS, except the Projections did not contain any purchase price adjustments as required by IFRS. As ARWA was aware, management of VivoPower did not provide, and Cassel Salpeter did not assess, the impact of the preparation of the Projections with purchase price adjustments.

ARWA also advised Cassel Salpeter, and Cassel Salpeter assumed, that the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of VivoPower with respect to the future financial performance of VivoPower after giving effect to the Acquisitions and that the Projections and the Pro-Forma Financial Statements provided a reasonable basis upon which to analyze and evaluate VivoPower after giving effect to the Acquisitions and form an opinion. Cassel Salpeter expressed no view with respect to the Projections, the Pro-Forma Financial Statements or the assumptions on which they were based. Without limiting the generality of the foregoing, ARWA directed Cassel Salpeter to rely upon and assume, without independent verification, that had the Draft Financial Statements been finalized and had the Projections been prepared with purchase price adjustments in accordance with IFRS, such draft financial statements and projections would not differ from the Draft Financial Statements and Projections, respectively, in any way material to Cassel Salpeter’s financial analyses or opinion.

Cassel Salpeter did not evaluate the solvency or creditworthiness of ARWA, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction, the fair value of ARWA, VivoPower, AWN, Aevitas, VivoPower Australia or any of their respective assets or liabilities, or whether ARWA, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did Cassel Salpeter evaluate, in any way, the ability of ARWA, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction to pay its obligations when they come due. Cassel Salpeter did not physically inspect ARWA’s, VivoPower’s, AWN’s, Aevitas’ or VivoPower Australia’s properties or facilities and did not make or obtain any evaluations or appraisals of ARWA’s, VivoPower’s, AWN’s, Aevitas’ or VivoPower Australia’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). Cassel Salpeter did not attempt to confirm whether ARWA, VivoPower, AWN, Aevitas and VivoPower Australia have good title to their respective assets. Cassel Salpeter’s role in reviewing any information was limited solely to performing such reviews as Cassel Salpeter deemed necessary to support its own advice and analysis and was not on behalf of the ARWA board, ARWA, or any other party.

Cassel Salpeter assumed, with ARWA’s consent, that the Transaction would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on ARWA, VivoPower, AWN, Aevitas, VivoPower Australia or the Transaction. Cassel Salpeter also assumed, with ARWA’s consent, that the final executed form of the Agreement would not differ in any material respect from the draft Cassel Salpeter reviewed and that the Transaction would be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof material to Cassel Salpeter’s analyses or opinion. Cassel Salpeter also assumed that the representations and warranties of the parties to the Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Agreement. Cassel Salpeter offered no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Agreement would be satisfied.

In connection with preparing its opinion, Cassel Salpeter performed a variety of financial analyses. The following is a summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither Cassel Salpeter’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, Cassel Salpeter assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, Cassel Salpeter did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, Cassel Salpeter believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter in preparing the opinion.

The multiple ranges and implied value reference ranges indicated by Cassel Salpeter’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, Cassel Salpeter’s analyses are inherently subject to substantial uncertainty.

The following summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter performed.

For purposes of its analyses, Cassel Salpeter reviewed a number of financial metrics, including the following:

●	EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

●

Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and minority interests less the amount of cash on its balance sheet).

Unless the context indicates otherwise, (1) share prices for the selected companies used in the selected companies analysis described below were as of August 5, 2016, (2) the relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions, (3) estimates of future financial performance of VivoPower were based on the Projections, and (4) estimates of financial performance for the selected companies listed below were based on publicly available research analyst estimates for those companies. In addition, Cassel Salpeter assumed, at ARWA’s direction, that the Contribution Amount would be $50,585,520.

Discounted Cash Flows Analysis

Cassel Salpeter performed a discounted cash flow analysis of VivoPower by calculating the estimated net present value of VivoPower’s free cash flows, after giving effect to the Acquisitions, through 2019 and estimates of the terminal value of VivoPower, after giving effect to the Acquisitions, after 2019 using the Projections. In performing this analysis, Cassel Salpeter applied discount rates ranging from 12.0% to 13.0% and perpetual growth rates ranging from 2.45% to 2.95%. This analysis indicated an implied enterprise value reference range of $179,400,000 to $207,800,000 for VivoPower. Taking into account the net debt of VivoPower, the number of Vivopower shares comprising the Contribution Shares and the number of Vivopower shares outstanding, this analysis indicated an implied value reference range of $76,800,000 to $92,700,000 for the Contribution Shares, as compared to the Contribution Amount of $50,585,520.

Selected Companies Analysis

Cassel Salpeter considered certain financial data for VivoPower and selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The financial data reviewed included Enterprise Value as multiple of estimated EBITDA for the year ending December 31, 2016, or “2016 E EBITDA” and Enterprise Value as multiple of estimated EBITDA for the year ending December 31, 2017, or “2017 E EBITDA.” The Enterprise Values of the selected companies ranged from approximately $2 million to $1,260 million. The selected companies with publicly traded equity securities and resulting multiples were:

Enterprise Value /
	2016 E EBITDA	2017 E EBITDA
Infigen Energy	NA	13.3x
SPCG Public Company Limited	8.1x	7.9x
SPI Energy Co., Ltd.	NA	NA
Thai Solar Energy Public Co. Ltd.	NM	NM
Sky Solar Holdings, Ltd.	12.0x	10.5x
_________________ "NA" refers to data not available.
"NM" refers to data not meaningful.

Taking into account the results of the selected companies analysis, Cassel Salpeter applied multiples of 8.0x to 10.0x to VivoPower management’s estimate of EBITDA for VivoPower, pro-forma for the Acquisitions, for the fiscal year ending March 31, 2017 and 8.0x to 10.0x to VivoPower management’s estimate of EBITDA for VivoPower, pro-forma for the Acquisitions, for the fiscal year ending March 31, 2018, which indicated an implied enterprise value reference range of $160,000,000 to $200,000,000 for VivoPower. Taking into account the net debt of VivoPower, the number of VivoPower shares comprising the Contribution Shares and the number of VivoPower shares outstanding, this analysis indicated an implied value reference range of $66,000,000 to $88,300,000 for the Contribution Shares, as compared to the Contribution Amount of $50,585,520.

None of the selected companies have characteristics identical to VivoPower. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments primarily regarding the potential effect on the public trading values of the companies reviewed of differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed, including the selected companies’ geographic location, asset and service mix, size, projected revenue and projected EBITDA growth, each of which varied from company to company. In its considerations, Cassel Salpeter did not apply specific weights to any such individual characteristic or factor.

Selected Transactions Analysis

Cassel Salpeter considered certain financial data for VivoPower and the financial terms of the following business transactions Cassel Salpeter deemed relevant. The financial data reviewed included Enterprise Value (calculated based on the consideration to be paid in the relevant transaction) as a multiple of trailing twelve months, or “TTM,” revenue. The Enterprise Values of the selected transactions ranged from approximately $10 million to $6,556 million. The selected transactions were:

Target	Acquiror
SolarCity Corporation	Tesla Motors, Inc.
PowerSecure International, Inc.	Southern Company
Energy Source Partners, LLC	Revolution Lighting Technologies, Inc.
Golmud Shenguang New Energy Co., Ltd.	Dalian East New Energy Development Co., Ltd.
Japan Energy Construction Co., Ltd.	ENERES Co., Ltd.
J.P. Solar Power Co., Ltd.	Inter Far East Energy Company Limited
Milgam Solar Ltd.	Aspen Group Ltd.
Fengxian Huize Photovoltaic Energy Limited	Huabei Expressway Co.; China Solar Power Group; and other acquirers

Cassel Salpeter calculated the following multiples with respect to the selected transactions:

	High	Mean	Median	Low
Enterprise Value as a Multiple of TTM Revenue	14.42x	7.25x	6.62x	1.04x

Taking into account the results of the selected transactions analysis, Cassel Salpeter applied multiples of 3.50x to 4.50x to VivoPower management’s estimate of revenue for Vivo Power, pro forma for the Acquisitions, for the fiscal year ending March 31, 2017 and discounted the implied value reference range to present value at a discount rate of 12.5%, which indicated an implied enterprise value reference range of $153,500,000 to $197,300,000 for VivoPower. Taking into account the net debt of VivoPower, the number of VivoPower shares comprising the Contribution Shares and the number of VivoPower shares outstanding, this analysis indicated an implied value reference range of $62,400,000 to $86,800,000 for the Contribution Shares, as compared to the Contribution Amount of $50,585,520.

None of the target companies or transactions in the selected transactions have characteristics identical to VivoPower or the proposed Transaction. Accordingly, an analysis of selected business combinations is not mathematical; rather it involves complex considerations and judgments primarily regarding the potential effect on the acquisition values of the transactions reviewed of differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the respective acquisition values of the transactions reviewed, including the target companies’ geographic location, asset and service mix, and size, each of which varied from company to company. In its considerations, Cassel Salpeter did not apply specific weights to any such individual characteristic or factor.

Implied Value Reference Range of VivoPower Compared to Trust Fund Balance

Cassel Salpeter compared the implied enterprise value reference range indicated by its financial analyses for VivoPower, after giving effect to the Acquisitions, with the balance of the funds remaining in ARWA’s trust fund. Taking into account the results of the discounted cash flow, selected companies and selected transactions analyses described above, Cassel Salpeter calculated an implied enterprise value reference range of $153,500,000 to $207,800,000 for VivoPower, after giving effect to the Acquisitions, as compared to the balance of the funds remaining in ARWA’s trust fund, which ARWA advised Cassel Salpeter and Cassel Salpeter, for purposes of its analysis and opinion, assumed did not and would not exceed $84,456,000.

Other Matters Relating to Cassel Salpeter’s Opinion

As part of its investment banking business, Cassel Salpeter is regularly engaged in the evaluation of businesses and their securities in connection with Transaction, acquisitions, corporate restructurings, private placements and other purposes. Cassel Salpeter is a recognized investment banking firm that has substantial experience in providing financial advice in connection with acquisitions, sales of companies, businesses and other assets and other Transactions. Cassel Salpeter received a fee of $150,000 for rendering its opinion, no portion of which was contingent upon the completion of the Transaction. In addition, ARWA agreed to reimburse Cassel Salpeter for certain expenses incurred by it in connection with its engagement and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion. In accordance with Cassel Salpeter’s policies and procedures, a fairness committee was not required to, and did not, approve the issuance of the opinion.

Material Federal Income Tax Consequences of the Transactions to ARWA and Its Securityholders

Pursuant to the Transactions, holders of ARWA ordinary shares will receive VivoPower shares in proportion to their shareholders in ARWA and the holders of ARWA warrants will receive 1/20th of a VivoPower share for each warrant held by them. It is expected that ARWA will dissolve and liquidate as soon as practicable after the closing of the Transactions; however, ARWA’s board of directors reserves the right to not liquidate following the Transactions. In addition, if the Warrant Amendment Proposal is approved, each outstanding warrant of ARWA will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower. The following discussion sets forth the income tax consequences to holders of ARWA ordinary shares and warrants of the receipt of VivoPower shares, assuming that the VivoPower shares will be treated for U.S. federal income tax purposes as received pursuant to a plan of liquidation of ARWA.

The receipt of VivoPower shares in the Transactions and warrant amendment should be a taxable transaction for U.S. federal income tax purposes. Assuming the foregoing is a taxable transaction and that the VivoPower shares will be treated as having been received pursuant to the liquidation of ARWA, in general, a U.S. holder of shares or warrants of ARWA, as applicable, should recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of the VivoPower shares and (2) the U.S. holder’s adjusted tax basis in such ARWA ordinary shares or warrants, as applicable. If a U.S. holder acquired different blocks of ARWA shares or warrants at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of ARWA ordinary shares or warrants, as applicable. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares or warrants is more than one year at the date of the Transactions. Long-term capital gains recognized by U.S. holders that are not corporations generally are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder should have a tax basis in the VivoPower shares received equal to their fair market value on the date of the exchange of the Contribution Amount for VivoPower shares, and the U.S. holder’s holding period with respect to such VivoPower shares should begin on the day after the date of the Transactions.

If ARWA is not dissolved or is not otherwise treated for U.S. federal income tax purposes as having been liquidated, the fair market value of the VivoPower shares received by the holder of shares and warrants of ARWA generally will be includible in such holder’s gross income on the date of receipt but only to the extent that the distribution is paid out of ARWA’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds ARWA’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of the holder’s tax basis in such holder’s shares or warrants, as applicable, and then, to the extent such excess amount exceeds the holder’s tax basis in such holder’s shares or warrants, as capital gain.

The Transactions also may potentially qualify for U.S. federal income tax purposes as a tax-free reorganization under Section 368(a) of the Code. If the Transactions are a tax-free reorganization under Section 368(a) of the Code, the material federal income tax consequences to a U.S. holder who receives VivoPower shares would be as follows: no gain or loss will be recognized upon the receipt of VivoPower shares; and the holding period of the VivoPower shares received in the Transactions will include the holding period of the shares and warrants of ARWA, provided that the shares and warrants of ARWA are held as a capital assets on the effective date of the Transactions.

If the Transactions are a tax-free reorganization, each U.S. holder of ARWA ordinary shares or warrants who is a “significant holder” will be required to file a statement with her, his or its federal income tax return setting forth her, his or its tax basis in the ARWA securities surrendered by her, him or it and the fair market value in the ARWA securities surrendered by her, him or it in the Transactions, and to retain permanent records of the facts relating to the Transactions. A “significant holder” is a shareholder who immediately before the Transactions, owned at least one percent (by vote or value) of the outstanding ARWA ordinary shares or warrants with an adjusted tax basis of $1 million or more.

ARWA intends to treat the Transactions as a taxable transaction.

Material UK Tax Consequences of Owning, Holding and Disposing of VivoPower Shares

The comments set out below are based on current United Kingdom tax law and HM Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC) as of the date of this document, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and apply only to our shareholders resident and, in the case of an individual, domiciled for tax purposes in the United Kingdom and to whom “split year” treatment does not apply (except insofar as express reference is made to the treatment of non-United Kingdom residents), who hold VivoPower shares as an investment and who are the absolute beneficial owners thereof. The discussion does not address all possible tax consequences relating to an investment in the VivoPower shares. Certain categories of shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with VivoPower, those that own (or are deemed to own) 5% or more of our shares and/or voting power (either alone or together with connected persons) and those for whom the VivoPower shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders and any general statements made in this disclosure do not take them into account. This summary does not address any inheritance tax considerations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under UK tax law. In particular:

Taxation of Dividends

VivoPower will not be required to withhold amounts on account of United Kingdom tax at source when paying a dividend.

Individuals

United Kingdom resident individuals receive an annual tax free allowance in relation to dividend receipts of £5,000. Dividend receipts in excess of this allowance will be taxed at the rates of 7.5% for basic rate income tax payers, 32.5% for higher rate income tax payers, and 38.1% for additional rate income tax payers.

Corporate Shareholders

Although shareholders who are within the charge to corporation tax would strictly be subject to corporation tax on dividends paid by VivoPower (subject to special rules for such shareholders that are “small” companies), generally such dividends will fall within an exempt class and will not be subject to corporation tax. Shareholders within the charge to corporation tax should consult their own professional advisers.

Taxation of Capital Gains on Disposals of VivoPower shares

UK Shareholders

Shareholders who are resident in the United Kingdom, and individual shareholders who are temporarily non-resident and subsequently resume residence in the United Kingdom within a certain time, may depending on their circumstances and the availability of exemptions or reliefs (including, for example, the annual exempt amount for individuals (which is £11,100 for the 2016/17 tax year) and indexation allowance for corporate shareholders), be liable to United Kingdom taxation on chargeable gains in respect of gains arising from a sale or other disposal (or deemed disposal) of the VivoPower shares.

Non-UK Shareholders

An individual holder who is not a United Kingdom resident shareholder will not be liable to United Kingdom capital gains tax on chargeable gains realized on the disposal of his or her VivoPower shares unless such shareholder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the shares are attributable. In these circumstances, such shareholder may, depending on his or her individual circumstances, be chargeable to United Kingdom capital gains tax on chargeable gains arising from a disposal of his or her shares.

A corporate holder of shares who is not a United Kingdom resident shareholder will not be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of its shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the shares are attributable. In these circumstances, a disposal of shares by such shareholder may give rise to a chargeable gain or an allowable loss for the purposes of United Kingdom corporation tax.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

The statements in this section entitled “Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)” are intended as a general guide to the current United Kingdom stamp duty and SDRT position. The discussion below relates to shareholders wherever resident, but investors should note that certain categories of person are not liable to stamp duty or SDRT and others may be liable at a higher rate or may, although not primarily liable for tax, be required to notify and account for SDRT under the Stamp Duty Reserve Tax Regulations 1986.

General

Except in relation to depositary receipt systems and clearance services (to which the special rules outlined below apply), no stamp duty or SDRT will arise on the issue of VivoPower shares.

An agreement to transfer VivoPower shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

Instruments transferring VivoPower shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser normally pays the stamp duty.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional), any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.

Depositary Receipt Systems and Clearance Services

Following the European Court of Justice decision in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v. The Commissioners of Her Majesty's Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v. The Commissioners of Her Majesty's Revenue & Customs, HMRC has confirmed that a charge to 1.5% SDRT is no longer payable when new shares are issued to a clearance service (such as, in our understanding, DTC) or depositary receipt system.

HMRC remains of the view that where VivoPower shares are transferred (a) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (b) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the VivoPower shares.

There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986 which has been approved by HMRC and which applies to the VivoPower shares. In these circumstances, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer will arise on any transfer of VivoPower shares into such a clearance service and on subsequent agreements to transfer such VivoPower shares within such clearance service. It is our understanding that DTC has not made an election under section 97A(1) of the Finance Act of 1986, and that therefore transfers or agreements to transfer shares held in book entry (i.e., electronic) form within the facilities of DTC should not be subject to UK stamp duty or SDRT.

Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

The Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission's Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The Commission's Proposal has very broad scope and could, if introduced, apply to certain dealings in VivoPower shares (including secondary market transactions) in certain circumstances. Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in VivoPower shares where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

On March 16, 2016 Estonia formally left the group of participating Member States. The FTT proposal remains subject to negotiation between the remaining participating Member States, but the scope and timetable of the introduction of any such tax is uncertain. Additional EU Member States may decide to participate.

Prospective holders of VivoPower shares are advised to seek their own professional advice in relation to the potential introduction of the FTT.

Anticipated Accounting Treatment

VivoPower will issue between 6.1 million and 12.0 million shares, representing between 44.8% and 71.2% of the ordinary shares of the company following the Transactions for the cash in ARWA’s trust account. For accounting purposes, VivoPower will treat the Contribution as the issue of its shares for cash.

Regulatory Matters

The Transactions contemplated by the Contribution Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Registrar of Companies in the Cayman Islands, with the Australian Securities and Investment Commission and Australian Securities Exchange Limited in Australia and with Companies House in England.

Required Vote

The approval of the Contribution Proposal will require the affirmative vote of holders of a majority of the ordinary shares of ARWA voted. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not deemed voted and will have no effect on such proposal. Additionally, pursuant to the Contribution Agreement, the Transactions will not be consummated if the holders of more than 5,985,448 of the public shares properly demand that ARWA convert their public shares into their pro rata share of the trust account (after taking into account the public shares converted in connection with the Extension). Even if the parties waive this closing condition, under ARWA’s second amended and restated memorandum and articles of association, the Transactions may only be consummated if ARWA has net tangible assets of at least $5,000,001 upon such consummation. ARWA estimates that this condition will be met if holders of no more than 7,648,051 of the public shares properly demand that ARWA convert their public shares into their pro rata share of the trust account (after taking into account the public shares converted in connection with the Extension). In addition, the Transactions are conditioned upon approval of the Warrant Amendment Proposal. Unless the applicable condition is waived, the Transactions will not be consummated if the Warrant Amendment Proposal is not approved.

If the Contribution Proposal is not approved, the other proposals (except the Shareholder Adjournment Proposal, as described below) will not be presented to the shareholders for a vote.

THE ARWA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ARWA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CONTRIBUTION PROPOSAL.

THE CONTRIBUTION AGREEMENT

For a discussion of the structure of the Transactions and the consideration to be paid by ARWA, see the section entitled “The Contribution Proposal.” Such discussion and the following summary of other material provisions of the Contribution Agreement is qualified by reference to the complete text of the Contribution Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All shareholders are encouraged to read the Contribution Agreement in its entirety for a more complete description of the terms and conditions of the Transactions.

The Contribution Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of each agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Contribution Agreement. The representations, warranties and covenants in the Contribution Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to a voting or conversion decision.

Closing and Effective Time of the Transactions

The closing of the Transactions will take place on the fifth business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Transactions,” unless the parties agree in writing to another time. The Transactions are expected to be consummated as soon as practicable after the extraordinary general meeting of ARWA’s shareholders described in this proxy statement/prospectus and the satisfaction or waiver of the other conditions to the closing of the Transactions.

Representations and Warranties

Except as limited below, the Contribution Agreement contains representations and warranties of each of ARWA and VivoPower generally relating, among other things, to:

●	proper organization and similar corporate matters;

●	subsidiaries;

●	capital structure of each company;

●	the authorization, performance and enforceability of the Contribution Agreement;

●	required filings and consents and absence of conflicts;

●	compliance with laws and other legal requirements;

●	financial statements;

●	absence of undisclosed liabilities;

●	in the case of VivoPower, absence of certain changes or events;

●	litigation;

●	in the case of VivoPower, employee benefit plans;

●	in the case of VivoPower, labor matters;

●	in the case of VivoPower, restrictions on business activities;

●	in the case of VivoPower, real property, leases and personal property;

●	in the case of VivoPower, taxes;

●	in the case of VivoPower, environmental matters;

●	brokerage and similar fees;

●	in the case of VivoPower, intellectual property;

●	in the case of VivoPower, contracts and commitments;

●	in the case of VivoPower, insurance;

●	in the case of VivoPower, governmental actions/filings;

●	interested party transactions;

●	listing of securities;

●	board approval;

●	in the case of ARWA, absence of convertible securities except as disclosed;

●	in the case of ARWA, SEC reports; and

●	in the case of ARWA, amount of funds in the trust account.

Covenants

ARWA and VivoPower have each agreed to take such actions as are necessary, proper or advisable to consummate the Transactions. Each of them has also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take the following actions, among others, except as permitted by the agreement, without the prior written consent of the other party:

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waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

●

grant any material severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof, or adopt any new material severance plan, or amend or modify or alter in any manner any material severance plan, agreement or arrangement existing on the date hereof;

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transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business provided that in no event shall VivoPower, VivoPower Australia, OptionCo and Aevitas (collectively, the “Company Group”) or ARWA license on an exclusive basis or sell any intellectual property;

●

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

●	purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company Group or ARWA;

●

issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

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amend its charter documents, other than any amendment by ARWA necessary to extend the time for ARWA to complete an initial business combination, if necessary, and to provide the holders of public shares the opportunity to convert their shares into a pro rata portion of the trust fund in connection therewith;

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other than the contingent acquisitions or in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ARWA or the Company Group, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

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sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) in the ordinary course of business, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

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adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, in each case except in the ordinary course of business or to conform to the requirements of any applicable law;

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pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of the APG Loan (as described in “The Contribution Proposal – Interests of ARWA’s Directors and Officers in the Transactions” section above) and any liabilities recognized or disclosed in the most recent Financial Statements or in the financial statements included in the ARWA SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements in the ordinary course of business, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which ARWA is a party or of which ARWA is a beneficiary, as applicable;

●	except in the ordinary course of business, modify, amend or terminate any material contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

●	except as required by IFRS, revalue any of its assets or make any change in accounting methods, principles or practices;

●	except in the ordinary course of business, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $300,000 in any 12 month period;

●	settle any litigation where the consideration given is other than monetary or to which an insider of ARWA or the Company Group, as applicable, is a party;

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make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes;

●	form or establish any subsidiary except in the ordinary course of business or as contemplated by the Contribution Agreement;

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permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

●	make capital expenditures except in accordance with prudent business and operational practices;

●	make or omit to take any action which would have a material adverse effect;

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enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Subsidiaries other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

●	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The Contribution Agreement also contains additional covenants of the parties, including covenants providing for:

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ARWA and VivoPower to prepare and file this proxy statement/prospectus, to be used for the purpose of soliciting proxies from the ARWA shareholders and warrantholders for the matters to be acted upon at the extraordinary general meetings and for the distribution of the VivoPower shares;

●	the appointment of certain officers and directors of VivoPower;

●

the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information. See the section entitled “The Contribution Agreement — Confidentiality; Access to Information”;

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the parties to use commercially reasonable efforts to do all things necessary, proper or advisable to consummate and make effective the Transactions, including obtaining all necessary approvals from governmental agencies and other third parties;

●	VivoPower, AWN and their respective affiliates to waive their rights to make claims against ARWA to collect from the trust account any monies that may be owed to them by ARWA;

●	VivoPower and ARWA to use commercially reasonable best efforts to obtain the listing for trading on the Nasdaq of the VivoPower ordinary shares;

●	VivoPower and AWN not to solicit or enter into discussions or transactions with any other third party regarding any merger, sale of ownership interests or assets;

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VivoPower and ARWA to maintain directors’ and officers’ liability insurance policies (or “tail” insurance coverage in the case of ARWA) for a period of six years following the closing of the Transactions;

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The VivoPower officers and directors to repay any amounts owed by them to VivoPower, cause any guaranty made by VivoPower for the benefit of the VivoPower officers and directors to be terminated and cease to own any direct interest in any VivoPower subsidiary;

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MidCo, a wholly owned subsidiary of VivoPower, to establish a separate class of non-voting securities that may be used by VivoPower to incentivize officers and employees of VivoPower and its subsidiaries;

●	VivoPower, Aevitas and VivoPower Australia to provide periodic financial information to ARWA through the closing; and

●

ARWA to cause the trust account to be disbursed as directed by it immediately upon the closing, which funds may be disbursed to pay the Contribution Amount (from which amounts may be deducted to pay the sellers in the contingent acquisitions) and all liabilities of ARWA due and owing or incurred at or prior to the closing, including, without limitation, all amounts payable to ARWA public shareholders electing to exercise their conversion rights, tax liabilities, director’s and officer’s insurance and amounts payable to third parties (e.g., professionals, printers, etc.) who have rendered services to ARWA;

●

VivoPower and AWN to use commercially reasonable efforts to cause the contingent acquisitions and the Aevitas acquisition to be consummated; and to cause certain notes and preferred shares of Aevitas, as well as Aevitas’ constitution, to amended to provide that such notes and preferred shares will remain outstanding after the Transactions and will be redeemable for ordinary shares of VivoPower on mutually agreed upon terms

●	AWN to use its best efforts to take, or cause to be taken, all actions necessary to obtain the AWN Shareholder Approval; and

●

VivoPower to cause its board of directors to be composed of a sufficient number of residents outside the UK, Channel Islands and the Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code such that the rules of the UK Takeover Code or the jurisdiction of the UK Takeover Panel do not apply.

Lock-Up Agreements; Escrow

AWN has entered into a lock-up agreement with VivoPower with respect to the ordinary shares of VivoPower held by it or which it has the right to acquire as of the closing. Pursuant to the lock-up agreement, subject to certain limited exceptions, AWN will not transfer such shares, either directly or indirectly, or otherwise transfer the economic consequences of ownership of such shares, or publicly announce the intention to do any of the foregoing, during the period beginning on the closing date and (a) with respect to 50% of such shares, ending on the earlier of the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019 and the date which is at least one year after the closing date on which the closing price of the VivoPower shares has been at least $12.50 for 20 trading days out of any 30 trading day period, and (b) with respect to the other 50% of such shares, ending on the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019.

Each of the sellers of VivoPower Australia also has entered into a lock-up agreement with VivoPower with respect to the ordinary shares of VivoPower to be issued to such seller in connection with the VivoPower Australia acquisition. Pursuant to the lock-up agreement, subject to certain limited exceptions, each seller will not transfer such shares, either directly or indirectly, or otherwise transfer the economic consequences of ownership of such shares, or publicly announce the intention to do any of the foregoing, during the period beginning on the closing date and (a) with respect to 20% of such shares, ending one year after the closing date of the Transactions, (b) with respect to 40% of such shares, ending on the earlier of the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019 and the date which is at least one year after the closing date of the Transactions on which the closing price of the VivoPower shares has been at least $12.50 for 20 trading days out of any 30 trading day period, and (c) with respect to the remaining 40% of such shares, ending on the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019.

In addition, the ordinary shares of VivoPower distributed to the holders of the ordinary shares of ARWA that were issued prior to ARWA’s initial public offering (the “ARWA Insider Shares”) will continue to be subject to the same escrow provisions applicable to the ARWA Insider Shares.

Conditions to Closing the Transactions

General Conditions

Consummation of the Transactions is conditioned on (i) the ARWA shareholders approving the Transactions, (ii) the ARWA warrantholders approving the Warrant Amendment Proposal, (iii) the registration statement of which this proxy statement/prospectus forms a part being declared effective, (iv) the holders of no more than 5,985,448 of ARWA’s public shares exercising their conversion rights (after taking into account the public shares converted in connection with the Extension), (v) confirmation from Nasdaq that VivoPower meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders, (vi) AWN’s shareholders approving the Transactions

In addition, the consummation of the Transactions is conditioned upon, among other things, (i) the representations and warranties of each party being true and correct on and as of the closing date and each party having performed or complied with all agreements and covenants required by the Contribution Agreement to be performed or complied with on or prior to the closing and each party having received a certificate with respect to the foregoing from the other party, (ii) all necessary consents, waivers and approvals required to be obtained in connection with the Transactions having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect and (iii) the absence of certain pending or threatened litigations.

AWN’s and VivoPower’s Conditions to Closing

The obligations of AWN and VivoPower to consummate the Transactions also are conditioned upon, among other things:

●	ARWA shall be in compliance with public company reporting requirements;

●

ARWA shall have made appropriate arrangements to have the trust fund, which shall contain no less than $83,010,130 (after taking into account the conversions in connection with the extension), less any further amounts paid to shareholders who exercise their conversion rights, dispersed immediately upon the Closing; and

●	the aggregate of ARWA’s transaction fees and expenses will not exceed $8,000,000.

ARWA’s Conditions to Closing

The obligations of ARWA to consummate the Transactions also are conditioned upon each of the following, among other things:

●	there being no material adverse change affecting VivoPower;

●	certain individuals having resigned from all of their positions with VivoPower;

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all outstanding indebtedness owned by any insider of VivoPower shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which VivoPower has guaranteed the payment or performance of any obligations of any VivoPower insider to a third party shall have been terminated; and (iii) no VivoPower insider shall own any direct equity interests in any subsidiary of VivoPower, subject to certain exceptions;

●

all of the conditions to the contingent acquisitions, other than the receipt of the Contribution Amount, shall have been satisfied or waived and each party thereto shall be ready to consummate such contingent acquisitions;

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The aggregate Net Debt (as defined in the Contribution Agreement) of VivoPower and, without duplication, of Aevitas and VivoPower Australia, excluding Permitted Debt (as defined in the Contribution Agreement), as set forth in the most recent monthly financial information provided to ARWA, shall not exceed $25,000,000;

●

the AWN’s lock-up agreement shall have been executed and delivered and shall be in full force and effect, and lock-up agreements on terms satisfactory to ARWA shall have been entered into by the counterparties to the VivoPower Australia acquisition; and

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AWN, as the sole shareholder of VivoPower, shall have approved the amendment and restatement of VivoPower’s memorandum and articles of association, the issue and allotment of shares and the approval of the terms of the Contribution Agreement in order to fund the buyback of VivoPower shares.

Waiver

If permitted under applicable law, each of the parties may, in writing, waive any inaccuracies in the representations and warranties made for its benefit contained in the Contribution Agreement or in any document delivered pursuant to the Contribution Agreement, and waive compliance with any agreements or conditions for its benefit contained in the Contribution Agreement or in any document delivered pursuant to the Contribution Agreement. Inaccuracies in representations and warranties and noncompliance with agreements or conditions made for the benefit of more than one party may only be waived by mutual agreement of all such parties. ARWA cannot assure you that all of the conditions will be satisfied or waived.

Furthermore, with respect to the condition that holders of no more than 5,985,448 of ARWA’s public shares exercise their conversion rights (after taking into account the public shares converted in connection with the Extension), even if ARWA and VivoPower waive this condition, ARWA still would not be permitted to consummate the Transactions under its second amended and restated memorandum of association in the event that conversions would cause its net tangible assets to be less than $5,000,001 upon such consummation.

If permitted under applicable law, at any time prior to the closing, VivoPower, AWN and/or ARWA may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Contribution Agreement that are to be performed for the benefit of such party or parties.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for ARWA and what he may believe is best for himself in determining whether or not to grant or agree to a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Termination

The Contribution Agreement may be terminated at any time, but not later than the closing, as follows:

●	by mutual written consent of ARWA and VivoPower;

●	by either ARWA or VivoPower if the transactions contemplated by the Contribution Agreement are not consummated on or before June 30, 2017;

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by either ARWA or VivoPower if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, judgment, ruling or other action is final and nonappealable;

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by either ARWA or VivoPower if the other party has breached any of its covenants or representations and warranties in any material respect such that the closing conditions would not be met and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

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by either ARWA or VivoPower if, at the ARWA shareholder meeting, (i) the Transactions shall fail to be approved by holders of ARWA’s shareholders or (ii) the holders of more than 5,985,448 of ARWA’s public shares shall exercise conversion rights (after taking into account the public shares converted in connection with the Extension); or

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by either ARWA or VivoPower if AWN Shareholder Approval is not obtained at the meeting of AWN shareholders called for such purpose, provided AWN shall have used its best efforts to cause the AWN Shareholder Approval to be obtained.

Effect of Termination

In the event of proper termination by either ARWA or VivoPower, the Contribution Agreement will be of no further force or effect and the Transactions will be abandoned, except that:

●	the parties’ confidentiality obligations set forth in the Contribution Agreement will survive. See the section entitled “The Contribution Agreement — Confidentiality; Access to Information”;

●	the waiver by AWN and its affiliates of their rights to make claims against ARWA to collect from the trust account any monies that may be owed to them by ARWA will survive;

●	each party’s liability for breach of the Contribution Agreement will survive; and

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the obligation of each party to pay fees and expenses incurred by such party in connection with the Contribution Agreement will survive. See the section entitled “The Contribution Agreement — Fees and Expenses.”

Fees and Expenses

All fees and expenses incurred in connection with the Contribution Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the transactions are consummated.

Confidentiality; Access to Information

ARWA and VivoPower will afford to the other party and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel during the period prior to the closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as each party may reasonably request. ARWA and VivoPower will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Contribution Agreement.

Amendments

The Contribution Agreement may be amended by the parties thereto at any time prior to the closing of the Transactions by execution of an instrument in writing signed on behalf of each of the parties. After the dissolution of ARWA, this Agreement may be amended without the consent of ARWA provided that a majority of the individuals who were independent directors of ARWA as of the date of the Closing approve of such amendment.

Governing Law; Consent to Jurisdiction

The Contribution Agreement is governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under applicable principles of the conflicts of laws of New York.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ARWA is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma combined statement of financial position gives effect to the Transactions as if they had occurred on March 31, 2016. The accompanying unaudited pro forma combined statement of income for the year ended March 31, 2016, gives effect to the Transactions as if they were affected on April 1, 2015. The amount of cash received and the number of shares issued by VivoPower will be dependent on the rate at which holders of ARWA’s public shares exercise their conversion rights. The first pro forma scenario is based on 0%-33% of ARWA’s public shareholders exercising their conversion rights, whereas the second pro forma scenario is based on 74% of ARWA’s public shareholders exercising their conversion rights. The unaudited pro forma combined financial information has been compiled from the following sources with the following unaudited adjustments:

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The “VivoPower” column is derived without adjustment from, and should be read in conjunction with, the historical audited consolidated financial statements of VivoPower at and for the period ended March 31, 2016;

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The “VivoPower acquisition of NC-31 and NC-47” gives effect to VivoPower legally acquiring the assets of NC-31 and NC-47 along with debt financing from AWN to fund development as if each asset acquisition and the debt funding had occurred at March 31, 2016 and the reclassification of notes receivable over the projects to inventory as VivoPower intends to sell the majority interest in these projects once their construction is complete;

●	The “VivoPower post acquisition of NC-31 and NC-47” column is a subtotal of the “VivoPower” and “VivoPower acquisition of NC-31 and NC-47” columns;

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The “Merger with ARWA” column gives effect to the proposed subscription for new shares in VivoPower by ARWA as per the terms of the executed Contribution Agreement between the parties. The first pro forma scenario is based on 0%-33% of ARWA’s public shareholders exercising their conversion rights, whereas the second pro forma scenario is based on 74% of ARWA’s public shareholders exercising their conversion rights;

●	The “VivoPower post acquisition of NC-31, NC-47 and Merger with ARWA” column is a subtotal of the “VivoPower post acquisition of NC-31 and NC-47” and “Merger with ARWA” columns;

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The “Aevitas” column is derived from, and should be read in conjunction with, the historical audited consolidated financial statements of Aevitas at and for the year ended March 31, 2016. Aevitas’ financial statements have been translated to U.S. dollars for the pro forma statements at the March 31, 2016 spot rate of 0.7664 AUD/USD for accounts in the statement of financial position, and at the average rate for the year then ended of 0.7364 AUD/USD for accounts in the statement of income;

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The “VivoPower Australia” column is derived from, and should be read in conjunction with, the historical audited consolidated financial statements of VivoPower Australia at and for the year ended March 31, 2016. VivoPower Australia’s financial statements have been translated to U.S. dollars for the pro forma at the March 31, 2016 spot rate of 0.7664 AUD/USD for accounts in the statement of financial position, and at the average rate for the year then ended of 0.7364 AUD/USD for accounts in the statement of financial performance;

●

The “Pro forma Adjustments” column gives effect to changes in Aevitas investments prior to the Transactions, namely the “Purchase of JA Martin non-controlling interest” by Aevitas and the “Aevitas Sale of 7% of VivoPower Australia”, as well as the purchase price adjustments (“PPA”) and related eliminations related to VivoPower’s purchase of VivoPower Australia and Aevitas as if each had occurred at March 31, 2016;

●	The “Pro forma Combined” column is the total of the “VivoPower post acquisition of NC-31, NC-47 and Merger with ARWA”, “Aevitas”, “VivoPower Australia” and the “Pro forma Adjustments” columns.

The PPAs have been prepared in accordance with the recognition and measurement principles of business combination accounting under IFRS. The pro forma financial information solely reflects VivoPower’s financial statements in contemplation with the Transactions, contingent acquisitions and Aevitas acquisition and does not portray ARWA’s financial information.

The Transactions

VivoPower acquisition of NC-31 and NC-47

VivoPower International Plc purchase of NC-31

On July 29, 2016, a wholly owned subsidiary of VivoPower purchased Innovative Solar 31, LLC (“NC-31”) for $2.1 million in cash. NC-31 holds only limited intangible assets, including a 10-year power purchase agreement, interconnect agreement and land lease which will be constructed into a 34.2 MW AC solar project in North Carolina and was accounted for as an asset acquisition. Once construction is completed in early 2017, 85.55% of the project is expected to be sold to an unrelated third party. As the project is expected to be constructed and sold, the $2.1 million paid to purchase NC-31 plus notes receivable of $4.1 million over the project have been reclassified to inventory.

VivoPower International Plc purchase of NC-47

On August 29, 2016, a wholly owned subsidiary of VivoPower purchased Innovative Solar 47, LLC (“NC-47”) for $2.0 million, of which $1.1 million was paid in cash and $0.9 million was due for payment by November 30, 2016. NC-47 holds only limited intangible assets, including a 10-year power purchase agreement, interconnect agreement and land lease which will be constructed into a 33.8 MW AC solar project in North Carolina and was accounted for as an asset acquisition. Once construction is completed in early 2017, VivoPower intends to sell a majority interest in the project to an unrelated third party. As the project is expected to be constructed and sold, the $2.0 million paid to purchase NC-47 plus notes receivable of $3.8 million over the project have been reclassified to inventory.

Debt facility from Arowana International

On March 23, 2016, a wholly owned subsidiary of VivoPower entered into a loan agreement with AWN to provide funding for project investment and working capital purposes. The term of the loan is one year and it accrues interest at a rate of 6%. At March 31, 2016, $8.0 million had been drawn under the loan agreement. By July 31, 2016, $8.3 million further had been drawn to fund the NC-31 and NC-47 projects and associated working capital needs.

Contribution Agreement (as amended)

To effect the Contribution, the Contribution Agreement provides for an increase in the share capital of VivoPower in exchange for a cash contribution from ARWA. Under the terms of the agreement, upon completion of the Transactions, ARWA will exchange cash for newly issued VivoPower shares. These will be subsequently distributed to ARWA shareholders and warrantholders as described in this proxy statement/prospectus. The pro forma capital structure presented in the Pro Forma combined statement of financial position gives effect to the subscription and proceeds of shares to be issued. The first pro forma scenario is based on 0%-33% of ARWA’s public shareholders exercising their conversion rights. Between a 0% and 33% conversion level, the Pro Forma financial statements of VivoPower will not be impacted as the incremental proceeds received by VivoPower from a conversion level less than 33% will be applied towards the buyback of securities from AWN, which will ultimately result in VivoPower’s cash balance and shares on issue being unchanged. The second pro forma scenario is based on 74% of ARWA’s public shareholders exercising their conversion rights.

As the Transactions will not result in a combined entity, an attempt to present the Transactions in such a manner may be misleading to investors. Assuming the Dissolution Proposal is approved, ARWA will be dissolved and no longer have active operations and its shareholders will have become shareholders of VivoPower. For these reasons, no pro forma information for ARWA is reflected.

As part of the Contribution Agreement, VivoPower will replace the Unit Purchase Options issued by ARWA to EarlyBirdCapital, Inc. (and its designees) in connection with ARWA's initial public offering with Purchase Options to acquire 828,000 shares at an exercise price of $8.70, which will expire on April 30, 2020. The replacement options have been accounted for as share based payments of VivoPower as EarlyBirdCapital, Inc. provided services to assist in the execution of the Contribution Agreement and the Transactions. The accounting fair value of the options, determined using a Black-Scholes model, is $3.7 million, which is included within contributed equity in the “Merger with ARWA” column of the Unaudited Pro Forma Combined Statement of Financial Position.

Acquisition of Aevitas

The share sale agreement in relation to the ordinary shares in OptionCo was signed on August 11, 2016 and sets out that subject to the satisfaction of the conditions precedent contained in that agreement, VivoPower, through its wholly owned subsidiary MidCo, will acquire 100% of the ordinary shares in OptionCo for consideration of A$2.00. OptionCo is a non-operating entity that holds only options over 99.9% of the ordinary shares in Aevitas. The options must be exercised upon a change of control of OptionCo, which will occur as a result of the completion of the share sale agreement. On exercise of the options, OptionCo must pay the shareholders of Aevitas cash of $9.7 million in exchange for 99.9% of the issued ordinary shares of the company.

Under the Contribution Agreement, VivoPower is obligated to use its commercially reasonable best efforts to cause the terms of the Notes and the Convertible Preference Shares on issue by Aevitas to be amended as follows:

●

The Notes of $13.3 million will be modified and renamed Aevitas Vivo Exchangeable Notes. Total accrued but unpaid interest on the Notes at 31 March 2016 was $2.8 million. Under the terms of the Notes, interest will continue to accrue at a rate of 7.0%. Aevitas has the election to pay the interest in cash or increase the Redemption Sum of the Notes. In the event of a Redemption Event, the Redemption Sum of the Notes is to be reinvested into ordinary shares of VivoPower.

●

The Convertible Preference Shares of $5.7 million will be modified and renamed Aevitas Vivo Exchangeable Preference Shares. Total accrued but unpaid dividends on the Convertible Preference Shares at 31 March 2016 were $1.3 million. Under the terms of these shares, dividends will, subject to certain terms, apply at a rate of 7.0%. Aevitas has the election to pay the dividends in cash or increase the Redemption Sum of these shares. In the event of a Redemption Event, the Redemption Sum of these shares is to be reinvested into ordinary shares of VivoPower.

●

The Aevitas Vivo Exchangeable Notes and the Aevitas Vivo Exchangeable Preference Shares are accounted for as a non-controlling interest in the equity of VivoPower in the unaudited pro forma financial statements.

Aevitas provides power services throughout Australasia, combining a strong heritage in traditional industries with a focus on the growing market of renewables and energy efficiency. The acquisition of Aevitas is presented as a business combination acquisition within the pro forma combined statement of financial position and statement of loss.

Acquisition of VivoPower Australia

The share sale agreements were signed on August 11, 2016 and set out that VivoPower will acquire 80.1% of VivoPower Australia ordinary shares for the issuance of 1.8 million new VivoPower shares (with a fair value of $18.2 million) and, via its wholly owned subsidiary MidCo, 100% of the Series B Redeemable Pref Shares of VivoPower Australia for $0.6 million in cash. This represents total consideration of $18.8 million.

All share sale agreements complete immediately following the Transactions with ARWA.

VivoPower Australia operates two photovoltaic solar array projects in Australia and, through its holding in VivoPower Singapore, in Singapore. The acquisition of VivoPower Australia is presented as a business combination acquisition within the pro forma combined statement of financial position and statement of loss.

Changes in investments prior to the Transactions

Aevitas purchase of JA Martin non-controlling interest

On May 27, 2016, Aevitas acquired the remaining 15% interest in the ordinary shares of J.A Martin Electrical Pty Limited (“JA Martin”) that it did not already own from management shareholders for cash consideration of $1.1 million. Following this transaction, JA Martin became a 100% owned subsidiary of Aevitas. The company funded the purchase via a loan from a wholly owned subsidiary of AWN.

Aevitas sale of 7% of VivoPower Australia

On July 21, 2016, Aevitas sold 519,527 VivoPower Australia ordinary shares to a wholly owned subsidiary of AWN for a purchase consideration of $1.6 million. The consideration comprises the settlement of a $1.1 million loan owed to a wholly owned subsidiary of AWN, plus a receivable of $0.5 million which is payable on completion of the business combination.

AS OF THE DATE HEREOF, VIVOPOWER HAS NOT FINALIZED THE PURCHASE PRICE ALLOCATIONS NECESSARY TO DETERMINE THE FAIR VALUE OF THE INDIVIDUAL ASSETS AND LIABILITIES OF AEVITAS AND VIVOPOWER AUSTRALIA ACQUIRED BY VIVOPOWER. THE FINAL PURCHASE PRICE AND ACQUIRED ASSETS AND LIABILITIES WILL ONLY BE DETERMINED AFTER COMPLETION OCCURS. CONSEQUENTLY, THESE ADJUSTMENTS REFLECT MANAGEMENT’S PRELIMINARY ESTIMATES OF PURCHASE PRICE ALLOCATIONS NECESSARY TO PREPARE THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION AND ARE BASED ON INFORMATION AVAILABLE AT THIS TIME. THESE ALLOCATIONS WILL BE FINALIZED BASED ON VALUATION AND OTHER STUDIES TO BE COMPLETED. THE ACTUAL ADJUSTMENTS MAY DIFFER AS ADDITIONAL INFORMATION BECOMES AVAILABLE AND ADDITIONAL ANALYSIS IS PERFORMED BY MANAGEMENT. ACCORDINGLY, THE PURCHASE PRICE ALLOCATION ADJUSTMENTS AND RELATED IMPACTS ON THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ARE PRELIMINARY AND ARE SUBJECT TO REVISION, WHICH MAY BE MATERIAL, AFTER THE COMPLETION OF THE ALLOCATION.

THIS UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION IS FOR ILLUSTRATIVE INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS THAT WOULD HAVE BEEN ACHIEVED HAD THE ACQUISITION ACTUALLY TAKEN PLACE AT THE DATES INDICATED, AND DOES NOT PURPORT TO BE INDICATIVE OF THE FUTURE FINANCIAL POSITION OR OPERATING RESULTS. ACTUAL ADJUSTMENTS MAY DIFFER FROM THE PRO FORMA ADJUSTMENTS.

IN THIS REGARD, THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION DOES NOT GIVE EFFECT TO (I) THE STAGE OF COMPLETION AND FINANCING OF THE NC-31 OR NC-47 PROJECTS OR ESTIMATED FUTURE CONSTRUCTION, DEVELOPMENT OR FINANCING COSTS OR REVENUES, (II) THE PROPOSED DISPOSITION OF THE NC-31 AND NC-47 PROJECTS ON ACHIEVING COMPLETION OF DEVELOPMENT, (III) ESTIMATED HEAD OFFICE AND CORPORATE COSTS ASSOCIATED WITH OPERATING THE GROUP AS A PUBLIC COMPANY, INCLUDING MANAGEMENT SHARE BASED COMPENSATION ARRANGEMENTS AND INVESTMENT BANKING FEES, (IV) CHANGES IN ESTIMATES SUBSEQUENT TO THE DATES OF SUCH FINANCIAL INFORMATION, (V) RESTRUCTURING CHARGES THAT MAY BE INCURRED TO FULLY INTEGRATE AND OPERATE THE COMBINED ENTERPRISE MORE EFFICIENTLY, OR (VI) POSSIBLE CHANGES IN THE CAPITAL STRUCTURE OF THE COMBINED ENTERPRISE.

FUTURE OPERATING RESULTS MAY DIFFER MATERIALLY FROM THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION PRESENTED BELOW DUE TO VARIOUS FACTORS INCLUDING THOSE DESCRIBED IN THE SECTIONS ENTITLED “RISK FACTORS”, AND “DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS” AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

VivoPower International PLC
Unaudited Pro Forma Combined Statement of Financial Position
As at March 31, 2016
(in thousands of U.S. Dollars ($))

Based on 0%-33% of ARWA’s public shareholders exercising their conversion rights (minimum conversions)

	VivoPower	VivoPower acquisition of NC-31 and NC-47	Notes	VivoPower post acquisition of NC-31 and NC-47	Merger with ARWA	VivoPower post acquisition of NC-31, NC-47 and Merger with ARWA	Aevitas(i)	Vivo Power Australia(i)	Pro forma Adjustments	Notes	Pro forma Combined
Notes					(d1)
Assets
Current assets
Cash and cash equivalents	28	5,037	(a)(b)	5,065	41,036	46,100	1,419	672	(10,306)	(g)(h)	37,886
Trade and other receivables	-	-		-	-	-	5,404	62	451	(f)	5,917
Inventories	-	12,003	(a)(b)	12,003	-	12,003	1,040	-	-		13,042
Other assets	-	-		-	-	-	136	174	-		310
Total current assets	28	17,040		17,068	41,036	58,103	7,999	908	(9,855)		57,156
Non-current assets
Investments in associates	-	-		-	-	-	-	-	-	(f)(i)	-
Note receivable	7,875	(7,875)	(a)(b)	-	-	-	-	-	-		-
Property, plant and equipment	3	-		3	-	3	1,388	953	-		2,344
Intangible assets	-	-		-	-	-	9,509	835	44,699	(g)(h)(i)	55,043
Other non-current assets	-	-		-	-	-	-	503	-		503
Deferred tax assets	-	-		-	-	-	956	5	(478)		483
Total non-current assets	7,878	(7,875)		3	-	3	11,853	2,296	44,220		58,371
Total Assets	7,906	9,165		17,070	41,036	58,105	19,852	3,204	34,365		115,528
Liabilities
Current Liabilities
Trade and other payables	186	889	(b)	1,075	-	1,075	3,411	115	1,456	(g)	6,056
Borrowings – related party	8,001	8,276	(c)	16,277	-	16,277	-	-	-		16,277
Borrowings	-	-		-	-	-	1,203	-	(24)	(e)(f)	1,179
Employee benefits	-	-		-	-	-	1,299	-	-		1,299
Current tax liabilities	-	-		-	-	-	97	-	-		97
Total current liabilities	8,187	9,165		17,351	-	17,351	6,010	115	1,432		24,908
Non-current liabilities
Borrowings	-	-		-	-	-	16,244	1,032	(16,099)	(g)	1,177
Employee benefits	-	-		-	-	-	218	-	-		218
Deferred tax liabilities	-	-		-	-	-	6	-	7,138	(f)(g)(h)(i)	7,146
Total non-current liabilities	-	-		-	-	-	16,468	1,032	(8,960)		8,541
Total liabilities	8,187	9,165		17,351	-	17,351	22,478	1,147	(7,528)		33,448
Net assets	(281)	-		(281)	41,036	40,755	(2,626)	2,058	41,893		82,079
Equity
Contributed equity	-	-		-	49,512	49,512	15,418	3,643	(818)	(g)(h)	67,754
Accumulated losses	(281)	-		(281)	(8,476)	(8,757)	(19,284)	(1,586)	20,869	(e)(f)(g)(h)	(8,758)
Total parent entity interest	(281)	-		(281)	41,036	40,755	(3,866)	2,058	20,051	(g)(h)	58,997
Non-controlling interests	-	-		-	-	-	1,240	-	21,842	(e)(g)(h)(i)	23,082
Total equity	(281)	-		(281)	41,036	40,755	(2,626)	2,058	41,893		82,079

(i) The financial statements have been converted to U.S. dollars for the unaudited pro forma combined statement of financial position at the rate of 0.7664 AUD/USD

See notes to unaudited pro forma combined financial statements.

VivoPower International PLC
Unaudited Pro Forma Combined Statement of Income
For the year ended March 31, 2016
(in thousands of U.S. dollars ($) except per share amounts)

Based on 0%-33% of ARWA’s public shareholders exercising their conversion rights (minimum conversions)

	VivoPower	Aevitas(i)	VivoPower Australia(i)	Pro forma Adjustments	Notes	Pro forma combined
Sales revenue	-	26,099	60	-		26,159
Cost of sales	-	(23,310)	(11)	-		(23,321)
Gross profit	-	2,789	49	-		2,838
Other income	-	311	289	(167)	(n)	433
Selling costs	-	-	(168)	167	(n)	(1)
Occupancy costs	-	(315)	(29)	-		(344)
Administrative expenses	(279)	(2,817)	(1,240)	(2,895)	(j)	(7,231)
Impairment of intercompany loans	-	(22)	-	-		(22)
Impairment expense	-	-	(15)	-		(15)
Finance costs	(2)	(1,476)	(26)	869	(k)(l)	(635)
Share of net losses of equity accounted associates	-	(211)	-	211	(m)	-
Loss before income tax	(281)	(1,741)	(1,141)	(1,815)		(4,977)
Income tax (expense) / benefit	-	(216)	5	608	(o)	397
Loss for the year	(281)	(1,957)	(1,137)	(1,207)		(4,581)
Loss attributable to:
Members of VivoPower	(281)	(2,035)	(1,137)	(2,403)		(5,854)
Non-controlling interest	-	78	-	1,196	(p)(q)	1,274

Loss per share (basic and diluted) $ per share	(0.05)	n/a	n/a	(0.21)	(r1)	(0.35)
Weighted average shares outstanding (basic and diluted)	5,514,375	n/a	n/a	11,399,762	(r1)	16,914,137

(i) The financial statements have been converted to U.S. dollars for the unaudited pro forma combined statement of income at the rate of 0.7364 AUD/USD

See notes to unaudited pro forma combined financial statements.

VivoPower International PLC
Unaudited Pro Forma Combined Statement of Financial Position
As at March 31, 2016
(in thousands of U.S. Dollars ($))

Based on 74% of ARWA’s public shareholders exercising their conversion rights (maximum conversions)

	VivoPower	VivoPower acquisition of NC-31 and NC-47	Notes	VivoPower post acquisition of NC-31 and NC-47	Merger with ARWA	VivoPower post acquisition of NC-31, NC-47 and Merger with ARWA	Aevitas(i)	Vivo Power Australia(i)	Pro forma Adjustments	Notes	Pro forma Combined
Notes					(d2)
Assets
Current assets
Cash and cash equivalents	28	5,037	(a)(b)	5,065	6,409	11,473	1,419	672	(10,306)	(g)(h)	3,259
Trade and other receivables	-	-		-	-	-	5,404	62	451	(f)	5,917
Inventories	-	12,003	(a)(b)	12,003	-	12,003	1,040	-	-		13,042
Other assets	-	-		-	-	-	136	174	-		310
Total current assets	28	17,040		17,068	6,409	23,476	7,999	908	(9,855)		22,529
Non-current assets
Investments in associates	-	-		-	-	-	-	-	-	(f)(i)	-
Note receivable	7,875	(7,875)	(a)(b)	-	-	-	-	-	-		-
Property, plant and equipment	3	-		3	-	3	1,388	953	-		2,344
Intangible assets	-	-		-	-	-	9,509	835	44,699	(g)(h)(i)	55,043
Other non-current assets	-	-		-	-	-	-	503	-		503
Deferred tax assets	-	-		-	-	-	956	5	(478)		483
Total non-current assets	7,878	(7,875)		3	-	3	11,853	2,296	44,220		58,371
Total Assets	7,906	9,165		17,070	6,409	23,478	19,852	3,204	34,365		80,901
Liabilities
Current Liabilities
Trade and other payables	186	889	(b)	1,075	-	1,075	3,411	115	1,456	(g)	6,056
Borrowings – related party	8,001	8,276	(c)	16,277	-	16,277	-	-	-		16,277
Borrowings	-	-		-	-	-	1,203	-	(24)	(e)(f)	1,179
Employee benefits	-	-		-	-	-	1,299	-	-		1,299
Current tax liabilities	-	-		-	-	-	97	-	-		97
Total current liabilities	8,187	9,165		17,351	-	17,351	6,010	115	1,432		24,908
Non-current liabilities
Borrowings	-	-		-	-	-	16,244	1,032	(16,099)	(g)	1,177
Employee benefits	-	-		-	-	-	218	-	-		218
Deferred tax liabilities	-	-		-	-	-	6	-	7,138	(f)(g)(h)(i)	7,146
Total non-current liabilities	-	-		-	-	-	16,468	1,032	(8,960)		8,541
Total liabilities	8,187	9,165		17,351	-	17,351	22,478	1,147	(7,528)		33,448
Net assets	(281)	-		(281)	6,409	6,128	(2,626)	2,058	41,893		47,452
Equity
Contributed equity	-	-		-	14,885	14,885	15,418	3,643	(818)	(g)(h)	33,127
Accumulated losses	(281)	-		(281)	(8,476)	(8,757)	(19,284)	(1,586)	20,869	(e)(f)(g)(h)	(8,758)
Total parent entity interest	(281)	-		(281)	6,409	6,128	(3,866)	2,058	20,051	(g)(h)	24,371
Non-controlling interests	-	-		-	-	-	1,240	-	21,842	(e)(g)(h)(i)	23,082
Total equity	(281)	-		(281)	6,409	6,128	(2,626)	2,058	41,893		47,452
(i) The financial statements have been converted to U.S. dollars for the unaudited pro forma combined statement of financial position at the rate of 0.7664 AUD/USD

See notes to unaudited pro forma combined financial statements.

VivoPower International PLC
Unaudited Pro Forma Combined Statement of Income
For the year ended March 31, 2016
(in thousands of U.S. dollars ($) except per share amounts)

Based on 74% of ARWA’s public shareholders exercising their conversion rights (maximum conversions)

	VivoPower	Aevitas(i)	VivoPower Australia(i)	Pro forma Adjustments	Notes	Pro forma combined
Sales revenue	-	26,099	60	-		26,159
Cost of sales	-	(23,310)	(11)	-		(23,321)
Gross profit	-	2,789	49	-		2,838
Other income	-	311	289	(167)	(n)	433
Selling costs	-	-	(168)	167	(n)	(1)
Occupancy costs	-	(315)	(29)	-		(344)
Administrative expenses	(279)	(2,817)	(1,240)	(2,895)	(j)	(7,231)
Impairment of intercompany loans	-	(22)	-	-		(22)
Impairment expense	-	-	(15)	-		(15)
Finance costs	(2)	(1,476)	(26)	869	(k)(l)	(635)
Share of net losses of equity accounted associates	-	(211)	-	211	(m)	-
Loss before income tax	(281)	(1,741)	(1,141)	(1,815)		(4,977)
Income tax (expense) / benefit	-	(216)	5	608	(o)	397
Loss for the year	(281)	(1,957)	(1,137)	(1,207)		(4,581)
Loss attributable to:
Members of VivoPower	(281)	(2,035)	(1,137)	(2,403)		(5,854)
Non-controlling interest	-	78	-	1,196	(p)(q)	1,274

Loss per share (basic and diluted) $ per share	(0.05)	n/a	n/a	(0.30)	(r2)	(0.43)
Weighted average shares outstanding (basic and diluted)	5,514,375	n/a	n/a	8,004,962	(r2)	13,519,337

(i) The financial statements have been converted to U.S. dollars for the unaudited pro forma combined statement of income at the rate of 0.7364 AUD/USD

See notes to unaudited pro forma combined financial statements.

1.	Basis of Preparation

The consolidated financial statements of VivoPower and each of the respective financial statements of the Aevitas and VivoPower Australia were prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). The unaudited pro forma combined financial information is presented in an abbreviated form and therefore does not comply with all presentation and disclosure requirements of IFRS.

Acquisition method of accounting and purchase price allocation - The unaudited pro forma combined financial information shows the impact of the Aevitas and VivoPower Australia acquisitions on VivoPower’s combined financial position and results of operations under the acquisition method of accounting with, in each case, VivoPower being treated as the accounting acquirer.

VivoPower estimated the purchase price of the common equity of Aevitas to be $9.7 million and estimated the purchase price of 80.1% of VivoPower Australia to be $18.8 million.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed will be measured at their fair values on the acquisition date. The unaudited pro forma combined financial information therefore includes estimated adjustments to record the assets and liabilities at their respective fair values and represented management’s best estimates based on information available at this time. The pro forma adjustments may be revised as additional information becomes available and additional analysis is performed. The unaudited pro forma combined financial statements are derived from these adjustments and are also subject to change. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Aevitas’s and VivoPower Australia’s identifiable assets and liabilities as of the date of the acquisitions. The final acquisition accounting adjustments may be materially different from the pro forma adjustments presented in this document.

Foreign currency translation -The VivoPower group has a reporting currency of U.S. dollars, and the functional currency for most entities in the group is their local currency. Foreign currency transactions are translated into the functional currency using the current exchange rate as of the date of transaction. At each period end, monetary items denominated in a foreign currency are translated into the functional currency of the relevant entity using the period end spot rate. In preparing the group’s consolidated financial statements, financial statements not denominated in U.S. dollars have been converted to U.S. dollars for the pro forma at the spot rate of 0.7664 AUD/USD for accounts in the statement of financial position, and at the average rate for the year then ended of 0.7364 AUD/USD for accounts in the statement of financial performance.

Intercompany transactions - Transactions and balances between VivoPower and the acquired entities have been eliminated in the unaudited pro forma combined financial statements.

Goodwill - The excess of consideration paid over Aevitas and VivoPower Australia’s identifiable net assets acquired (after recognition of the adjustments above) has been allocated to goodwill. Goodwill reflects the anticipated benefits of the acquisition that are in addition to the fair value of the separately identifiable assets and liabilities. Goodwill is recognized in intangible assets in the Unaudited Pro Forma Combined Statement of Financial Position. Goodwill that arises in a business combination is required to be attributed to the combined enterprise’s individual cash generating units. A cash generating unit is a separate group of assets that generates cash flows independently of other parts of the business. The allocation of goodwill is to be completed post-acquisition as a part of the purchase price allocation.

Tax basis - The tax basis of identified intangible assets are deductible for tax purposes at ordinary rates. Goodwill recognized is not deductible for tax purposes

Non-controlling interest – Outside interests in the net assets of subsidiaries consolidated by VivoPower are accounted for as non-controlling interests. Increases in the redemption sum of Aevitas Vivo Exchangeable Notes and Aevitas Vivo Exchangeable Preference Shares (which are to be settled in shares of VivoPower) which are held by outside parties are first allocated to profit attributable to non-controlling interest in accordance with contractual terms with the remainder of profits attributable to shareholders of VivoPower.

2.	Unaudited Pro forma Combined Statement of Financial Position Adjustments

(a)	Purchase and reclassification of NC-31 to inventory

This adjustment reflects the purchase of NC-31 for $2.1 million in cash and the reclassification of notes receivable from NC-31 to inventory. NC-31 holds only limited intangible assets, including a 10-year power purchase agreement, interconnect agreement and land lease which will be constructed into a 34.2 MW AC solar project in North Carolina and was accounted for as an asset acquisition. Once construction is completed in early 2017, 85.55% of the project is expected to be sold to an unrelated third party. As the project is expected to be sold, the $2.1 million paid to purchase NC-31 plus notes receivable of $4.1 million have been reclassified to inventory.

(b)	Purchase and reclassification of NC-47 to inventory

This adjustment reflects the purchase of NC-47 for $2.0 million, of which $1.1 million was paid in cash and $0.9 million was due for payment by November 30, 2016. NC-47 holds only limited intangible assets, including a 10-year power purchase agreement, interconnect agreement and land lease which will be constructed into a 33.8 MW AC solar project in North Carolina and was accounted for as an asset acquisition. Once construction is completed in early 2017, VivoPower intends to sell a majority interest in the project to an unrelated third party. As the project is expected to be constructed and sold, the $2.0 million paid to purchase NC-47 plus notes receivable of $3.8 million have been reclassified to inventory.

(c)	Loan agreement for working capital and development of NC-31 and NC-47

A wholly owned subsidiary of VivoPower entered into a loan agreement with AWN to provide funding for project investment and working capital purposes. The terms of the loan is one year and accrues interest at a rate of 6%. This pro forma assumes that $16.3 million had been drawn to fund the NC-31 and NC-47 projects and working capital needs.

(d1)	Transactions with ARWA – 0%-33% of ARWA’s public shareholders exercising their conversion rights

This adjustment reflects the completion of the Transactions with ARWA, with 0%-33% of ARWA’s public shareholders exercising their conversion rights, and will result in an increase of cash of $41.0 million and increase in VivoPower ordinary shares of $49.5 million. Costs associated with the Transactions (including the Purchase Options), to the extent they are not directly related to the issuance of new VivoPower ordinary shares, have been reflected in retained earnings.

(d2)	Transactions with ARWA - 74% of ARWA’s public shareholders exercising their conversion rights

This adjustment reflects the completion of the Transactions with ARWA, with 74% of ARWA’s public shareholders exercising their conversion rights, and will result in an increase of cash of $6.4 million and increase in VivoPower ordinary shares of $14.9 million. Costs associated with the Transaction (including the Purchase Options), to the extent they are not directly related to the issuance of new VivoPower ordinary shares, have been reflected in retained earnings.

(e)	Purchase of JA Martin non-controlling interest by Aevitas

This adjustment reflects the funding and purchase by Aevitas of a 15% non-controlling interest in JA Martin, a consolidated subsidiary of Aevitas, for $1.1 million in cash. This adjustment assumes Aevitas funded the purchase via a loan of $1.1 million from a wholly owned subsidiary of AWN. The book value of the non-controlling interest was $1.2 million resulting in a $0.1 million increase in retained earnings of Aevitas. Following the purchase, Aevitas would consolidate 100% of JA Martin.

(f)	Aevitas sale of 7% of VivoPower Australia

This adjustment reflects the sale by Aevitas of a 7.0% interest in the ordinary shares of VivoPower Australia to a wholly owned subsidiary of AWN for consideration of $1.6 million. The consideration comprises settlement of a $1.1 million loan owed to a wholly owned subsidiary of AWN plus a receivable of $0.5 million which is now payable on completion of the business combination.

Pre-tax Gains totalling $6.1 million are expected to be recognised in retained earnings on the sale of the 7.0% and the revaluation of the residual 19.9% interest in VivoPower Australia which will continue to be held by Aevitas, but accounted for as an available for sale security instead of an associate due to the loss of significant influence. A deferred tax liability of $1.8 million on this expected gain has also been recorded with a corresponding reduction to retained earnings.

(g)	Purchase of Aevitas

This adjustment reflects the purchase accounting adjustments for VivoPower's acquisition of 99.9% of the ordinary shares of Aevitas for an estimated $9.7 million.

The preliminary estimated fair values for the assets, liabilities and contingent liabilities recognised in the unaudited pro forma combined statement of financial position as at March 31, 2016, as a result of the Aevitas acquisition are listed below and have been determined on a provisional basis, pending completion of independent valuations at the actual date of acquisition and management’s further assessment and review.

Aevitas	Preliminary Allocation of Purchase Price (in $ thousands)
Cash and cash equivalents	883
Trade and other receivables	5,855
Inventories	1,040
Other assets	136
Investments in associates	4,527
Property, plant and equipment	1,388
Definite lived intangible assets	16,469
Goodwill (included within intangible assets)	10,671
Deferred tax assets	956
Trade and other payables and deferred revenue	(4,867)
Borrowings	(642)
Employee benefits	(1,299)
Current tax liabilities	(97)
Non-current borrowings	(146)
Non-current employee benefits	(218)
Deferred tax liabilities	(1,842)
Total net assets	32,814
Less non-controlling interest	(23,083)
Total net assets acquired by VivoPower	9,731

The non-controlling interest amount reflects the 0.1% of Aevitas ordinary shares not acquired by VivoPower as well as the continuation of Notes under the terms of the Aevitas Vivo Exchangeable Notes, for an estimated $16.1 million and the continuation of the Convertible Preference Shares under the terms of the Aevitas Vivo Exchangeable Preference Shares, for an estimated $7.0 million.

Deferred revenue of $1.5 million was recognised in addition to adjustments to Aevitas identifiable intangible assets to reflect fair values (in $ thousands):

Type of Asset	Fair Value	Adjustment	Useful Life
Customer relationships	10,979	10,979	9.5
Trade Names	2,745	2,745	14.5
Supply Contract	2,745	2,745	4
Total	16,469	16,469

(h)	Purchase of VivoPower Australia

This adjustment reflects the purchase accounting adjustments for VivoPower’s acquisition of an 80.1% interest in the ordinary shares of VivoPower Australia for the issuance of 1.8 million new shares in VivoPower and the purchase, by MidCo, of 100% of the Series B Redeemable Pref Shares for $0.6 million in cash, representing total consideration of $18.8 million.

The preliminary estimated fair values for the assets, liabilities and contingent liabilities recognised in the unaudited pro forma combined statement of financial position as at March 31, 2016, as a result of the VivoPower Australia acquisition are listed below and have been determined on a provisional basis, pending completion of independent valuations at the actual date of acquisition and management’s further assessment and review.

VivoPower Australia	Preliminary Allocation of Purchase Price (in $ thousands)
Cash and cash equivalents	672
Trade and other receivables	62
Other current assets	174
Property, plant and equipment	953
Deferred tax assets	5
Goodwill (included within intangible assets)	12,399
Other non-current assets	503
Intangible assets	9,723
Trade and other payables	(67)
Accrued annual leave	(48)
Non-current borrowings	(1,032)
Net assets of 100% of VivoPower Australia	23,344
Non-controlling interest in net assets acquired	(4,526)
Net assets acquired directly by VivoPower	18,818

Adjustments to VivoPower Australia net assets to reflect fair values:

Type of Asset	Fair Value	Adjustment	Useful Life
Database	892	892	5
Solar contracts	779	-	20
Customer contracts	8,027	8,027	10
Other intangibles	24	-	14
Total	9,722	8,919

(i)	Eliminate investment and non-controlling interest in VivoPower Australia

VivoPower has achieved 99.9% ownership in VivoPower Australia through its direct 80.1% ownership and through the 19.9% interest it has acquired through Aevitas. In the consolidated pro forma statement of financial position, Aevitas’s investment of $4.5 million and VivoPower’s non-controlling interest of $4.5 million are eliminated against each other. Once VivoPower Australia is a consolidated subsidiary of VivoPower, Aevitas’s deferred tax liability of $1.8 million related to the investment in VivoPower Australia is eliminated against goodwill ($0.7 million) and intangible assets ($1.1 million).

Unaudited Pro Forma Statement of Income Adjustments

All pro forma adjustments to the unaudited pro forma combined statement of income are deemed to have recurring effects. The individual pro forma adjustments are further described in the footnotes.

Pro forma adjustments are made for events that are (i) directly attributable to the Aevitas and VivoPower Australia acquisitions, (ii) factually supportable and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results.

(j)	Amortisation of identifiable intangible assets recognised in the proposed business combination

This adjustment recognises the amortisation expense of $2.9 million on the identifiable intangible assets recognised in adjustments (d) and (e) over their useful lives as if the proposed business combinations had occurred on April 1, 2015.

(k)	Add back interest on Aevitas notes

This adjustment reverses interest expense of $1.4 million recorded in Aevitas related to the notes outstanding. As part of the transaction, the existing notes are being modified and renamed Aevitas Vivo Exchangeable Notes. Under these modified terms, there is no mandatory interest payable. If payment is not made, the redemption sum increases at 7% per year. This adjustment assumes these notes were modified as part of the proposed business combinations as if they had occurred on April 1, 2015.

(l)	Interest expense on AWN loan

This adjustment also recognizes interest expense of $0.5 million recorded in VivoPower related to the incremental $8.3m loan drawn down from AWN in relation to the funding of NC-31, NC-47 and for working capital purposes. Interest is calculated based on a 6% interest rate as if the loan was drawn down on April 1, 2015.

(m)	Eliminate investment and non-controlling interest in VivoPower Australia

VivoPower has achieved 99.9% ownership in VivoPower Australia through its direct 80.1% ownership and through the 19.9% interest it has acquired through Aevitas. As VivoPower consolidates VivoPower Australia, this adjustment eliminates Aevitas’s $0.2 million share of net losses of equity-accounted associate as if 99.9% ownership of VivoPower Australia had been achieved on April 1, 2015. This adjustment also recognises the $0.0 million non-controlling interest in the profits of Aevitas not owned by VivoPower.

(n)	Eliminate intercompany transactions between Aevitas and VivoPower Australia

Aevitas provided $0.2 million of sales resources at cost to VivoPower Australia. This adjustment eliminates the revenue recorded in other income of Aevitas and a selling cost within VivoPower Australia during the year ended March 31, 2016.

(o)	Tax impact of adjustments

The income tax expense impact of adjustments (h) and (i) is determined by applying the Australia statutory tax rate of 30% to each of the adjustments.

(p)	Eliminate JA Martin non-controlling interest in profits

This adjustment reflects the purchase of a 15% non-controlling interest JA Martin and a $0.1 million elimination of the non-controlling interest in the profits of JA Martin as if the non-controlling interest had been eliminated as of April 1, 2015.

(q)	Allocation of net loss to shareholders of VivoPower and non controlling interest

This adjustment represents an allocation of profit related to the 7.0% increase in the redemption sum of the Aevitas Vivo Exchangeable Notes and the Aevitas Vivo Exchangeable Preference Shares held by outside parties which has been allocated to profit attributable to non-controlling interest, with the remainder attributable to shareholders of VivoPower.

(r1)	Loss per share – 0%-33% of ARWA’s public shareholders exercising their conversion rights

Pro forma loss earnings per equity share for the year ended March 31, 2016 have been calculated based on the estimated average number of equity shares outstanding on a pro forma basis assuming that the Transactions took place at April 1, 2015 as set out below. Basic and diluted EPS are the same as no potential dilutive shares were identified in the pro forma financial statements.

VivoPower	No of shares ‘000
Weighted average shares outstanding of VivoPower	5,514
Shares issued as part of capital restructure	205
Ordinary shares issued to ordinary shareholders of ARWA on merger with ARWA	8,127
Ordinary shares issued to rights holders of ARWA on merger with ARWA	879
Ordinary shares issued to warrant holders on merger with ARWA	439
Ordinary shares issued on the acquisition of VivoPower Australia	1,750
Weighted average shares outstanding of VivoPower after the Proposed Business Combination	16,914

The loss per share does not include the financial impact of the new Purchase Options that will be granted by VivoPower to EarlyBirdCapital, Inc. (and its designees). These Purchase Options effectively provide an option by which the holders can purchase up to an aggregate of 828,000 shares in VivoPower at an exercise price $8.70 per share. Given the Purchase Options are antidilutive to the group’s operating loss, they have not been considered in the calculation of any per share metrics.

(r2)	Loss per share - 74% of ARWA’s public shareholders exercising their conversion rights

Pro forma loss earnings per equity share for the year ended March 31, 2016 have been calculated based on the estimated average number of equity shares outstanding on a pro forma basis assuming that the Transactions took place at April 1, 2015 as set out below. Basic and diluted EPS are the same as no potential dilutive shares were identified in the pro forma financial statements.

VivoPower	No of shares ‘000
Weighted average shares outstanding of VivoPower	5,514
Shares issued as part of capital restructure	205
Ordinary shares issued to ordinary shareholders of ARWA on merger with ARWA	4,732
Ordinary shares issued to rights holders of ARWA on merger with ARWA	879
Ordinary shares issued to warrant holders on merger with ARWA	439
Ordinary shares issued on the acquisition of VivoPower Australia	1,750
Weighted average shares outstanding of VivoPower after the Proposed Business Combination	13,519

The loss per share does not include the financial impact of the new Purchase Options that will be granted by VivoPower to EarlyBirdCapital, Inc. (and its designees). These Purchase Options effectively provide an option by which the holders can purchase up to an aggregate of 828,000 shares in VivoPower at an exercise price $8.70 per share. Given the Purchase Options are antidilutive to the group’s operating loss, they have not been considered in the calculation of any per share metrics.

3.	Commitments, contingencies and proposed disposition of the NC-31 and NC-47 Projects

The pro forma financial information does not give effect to the construction and completion of the NC-31 or NC-47 Projects.

The total equity and debt finance necessary to fund the NC-31 project is estimated to be $79.4 million, of which $4.1 million had been paid by VivoPower at March 31, 2016.

The NC-31 project has in place a solar power facility Engineering, Procurement and Construction Agreement with Grupo Gransolar, LLC, and a Module Supply Agreement with Canadian Solar (USA) Inc. The NC-31 project is anticipated to achieve its commercial operation date (“COD”) in January 2017. The project will sell power to Duke Energy Progress, LLC (“Duke Energy”), under a 10-year power purchase agreement (the “PPA”).

On July 29, 2016, the NC-31 project received debt financing in the form of Construction Loans with a principal amount of $35.3 million and ITC Bridge Loans with a principal amount of up to $25.7 million from KeyBank National Association as administrative agent. The project also entered into agreements with Firstar Development, LLC to receive tax equity investment of $27.0 million, which will be contributed primarily upon the project achieving COD and will be used to repay the ITC Bridge Loans.

On July 29, 2016, VivoPower US-NC-31, LLC also entered into an agreement for US-NC-31 Sponsor Partner, LLC (“Sponsor Partner”) to receive an Equity Capital Contribution Amount (“ECCA”) from NES US NC-31, LLC (“NES”) of $41.7 million upon the NC-31 Project achieving COD. This contribution would entitle NES to 100% of the Class A membership interests in Sponsor Partner, representing 85.55% of the allocation and distribution entitlements of the Sponsor Partner from the project. VivoPower US-NC-31, LLC would hold 100% of the Class B membership interests, representing 14.45% of the allocation and distribution entitlements of the Sponsor Partner. The proceeds will be used to settle the Construction Loans utilized to partially fund the $79.4 million expected construction cost and fund payment of a build and transfer fee of $11.6 million that will be paid to Vivo USA, net of any construction cost risks.

The total equity and debt finance necessary to fund the NC-47 project is estimated to be $83.0 million, of which $3.8 million has been paid by VivoPower at March 31, 2016.

The NC-47 project has in place a solar power facility Engineering, Procurement and Construction Agreement with Depcom Power, Inc, and a Module Supply Agreement with Canadian Solar (USA) Inc. The NC-47 project is anticipated to achieve its COD in March 2017.

On October 25, 2016, the NC-47 project received debt financing in the form of Construction Loans with a principal amount of $36.2 million and ITC Bridge Loans with a principal amount of up to $26.0 million from KeyBank National Association as administrative agent. The project also entered into agreements with Firstar Development, LLC to receive tax equity investment of $27.4 million, which will be contributed primarily upon the project achieving COD and will be used to repay the ITC Bridge Loans.

On October 25, 2016, VivoPower US-NC-47, LLC also entered into an agreement for US-NC-47 Sponsor Partner, LLC to receive an ECCA from NES US NC-47, LLC of $47.3 million upon the NC-47 Project achieving COD. This contribution would entitle NES US NC-47, LLC to 100% of the Class A membership interests in US-NC-47 Sponsor Partner, LLC, representing 90.0% of the allocation and distribution entitlements of US-NC-47 Sponsor Partner, LLC from the project. VivoPower US-NC-47, LLC would hold 100% of the Class B membership interests, representing 10.0% of the allocation and distribution entitlements of US-NC-47 Sponsor Partner, LLC. The proceeds will be used to settle the Construction Loans utilized to partially fund the $83.0 million expected construction cost and fund payment of a build and transfer fee of $13.8 million that will be paid to Vivo USA, net of any construction cost risks.

THE DISSOLUTION PROPOSAL

General

ARWA is seeking shareholder approval of the Dissolution Proposal at the extraordinary general meeting. The dissolution of ARWA was approved by ARWA’s board of directors on August 11, 2016, subject to shareholder approval. The dissolution of ARWA, if approved, also would be subject to and conditional upon the approval of the Contribution Proposal and the completion of the Transactions, including the Contribution and subsequent distribution of the VivoPower shares ARWA will receive in such Contribution. By approving the Dissolution Proposal, ARWA’s shareholders will be approving the voluntary winding up of ARWA under the Companies Law (2013 Revision) of the Cayman Islands (“Companies Law”) following distribution of the VivoPower shares it will acquire upon consummation of the Transactions and will be approving the appointment of Kevin Chin to act as liquidator in accordance with ARWA’s second amended and restated memorandum and articles of association and the Companies Law. The text of the dissolution proposal to be considered at the extraordinary general meeting is set forth in Annex E.

VivoPower and AWN will play no role in the dissolution of ARWA and have no responsibility for the dissolution of ARWA. The information contained in this proxy statement/prospectus in “The Dissolution Proposal” section and all other information in this proxy statement/prospectus relating to the dissolution and liquidation of ARWA is the responsibility of ARWA. All such information constitutes part of the proxy statement of ARWA but does not constitute part of the prospectus of VivoPower.

Upon the closing of the Transactions, ARWA will transfer substantially all of its assets to VivoPower. At or promptly following the closing of the Transactions, ARWA expects that it will:

●	pay all outstanding amounts due to former ARWA shareholders who properly exercised their conversion rights in connection with the vote to approve the Contribution Proposal;

●	distribute to ARWA shareholders (including the former rightholders) the VivoPower shares received in the Contribution to ARWA’s shareholders and warrantholders;

●	distribute to former ARWA warrantholders the VivoPower shares they are owed for their ARWA warrants, provided that the Warrant Amendment Proposal has been approved;

●	pay all outstanding transaction fees and expenses payable to its professional advisors upon consummation of the Transactions; and then

●	proceed with the voluntary winding up of ARWA in accordance with Cayman Islands law.

If the Dissolution Proposal is approved, ARWA’s board of directors will take such actions as it deems, in its absolute discretion, necessary, appropriate or advisable to effect ARWA’s liquidation and dissolution.

Reporting Requirements

Whether or not ARWA’s Dissolution is approved, ARWA has an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome. If the Dissolution is approved by ARWA’s shareholders, after filing its notice of winding up, in order to curtail expenses, ARWA expects to seek relief from the SEC from the reporting requirements under the Exchange Act (other than with respect to the filing of current reports on Form 8-K), but there can be no assurances that such relief will be granted by the SEC.

Trading of ARWA’s Securities

ARWA currently intends to close its securities transfer books on the dissolution date and, at such time, cease recording securities transfers (other than transfers by will, intestate succession or operation of law) and issuing securities certificates (other than replacement certificates). Accordingly, it is expected that trading in ARWA’s securities will cease on such date.

ARWA’s securities are currently traded on the Nasdaq Capital Market. ARWA will notify Nasdaq to cease quotation of ARWA’s securities on and after the dissolution date.

ARWA intends to make a public announcement of the anticipated filing date of the notice of winding up in advance of the filing.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution. ARWA must comply with certain requirements of the Companies Law in order to effectuate the dissolution.

Appraisal Rights

Under Cayman Islands law, ARWA’s shareholders are not entitled to appraisal rights for their securities in connection with the transactions contemplated by the Dissolution or to any similar rights of dissenters.

Required Vote

The approval of the Dissolution Proposal will require a special resolution (being a resolution passed by a majority of at least two-thirds of members who, being entitled to do so, vote at the extraordinary general meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not deemed voted and will have no effect on such proposal. The Dissolution Proposal is conditioned upon the approval of the Contribution Proposal. If the Contribution Proposal is not approved, the Dissolution Proposal will not be presented at the meeting.

ARWA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DISSOLUTION PROPOSAL.

THE INCENTIVE PLAN PROPOSAL

General

ARWA is presenting the Incentive Plan to its shareholders for approval. The Incentive Plan is contained in the articles of association of MidCo. The purpose of the Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, directors and consultants of VivoPower and its subsidiaries and promoting the creation of long-term value for shareholders of VivoPower by closely aligning the interests of such individuals with those of such shareholders. The Incentive Plan authorizes the award of shares of VivoPower and MidCo to encourage eligible employees to expend maximum effort in the creation of shareholder value. The text of the incentive plan proposal to be considered at the extraordinary general meeting is set forth in Annex E.

Description of Incentive Plan

The following description of the Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is included as Annex B to this proxy statement/prospectus.

Overview of the Management Incentive Arrangements

Following completion of the Transactions and subject to the receipt of ARWA shareholder approval, VivoPower will implement the Incentive Plan through VivoPower’s subsidiary, MidCo.

Information on awards to be made following completion of the Transactions and the principal features of the Incentive Plan are summarised below.

The Management Incentive Plan

Status

It is expected that the Incentive Plan will be adopted by VivoPower shortly following completion of the Transactions and receipt of ARWA shareholder approval through the filing of MidCo’s articles of association. Under the Incentive Plan, MidCo may issue to eligible participants non-voting Ordinary A Shares.

Eligibility

All employees and directors of VivoPower and its subsidiaries are eligible for selection to participate in the Incentive Plan at the discretion of VivoPower’s board, although it is intended that the Incentive Plan will be operated for senior management of VivoPower.

Participation in the Incentive Plan by the directors of VivoPower and the terms of their participation will be determined by the Compensation Committee.

Award of Shares and Put Options

The board may award Ordinary A Shares to eligible employees shortly following completion of the Transactions or on an annual basis thereafter for new joiners. Each financial year, if MidCo's EBITDA has grown by 8% from the previous financial year the board must deem that a number of Ordinary A Shares owned by each holder of Ordinary A Shares have vested.

To realise the value of the vested shares, recipients of the Ordinary A Shares will also receive a put option (the “Put Option”) which may be exercised in two separate periods in a given financial year to the extent a holder of the Ordinary A Shares is not in possession of material nonpublic information in relation to VivoPower. The Put Option will entitle a holder of Ordinary A Shares to put all their vested shares to VivoPower in exchange for cash and/or VivoPower shares, at the election of VivoPower.

For the purposes of the Incentive Plan, any calculations in relation to growth in EBITDA (including any calculations as to the valuation of the Ordinary A Shares as outlined below) exclude any EBITDA that is contributed to MidCo by way of a business acquisition.

Valuation of Ordinary A Shares When Put to VivoPower

The aggregate consideration payable if all the Ordinary A Shares were to be put to VivoPower pursuant to the Put Option will be equal to 20% of the U.S. dollar amount by which MidCo's EBITDA exceeds the Hurdle. The “Hurdle” will be the EBITDA from the previous financial year multiplied by 1.08. If the Hurdle is not exceeded then the Ordinary A Shares will be deemed not to have any value for that financial year.

The consideration payable upon exercise of a Put Option can take the form of either VivoPower shares or cash, at VivoPower’s discretion. If VivoPower shares are issued, then the allottee will pay nominal value in connection with their issuance.

Holding period

If any Ordinary A Shareholder receives VivoPower shares as consideration under the exercise of a Put Option, they will be required to retain 20% of these shares for two years from the date of receipt of these VivoPower shares.

Cessation of employment

Upon a participant ceasing to be employed, their Ordinary A Shares will be transferred to VivoPower for the following consideration: (i) to the extent that the participant is a “Bad Leaver,” they will receive 80% of the value of any vested Ordinary A Shares from prior financial years that have not yet been sold via a Put Option, or (ii) to the extent a Bad Leaver does not hold any vested shares, any Ordinary A Shares held will be bought back by VivoPower for nominal consideration.

To the extent a participant is a “Good Leaver,” their Ordinary A Shares will be transferred to VivoPower for the following consideration: (i) 100% of the value of any vested shares from prior financial years that have not yet been sold via a Put Option, or (ii) to the extent the participant does not hold any such shares, any Ordinary A Shares held will be bought back by VivoPower for nominal consideration.

A participant is a Bad Leaver if they are dismissed for: fraud, gross misconduct, any criminal conviction involving their moral turpitude, use of alcohol or substances which inhibit their ability to perform their role, or if the participant (who is a resident in the USA) pleads guilty or no contest in relation to an alleged criminal offence or any other conduct which has brought the leaver, MidCo or VivoPower into disrepute. A participant is also a Bad Leaver if they voluntarily resign and within 6 months begin employment with a competitor or starts a business which competes with VivoPower.

A participant is a Good Leaver if the participant is neither a Bad Leaver, nor declared bankrupt, nor had a receiver holding a power of sale appointed. For the avoidance of doubt, any leaver who is declared bankrupt or had a receiver in relation to their affairs appointed shall transfer their Ordinary A Shares to VivoPower for nominal value.

Corporate events

In the event of a return on capital on any shares in MidCo, on a liquidation or winding up or upon any sums being received on a disposal of assets or a disposal of shares in MidCo or a member of MidCo's group (all outside of the ordinary course of business) shall be distributed first to VivoPower until VivoPower has received an amount equal to $175 million compounded at 8% annually (“Market Hurdle”) for each subsequent calendar year, then secondly on the basis of 80% to VivoPower and 20% to the holders of Ordinary A Shares.

Provisions applying to the Management Incentive Plan

Dividends

Subject to a return of capital pursuant to any of the corporate events outlined above taking place, unless the Board passes a resolution authorising their participation the holders of the Ordinary A Shares will have no right to participate in any dividends.

Rights attaching to Shares

No Ordinary A Shares shall have any voting rights, other than in relation to matters affecting MidCo’s share capital. Aside from the other circumstances outlined in this section, holders of Ordinary A Shares will have only limited rights to transfer Ordinary A Shares to certain family members, certain trusts associated with them, family charitable foundations associated with them or automatically to VivoPower in the event of their insolvency unless prior written approval from the directors has been received.

Drag Along Sale

If at any time (i) the shareholders of VivoPower propose to sell more than 50% of its ordinary share capital; or (ii) VivoPower proposes to sell more than 50% of MidCo's ordinary share capital through a transaction or series of transactions (both a “Sale”) then VivoPower can designate any such Sale a “Drag Along Sale” pursuant to which all holders of Ordinary A Shares will be required to sell their Ordinary A Shares to the proposed transferee. The consideration for the Drag Along Sale shall be equal to 20% of the amount by which the consideration payable to VivoPower or VivoPower's shareholders (as the case may be) exceeds the Market Hurdle (or a pro-rated amount if less than 100% of MidCo or VivoPower, as the case may be is sold) which shall be paid to each Ordinary A Shareholder on a pro rata basis.

Tag Along Sale

In the event of a Sale (other than where a Drag Along Sale is being conducted) no Sale shall be completed unless VivoPower has procured that the proposed transferee shall offer to acquire the Ordinary A Shares on the same terms other than that the consideration payable to the holders of the Ordinary A Shares shall be equal to 20% of the amount by which the consideration payable to VivoPower or VivoPower's shareholders (as the case may be) exceeds the Market Hurdle (or a pro-rated amount if less than 100% of MidCo or VivoPower, as the case may be is sold) which shall be paid to each Ordinary A Shareholder on a pro rata basis. This offer will remain open for 7 days following the making of the offer.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers or employees under the Incentive Plan are not currently determinable since no specific grants have been decided upon and no grants will be made prior to the Incentive Plan’s approval by ARWA’s shareholders.

Required Vote

The approval of the Incentive Plan Proposal will require an ordinary resolution (a resolution passed by a majority of members who, being entitled to do so, vote at the extraordinary general meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not deemed voted and will have no effect on such proposal. The Incentive Plan Proposal is conditioned upon the approval of the Contribution Proposal. If the Contribution Proposal is not approved, the Incentive Plan Proposal will not be presented at the meeting.

ARWA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

THE SHAREHOLDER ADJOURNMENT PROPOSAL

The Shareholder Adjournment Proposal, if adopted, will allow ARWA’s board of directors to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies. The text of the shareholder adjournment proposal to be considered at the extraordinary general meeting is set forth in Annex E.

The Shareholder Adjournment Proposal will only be presented to shareholders in the event, based on the tabulated votes, ARWA is not authorized to consummate the Transactions or the closing conditions under the Contribution Agreement are not met. In no event will ARWA solicit proxies to adjourn the extraordinary general meeting or consummate the Transactions beyond the date by which it may properly do so under its second amended and restated memorandum and articles of association and Cayman Islands law. The purpose of the Shareholder Adjournment Proposal is to provide more time for the ARWA initial shareholders, AWN and the AWN securityholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Contribution Proposal and to meet the requirement that the holders of 5,985,448 or less of the public shares exercise their right to convert their public shares into a pro rata portion of the trust account. See the section entitled “The Contribution Proposal — Interests of ARWA’s Directors and Officers in the Transactions.”

Consequences If the Shareholder Adjournment Proposal Is Not Approved

If the Shareholder Adjournment Proposal is presented to the meeting and is not approved by the shareholders, ARWA’s board of directors may not be able to adjourn the extraordinary general meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the consummation of the Transactions (because either the Contribution Proposal is not approved or because the holders of more than 5,985,448 of the public shares exercise their right to convert their public shares into a pro rata portion of the trust account (after taking into account the public shares converted in connection with the Extension)). In such event, the transactions would not be completed.

Required Vote

The approval of the Shareholder Adjournment Proposal will require an ordinary resolution (a resolution passed by a majority of members who, being entitled to do so, vote at the extraordinary general meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, are not deemed voted and will have no effect on such proposal. The Shareholder Adjournment Proposal is not conditioned upon the approval of any of the other proposals.

THE ARWA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ARWA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE WARRANT AMENDMENT PROPOSAL

This section of the proxy statement/prospectus describes the material provisions of the warrant amendment, but does not purport to describe all of the terms of the warrant amendment. This summary is qualified in its entirety by reference to the warrant amendment, a copy of which is attached as Annex C hereto.

In connection with the proposed Transaction, warrantholders are being asked to approve and consent to the warrant amendment. The approval of the Warrant Amendment Proposal is a condition to the consummation of the Transactions.

The proposed warrant amendment provides that, upon consummation of the Transaction, each of ARWA’s outstanding warrants, which entitle the holder thereof to purchase one-half of one ordinary share of ARWA, will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower.

If the requisite warrantholders vote in favor of the Warrant Amendment Proposal and the parties complete the Transactions, then the warrant amendment will be binding on all warrantholders, including warrantholders that did not vote in favor of the Warrant Amendment Proposal, the warrant agreement will be amended, and each outstanding warrant will be exchanged with ARWA for one-twentieth (1/20) of an ordinary share of VivoPower upon consummation of the Transactions.

ARWA is proposing the Warrant Amendment Proposal because VivoPower is not able to assume the ARWA warrants upon consummation of the Transactions under the laws of its jurisdiction. Furthermore, the parties believe that amending the warrants in this fashion will leave VivoPower with a more simplified capital structure upon consummation of the Transactions.

Certain Effects of the Approval of the Warrant Amendment Proposal

If the Warrant Amendment Proposal is approved, all warrants will be subject to the terms of the warrant amendment whether or not a given holder voted in favor of the Warrant Amendment Proposal.

Required Vote

Pursuant to the warrant agreement, approval of the Warrant Amendment Proposal will require the affirmative vote of the holders of a majority of the then outstanding warrants. Accordingly, abstentions and broker non-votes will have the same effect as a vote against such proposal. The Warrant Amendment Proposal is conditioned on the Contribution Proposal. If the Contribution Proposal is not approved, the Warrant Amendment Proposal will have no effect, even if it is approved by the requisite vote.

THE ARWA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ARWA WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANT AMENDMENT PROPOSAL.

THE WARRANTHOLDER ADJOURNMENT PROPOSAL

The Warrantholder Adjournment Proposal, if adopted, will allow ARWA’s board of directors to adjourn the extraordinary general meeting of warrantholders to a later date or dates, if necessary, to permit further solicitation of proxies. The Warrantholder Adjournment Proposal will only be presented to warrantholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting of warrantholders to approve the Warrant Amendment Proposal presented at the extraordinary general meeting of Warrantholders. In no event will ARWA’s board of directors adjourn the extraordinary general meeting of warrantholders or consummate the Transactions beyond the date by which it may properly do so under its second amended and restated memorandum and articles of association and Cayman Islands law.

Consequences if the Warrantholder Adjournment Proposal is Not Approved

If the Warrantholder Adjournment Proposal is not approved by ARWA warrantholders, ARWA’s board of directors may not be able to adjourn the extraordinary general meeting of warrantholders to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting of warrantholders to approve the Warrant Amendment Proposal.

Required Vote

The approval of the Warrantholder Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of the then outstanding warrants present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on such proposal. Adoption of the Warrantholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

THE ARWA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANTHOLDER ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO ARWA

Introduction

ARWA was incorporated on October 1, 2014 in order to serve as a vehicle for the acquisition of a target business. ARWA’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although it focused on target businesses in the Asia Pacific region (with a particular emphasis on South East Asia and Australia) operating in the energy (including solar and alternative energy) industry, or target businesses in such industry operating outside of those geographic locations which ARWA believes would benefit from expanding its operations to such locations. Prior to executing the Contribution Agreement with AWN and VivoPower, ARWA’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Formation

In October 2014, ARWA issued 1,725,000 insider shares to the Initial Shareholders for an aggregate purchase price of $25,000. On February 22, 2015, ARWA issued an aggregate of 345,000 ordinary shares to the Initial Shareholders by way of capitalization under Cayman Islands law, resulting in the Initial Shareholders owning an aggregate of 2,070,000 ordinary shares. This number included an aggregate of up to 270,000 shares that were subject to compulsory repurchase by the Company; however, due to the full exercise of the over-allotment by the underwriters, no shares were repurchased. All of these shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the shares, the earlier of one year after the date of the consummation of an initial business combination and the date on which the closing price of ARWA’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of an initial business combination, or earlier, in either case, if, subsequent to an initial business combination, ARWA consummates a liquidation, merger, share exchange or other similar transaction which results in all of ARWA’s shareholders having the right to exchange their shares for cash, securities or other property.

The insider shares are identical to the Ordinary Shares included in the Units sold in the initial public offering. However, the Initial Shareholders have agreed (A) to vote their insider shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the second amended and restated memorandum and articles of association with respect to pre-business combination activities prior to the consummation of such a business combination unless ARWA provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the Trust Account in connection with any such vote, (C) not to convert any insider shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a proposed initial business combination (or sell any shares they hold to ARWA in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of the second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Initial Public Offering

On May 6, 2015, ARWA closed its initial public offering of 7,200,000 units with each unit consisting of one ordinary share, one right to receive one-tenth (1/10) of one ordinary share upon consummation of an initial business combination and one redeemable warrant entitling the holder to purchase one-half of one ordinary share at a price of $12.50 per full share commencing on ARWA’s completion of an initial business combination. Simultaneous with the consummation of the initial public offering, ARWA consummated the private placement of 455,000 private units at a price of $10.00 per private unit, generating total proceeds of $4,550,000. The private units were purchased by ARWA’s initial shareholders and affiliates.

On May 12, 2015, ARWA consummated the sale of an additional 1,080,000 units subject to the underwriters’ over-allotment option. Simultaneously with the consummation of the over-allotment option, ARWA consummated a private placement of an additional 54,000 private units to its initial shareholders and/or their affiliates generating gross proceeds of $540,000.

The private units are identical to the units sold in the offering except the warrants included in the private units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, because the warrants underlying the private units were issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the purchasers have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the second amended and restated memorandum and articles of association with respect to the pre-business combination activities prior to the consummation of such a business combination unless ARWA provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the Trust Account in connection with any such vote, (C) not to convert any private shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve ARWA’s proposed initial business combination (or sell any private shares they hold to the Company in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of the second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of ARWA’s initial business combination.

Offering Proceeds Held in Trust

$84,456,000 of the net proceeds from the initial public offering (including the exercise of the over-allotment option), was placed in a trust account. Except as described in the prospectus for ARWA’s initial public offering and in the subsection entitled “ARWA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, these proceeds will not be released until the earlier of the completion of an initial business combination and ARWA’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.

Extension

Under ARWA’s amended and restated memorandum and articles of association as previously in effect, if ARWA did not complete an initial business combination by November 6, 2016, it would have triggered ARWA’s automatic winding up, dissolution and liquidation. As ARWA did not believe it would be able to consummate the Transactions by such date, ARWA sought approval from its shareholders for the Extension of the date by which it must complete an initial business combination from November 6, 2016 to January 9, 2017. ARWA’s shareholders approved the Extension at an extraordinary general meeting of shareholders held on November 3, 2016 and the Extension was effective as of such date. In connection with the Extension, holders of 141,752 public shares elected to convert their shares into a pro rata portion of the trust account. Because the Extension was approved, as indicated in the proxy materials used in connection with such meeting, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account. Accordingly, $0.025 for each public share that was not converted into cash in connection with the Extension (or an aggregate of $203,456) was deposited in the trust account on November 7, 2016 for the 30-day period ending December 6, 2016, an additional $0.025 for each such public share (or an aggregate of $203,456) will be deposited in the trust account on December 7, 2016 (if the Transactions are not consummated prior to such date) for the 30-day period ending January 5, 2017 and an additional $0.0033 for each such public share (or an aggregate of $27,127) will be deposited in the trust account on January 6, 2017 (if the Transactions are not consummated prior to such date) for the four-day period ending January 9, 2017. The loans will not bear any interest and will be repayable by ARWA to the ARWA insiders or their affiliates upon consummation of its initial business combination. The loans will be forgiven if ARWA’s initial business combination is not completed. As a result, the conversion amount per public share will be between $10.225 and $10.2533 per public share (after giving effect to the withdrawal by ARWA of all interest earned on the trust account for payment of its tax liabilities and for working capital), depending on when the Transactions are consummated. If the Extension is approved and ARWA does not complete an initial business combination within the required time period, the full amount of the Contributions will be made, and the per-share distribution amount from the trust fund will be approximately $10.2533 upon ARWA’s winding up, dissolution and liquidation.

Fair Market Value of Target Business

The target business or businesses that ARWA acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for its initial business combination, although ARWA may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. ARWA’s board of directors determined that this test was met in connection with the proposed business combination with VivoPower.

Liquidation if No Business Combination

If ARWA does not complete the business combination with VivoPower (or another target business, if such business combination is not completed) by January 9, 2017, or by such later date as may be approved by ARWA’s shareholders, it will trigger ARWA’s automatic winding up, dissolution and liquidation pursuant to the terms of its second amended and restated memorandum and articles of association. As a result, this has the same effect as if ARWA’s shareholders had resolved to put ARWA into voluntary winding up under the Companies Law. Accordingly, no vote would be required from ARWA’s shareholders to commence such a voluntary winding up, dissolution and liquidation, though the shareholders would be required to appoint a liquidator.

The amount in the trust account (less the aggregate nominal par value of the public shares) under the Companies Law will be treated as share premium which is distributable under the Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, ARWA is able to pay its debts as they fall due in the ordinary course of business. If ARWA is forced to liquidate the trust account, ARWA anticipates that it would distribute to its public shareholders the amount in the trust account (including the Contributions) calculated as of the date that is two days prior to the distribution date. Prior to such distribution, ARWA would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the public shareholders with respect to amounts that are owed to them. ARWA cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event ARWA enters an insolvent liquidation. Furthermore, while ARWA has obtained and it will continue to seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with ARWA waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with ARWA, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The initial shareholders have agreed to waive their rights to participate in any liquidation of ARWA’s trust account or other assets with respect to the insider shares and private shares held by them and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which ARWA submits to a vote of shareholders. There will be no distribution from the trust account with respect to ARWA’s warrants and rights, which will expire worthless.

If ARWA is unable to complete an initial business combination with VivoPower or another target business by January 9, 2017 and expends all of the net proceeds of its initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share distribution from the trust account would be approximately $10.2533.

The proceeds deposited in the trust account could, however, become subject to the claims of ARWA’s creditors which would be prior to the claims of the public shareholders. Although ARWA has obtained and will continue to seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities ARWA engages execute agreements with ARWA waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against ARWA’s assets, including the funds held in the trust account.

ARWA will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account.  If there are insufficient funds held outside the trust account, Kevin Chin has agreed that he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ARWA for services rendered or contracted for or products sold to ARWA and which have not executed a waiver agreement.

Facilities

ARWA maintains its principal executive offices at Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia. The cost for this space is included in the $10,000 per-month fee AWN charges ARWA for general and administrative services pursuant to a letter agreement between ARWA and AWN. ARWA believes, based on rents and fees for similar services in North Sydney, Australia, that the fee charged by AWN is at least as favorable as ARWA could have obtained from an unaffiliated person. ARWA considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

ARWA has two executive officers. These individuals are not obligated to devote any specific number of hours to ARWA’s matters and intend to devote only as much time as they deem necessary to ARWA’s affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to ARWA’s affairs) than they would prior to locating a suitable target business. ARWA presently expects each of its executive officers to devote such amount of time as they reasonably believe is necessary to ARWA’s business. ARWA does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

ARWA’s current directors and executive officers are as follows:

Name	Age	Position
Kevin Tser Fah Chin	43	Chairman of the Board and Chief Executive Officer
Gary San Hui	47	Chief Financial Officer, Chief Investment Officer and Director
John C. Moore	79	Director
Dudley Hoskin	47	Director
Kien Khan Kwan	37	Director

Kevin Tser Fah Chin has served as ARWA’s Executive Chairman of the Board and Chief Executive Officer since ARWA’s inception. ARWA believes Mr. Chin is well-qualified to serve as a member of the Board due to his business leadership, investment and operational experience, as well as his diverse activities and contacts across Australia, Asia and globally. In 2007, Mr. Chin co-founded Arowana & Co., which today comprises Arowana Partners Group, Arowana Capital and AWN. Arowana Partners Group operates a number of unlisted investment funds and arranges and manages acquisitions and syndicated investments in unlisted companies. Arowana Capital operates as an Early Stage Venture Capital Limited Partnership venture capital fund, having formerly managed a Venture Capital Limited Partnership private equity fund. AWN is a company listed on the Australian Securities Exchange with operating subsidiaries and investments in the United States, Australia, New Zealand, the UK and South East Asia.  Mr. Chin served as Managing Partner of Arowana Capital from June 2007 to June 2013 and has served as Chief Executive Officer of AWN since January 2013 and as Executive Chairman since February 2015. Prior to founding Arowana & Co., Mr. Chin led the management buyout of an ASX listed software business, SoftLaw Corporation (which was later renamed to RuleBurst Haley Limited) in November 2004 and became its Chief Financial Officer (and for a period also its Chief Operating Officer). RuleBurst Haley was acquired by Oracle Corporation in November 2008. Between October 2003 and October 2004, Mr. Chin worked as investment manager / analyst with a family office called the Lowy Family Group. Prior to then, he was with J.P. Morgan as a Vice President in its Investment Banking division gaining experience in Australia, the United States and Asia across both mergers and acquisitions and equity capital and derivative markets. Before joining J.P.Morgan, Mr. Chin worked as a corporate finance executive with an Australian merchant bank, Ord Minnett, from July 1996 to August 1997. He was previously also with Price Waterhouse in their corporate finance and litigation support team (June 1995 to July 1996) and Deloitte in their business consulting division (January 1993 to June 1995). Mr. Chin holds a Bachelor of Commerce degree from the University of New South Wales where he was one of the inaugural University Co-Op Scholars with the School of Banking and Finance. Mr. Chin is a Fellow of FINSIA (Financial Services Institute of Australia) where he also lectured for the FINSIA Masters Degree course, Advanced Industrial Equity Analysis. Mr. Chin is a qualified Chartered Accountant and a member of the Young Presidents Organisation (YPO) and Entrepreneurs Organisation (EO).

Gary San Hui has served as ARWA’s Chief Financial Officer, Chief Investment Officer and Director since November 2014. ARWA believes Mr. Hui is well-qualified to serve as a member of the Board due to his significant investment experience and his other experience and contacts. Mr. Hui joined AWN as an Executive Director and Fund Manager in November 2014. From 2007 to November 2014 when he joined ARWA, Mr. Hui was with Indus Capital, a hedge fund founded by former Soros Fund Management Partners. Mr. Hui joined Indus as a senior analyst, before becoming Managing Director and Chief Representative of Indus’ Singapore office in December 2011, prior to relocating to San Francisco in July 2013. From 1999 to 2007, Mr. Hui was with J.P. Morgan, including as an equity capital and derivatives banker responsible for the origination, structuring and execution of mandates in the Asian region. Prior to this, he worked at Deloitte in audit, business consulting and corporate finance. Mr. Hui qualified as a Chartered Accountant and completed the Securities Institute of Australia (now FINSIA) program. He holds a Bachelor of Commerce degree from the University of New South Wales.

John C. Moore has served as a member of the Board of Directors since October 2014. ARWA believes Mr. Moore is well-qualified to serve as a member of the Board due to his significant experience in business and politics, and contacts. From 1998 until 2001, Mr. Moore was Federal Minister of Defence of Australia. Since retiring from Australian politics in 2001, Mr. Moore has held numerous directorships across a range of industries including power and electrical services, education, and road maintenance. Mr. Moore was previously the Australian Federal Minister for Industry, Science and Tourism from 1996 until 1998, also holding the position of Vice President of the Executive Council. Mr. Moore has also held director or board memberships in a number of Australian companies, including Brandt Limited (Australia), P.F.C.B. Limited and Agricultural Investments Limited, and was a board member of Merrill Lynch Australia and Citinational Australia. He is currently Chairman of the Evolution Road Maintenance Group, and is a director of AWN and Arowana Australasia Value Opportunities Fund Limited, as well as several other private companies. Mr. Moore holds a Bachelor of Commerce and Associate in Accountancy from the University of Queensland, Australia.

Dudley Hoskin has served as a member of the Board of Directors since October 2014. ARWA believes Mr. Hoskin is well-qualified to serve as a member of the Board due to his significant business and investment experience gained across Asia. Since October 2011, Mr. Hoskin has been a Portfolio Manager with Tudor Investment Corporation, a global investment firm based in Greenwich, Connecticut. From 2007 to September 2011, Mr. Hoskin served as a Managing Director with Goldman Sachs in Australia, before which (from 2000 to 2002) he was based in Hong Kong with the same firm. From 2002 until 2005, he ran the G10 currency trading business for HSBC, at which time he returned to Australia to set up the Proprietary Trading Business for Societe Generale Australia before resuming his career with Goldman Sachs in 2007. Mr. Hoskin holds a Bachelor’s Degree with Honours in Aeronautical Engineering and Design from Loughborough University in the United Kingdom and trained as a Pilot in the Royal Air Force (UK).

Kien Khan Kwan has served as a member of the Board of Directors since October 2014. ARWA believes Mr. Kwan is well-qualified to serve as a member of the Board due to his significant investment and other experience. From February 2012 to October 2014, Mr. Kwan served as Executive Director and Chief Investment Officer of AWN (and other Arowana & Co. companies prior to the listing of AWN). Mr. Kwan has significant international experience in transaction origination, structuring, negotiation and execution, including transactions raising in excess of $4.3 billion of listed and unlisted equity. He has led teams involved in multiple merger and acquisition transactions in Australia and Europe across various industries. Prior to his role at Arowana & Co., Mr. Kwan spent 10 years in various investment and advisory roles in Sydney, Perth and London including at J.P. Morgan (September 2008 to April 2011) and at Macquarie Capital (December 2006 to August 2008). He also was a portfolio manager at J.P. Morgan Asset Management with direct responsibility for over $1 billion in funds under management. Mr. Kwan holds a Bachelor of Commerce (majoring in Accounting and Finance) and a Bachelor or Laws from the University of Western Australia.

Legal Proceedings

There are no legal proceedings pending against ARWA.

Periodic Reporting and Audited Financial Statements

ARWA has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, ARWA’s annual reports contain financial statements audited and reported on by ARWA’s independent registered public accounting firm. ARWA has filed with the SEC its Annual Report on Form 10-K covering the fiscal year ended February 29, 2016 and its Quarterly Reports on Form 10-Q covering the fiscal quarters ended May 31, 2016, and August 31, 2016.

ARWA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of ARWA’s financial condition and results of operations should be read in conjunction with ARWA’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

Critical Accounting Policies

For a more detailed discussion of the Critical Accounting Policies, please see Note 2 to the consolidated financial statements included in this proxy statement/prospectus.

Ordinary Shares Subject to Possible Conversion

ARWA accounts for its ordinary shares subject to possible conversion in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory conversion are classified as a liability instrument and are measured at fair value. Conditionally convertible ordinary shares (including ordinary shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. ARWA’s ordinary shares feature certain conversion rights that are considered by ARWA to be outside of the ARWA’s control and subject to the occurrence of uncertain future events. Accordingly, at February 29, 2016, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of ARWA’s balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Results of Operations

ARWA’s entire activity from inception up to May 6, 2015 was in preparation for the initial public offering. Since the initial public offering, ARWA’s activity has been limited to the evaluation of business combination candidates, and ARWA will not be generating any operating revenues until the closing and completion of ARWA’s initial business combination. ARWA expects to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). ARWA expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. ARWA expects its expenses to increase substantially after this period.

For the three months ended August 31, 2016 and 2015, ARWA had a net loss of $139,926 and $166,118, respectively, which consisted primarily of operating costs. These expenses for the three months ended August 31, 2016 offset by interest income from its trust account of $48,431 and an unrealized gain on the U.S. treasury bonds of $10,049. For the three months ended August 31, 2015, ARWA had a net loss of $116,118, which consist of operating costs. During the three months ended August 31, 2015, the operating expenses were offset by interest income from the trust account of $23,656.  For the six months ended August 31, 2016 and 2015, ARWA had a net loss of $180,072 and $201,251, respectively, which consisted primarily of operating costs. During the six months ended August 31, 2016, the operating expenses were offset by interest income from the trust account of $93,833 and an unrealized gain on the US treasury bonds of $16,489. During the six months ended August 31, 2015, the operating expenses were offset by interest income from the trust account of $28,227. ARWA’s operating expenses principally consisted of expenses related to its public filings and listing and identification and due diligence related to a potential target business, and to a lesser extent, general operating expenses including rent, insurance and office expenses.

For the year ended February 29, 2016, ARWA had a net loss of $358,576, which consisted primarily of operating expenses. These expenses were offset by interest income from ARWA’s Trust Account of $29,072 and an unrealized gain on the U.S. treasury bonds of $55,769. ARWA’s operating expenses principally consisted of expenses related to ARWA’s public filings and listing and identification and due diligence related to a potential target business, and to a lesser extent, general operating expenses including rent, insurance and office expenses. Until ARWA consummates a business combination, it will have no operating revenues.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at August 31, 2016, ARWA had $63,860 in cash and cash equivalents and a working capital deficiency of $183,728. Further, ARWA has incurred and expects to continue to incur significant costs in pursuit of ARWA’s financing and acquisition plans.

Through May 6, 2015, ARWA’s liquidity needs were satisfied through receipt of $25,000 from the sale of shares to ARWA’s initial shareholders and a loan from APG, an affiliate of its executive officers, in an aggregate amount of $171,306. ARWA also received advances of $139,190 from a related person as defined under the rules and regulations of the SEC (“Related Person”) in order to fund operations. Following the Offering, which resulted in $84,456,000 being placed into the Trust Account, ARWA had $684,291 in cash held outside of the Trust Account (after the payment of all costs related to the offering).

ARWA intends to use substantially all of the net proceeds of the initial public offering, including the funds held in the Trust Account, to acquire a target business or businesses and to pay its expenses relating thereto, including a fee payable to EarlyBirdCapital in an amount equal to $3,312,000 (representing 4% of the gross proceeds received in the Offering) (exclusive of any applicable finders’ fees which might become payable) upon consummation of ARWA’s initial business combination for assisting ARWA in connection therewith. To the extent that ARWA’s capital stock is used in whole or in part as consideration to effect ARWA’s initial business combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which ARWA had incurred prior to the completion of ARWA’s initial business combination if the funds available to ARWA outside of the Trust Account were insufficient to cover such expenses.

ARWA anticipates that it will need to raise additional capital through loans or additional investments from its shareholders, officers, directors, or third parties to allow ARWA to operate until its liquidation date, January 9, 2017, or such later date as may be approved by ARWA’s shareholders. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about ARWA’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Until ARWA’s liquidation date, January 9, 2017, or such later date as may be approved by ARWA’s shareholders, ARWA will be using its existing funds as well as additional capital for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

If ARWA’s estimates of the costs of undertaking in-depth due diligence and negotiating its initial business combination are less than the actual amount necessary to do so, or the amount of interest available to ARWA from the Trust Account is less than ARWA expects as a result of the current interest rate environment, ARWA may have insufficient funds available to operate its business prior to ARWA’s initial business combination. Moreover, ARWA may need to obtain additional financing either to consummate its initial business combination or because ARWA becomes obligated to redeem a significant number of its public shares upon consummation of ARWA’s initial business combination, in which case ARWA may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, ARWA would only consummate such financing simultaneously with the consummation of its initial business combination. Following ARWA’s initial business combination, if cash on hand is insufficient, ARWA may need to obtain additional financings in order to meet its obligations.

Off-Balance Sheet Arrangements

As of February 29, 2016 and August 31, 2016, ARWA did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Independent Auditors’ Fees

The firm of Marcum LLP acts as ARWA’s independent registered public accounting firm. The following is a summary of fees paid to Marcum LLP for services rendered.

Audit-Related Fees

Audit fees consist of fees billed for professional services rendered for the audit of ARWA’s year-end financial statements and services that are normally provided by Marcum LLP in connection with regulatory filings. The aggregate fees billed by Marcum LLP for professional services rendered for the audit of our annual financial statements, review of the financial information included in ARWA’s Forms 10-Q for the respective periods, the registration statement, the closing 8-K and other required filings with the SEC for the year ended February 29, 2016 and for the period from October 1, 2014 (inception) through February 29, 2015 totaled $27,140 and $67,868, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Tax Fees

During the fiscal year ended February 29, 2016 and the period from October 1, 2014 (inception) through February 28, 2015, fees for tax services for ARWA’s independent registered public accounting firm were $0, respectively.

All Other Fees

During the fiscal year ended February 29, 2016 and the period from October 1, 2014 (inception) through February 28, 2015, fees for other services were $2,500 and $0, respectively.

Audit Committee Pre-Approval Policies and Procedures

Since ARWA’s audit committee was not formed until April 30, 2015, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of ARWA’s audit committee were approved by ARWA’s board of directors. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before ARWA engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by ARWA’s audit committee.

Code of Ethics

On April 30, 2015, ARWA’s board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern aspects of ARWA’s business. ARWA will provide, without charge, upon request, copies of its code of ethics. Requests for copies of ARWA’s code of ethics should be sent in writing to Arowana Inc., Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia.

Upon the consummation of the Transactions, VivoPower will adopt a similar code of ethics that will apply to VivoPower’s directors, officers and employees as well as those of its subsidiaries. VivoPower’s code of ethics will be available free of charge on VivoPower’s website at www.vivopower.com.

BUSINESS OF VIVOPOWER

Overview

Solar power is the world’s largest potential energy source and is the fastest-growing form of renewable energy. Between 2003 and 2014, cumulative installed solar capacity increased at an average annual growth rate of 49%, according to the International Energy Agency (“IEA”). Yet, today, solar energy’s contribution to global energy generation is insignificant, contributing less than 1% globally; even as panel costs have dropped more than 75% over the same time period.

As a result, this is a pivotal moment in the acceleration of massive energy industry change. Enabled by strong capital availability and “smart” technology penetration, the solar industry is growing at exponential levels with VivoPower’s platform sitting at what it sees as the nexus of that industry value chain.

VivoPower is a global next generation solar power company that operates a BTO model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell DG power and manage data driven energy services for CIG customers.

VivoPower is building a comprehensive solar business platform focused on optimizing outcomes for all of its stakeholders. VivoPower will provide capital, development and structuring solutions for solar project developers and asset owners, enabling these stakeholders to efficiently develop projects in an expedited manner. Leveraging this installed asset base, VivoPower will deliver green energy to its customers. In addition to its asset development strategy, VivoPower invests in financial and technology assets in a strategically coordinated way, leading to an increasingly optimized energy service experience for its customers.

The global energy architecture is increasingly becoming decentralized and digitized as today’s internet connected devices are able to measure, monitor and analyze energy supply and demand in real time. We believe VivoPower’s capabilities in data analytics and emerging technologies will allow it to capitalize on these trends and become a leader in energy efficiency, storage, demand management, remote energy and grid design.

Current Offering

●	Service and asset optimisation - Ongoing asset monitoring, performance management and production optimization using next generation solar analytics technology

●	Rooftop CIG - Financing, structuring, advisory, and other development services for developers of rooftop CIG solar projects

●	Groundmount - Provision of financing, structuring, advisory, and other asset development services for developers of groundmount solar projects

●

Power generation solutions - Following the integration of Aevitas, VivoPower will also provide power generation solutions including the design, supply, installation and maintenance of power systems, and control systems for a range of clients

Although we have not yet generated revenues from operations, we have assembled a management team with the experience and skill set to deliver the services listed above. We have commenced work on two related projects, NC-31 and NC-47, as described elsewhere in this proxy statement/prospectus, and are pursuing additional solar projects.

Future Offerings may Include

●	Energy efficiency and storage - Financing and delivery of LED solutions and battery and other energy storage solutions

●	Smart Power- Holistic energy solutions, energy audits, demand management and renewable energy credit trading

●	Technology and new energy - Development and ownership of proprietary energy technology, off-grid and remote energy solutions

VivoPower has identified core geographies and industry sectors to focus on. VivoPower’s primary strategy is centered on OECD countries and countries making up the Association of Southeast Asian Nations (“ASEAN”) where grid parity currently exists (or will soon exist) for utility and CIG customers. Additionally, VivoPower will take an opportunistic approach in select other markets.

History and Corporate Structure

VivoPower was formed on February 1, 2016 as a UK incorporated, public limited company. It has subsidiaries in the United Kingdom (“UK”) and the United States of America (“U.S.”) and is, itself, a wholly-owned subsidiary of AWN, an Australian public company traded on the Australian Securities Exchange under the symbol “AWN”. The current corporate structure of VivoPower is set out below.

Current summary group structure of VivoPower

Following the Transactions, the corporate structure of the group will incorporate VivoPower Australia and Aevitas and will be as set out in the diagram below.

Summary group structure of VivoPower following the Transactions

VivoPower Australia was established on August 8, 2014 as a proprietary limited company in Australia. VivoPower Australia is a next generation renewable energy company investing in the origination, financing, build, transfer, operation, maintenance and optimization of solar electricity generation facilities in Australia and Asia. Its initial majority shareholder was Hadouken Pty Limited (an entity associated with VivoPower Australia management), with AWN subsequently acquiring an initial interest in VivoPower Australia on or around August 29, 2014 through its shareholding in the Arowana Australasian Special Situations Fund 1. Other current shareholders include Aevitas, VivoPower Australia management as well as a Arowana Energy Holdings Pty Ltd, a wholly owned AWN subsidiary. Following the Transactions, 80.1% of VivoPower Australia’s ordinary shares will be held by MidCo and 19.9% will be held by Aevitas.

Following the Transactions and upon adoption of the proposed Incentive Plan, certain employees, consultants and directors of VivoPower and its subsidiaries (if approved by the Compensation Committee) may hold a class of shares in MidCo.

OptionCo was established on June 1, 2016 and is an Australian proprietary limited company. It holds options to acquire 99.9% of the ordinary shares in Aevitas, an Australian unlisted public company established on February 28, 2013. Aevitas provides energy and power generation solutions including design, supply, installation and maintenance of power systems, control systems, with an increasing focus on solar and renewable energy, and energy efficiency products and strategies. Aevitas’ mission is to be its customers trusted integrated power expert.

Industry Background

Energy Markets

Energy is one of the world’s largest industries; in the United States expenditure on energy comprises approximately 8% of GDP.

Over the last 20 years, global primary energy consumption has grown at a rate of approximately 2.0% per annum. By fuel mix, approximately 90% of global primary energy consumption is sourced from fossil fuels such as oil, coal and natural gas. These three fossil fuels are responsible for almost all carbon dioxide emissions from primary energy consumption.

Electrification of Energy Markets and Energy Storage

One of the key long term trends in energy markets has been the electrification of society. In the United States for example consumption of electricity had increased from 16% of total energy consumption in 1955 to 39% in 2015, some fifty years later. When the electrification trend is examined by sector, the same pattern is evident, with transport being the only major energy consumption sector not having shown this pattern of electrification.

To date the key barrier for electrification of the transport sector has been economic energy storage. Yet the cost of lithium ion batteries have declined more than 50% since 2010.

Electrification of the transport sector may have profound consequences for electricity markets, given transport is the largest primary energy consumption sector excluding electricity generation. Furthermore, given solar PV’s intermittency, whereby electricity is only generated in daylight hours, economic energy storage may greatly expand the addressable market of solar PV.

USA - Electricity share of Energy Consumption by Sector

Year	Residential	Commercial	Industrial	Transport	Electricity Total
1955	22.9%	34.2%	17.4%	0.8%	16.1%
1980	52.8%	61.2%	29.5%	0.2%	31.1%
2015	68.8%	77.3%	31.6%	0.3%	39.1%

Source: EIA, Monthly Energy Review

Solar Photovoltaic (PV) Electricity Generation

Whilst there are several alternative technologies such as Solar Thermal and Concentrating Solar Production, Solar Photovoltaics (“Solar PV”) is the dominant form of solar power production in the world today.

The dominant form of solar PV today is silicon based, which accounts for over 90% of the solar PV market. Silicon is the second most abundant material in the earth’s crust and is typically produced and cut as wafer form polysilicon or monosilicon.

Electricity production via the photovoltaic (“PV”) effect is unique in that unlike conventional thermal electricity generation, the solar PV cell involves no moving parts. The photovoltaic effect involves the generation of a direct electric current in the solar PV cell upon exposure to light.

Solar - A Massive Energy Resource

Solar power is the planet’s largest potential energy source. The earth’s surface receives approximately 15 times more solar energy every year from the sun than the entire known reserves of coal, petroleum, natural gas and nuclear fuels combined. Furthermore, land area required for solar photovoltaic power is little constraint. Only about 0.6% of the United States land area would be required to power the entire country’s energy demand from solar energy based on the efficiency rates of currently available solar photovoltaic modules.

No other known energy source has the sheer scale of potential that Solar can provide, as evidenced by Thomas Edison in 1931 when he stated “I’d put my money on the sun and solar energy. What a source of power!”

Solar - Environmental and Health Benefits

 Apart from sheer scale potential, solar power has significant environmental and health benefits over conventional fossil fuels. Solar power produces very low levels of air pollution even on a full life cycle basis.

Air pollution causes an estimated 6.5 million deaths each year according to the World Health Organisation. Conventional fossil fuel energy production and use accounts for an estimated 85% of harmful particulate matter production and almost all sulfur dioxide and nitrogen oxide emissions, per recent research from the International Energy Agency.

Solar Photovoltaic – Increases in Efficiency and Reductions in Cost

  Solar energy’s share of primary energy production has historically been negligible. Key drivers of very low historical usage rates for solar energy were high cost and low efficiency.

In 1954, when Bell Laboratories created the first photovoltaic technology capable of powering electrical equipment, the silicon solar cell had only 4% energy conversion efficiency and cost approximately $300/Watt to produce.

Currently, photovoltaic modules are available in the USA for less than $0.50/Watt inclusive of import tariffs. Just as importantly, current commercial PV cell energy conversion efficiencies are above 20%, with demonstrated laboratory energy conversion efficiency well above 40%.

Solar PV – Energy Conversion Efficiency Continues to Improve

Best Research-Cell Efficiencies

NREL
Multijunction Cells (2-terminal, monolithic)
LM = lattice matched
MM = metamorphic
IMM = inverted, metamorphic
Three-junction (concentrator)
Three-junction (non-concentrator)
Two-junction (concentrator)
Two-junction (non-concentrator)
Four-junction or more (concentrator)
Four-junction or more (non-concentrator)
Single-Junction GaAs
Single crystal
Concentrator
Thin-film crystal
Crystalline Si Cells
Single crystal (concentrator)
Single crystal (non-concentrator)
Multicrystalline
Silicon heterostructures (HIT)
Thin-film crystal
Thin-Film Technologies
CIGS (concentrator)
CIGS
CdTe
Amorphous Si:H (stabilized)
Emerging PV
Dye-sensitized cells
Perovskite cells (not stabilized)
Organic cells (various types)
Organic tandem cells
Inorganic cells (CZTSSe)
Quantum dot cells
Efficiency (%)
50
48
44
40
36
32
28
24
20
16
12
8
4
0
1975
1980
1985
1990
1995
2000
2005
2010
2015
2020
46.0%
44.4%
38.8%
37.9%
34.1%
31.6%
29.1%
28.8%
27.6%
27.5%
25.6%
25.0%
23.3%
22.3%
22.1%
22.1%
21.3%
21.2%
13.6%
12.6%
11.9%
11.5%
10.6%
10.6%

This plot is courtesy of the National Renewable Energy Laboratory, Golden, CO, USA

 Solar PV – Unit Cost Continues to Improve ($ / Watt of Capacity)

Source: International Energy Agency, Technology Roadmap, Solar Photovoltaic Energy – 2014 edition

Rapid improvement in efficiency and cost of solar PV are driving a huge increase in solar photovoltaic installations globally.

Over the last 10 years, the average annual growth in global installed Solar photovoltaic capacity has run at 47.4% and the average annual growth in net annual installations has run at 50.0%1.

1 BP Statistical Review of World Energy 2016, dataset, tab “Solar Capacity”

World installed photovoltaic solar capacity (Megawatts)
250,000
200,000
150,000
100,000
50,000
-
60,000
50,000
40,000
30,000
20,000
10,000
0
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Cumulative installed photovoltaic (PV) power (LHS)
Net installations photovoltaic (PV) power (RHS)

Source: BP Statistical Review of World Energy

Key Drivers of Demand for Solar PV

Solar PV is largely a capital expenditure item, in that the fuel (sunlight) is free. Conventional electricity is typically bought from a utility company on a usage basis. Typically, a utility would charge on a dollar per kilowatt hour basis ($/kWh).

In order to render the capital cost of solar PV comparable, a levelized cost of energy (“LCOE”) calculation is performed. The LCOE calculation takes variables such as capital cost, energy output, cost of finance, operating cost and converts these to a usage basis such as $/kWh, to render solar PV directly comparable to other electricity source costs.

Levelized Cost of Electricity - US Dollars per Megawatt Hour

Source: Source: U.S. Energy Information Administration, Levelized Cost and Levelized Avoided Cost of New Generation Technologies in the Annual Energy Outlook 2015 (AEO2015) IGCC is integrated gasification combined cycle; CCS is carbon capture and sequestration.

In the early years of solar, subsidies and incentives were critical factors in stimulating demand, due to the fact that for many end users, solar power was more expensive that the alternative energy sources.

However, the confluence of increasing efficiency and falling cost of solar PV on a dollar per Watt ($/W) basis has led to the phenomenon of Grid Parity, which describes the situation where solar is at least as cheap as grid power, on a life cycle basis. Grid Parity conditions exist in an increasing number of electricity markets globally.

Electric Power Grid

A conventional electric power grid sector is typically organized vertically.

●	Generation: Centralized electricity Generators produce traditionally electricity. Often generators are located closer to fuel or fuel transport hubs rather than their ultimate end customers.

●	Transmission Network: Transmission lines are high voltage cables that move large amounts of electricity from a generation site towards end customers.

●	Distribution Network: Distribution lines connect the Transmission terminus of a high voltage substation to a localized network of low voltage cables.

●	Retail: Residential and Commercial & Industrial (“C&I”) customers connect to the Distribution Network in order to receive electricity

It is important to note that in many developed markets, the cost of transport of electricity via Transmission and Distribution Networks can be higher than the cost of electricity Generation to end customers.

Thus comparison of Solar PV LCOE to the cost of Coal electricity LCOE may not be an accurate comparison. In many markets, due to the cost burden of Transmission and Distribution, customers may choose to bypass the Grid and install solar PV on their rooftops, thereby avoiding the cost burden not just of Generation, but also Transmission and Distribution.

Source: IEA Re-powering Markets, 2016

United States

The US utility scale electric fleet generated 4,087,381 megawatt hours of electricity in 2015 according to EIA data. Approximately 33.2% of this was generated from coal fire power stations, with gas fired power stations contributing approximately 32.7% of generation.

Federal Energy Regulatory Commission (“FERC”) data for utility scale generation plants of 1 megawatt or greater capacity shows that the US had 1,169 gigawatts of installed capacity at the end of June 2016. Of this installed capacity, solar represented just 1.5%.

However, FERC data shows that solar is the fastest growing utility scale generation type, with the installed base of utility scale solar plants of 1 megawatt or greater expanding at a compound average annual growth rate of 67% from 2010 to 2015.

FERC generation data furthermore shows that for 2015, approximately 34% of electricity generated by solar photovoltaics was from distributed generation (“DG”) sources not included in the utility scale figures above.

US installed photovoltaic solar capacity (Megawatts)
30,000
25,000
20,000
15,000
10,000
5,000
0
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Cumulative installed photovoltaic (PV) power (LHS)
Net installations photovoltaic (PV) power (RHS)

Source: BP Statistical Review of World Energy

US Policy Initiatives to Encourage Solar

The US has in place many incentives to encourage installation of renewable energy. The principal Federal incentives as they relate to solar include:

Investment Tax Credit (“ITC”): The ITC confers a tax credit of 30% of the eligible solar energy property basis at the time the solar generating facility is placed in service for tax purposes. The 30% ITC rate reduces in 2020 to 26%, 22% for 2021 and 10% for 2022 and years thereafter.

Modified Accelerated Cost Recovery System Depreciation (“MACRS”): MACRS allow an acceleration of eligible expenditure on solar energy property basis over a period of five years, notwithstanding that the economic life of a solar photovoltaic generation facility may be well over twenty five years.

The principal State based solar incentives include:

Renewable Portfolio Standards (“RPS”): RPS are state based programmes typically mandating electricity providers to produce or purchase a minimum level of renewable energy as part of their electricity sales mix. A total of 29 states and the District of Columbia presently have binding RPS in place. A feature of many state based RPS programs is the use of Renewable Energy Credits (“RECs”) to provide a price signal to incentivize solar capacity installation. RECs enable an electricity provider who has insufficient renewable generation to meet their RPS obligation by buying credits.

Feed in Tariffs (“FIT”): Currently 6 states have FITs in place. Feed in tariffs typically apply to DG solar facilities connected to the distribution grid. They allow a solar facility owner to sell excess electricity produced back to the distribution grid. Solar FIT rates can vary depending on the time of day.

Net Metering: Net metering typically applies to DG solar facilities connected to the distribution grid. Net Metering allows a customer to set off against their consumption from the grid and net exports of electricity to the grid.

Australia

Australia possesses some of the highest solar insolation in the world, exceeding the average values in Europe, Russia, and most of North America. Solar has been the most rapidly expanding renewable energy source in the country over the last ten years, growing by 30% per year on average2, underpinned by growth in both solar PV and solar hot water. However, this was from a low base and solar remains a relatively small contributor to Australia’s energy mix. In 2013–14 about 4.9 TWh of electricity was generated from solar PV technologies representing only 2% of Australia’s total electricity generation2. Australia is still highly reliant on heavily polluting coal generation, contributing 166TWh or 75% of total generated electricity, and 27.4 GW or 42% of installed capacity3.

The latest annual update to the International Energy Agency prepared by the Australian PV Institute (APVI) stated that 935 MW of solar PV was installed for 2015. BNEF projects solar capacity additions in 2017 and 2018 of 1.1 GW and 1.2 GW, respectively.

Cumulative MW Installed in Australia

The main solar incentive scheme in Australia at the federal level is the Renewable Energy Target (RET), which is divided into two segments – the Small-scale Renewable Energy Scheme (SRES) and the Large-scale Renewable Energy Target (LRET).

●

SRES works by issuing Small-scale Technology Certificates (STCs) to eligible entities, based on the expected output of a solar system over a 15-year period. The installed solar capacity must be less than 100kW to be eligible for this incentive. STCs can be traded and sold, which provides an up-front cash stream for solar system owners[4].

●

LRET provide for Large-scale Generation Certificates (LGCs) that can be generated by commercial and utility-scale systems over 100kW. LGCs are produced on an ongoing basis after the plant starts producing power, providing an ongoing revenue stream for their operators on top of revenues from sale of electricity. The LRET includes legislated annual targets which will drive significant investment in new renewable energy generation capacity in coming years. Recent years have been characterized by under investment, which has significantly increased LGC traded prices in recent times. The large-scale targets ramp up until 2020 when the target will be 33,000 gigawatt-hours (GWh) of renewable electricity generation[4]. LGCs are tradeable and enforced until 2030.

2  Energy in Australia 2015, Department of Industry, Innovation and Science

3  Bloomberg New Energy Finance

4  Clean Energy Regulator (www.cleanenergyregulator.gov.au)

In addition to renewable energy target, the government also provides support for large-scale PV installation through the Australian Renewable Energy Agency (ARENA). The agency is also currently supporting 101 solar energy projects with committed ARENA funding of A$586 million5. ARENA has also allocated A$92 million in funding to support large-scale solar PV projects through a competitive round initiated in 2015. A total of 12 projects with 482 MW have been selected for funding6.

Key state and local programs and incentives include:

●

ACT Large Scale Auction – A reverse auction process which determines prices for a large-scale feed-in tariff programme. The programme has so far awarded feed-in tariffs to three large-scale solar and five wind projects across four tranches, supporting a total of 440 MW of contracted power capacity[7].

●

Victoria Renewable Energy Target – The government announced a new policy in 2016 to target 40% of electricity being produced from renewable sources by 2025. The targets are expected to be supported by a state sponsored reverse auction process, similar to those held in the ACT. This will allow renewable energy developers to bid for long term electricity contracts to make their projects viable. The first phase of the expected reverse auctions is scheduled to occur in 2017 with an aim to have 1.8 GW of new energy capacity built by 2020[8].

5 Australian Renewable Energy Agency (http://arena.gov.au/projects/solar/)

6 Australian Renewable Energy Agency (http://arena.gov.au/programmes/advancing-renewables-programme/large-scale-solar-pv/)

7 BNEF

8 BNEF

United Kingdom

In 2015, the total installed capacity of the UK electricity market was 97 GW9 and annual demand was 344 TWh of energy. The majority was supplied by coal-fired, natural gas-fired and nuclear facilities, many of which are coming to the end of their useful lives. Approximately two-thirds of existing power stations are expected to close down by 203010.

Source: National Grid FES - Consumer Power Forecast’11

New generation capacity is required to replace the retirements. This is expected to be partly met through the deployment of renewables (including solar PV) as the UK progresses towards its long-term carbon targets. The UK intends to source 15% of final energy consumption from renewable energy by 202012 and to reduce carbon emissions by at least 80% from 1990 levels by 205013.

Under National Grid’s “Consumer Power” forecast14 (as per the chart below), the total installed capacity of solar PV is forecast to increase four-fold by 2040.

9 National Grid: Future Energy Scenarios, 2016

10 National Infrastructure Commission, 4th March 2016

11 National Grid: Chart is based on National Grid’s Consumer Power scenario forecast, which assumes a market-driven world, with limited government intervention.

12 Renewable Energy Directive 2009/28/EC

13 Climate Change Act 2008

14 National Grid: Future Energy Scenarios, 2016 - Consumer Power scenario forecasts assume a market-driven world, with limited government intervention.

Source: National Grid FES - Consumer Power Forecast’15

The UK government has several policy initiatives to encourage cost-efficient renewable energy generation:

●

Feed in Tariffs (FITs): FITs are predominately 20-year RPI-indexed tariffs for electricity generated by small scale renewable installations. Following rapid deployment of solar PV in recent years incentivised by the FITs, in early 2016, the government implemented tariff cuts of 65%[16] and set quarterly deployment caps to limit overall FIT costs to £100 million per year by April 2019[17].

●

Contract-for-Difference (CfD): This is the new scheme to support large scale low carbon electricity generation. A CfD is a long term contract which pays a renewable generator the difference between a strike price and the market electricity price. The first CfD allocation round took place in October 2014. The second round was scheduled for October 2015 but was cancelled[18]. A consultation was published in May 2016 on the terms of future CfD rounds[19] and round 2 is now expected in late 2016.[20]

●

Renewable Obligation (RO):  The RO places an obligation on licensed electricity retailers to source a proportion of electricity from renewable sources. In England, Wales and Scotland, the RO was closed to new PV projects larger than 5 MW on 1 April 2015[21] and to new solar PV projects of 5 MW capacity or below on 1 April 2016.[22] Both closures have a grace period of 12 months for projects meeting certain conditions: significant commitment, grid delay or preliminary accreditation.

15 National Grid: Chart is based on National Grid’s Consumer Power scenario forecasts which assumes a market-driven world, with limited government intervention.

16 Guardian: 17/12/2015

17 International Energy Agency: UK renewable energy policy framework summary

18 Edie.net: DECC postpones next Contracts for Difference auction

19 DECC: Consultation on amending the CFD contract and regulations

20 International Energy Agency: UK renewable energy policy framework summary

21 Ofgem: Renewables Obligation: closure of the scheme to large-scale solar PV

22 Ofgem: Renewables Obligation: closure of the scheme to small-scale solar PV

●

Climate Change Levy (CCL): Renewable electricity generators are no longer eligible for CCL exemption certificates[23], which had provided an additional income stream up to the value of the CCL (currently £5.59/MWh).

●

Levy control framework (LCF): The LCF sets annual limits on the overall costs of all DECC’s low carbon electricity levy-funded policies to control public expenditure paid for through consumer bills until 2020/21.[24] The limit for 2020/21 is £7.6 billion in real terms.

Singapore

Singapore virtually imports almost all its energy needs, and in 2015 natural gas accounted for 95% of the country’s total electricity sources25.

Singapore has a long term average annual solar irradiation of 1,632 kWh/m226 which makes solar PV one of the more viable renewable energy options for the island nation. Land scarcity and high prices make ground mounted solar uneconomical, but there is sufficient roof top space of about 34 square km27 for rooftop solar. This has resulted in the cumulative roof top solar PV installed capacity in Singapore growing to 99.4 MW as of June 30, 201628.

While there are no declared targets for renewable energy as a share of Singapore’s total electricity resource, the government has declared a target of 350 MW of solar PV installations for its own agencies by 2020 with the SolarNova program29.

Solar PV potential projections for Singapore

23 Summer Budget 2015

24 DECC: Implementing Electricity Market Reform

25 Page 8 of Energy Market Authority Annual Report 2014/2015

26 Page 16 of The nutes & bolts of Solar PV installations in Singapore, SERIS 2014

27  Page 32 (Table 4.1) Solar PV Roadmap for Singapore,2013

28 Latest Quarterly Statistics (Q2-2016, SERIS)

29 http://www.eco-business.com/news/singapore-goes-big-on-solar-with-largest-tender-to-date/ June 2015

VivoPower’s Strength

VivoPower is a global next generation solar power 2.0 company that currently operates a Build, Transfer, Operate (BTO) business model to establish and grow a PPA backed solar power asset base in a capital efficient manner. This will enable it to sell Distributed Generation (“DG”) power and big data driven energy services to Commercial, Industrial and Government (“CIG”) customers.

VivoPower’s strategy is to build a high growth next generation green energy company that is based on distributed energy, intelligence, data and information with lower capital intensity than traditional players and increasing recurring income and free cash flows.

VivoPower’s key investment merits are summarized as follows:

●

Strong industry tailwinds: Confluence of declining costs, political support in key markets and a groundswell of boardroom and community support for clean power will accelerate the take-up of solar PV, driving sustainable growth;

●	Large global addressable market: Business model, product and service offering is easily scalable and relevant to a diverse range of customers and across geographies;

●

Recurring contracted revenues: As the installed asset base grows, we expect that an increasing share of revenue base will be derived from power support services under long term contracts, delivering an increasing stream of recurring cashflows;

●

Capital efficient business model: BTO (build, transfer, operate) business model is capital efficient and ensures VivoPower delivers a superior ROIC (return on invested capital) relative to other renewable energy players;

●

Diversified, coherent offering: Diverse yet complementary segments strategically position VivoPower to take advantage of the 3 phases of industry disruption: (i) mass solar & storage adoption; (ii) DG proliferation; (iii) digitization of power; and

●

Diverse team composition: VivoPower’s team comprises a diverse mix of project and corporate finance professionals, engineers, technologists and project management executives with deep renewables sector experience.

VivoPower’s strength is linked to its well-defined strategy to expand from its current offering of utility scale and CIG solar system BTO sales. In addition to this, its planned future offering will encompass energy efficiency & storage services, smart green power services and technology & new energy as the market evolves. Over time, this will build VivoPower’s base of recurring revenue from providing power support services, including asset optimization and management, to an expanding client and asset base across globally.

VivoPower’s management

VivoPower’s team comprises a diverse global mix of project financiers, engineers, procurement specialists, corporate financiers, asset managers, technologists and data scientists. This unique combined skill set will enable VivoPower to assist its CIG clients to navigate what will become an increasingly complex energy management paradigm as power becomes digitized.

VivoPower’s industry position

VivoPower sits in the ‘sweet spot’ of the industry value chain. This is demonstrated in the diagram below, where VivoPower’s business model occupies the position of “PowerCo 2.0” and has the benefit of offering customers a green energy solution, a strong growth rate, recurring income, capital efficiency, technological literacy, agility and regulatory flexibility .

VivoPower’s solution

VivoPower’s team with its diverse skill set, will be able to provide customers with integrated power solutions and an ability to navigate an increasingly complex energy management landscape. VivoPower’s team has the requisite skill set to co-ordinate and navigate the various stakeholders involved in pre-qualification, development, financing and optimization of solar power projects to deliver a de-risked investment opportunity to long term asset owners seeking yield. In addition, VivoPower can navigate the complex cross border legal, tax, accounting and structuring issues that may be involved in these projects. Once the project has been built, VivoPower will also provide asset operation, maintenance and optimization services incorporating technology and big data based solutions.

Solar power project stakeholders

VivoPower’s revenue model

VivoPower generates upfront revenue from solar systems BTO sales (utility groundmount and CIG rooftop) and recurring revenues from power support services, power asset management, power generation and energy services. The four pillars of revenue are:

●

Solar systems BTO sales: VivoPower will generate upfront revenues derived from the BTO (build, transfer and operate) model by providing financing, structuring, advisory, engineering, equipment procurement and project management services for developers and asset owners.

●

Power support services: VivoPower will generate recurring revenues from ongoing asset monitoring and maintenance, performance management and production optimization using next generation solar analytics technology.

●

Power generation: VivoPower will generate recurring revenues from operational solar power plants around the world underpinned by long term PPA contracts in which VivoPower decides to maintain a residual ownership interest.

●

Energy services: VivoPower will generate recurring and upfront revenues from its various other energy activities including engineering, design, equipment procurement and sales, energy efficiency and technology consulting services.

VivoPower’s current and future sources of revenue are demonstrated by the below diagram.

VivoPower’s growth outlook

VivoPower has a strong growth outlook with a forecast pro forma group revenue Compound Annual Growth Rate (“CAGR”) of 20% from FY2017 to FY2019 and forecast pro forma EBIT CAGR of 23% for the same period. Our estimate of the group’s pro forma forecast revenue and Adjusted EBITDA for the next three financial years are as follows:

Pro Forma Statement of Income	PF Historic	PF Forecast	PF Forecast	PF Forecast
(US$M)	31-Mar-16	31-Mar-17	31-Mar-18	31-Mar-19
Revenue	26.2	47.9	57.4	69.1
Adjusted EBITDA	(1.1)	18.0	22.0	26.9

The forecast was underpinned by a visible pipeline of global opportunities, including a significant portion of its forecast FY17 revenue which had already been contracted. VivoPower has a pipeline of 12.5 GigaWatts (“GW”) of opportunities globally, of which 1.75GW have been qualified by VivoPower’s management. VivoPower’s forecast was prepared by applying conservative pipeline conversion metrics, which have the potential to be exceeded should the FY18 and FY19 lead conversion rate be equivalent to its FY17 run rate. The forecast was included in the projections provided to the ARWA board and upon which Cassel Salpeter was directed by ARWA to rely for purposes of its analyses and its opinion to the ARWA board as described in the section entitled “The Contribution Proposal — Opinion of Financial Advisor to the Board of Directors of ARWA.”

Shareholders and warrantholders of ARWA are cautioned not to rely on the above forecast in making a decision regarding the Transactions. The forecast was prepared for internal purposes by VivoPower. The forecast did not include costs associated with the Transaction and did not include or estimate any changes due to capital structure. The forecast was not prepared with a view to public disclosure or in compliance with IFRS, U.S. GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecast was, in general, prepared solely for internal use and capital budgeting and other management purposes, is subjective in many respects and therefore is susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments.

The forecast reflected numerous assumptions that VivoPower’s management believed were reasonable when made, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond VivoPower’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” Accordingly, the forecast may be materially different than actual results.

The projections for revenue and Adjusted EBITDA are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond VivoPower’s control. While all projections are necessarily speculative, VivoPower believes that the prospective financial information covering periods beyond FY17 carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the forecast. The inclusion of the forecast in this proxy statement should not be regarded as an indication that VivoPower, or their representatives, considered or consider the forecast to be a reliable prediction of future events.

VivoPower has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to ARWA. Neither VivoPower’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of VivoPower compared to the information contained in the forecast, and none of them undertakes or intends to undertake any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the forecast are shown to be in error. Accordingly, it should not be looked upon as “guidance” of any sort. VivoPower will not refer back to the forecast in its future periodic reports filed under the Exchange Act.

The projections were prepared by, and are the responsibility of, VivoPower management. Marcum LLP, VivoPower’s auditor, has neither examined nor compiled the forecast and, accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto. The Marcum LLP report included in this proxy statement relates to VivoPower’s historical financial information. It does not extend to the projections and should not be read as if it does so.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions. Adjusted EBITDA is a measure that VivoPower and ARWA believe is customarily used by investors and analysts to evaluate the financial performance of companies in VivoPower’s industry. VivoPower’s management also believes that Adjusted EBITDA is useful in evaluating its core operating results. However, Adjusted EBITDA is not a measure of financial performance under IFRS or U.S. GAAP and should not be considered an alternative to operating income or net income as an indicator of VivoPower’s operating performance. Because Adjusted EBITDA is not calculated identically by all companies, the presentation in this proxy statement/prospectus may not be comparable to those disclosed by other companies.

Employees

VivoPower has 128 employees30 located in 9 offices globally. VivoPower believes its relations with its employees are good.

30 Management estimate of pro forma full time equivalent employees had the business combination occurred on March 31, 2016.

Properties

VivoPower’s principal executive office is located at 23 Hanover Square, Mayfair, London W1S 1JB, UK. VivoPower leases this space, consisting of approximately 500 square feet. VivoPower considers this space adequate for its current operations.

Legal Proceedings

There are no actual or, to its knowledge, threatened legal proceedings against VivoPower.

VIVOPOWER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Historical Financial Information” section and the accompanying financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect VivoPower’s future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside VivoPower’s control. VivoPower’s actual results could differ materially from those discussed in these forward-looking statements. Please read the sections entitled “Risk Factors” and “Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

This operating and financial review is divided into the following sections:

●	Critical accounting policies – a discussion of the Group’s accounting policies that require critical judgements and estimates, including the impact of recent accounting pronouncements;

●

Description of the Group – a general description of the corporate and business structure, the basis of presentation of financial information, and the components of, and key drivers of, financial results and economic factors affecting the Group and results of operations;

●	Results of operations – a discussion and analysis of the Group’s results of operations for fiscal year 2016;

●	Financial condition, liquidity and capital resources – an analysis of funding and treasury policies, cash flows and sources and uses of cash;

●	Trend information – a summary of trends within our results of operations;

●	Off-balance sheet arrangements – disclosure regarding off-balance sheet arrangements; and

●	Disclosure of contractual obligations – a summary of the timing and amounts of known contractual obligations.

Critical Accounting Policies

For detailed discussion of the Critical Accounting Policies, please see Note 2 to the consolidated financial statements of VivoPower.

Use of estimates

The following are the critical judgments that management has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

●	The Group is required to make a judgment to determine whether funding advanced for the construction of solar arrays is recognized as a financial asset, an investment property, or inventory.

●	The Group is required to make a determination regarding the collectability of its note receivable.

Recent Accounting Pronouncements

For detailed discussion of the impact of Recent Accounting Pronouncements, please see Note 2 to the consolidated financial statements of VivoPower.

Description of the Group

VivoPower was formed and commenced operations in February 2016 as a holding company to invest in the origination, construction, transfer, operation and optimisation of solar electricity generation facilities globally. We design, install, maintain and transfer solar power plants through on site generation facilities and large scale grid feed projects. Our initial activity is centred in the United States of America, with growth in European activities already underway.

Our business is organized primarily into a single pillar, being the provision of solar services. Within this, there are two key target submarkets, the Commercial, Industrial and Government sectors and Utility-Scale projects.

The CIG sub market focuses on solar facilities which are situated behind-the-meter for CIG clients. We construct solar generation facilities on customer’s sites and feed energy directly to the client. In this fashion, we disintermediate the wholesale electricity market, the electricity grid and the electricity retailer sharing in the savings with the client.

The Utility-Scale (U-S) sub market focuses on wholesale electricity generation through large or Utility-Scale sized installations. These are generally situated on large tracts of land and are directly connected to the distribution (low voltage) or transmission (high voltage) grids. These large projects sell electricity directly to utilities.

Recent Events

The consolidated financial statements presented herein reflect our operations to March 31, 2016. However, subsequent to the end of the period, we have on July 29, 2016 entered, through a wholly owned subsidiary, into an Equity Capital Contribution Agreement with NES US NC-31, LLC under which such company will subscribe for an 85.55% interest in the NC-31 project currently owned by VivoPower. We have also secured construction loans with a principal amount of $35.3 million and ITC Bridge Loans with a principal amount of up to $25.7 million from KeyBank National Association as administrative agent to fund construction of the NC-31 project, which is scheduled for completion in January 2017.

Subsequent to the end of the period, we have also on October 25, 2016 entered, through a wholly owned subsidiary, into an Equity Capital Contribution Agreement with NES US NC-47, LLC under which such company will subscribe for an 90.0% interest in the NC-47 project currently owned by VivoPower. We have also secured construction loans with a principal amount of $36.2 million and ITC Bridge Loans with a principal amount of up to $26.0 million from KeyBank National Association as administrative agent to fund construction of the NC-47 project, which is scheduled for completion in March 2017.

Results of Operations

U.S. dollars	February 1, 2016 (inception) through March 31, 2016
General and administrative expenses	$279,036
Other expense
Interest expense	964
Currency losses	661
Total other expense	1,625

Total comprehensive loss	$(280,661)

The results reflect the Group’s limited operating history since incorporation on February 1, 2016. The company has focused its efforts to build a senior team of experienced industry professionals whose primary role is to find and evaluate utility scale, commercial, industrial, and governmental solar development opportunities meeting the company's stringent investment criteria. To date, the company has commenced construction of two utility scale solar projects described further in “Financial condition, liquidity and capital resources” subsection below.

For the period from inception (February 1, 2016) to March 31, 2016, VivoPower had a net loss of $280,661. General and administrative expenses totalled $279,036 and comprised primarily compensation costs ($184,927), professional fees ($22,705), occupancy cost ($41,599), and travel ($29,632).

Financial Condition, Liquidity and Capital Resources

Sources and Trends in Liquidity

As a pre-revenue group, VivoPower and its subsidiaries, were dependent on advances of $8.0 million from its parent company, AWN, to fund operations and administrative needs. Subsequent to March 31, 2016, AWN has continued to provide loan funding as required by VivoPower. The total principal balance of loans outstanding at October 31, 2016 was $17.5 million. A promissory note is in place between the relevant parties and further periodic advances have been documented when incurred. AWN has stated an intention to continue providing financing to VivoPower while it is a wholly owned subsidiary – until the group commences generating revenue. The advances currently become due in February and March 2017 and will either be extended by mutual agreement, or repaid from operating cash flows generated during fiscal year 2017 or from excess cash following the completion of the business combination transaction. In this regard, we note that the pending commissioning of the NC-31 project in early 2017 is expected to provide the Group with $11.6 million in gross cash proceeds. This cash is expected to fund further project acquisitions and administrative needs until proceeds are also received from the second solar project, NC-47, and others in VivoPower’s pipeline.

Longer term, the solar projects developed and built by VivoPower's subsidiaries are expected to be a significant source of revenue and cash flow including through build and transfer fees as well as from the provision of ancillary support and optimisation services to project owners under long-term contracts.

Acquisitions

NC-31

In July 2016, VivoPower's wholly-owned subsidiary, IS-31 Holdings, LLC (“31Holdings”) acquired a 34.2 MW AC solar project to be built in Bladen County, North Carolina U.S. Total cost of the project is expected to be $79.4 million and third party equity and financing, including construction financing and tax equity, has been arranged. Construction of the project has begun and COD is expected in early 2017. As of the date of this proxy statement/prospectus, construction of the project is underway and orders have been placed for key project equipment. Construction will be completed and the project is expected to be generating electricity and achieve COD in early 2017, at which point it will generate revenue. Construction is being conducted by Grupo Gransolar, LLC pursuant to an Engineering, Procurement and Construction Contract dated July 29, 2016. The total construction cost is expected to be $79.4 million, of which $61 million will be financed via Construction Loans from Keybank National Association, with the remainder funded by VivoPower and AWN. On July 29, 2016, the project entered into agreements with Firstar Development, LLC to receive tax equity investment of $27 million which will be contributed primarily upon the project achieving COD. On July 29, 2016, VivoPower US-NC-31, LLC also entered into an agreement for US-NC-31 Sponsor Partner, LLC to receive an Equity Capital Contribution Amount from NES of $41.7 million upon the NC-31 Project achieving COD. The proceeds of the investments from Firstar Development, LLC and NES will be used to repay the Construction Loans and fund payment of a build and transfer fee to Vivo USA, net of any construction cost risks. Further details of the third party debt and equity financing for the NC-31 and project are provided in Note 3, “Commitments, contingencies and proposed disposition of the NC-31 and NC-47 Projects,” to the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement/prospectus.

NC-47

On August 29, 2016, a wholly owned subsidiary of VivoPower purchased Innovative Solar 47, LLC (“NC-47”) for $2.0 million of which $1.1 million was paid in cash at the time of signing and $0.9 million was due for payment by November 30, 2016. NC-47 owns a 33.8 MW AC solar project to be built in Robeson County, North Carolina U.S. Total as built and transferred cost of the project is expected to be $83.0 million and third party equity and financing, including construction financing and tax equity, has been arranged. As of the date of this proxy statement/prospectus, construction of the project is underway and orders have been placed for key project equipment. Construction will be completed and the project is expected to be generating electricity and achieve COD in March 2017, at which point it will generate revenue. Construction is being conducted by Depcom Power, Inc. pursuant to an Engineering, Procurement and Construction Contract dated October 25, 2016. The total construction cost is expected to be $83.0 million, of which $62.2 million will be financed via Construction Loans from Keybank National Association, with the remainder funded by VivoPower and AWN. On October 25, 2016, the project entered into agreements with Firstar Development, LLC to receive tax equity investment of $27.4 million which will be contributed primarily upon the project achieving COD. On October 25, 2016, VivoPower US-NC-47, LLC also entered into an agreement for US-NC-47 Sponsor Partner, LLC to receive an Equity Capital Contribution Amount from NES of $47.3 million upon the NC-47 Project achieving COD. The proceeds of the investments from Firstar Development, LLC and NES will be used to repay the Construction Loans and fund payment of a build and transfer fee to Vivo USA, net of any construction cost risks. Further details of the third party debt and equity financing for the NC-47 project are provided in Note 3, “Commitments, contingencies and proposed disposition of the NC-31 and NC-47 Projects,” to the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement/prospectus.

Trend Information

The Group’s results depict only 2 months of operations, and at a time when the Group was in a pre-revenue state. Therefore, future results are expected to vary significantly from the financial information depicted.

Off-Balance Sheet Arrangements

As of March 31, 2016 and July 31, 2016, the Group did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Disclosure of Contractual Obligations

Payments due by period
Contractual Obligations	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Long-Term Debt Obligations (a)	$8,000,258	$8,000,258	–	–	–
Interest on debt obligations (b)	$605,000	$605,000	–	–	–
Capital (Finance) Lease Obligations	–	–	–	–	–
Operating Lease Obligations (c)	$182,418	$136,430	$45,988	–	–
Purchase Obligations	–	–	–	–	–
Other Long-Term Liabilities Reflected on the Company's Balance Sheet	–	–	–	–	–
Total	$8,787,676	$8,741,688	$45,988	–	–

________________

(a)

The notes are payable to the parent company, AWN, and incur interest as a rate of 6% per annum, and mature in February and March 2017. Funds are advanced under the notes as needed for project and administrative matters. Though there is no specific schedule of advances, additional advances under the notes are expected. At October 31, 2016, principal advances under the notes totalled $17.5 million.

(b)	Interest due through maturity to the parent company pursuant to the notes payable.

(c)	Headquarters office lease in London, UK.

VIVOPOWER AUSTRALIA’S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Selected Historical Consolidated Financial Information

The following tables present our selected historical consolidated financial information for the two most recent fiscal years. The selected consolidated financial information presented below as of, and for the fiscal years ended March 31, 2016 and 2015 has been derived from, and is qualified in its entirety by reference to, our audited consolidated financial statements, in each case included elsewhere in this filing.

The selected historical consolidated financial information presented below has been prepared in a manner consistent with our accounting policies in accordance with International Financial Reporting Standards as issued by the IASB (IFRS). IFRS differs in certain respects from U.S. GAAP. The selected historical consolidated financial and operating data presented below is in AUD. Our functional currency is Australian dollars.

Overview

This operating and financial review is divided into the following sections:

●

Description of the Group – a general description of the corporate and business structure, the basis of presentation of financial information, discontinued operations and the components of, and key drivers of, financial results and economic factors affecting the Group and results of operations;

●	Results of operations – a discussion and analysis of the Group’s results of operations for FY2016 as compared to FY2015;

●	Financial condition, liquidity and capital resources – an analysis of funding and treasury policies, cash flows and sources and uses of cash;

●	Trend information – a summary of trends within our results of operations;

●	Off-balance sheet arrangements – disclosure regarding off-balance sheet arrangements;

●	Contractual and commercial commitments – a summary of the Group’s contractual and commercial commitments;

●	Critical accounting policies – a discussion of the Group’s accounting policies that require critical judgements and estimates

Description of the Group

VivoPower Australia is a next generation renewable energy company that is involved in the origination, financing, construction, transfer, operation and optimisation of solar electricity generation facilities globally. We operate a BTO model involving the design, installation, transfer and maintenance of solar power plants through on site generation facilities and large scale grid feed projects. As of March 31, 2016 we had 4 employees located at 3 offices.

Our business is organized primarily into a single pillar, being the provision of solar services. Within this, there are two key target submarkets, the Commercial, Industrial and Government sectors and Utility-Scale projects.

The CIG sub market focuses on solar facilities which are situated behind-the-meter for CIG clients. We construct solar generation facilities on customer’s sites and feed energy directly to the client. In this fashion, we disintermediate the wholesale electricity market, the electricity grid and the electricity retailer sharing in the savings with the client.

The Utility-Scale (U-S) sub market focuses on wholesale electricity generation through large or Utility-Scale sized installations. These are generally situated on large tracts of land and are directly connected to the distribution (low voltage) or transmission (high voltage) grids. These large projects sell electricity directly to the spot market or to electricity retailers/traders.

Consolidated Statement of Profit or Loss and Other Comprehensive Income

	31-Mar-16	31-Mar-15
	A$	A$

Sales Revenue	81,340	614
Cost of Sales	(15,485)	-
Gross profit	65,855	614

Other Income	392,765	41,983
Sales Expenses	(228,758)	(56,847)
Employee Benefits expense	(445,850)	(226,830)
Occupancy	(39,852)	(11,762)
Consulting and Professional Fees	(850,025)	(82,767)
Information and Communications	(21,930)	(10,104)
Depreciation and Amortisation	(2,431)	(361)
Philippines Costs	(20,472)	(115,674)
Finance Costs	(35,578)	(371)
Other Expenses	(363,293)	(68,320)
Loss before income tax	(1,549,569)	(530,439)
Income tax benefit	6,305	-

Loss for the period	1,543,264	530,439
Other comprehensive income	-	-
Total comprehensive loss for the period	1,543,264	530,439

Loss attributable to:	1,543,264	530,439
Equity holders of the parent
Total comprehensive loss for the period	1,543,264	530,439

Results of Operations

During the year the Group supplied electricity to customers through the use of solar technologies. VivoPower designs, installs and maintains solar power plants through on site generation facilities.

The loss after tax of the Group for the year ended March 31, 2016 is A$1,543,264 (March 31, 2015: A$530,439 loss) after an income tax benefit of A$6,305 (March 31, 2015: A$0 benefit) was taken into account.

Components of financial results and their drivers

The key components of the Group’s revenue and expenses and the internal and external factors that affect results are described below.

Sales revenue

The Group currently derives the majority of its revenue from sales of solar energy. Consequently, our results of operations are primarily driven by factors that impact the prices we are able to charge for our energy and the volume of energy generated.

Sales revenue may also be derived from the sale of our projects.

Sales price – CIG

The upper limit for new CIG projects is in many cases the customer’s avoided cost of energy i.e. the grid energy we are displacing with on-site generation. In most markets, this grid cost of energy is composed of three major components; (1) wholesale energy price (green and black), (2) network costs, and (3) electricity retailer margin. To be competitive with current technologies, our all in cost of delivery at the customer’s site must be below the customer’s current cost. The higher the customer’s current contract, the higher the price charged and therefore the higher the margin earned. The electricity prices for our current projects are contractually defined.

Sales price – U-S

The upper limit for new U-S sub market projects can be the wholesale energy price (green and black), or an existing contracted rate or feed in tariff. The wholesale energy price differs from state to state and is currently highest in South Australia and Queensland. The long term prices we are able to achieve (and therefore margins) are impacted by the spot price of wholesale electricity and the long term forecasts of electricity. The higher the wholesale prices, the higher the margin earned.

Energy production

The production of our energy on our existing projects depends on a number of factors including primarily weather and insolation but also includes equipment uptime. However volatility on any given project is typically low year on year.

Competition

There are a number of more tradition solar project developers in Australia and Asia whom compete against the Group for access to projects and customers. However, competition does not affect projects that have fixed Power Purchase Agreements (i.e. existing portfolio projects). Once the agreements are executed with counterparties revenues are contractually defined.

General economic conditions

Australian real GDP continues to be supported by non-mining activity growth, while the mining sector continues to face the effects of a cyclical downturn in activity. The majority of VivoPower target customers are outside the mining sector.

Foreign Exchange

The consensus view on the AUD is slightly bearish which causes project costs (equipment denominated in USD) to increase over time. The reduction in overall costs in USD is expected to outweigh the impact of the depreciating AUD allowing solar projects to maintain their competitiveness against alternative energy sources.

Fiscal Year 2016 Compared to Fiscal Year 2015

Consolidated Results of Operations

Sales Revenue

Sales Revenue increased by approximately A$80 thousand, to A$81 thousand in FY16 from A$1 thousand in FY15. The increase was primarily driven by the commencement of Amaroo Solar generation revenue in January 2016, which amounted to A$71 thousand for the year.

Cost of Sales

Cost of Sales increased from A$0 in FY15 to A$15 thousand in FY16. The increase was primarily driven by an increase in depreciation charges against the Amaroo Solar project.

Other Income

Other Income increased by A$351 thousand, 836%, to A$393 thousand in FY16 from A$42 thousand in FY15. The increase was primarily driven by the on-charge of costs incurred while developing projects in the Philippines for a Philippine domiciled company of A$279 thousand in FY16. We provided consulting to a local Philippine JV partner and on-charged these costs. Work on these particular JV projects has subsequently ceased.

Sales expenses

Sales expenses increased by A$172 thousand, or 302%, to A$229 thousand in FY16 from A$57 thousand in FY15. The increase in sales expenses were primarily driven by an increase of A$171 thousand in sales resource to A$227 thousand in FY16 from A$56 thousand in FY15 as we increased our sales and business development activities.

Employee benefits expense

Employee benefits expense increase by A$219 thousand, or 97%, to A$446 thousand in FY16 from $227 thousand in FY15. The increase in employee benefits expense was primarily driven by an increase in headcount from 3 to 5 through the majority of FY15 and FY16, respectively.

Occupancy

Occupancy expense increased by A$28 thousand, or 239%, to A$40 thousand in FY16 from A$12 thousand in FY15. VivoPower moved offices in July 2015 to larger premises increasing the occupancy expense from A$847 per month in 2015 to A$2,250 per month in 2016. In January 2016, occupancy expenses of A$2,500 per month commenced for the Amaroo Solar project being licence fees for the occupancy of the Amaroo School rooftop for the purposes of the Amaroo Solar project.

Consulting and professional fees

Consulting and professional fees increased by A$767 thousand, or 927%, to A$850 thousand in FY16 from A$83 thousand in FY15. The increase in consulting and professional fees were driven by an increase in project development fees from A$0 in FY15 to A$476 thousand in FY16 related to the acquisition and build of our one of our CIG projects and the increase in consulting fees from A$1 thousand in FY15 to A$295 thousand in FY16 related to Singapore consulting expenses, consulting fees to AWN for M&A support and project development consultation.

Information and communication

Information and communication expense increased by A$12 thousand, or 117%, to A$22 thousand in FY16 from A$10 thousand in FY15. The increase in information and communication expense was due to the change of office where the internet charges were previously incorporated into the rental costs. Increased charges were also incurred for conference call facilities. Costs were also expended on a redesign of the website.

Depreciation and amortisation

Depreciation and amortisation expense increased by A$2 thousand to A$2 thousand in FY16 from A$0 thousand in FY15. The increase was driven by the commencement of depreciation on Solar Panel Systems and the additional depreciation on A$1,203 thousand of Solar Panel Systems added during FY16.

Philippines costs

Philippines operational costs decreased by approximately A$96 thousand, or 82%, to A$20 thousand in FY16 from A$116 thousand in FY15. The decrease in operational costs was driven by a decision in September 2015 to cease development on a number of Philippine domiciled projects.

Finance costs

Finance costs increased by A$35 thousand in FY16 from A$0 thousand in FY15. The increase in finance costs was primarily driven by a new facility entered into during the year to fund a CIG project.

Other expenses

Other expenses increased by A$296 thousand, or 433%, to A$364 thousand in FY16 from A$68 thousand in FY15. The increase was primarily due to A$247 thousand of tariff entitlement expense incurred in FY16 for the purchase of Feed-in-Tariff rights for the Amaroo Solar project.

Income tax benefit

Income tax benefit increased by A$6 thousand in FY16 from A$0 in FY15. The increase in income tax benefit was primarily driven by an increase in the deferred tax asset book entry.

Financial Condition, Liquidity and Capital Resources

Our primary sources of liquidity are cash flows from financing activities including borrowings and issuance of shares or other equity. Our primary uses of cash are to fund working capital and capital expenditures. We believe that our existing cash and cash equivalents, operating cash flows and potential cash release on sale of our existing projects will be sufficient to meet our capital requirements for at least the next 12 months.

As of March 31, 2016, cash and cash equivalents were A$877 thousand, a decrease of A$1,558 thousand compared to March 31, 2015. The decrease was primarily due to capital expenditure and working capital investment associated with the acquisition and build of our existing projects.

Operating Activities

Net cash used in operating activities increased by A$1,510 thousand in FY16 to A$1,893 thousand from A$382 thousand in FY15. This reflected the working capital requirements of the Group incorporating additional expenses from increased scope of activity.

Investing Activities

Net cash used in investing activities increased by A$2,243 thousand in FY16 to A$2,595 thousand from A$352 thousand in FY15. This increase was primarily due to the development of the Amaroo Solar project (A$1,233 thousand) and Sun Connect portfolio of projects (A$1,017 thousand).

Financing Activities

Net cash provided by financing activities decreased by A$239 thousand in FY16 to A$2,931 thousand from A$3,170 thousand in FY15. This decrease was driven by a decrease in proceeds from shares and equity instruments of A$1,586 thousand, offset by an increase in proceeds from borrowings of A$1,346 thousand.

Treasury policies

We manage our debt and equity capital positions through a number of Board approved treasury policies designed to appropriately manage our capital structure.

Financial Commitments

The group has a grant of authority policy which outlines the delegation of authority with respect to any financial commitment by any of the Group companies. The policy addresses guarantees, security over assets (mortgages, charges and liens), hedging, take or pay contracts, joint venture agreements and other forms of corporate commitments.

The chairman oversees the adherence to this policy to ensure conformity with our corporate financial strategy and our financial obligations, including our negative pledge undertakings in financing arrangements.

Quantitative and qualitative disclosure about market risk

Our activities expose us to a variety of financial and market risks, including interest rate risk and market pricing risk. From time to time, we enter into interest rate forward contracts to manage these risks. The Group does not trade in derivative financial instruments for speculative purposes.

The Group has entered into a 3 year fixed forward interest rate contract in relation to its debt exposure on the Amaroo Solar project. At the end of the 3 year period, the interest rate will revert to a floating rate at which time it may be re-hedged.

Trend Information

The Group has commenced earning significant generation revenues from January 2016 and therefore only has recorded 3 months to the record date of these revenues. Future results may vary as generation revenue continues to grow.

Off-Balance Sheet Arrangements

Other than as described under “Tabular disclosure of contractual obligations” subsection below, as of March 31, 2016, we had no significant off-balance sheet contractual obligations or other commitments.

Tabular Disclosure of Contractual Obligations

The following table sets forth certain information about our contractual obligations as of March 31, 2016:

Payments Due by Fiscal Period

A$	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Debt obligations	$1,346,872	$0	$200,573	$204,520	$941,779

Operational leases	$623,456	$54,380	$64,077	$60,000	$445,000

Purchase obligations	–	–	–	–	–

Interest	$461,231	$64,486	$119,231	$100,583	$176,931

Total	$2,431,559	$133,568	$369,179	$365,103	$1,563,710

Critical Accounting Estimates and Judgments

Our financial statements and the related notes thereto contain information that is pertinent to Management’s Discussion and Analysis. In preparing our financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes to these assumptions and estimates could have a material effect on the company’s financial statements. However, the company believes it has taken reasonable, but conservative, positions where assumptions and estimates are used in order to minimize the negative financial impact to the partnership that could result if actual results vary from the assumptions and estimates. In management’s opinion, the areas where the most significant judgment is exercised for all business segments includes:

●	the determination of impairment estimates of long-lived assets (including intangible assets) and goodwill,

●	provision for impairment of receivables; and

●	amortisation of purchased solar contract.

The company discusses its significant accounting policies, including those that do not require management to make difficult, subjective, or complex judgments or estimates, in Note 4 of the Notes to Condensed Combined and Consolidated Financial Statements.

AEVITAS’ MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Selected historical consolidated financial information

The following tables present our selected historical consolidated financial information for the two most recent fiscal years. The selected consolidated financial information presented below as of, and for the fiscal years ended March 31, 2016 and 2015 has been derived from, and is qualified in its entirety by reference to, our audited consolidated financial statements, in each case included elsewhere in this filing.

The selected historical consolidated financial information presented below has been prepared in a manner consistent with our accounting policies in accordance with IFRS as issued by the IASB. IFRS differ in certain respects from U.S. GAAP. The selected historical consolidated financial and operating data presented below is in Australian dollars. Our functional currency is Australian dollars.

Overview

This operating and financial review is divided into the following sections:

●

Description of the Group – a general description of the corporate and business structure, the basis of presentation of financial information, discontinued operations and the components of, and key drivers of, financial results and economic factors affecting the Group and results of operations;

●	Results of operations – a discussion and analysis of the Group’s results of operations for FY2016 as compared to FY2015;

●	Financial condition, liquidity and capital resources an analysis of funding and treasury policies, cash flows and sources and uses of cash;

●	Trend information – a summary of trends within our results of operations;

●	Off-balance sheet arrangements – disclosure regarding off-balance sheet arrangements;

●	Contractual and commercial commitments – a summary of the Group’s contractual and commercial commitments;

●	Critical accounting policies – a discussion of the Group’s accounting policies that require critical judgements and estimates

Description of the Group

Aevitas provides electrical and mechanical engineering, design and maintenance services to clients in a range of industries.  The business provides power generation solutions including design, supply, installation and maintenance of power systems, and control systems.  The business also provides and maintains industrial switchboards and motor control centres, electrical motors and non-destructive testing services and energy efficiency services. As of March 31, 2016 we had approximately 122 employees (on a full time equivalent basis) located at offices across Australia.

Aevitas operates via J.A. Martin Electrical Pty Limited (“JA Martin”) and Electrical Engineering Group Pty Limited, encompassing the operations of Kenshaw Electrical Pty Limited (“Kenshaw”). A third division, Generator and Power Station Services Pty Limited was placed into external administration on 4 March 2015 and its operations discontinued.

JA Martin is based in Tomago (Newcastle, New South Wales), Mount Thorley (Hunter Valley, New South Wales) and Gunnedah (Liverpool Plains, New South Wales) and has been operating primarily in the Newcastle region, Hunter Valley and western New South Wales for over 40 years. JA Martin primarily provides products and services through its switchboards control rooms, electrical maintenance and service and electrical contracting projects divisions.

Kenshaw has been operating from its base in Cardiff (Newcastle, New South Wales) for over 20 years. Kenshaw provides power generator sales & service, electrical motors installation and service, and motor management services and non-destructive preventative maintenance testing. Customers include hospitals, data centres, and a range of government departments and industrial businesses.

Aevitas’ mission is to be its customers trusted integrated power expert.

Statement of Profit or Loss and Other Comprehensive Income

	2016 A$	2015 A$
Sales revenue	35,439,263	39,595,734
Cost of sales	(31,651,837)	(35,424,152)
Gross profit	3,787,426	4,171,582

Other income	421,792	631,065
Occupancy costs	(427,360)	(435,429)
Administrative expenses	(3,824,633)	(3,643,510)
Impairment of intercompany loans	(29,378)	(1,258,224)
Finance costs	(2,004,367)	(1,632,047)
Share of net losses of equity-accounted associates	(287,105)	(211,645)

Profit before income tax	(2,363,625)	(2,378,208)
Income tax expense	(293,197)	7,046

Profit from continuing operations	(2,656,822)	(2,378,208)
Profit/(loss) from discontinued operations	-	(474,289)

Profit for the year	(2,656,822)	(2,845,451)

Other comprehensive income for the year, net of tax	-	-
Total comprehensive income for the year	(2,656,822)	(2,845,451)

Profit attributable to:
Members of the parent entity	(2,763,177)	(2,816,235)
Non-controlling interest	106,355	(29,216)
	(2,656,822)	(2,845,451)
Total comprehensive income attributable to:
Members of the parent entity	(2,763,177)	(2,6816,235)
Non-controlling interest	106,355	(29,216)
	(2,656,822)	(2,845,451)

Results of Operations

During the year the Group provided generation solutions, industrial switchboards, electrical motors, non-destructive testing and energy efficiency services to a range of commercial and industrial customers.

The consolidated loss of the Group amounted to A$2,656,822 (2015: A$2,845,451).

Components of financial results and their drivers

The key components of the Group’s revenue and expenses and the internal and external factors that affect results are described below.

Sales revenue – general

The Group derives the majority of its revenue from the JA Martin business, followed by Kenshaw. Our results of operations are primarily driven by factors that impact the prices we are able to charge for our products and services as well as demand in the end markets we serve, each of which is discussed further below.

	2016 A$	2015 A$
JA Martin	25,252,736	27,940,223
Kenshaw	10,186,527	11,650,953
Other	-	4,558
Total	35,439,263	39,595,734

Sales revenue – JA Martin

JA Martin achieved revenues of A$25.2 million in 2016 a decrease of A$2.7 million, or 10%, compared to A$27.9 million in 2015. 74% (78%, 2015) of this revenue was charged on a lump sum basis and related to infrastructure style projects, works for utility providers and regional farming sectors, notably the cotton industry. These projects generally require the manufacture of large switchboards and the deployment of project management and installation teams to various sites to complete the installation. The majority of the remaining revenue was charged based on time spent basis and related to service and maintenance agreements the business has with local based organisations again in the agriculture, mining, utilities and building supply industries.

The decrease in revenue was attributable to a slowdown in the mining industry and regional economy, which impacted the number of new infrastructure projects (i.e. reduction in total volumes). JA Martin identified trends suggesting the mining boom was coming to a cyclical peak and had therefore diversified its client based to other industrial clients and started moving into the renewable energy sector.

The prices charged for lump sum revenues are driven by fixed price contracts, bid on through team of estimators. The expressions of interest come from previous clients, recommendations and online portals. The level of success depends heavily on the demonstration of past experience, quality management assurance accreditations, safety records and most notably established relationships.

The prices charged for time spent revenue are based on the market cost of qualified electrical engineering personnel and the rates charged by other competing engineering firms in the local market. Volume based pricing applies to clients in some cases. Premium pricing is also available when critical faults occur and personnel need to be deployed at a ‘at call’ basis.

Customer demand for JA Martin’s services is driven by the demand for new electrical and mechanical installation across a range of end markets.

Sales revenue – Kenshaw

Kenshaw achieved revenues of A$10.1 million in 2016 a decrease of A$1.5 million, or 13%, from A$11.7 million in 2015. 52% (87%, 2015) of this revenue was received on a lump sum basis from projects that required large back up, or high power needs, as supplied through an axillary generator. Kenshaw’s supply to the data centre sector accounted for 22% (22%, 2015) of the lump sum revenue achieved. Income from labour made up approximately 15% (13%, 2015) of Kenshaw’s 2016 revenue and relates to repairing electronic motors and generators. A small component of the labour relates to generator preventative maintenance agreement, requiring a generator mechanic to attend the clients site and perform a service.

The decrease in revenue was due in part to timing of completion of large projects (i.e. volume driven impact).

The prices charged for these projects is driven by Kenshaw’s value add, and industry competitive dynamics.

The prices charged for income from labour is based on the market cost of qualified personnel and the rates charged by other competing engineering firms in the local market. Premium pricing is achieved when the motor or generator is critical to the operation of the industrial client, due to the need to respond if a fault occurs within a set time period.

Customer demand for Kenshaw’s services is driven by the level of industry activity and demand in Kenshaw’s catchment areas, from a range end market users including in the health industry, data centres and mining companies. Kenshaw customers are clients that have a need to maintain power on all time and hence need back supports, maintenance checking of their power network and rapid response if faults occur. Aggregate demand in these sectors reduced in 2016 notably as the level of mining sector spend reduced in 2016.

Cost of sales

Cost of sales totalled A$31.7 million in fiscal year 2016 (A$35.4 million, 2015), resulting in Aevitas achieving a gross profit margin of approximately 11% for the year (11%, 2015). These direct costs were primarily made up of direct labour costs and wages of trade personnel working within a negotiated EBA rate and the sale of physical inventory and raw materials of switchboards, generators and electrical cabling and componentry. Lower volumes due to both slower new project infrastructure and cyclical project timing impacts drove the decrease in cost of sales in 2016.

The cost of direct labour is influenced by the volume of work required to be undertaken on a particular project as well as market wage rates for qualified electrical and mechanical engineering personnel.

The cost of raw materials and physical inventory is impacted by exchange rates, and supplier competition. The cost of switchboards is impacted by Australian wage growth, due to their manufacture locally.

Competition

There are a number of national and regional engineering and mining services companies that compete with Aevitas. JA Martin’s primary competitors are Downer EDI Limited, O’Donnell Griffin and Stowe, while Kenshaw’s primary competitors are Sulzer, P&H Mine Pro and UGL. Contracts are typically won via formal tender processes or through repeat business with long-term term customers.

General economic conditions

Australian real GDP continues to be supported by non-mining activity growth, while the mining sector continues to face the effects of a cyclical downturn in activity. Aevitas has historically been indirectly and directly exposed to the mining economy as many of its customers have operated in this sector. However, the business has diversified its customer base and service offering in recent years, and has significantly reduced its focus on mining related activities with a corresponding increase in focus on providing engineering products and services to non-mining customers and building a renewables and energy efficiency services business.

Regulation

Aevitas activities are regulated by a range of workplace safety standards, given its operations in the industrial space.

Foreign exchange

The AUD has recently declined relative to the USD, which has impacted the price of raw materials and inputs which are typically priced in USD. Direct and indirect labour costs are unaffected by currency movements.

As Aevitas’ customer base is in Australia, its revenues are also typically denominated in AUD and therefore unaffected by movements in exchange rates.

Fiscal 2016 Compared to Fiscal 2015

Consolidated Results of Operations

Sales revenue

Sales revenue decreased by A$4.2 million, or 11%, to A$35.4 million in FY16 from A$39.6 million in FY15. A$2.7 million (or 65%) of this decrease was as a result of the JA Martin business, with the vast majority of the remaining decrease attributable to the Kenshaw business. The decrease in revenue was related to lower volumes of new business from the company’s new projects division. The projects department in Kenshaw was 26% down on new projects due in part to the timing of its large projects. The business has largely maintained its margins despite the change in its revenue mix, and the impact of pricing on the change in revenue relative to FY15 was minimal.

Cost of sales

Cost of sales decreased by A$3.7 million, or 10.5%, to A$31.7 million in FY16 from A$35.4 million in FY15. The decrease in Cost of sales was primarily driven by a reduction of A$3.7 million in material costs to A$14.5 million in FY16 from A$18.2 million in FY15. The decrease in these cost items overall related to and broadly corresponded with the reduction in revenue for the business.

Administrative expenses

Administrative expenses increased by A$0.2 million, or 5%, to A$3.8 million in FY16 from A$3.6 million in FY15. The increase in administrative expenses was primarily driven by a A$0.2 million increase in depreciation and amortisation expenses, an A$0.2 million increase in employee benefits costs and a A$0.1 million loss on disposal of fixed assets in FY16. These increases were primarily due to some modest wage cost increase, and investment in the mechanical workshop of Kenshaw to increases its product base offerings. The loss on disposal of equipment occurred due to the write off of the old equipment.

The increase was also partially offset by a A$0.3 million reduction in administration, professional and management fees. The reduction in these costs were driven by improved operating efficiencies and a focus on cost management.

Impairment of intercompany loans

Impairment of intercompany loans decreased by A$1.3 million, or 98%, to A$0.0 million in FY16 from A$1.3 million in FY15. The intercompany loans impaired in FY15 related to amounts owed by GPS Services and were impaired on the basis that it was unlikely that the amount would be received by Aevitas, due to this business being placed into external administration.

Finance costs

Finance costs increased by A$0.4 million, or 23%, to A$2.0 million in FY16 from A$1.6 million in FY15. The increase in finance costs was primarily driven by an increase in interest expenses on convertible notes of A$0.4 million to A$1.9 million in FY16 from A$1.5 million in FY15.

Share of net losses of equity-accounted associates

Share of net losses of equity-accounted associates increased by A$0.0 million, or 36%, from A$0.0 million in FY15. The Group has a 26.9% interest in an associate entity, VivoPower Australia, which is domiciled in Australia. The investment in this entity is accounted for using the equity accounting method.

Income tax

Income tax increased by A$0.3 million, to A$0.3 million in FY16 from A$0.0 million in FY15. The increase in income tax was primarily driven by an increase of A$0.4 million in tax losses not brought to account, that was partly offset by a A$0.1 million decrease in non-deductible impairment and other expenses.

Discontinued operations

The company had no discontinued operations in FY16. In FY15 on 4 March 2015, the Group placed Generator and Power Station Services Pty Limited (a subsidiary entity) into External Administration and therefore discontinued its operations in their business segment.

Financial Condition, Liquidity and Capital Resources

Our primary sources of liquidity are cash flows from operations and borrowings under our credit facilities. Our primary uses of cash are to fund working capital, capital expenditures, and repayment of debt. We believe that our existing cash and cash equivalents, operating cash flows and borrowing capacity under our credit agreement as described below will be sufficient to meet our capital requirements for at least the next 12 months.

As of March 31, 2016, cash and cash equivalents were A$1.9 million, a decrease of A$0.3 million compared to March 31, 2015. The decrease was due to cash provided by operating activities increasing by A$0.1 million, offset by capital expenditures of A$0.2 million and repayment of borrowings of A$0.2 million.

Operating Activities

Net cash provided by operating activities increased by A$0.1 million in FY16 from A$0.02 million net cash used in operating activities in FY15. The increase primarily reflects a reduction in interest paid, with lower receipts from customers during the year largely offset by lower payments to suppliers and employees.

Investing Activities

Net cash used in investing activities decreased by A$1.0 million in FY16 from A$1.2 million net cash used in investing activities in FY15. FY15 investing cash flows included a A$0.5 million investment made in associates as well as A$0.5 million in cash utilised in the winding down and liquidation of Generator and Power Station Services Pty Limited. These were one-off cash uses that were not replicated in FY16.

Financing Activities

Net cash used in financing activities increased by A$0.3 million in FY16 from A$0.0 million net cash provided by investing activities in FY15. This resulted primarily from a net A$0.2 million repayment of borrowings in FY16 compared to a net increase in borrowings of A$0.1 million in FY15.

Treasury policies

We manage our debt and equity capital positions through a number of Board approved treasury policies designed to appropriately manage our capital structure.

Financial Commitments

The group has a grant of authority policy which outlines the delegation of authority with respect to any financial commitment by any of the Group companies. The policy addresses guarantees, security over assets (mortgages, charges and liens), hedging, take or pay contracts, joint venture agreements and other forms of corporate commitments.

The Financial Controller oversees the adherence to this policy to ensure conformity with our corporate financial strategy and our financial obligations, including our negative pledge undertakings in financing arrangements.

Quantitative and qualitative disclosure about market risk

Our activities expose us to a variety of financial and market risks, including interest rate risk. The Group does not trade in derivative financial instruments for speculative purposes, but may from time to time enter into forward contracts or deploy other hedging strategies to manage these risks.

Aevitas currently has total borrowings of A$22.8 million, with fixed interest rates.

Trend Information

The group has actively focused on taking on work that delivers a higher gross margin and profitability. Recent trends indicate that overall revenue is expected to continue to decline in the short term as management reduces exposure to customers that provide low margin or unprofitable work. Consequently, cost of sales is continuing to fall faster than revenue, resulting in positive growth in gross profit and margins. Trading in the first quarter following the end of the FY16 financial year has been positive overall and management’s discipline has seen the group improve its profitability relative to the prior corresponding period. Management is also increasing its focus on energy efficiency activities, which may be a source of additional profitability.

Off-Balance Sheet Arrangements

Other than as described under “Tabular disclosure of contractual obligations” subsection below, as of March 31, 2016, we had no significant off-balance sheet contractual obligations or other commitments.

Tabular Disclosure of Contractual Obligations

The following table sets forth certain information about our contractual obligations as of March 31, 2016:

A$		Payments Due by Fiscal Period
	Total	1 Year or Less	1 - 3 Years	3 - 5 Years	More than 5 Years
Debt obligations	$18,886,354	1,382,391	17,503,963
Finance leases	400,474	199,453	201,021
Purchase obligations	3,569,301	3,569,301
Interest	6,178,447	187,665	5,990,782
Total	$29,034,576	5,338,810	23,695,766

Critical Accounting Estimates and Judgments

Our financial statements and the related notes thereto contain information that is pertinent to Management’s Discussion and Analysis. In preparing our financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes to these assumptions and estimates could have a material effect on the company’s financial statements. However, the company believes it has taken reasonable, but conservative, positions where assumptions and estimates are used in order to minimize the negative financial impact to the partnership that could result if actual results vary from the assumptions and estimates. In management’s opinion, the areas where the most significant judgment is exercised for all business segments includes:

●	the determination of impairment estimates of long-lived assets (including intangible assets) and goodwill,

●	provision for impairment of receivables; and

●	income taxes and deferred tax assets.

The company discusses its significant accounting policies, including those that do not require management to make difficult, subjective, or complex judgments or estimates, in Note 2 of the Notes to Condensed Combined and Consolidated Financial Statements.

MANAGEMENT OF VIVOPOWER FOLLOWING THE TRANSACTIONS

VivoPower’s board of directors following the Transactions will be comprised of five directors.

The following sets forth certain information concerning the persons who are expected to serve as VivoPower’s directors and executive officers following the consummation of the Transactions. There will also be a sixth and seventh individual appointed as directors of VivoPower, to be finalized and disclosed in due course following the closing of the Transactions.

Name	Age	Position
Kevin Chin	43	Non-Executive Director and Chairman
Philip Comberg	48	Chief Executive Officer and Director
David Pilotte	58	Chief Financial Officer
Carl Weatherley-White	53	Group Director of Finance
Gary Hui	47	Non-Executive Director
Peter Sermol	55	Non-Executive Director
Edward Hyams	65	Non-Executive Director

Biographical information relating to Messrs. Chin and Hui are set forth above under the section entitled “Other Information Related to ARWA – Directors and Executive Officers.”

Dr. Philip Comberg will become Chief Executive Officer on September 1, 2016 and has served as a board member of VivoPower since May 1, 2016.  Dr. Comberg brings twenty years of experience as a chief executive officer, board member, investor, investment banker and attorney in Europe, the United States and Asia. Since 2014 Dr. Comberg has served as non-executive Chairman of Solarcentury Holdings, a leading London based solar development and EPC company. At the same time he has advised U.S. hedge fund Magnetar Capital on the build-up of its more than 300 MW solar power asset portfolio in the UK and served on the boards of technology and industrial companies in Silicon Valley and Germany.  From 2011 to 2014, Dr. Comberg was Chairman and CEO of Conergy, one of Germany’s foremost solar companies, leading its restructuring and sale to U.S. financial investor Kawa Capital.  Prior to that, he served as an Independent Director on the board of Solarfun Power Holdings (now Hanwha QCells), a fully integrated Chinese solar manufacturer, following its listing on Nasdaq in 2006. In 2004, he co-founded Alcosa Capital, a Frankfurt based special situation investment and advisory firm focusing on investments in the German SME sector, advising companies on M&A, debt and equity transactions as well as operational issues and serving as their board member.  From 2001 to 2003, Dr. Comberg worked as an investment banker at Deutsche Bank and from 1995 to 2000 as an M&A lawyer with Freshfields Bruckhaus Deringer in Germany and China and completing his legal articles.  Dr. Comberg studied law and Chinese at the University of Heidelberg in Germany and Zhong Shan University in China, subsequently completing his Master’s degree at New York University and a Doctor of Law at the University of Düsseldorf, Germany.  He speaks English, French, Chinese and German. VivoPower believes Dr. Comberg is well-qualified to serve on the board due to his global executive and board level solar expertise as well as his financial and investment background.

David Pilotte has served as Chief Financial Officer of VivoPower since February 2016.  Mr. Pilotte brings more than twenty-five years of experience leading public companies as CFO, COO, Corporate Controller, Treasurer, CRO, and interim executive.  In 1996, Mr. Pilotte formed an independent consulting practice, DNP Financial, LLC, through which he has advised companies ranging from start-up to $700 million revenue on matters of accounting, corporate finance, M&A, public reporting, due diligence, debt restructuring, and profit improvement.  From January 2014 to January 2016, Mr. Pilotte served as CFO and Secretary of Principal Solar (OTCBB), a company developing solar projects in the U.S. Prior to this, David served as CFO of Calpian (OTCBB) (April 2010 to October 2013); CFO of Omniflight Helicopters (June 2007 to February 2008); and CFO and COO of Digital Recorders, Inc., (Nasdaq) (October 2004 to June 2006).  Prior to this, he held other executive level positions with Axtive Corporation (Nasdaq), American Pad & Paper (AMEX), Cyrix/National Semiconductor (Nasdaq), and Baldor Electric Company (NYSE). Mr. Pilotte started his career with Arthur Andersen & Company.  Mr. Pilotte holds a bachelor’s degree in finance from the University of Florida, an MBA with concentrations in management and accounting from the University of Houston, and has been a CPA in Texas since 1986.  Mr. Pilotte is a member of the Institute for Excellence in Corporate Governance, CEO Netweavers, and Financial Executives International.  He also serves as an accounting and reporting expert for investor information groups including Evaluserve’s Circle of Experts and the Gerson Lehrman Group.

Carl Weatherley-White has served as Group Director of Finance of VivoPower since July 13, 2016. Mr. Weatherley-White brings over twenty-five years of renewable energy transactional experience to VivoPower, with a particular focus on acquisitions, project and corporate finance, private equity and joint ventures. Previously, he was President of Lightbeam Electric Company from December 2013 to February 2016 which aggregated a diversified, international portfolio of renewable energy projects to support an initial public offering. From January 2012 to December 2013, he was Chief Financial Officer of K Road Power Holdings, a private solar development company and portfolio company of Barclays. Prior to this, he was at Lehman Brothers from December 2005 to September 2008 where he was Managing Director and head of project finance, and held the same role at Barclays from September 2008 to December 2011. He has global energy infrastructure transaction experience for a wide variety of private equity and strategic clients. He also led renewable energy tax equity investing at Credit Suisse and Lehman Brothers.  Mr. Weatherley-White holds a bachelor of science with honors from Brown University, and held a Graduate Fellowship in economics and political science at the University of Cape Town. He is a Chartered Financial Analyst (“CFA”) holder.

Edward Hyams has served as a non-executive board member of VivoPower since November 2, 2016.  Mr. Hyams has over forty years’ experience in Power Engineering, Renewables and in Energy Efficiency as an Executive, Private Equity Partner and as a Non-Executive Director.  He was a Partner at Englefield Capital from 2004 to 2012 where he co-led the Renewable Energy Fund, investing in Solar, Wind and Biomass developments in Europe. He joined Englefield having led the management team which Englefield and another PE firm backed to invest in Zephyr, the first structured financing of a portfolio of renewables assets in the UK.  Prior to Englefield, Mr. Hyams held senior executive roles as CEO of BizzEnergy from 2001to 2003, Managing Director of Eastern Group PLC from 1996 to 2001 and Director of Engineering at Southern Electric Plc from 1992 to 1996. Mr. Hyams was a non-executive Director of the UK Energy Saving Trust following the electricity and gas privatisations in the early 1990’s. He re-joined the Trust as Non-Executive Chairman in 2005 and was appointed as a NED at the UK Carbon Trust in the same year. Mr. Hyams is a Chartered Engineer, graduating with a degree in Electrical Engineering from Imperial College, London and holds a Diploma in Accounting and Finance from the Association of Certified Chartered Accountants. He has completed executive programs in finance at Harvard Business School and in strategy and organisation at Stanford.  VivoPower believes Mr. Hyams is well-qualified to serve on the board due to his experience in senior executive roles in the renewable energy industry and experience as a non-executive director for a number of other companies.

Peter Sermol will be appointed as a non-executive board member of VivoPower prior to or upon listing of VivoPower’s shares on Nasdaq.  Mr. Sermol has over thirty years experience in institutional finance.  Mr. Sermol is the co-founder of North Star Solar Ltd, a company formed by him in September 2014 focused on installing UK rooftop solar PV and battery storage which developed a model to install renewable technologies without any need for government subsidies. Prior to this, Mr. Sermol ran the Toronto office of Amstel Securities, a Dutch regulated brokerage firm, from Aug 2004 to September 2012.  During this period he also served as CEO of an online media distribution company.  Previously, Mr. Sermol worked with specialist brokerage and advisory firms including Anca Capital Partners and Amstel as well as co-founding his own brokerage firm, Global Markets Ltd trading Asian Convertible Bonds and GDRs.  Mr. Sermol studied marine electronics at the Merchant Naval College, Greenhithe.  VivoPower believes Mr. Sermol is well-qualified to serve on the board due to his extensive experience in the solar sector and institutional finance.

Employees

VivoPower has 128 employees31 located in 9 offices globally. Biographies of key employees that will be working in VivoPower following the consummation of the Transactions are included above.

Independence of Directors

As a result of its ordinary shares being listed on Nasdaq following consummation of the Transactions, VivoPower will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of VivoPower has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, VivoPower anticipates that following the consummation of the Transactions, Messrs. Peter Sermol and Edward Hyams will be the independent directors of VivoPower. Pursuant to Nasdaq's "phase-in" rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to have our board of directors be comprised of a majority of independent directors. We intend to appoint two additional independent directors within the applicable time period. VivoPower’s independent directors will have regularly scheduled meetings at which only independent directors are present.

31 Management estimate of pro forma employees had the business combination occurred on March 31, 2016

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the Transactions, Kevin Chin will be Chairman of the Board of VivoPower. In addition, Dr. Comberg will be Chief Executive Officer of VivoPower. VivoPower believes in the importance of independent oversight. VivoPower will look to ensure that this oversight is truly independent and effective through a variety of means, including:

●	Having a majority of the board be considered independent.

●	At each regularly scheduled Board meeting, all independent directors will typically be scheduled to meet in an executive session without the presence of any management directors.

●	The charters for each of standing committees of the Board will require that, subject to Nasdaq’s “phase-in” rules, all of the members of those committees be independent.

We believe that separated roles of Chief Executive Officer and Chairman provides a strong balance between leadership and independent oversight.

Classification of Directors

Upon adoption of the amended and restated articles of association of VivoPower, which will occur prior to or at the time of the closing of the Transactions, the directors of VivoPower shall be divided into three classes, as nearly equal in number as possible and designated as Class A, Class B and Class C. The term of the initial Class A Director Peter Sermol, shall terminate at the first annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association; the term of the initial Class B Directors, consisting of Gary Hui and Philip Comberg, shall terminate at the second annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association; and the term of the initial Class C Directors, consisting Kevin Chin and Edward Hyams, shall terminate at the third annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association. At each succeeding annual general meeting of VivoPower thereafter, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term.

Meetings and Committees of the Board of Directors

Upon consummation of the Transactions, VivoPower will establish a separately standing audit committee, nominating committee and compensation committee.

Audit Committee Information

Effective upon consummation of the Transactions, VivoPower will establish an audit committee comprised of Gary Hui, Edward Hyams and Kevin Chin. Each of the members of the audit committee, other than Messrs. Chin and Hui, will be independent under the applicable Nasdaq listing standards. Pursuant to Nasdaq’s “phase-in” rules for newly listed companies, we have 90 days from the date on which we are first listed on Nasdaq to have our audit committee be comprised of a majority of independent members, and one year from the date on which we are first listed on Nasdaq to have our audit committee be comprised solely of independent members. We intend to identify two additional independent directors to serve on the audit committee within the applicable time periods, at which time Messrs. Chin and Hui will resign from the committee. The audit committee will have a written charter, a form of which will be available free of charge on VivoPower’s website at www.vivopower.com. The purpose of the audit committee, as specified in the Audit Committee Charter, include, but are not limited to:

●

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

Subject to Nasdaq’s “phase-in” rules for newly listed companies, the audit committee will be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, VivoPower will be required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Gary Hui and Kevin Chin will satisfy Nasdaq’s definition of financial sophistication and also qualify as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Nominating Committee Information

Effective upon consummation of the Transactions, VivoPower will establish a nominating committee of the board of directors comprised of Gary Hui, Peter Sermol and Kevin Chin. Each of the members of the nominating committee, other than Messrs. Chin and Hui, will be independent under the applicable Nasdaq listing standards. Pursuant to Nasdaq’s “phase-in” rules for newly listed companies, we have 90 days from the date on which we are first listed on Nasdaq to have our nominating committee be comprised of a majority of independent members, and one year from the date on which we are first listed on Nasdaq to have our nominating committee be comprised solely of independent members. We intend to identify two additional independent directors to serve on the nominating committee within the applicable time periods, at which time Messrs. Chin and Hui will resign from the committee. The nominating committee will have a written charter, a form of which will be available free of charge at VivoPower’s website at www.vivopower.com. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on VivoPower’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Information

Upon consummation of the Transactions, the board of directors of VivoPower will establish a compensation committee consisting of Gary Hui, Edward Hyams and Kevin Chin. Each of the members of the compensation committee, other than Messrs. Chin and Hui, will be independent under the applicable Nasdaq listing standards. Pursuant to Nasdaq’s “phase-in” rules for newly listed companies, we have 90 days from the date on which we are first listed on Nasdaq to have our compensation committee be comprised of a majority of independent members, and one year from the date on which we are first listed on Nasdaq to have our compensation committee be comprised solely of independent members. We intend to identify two additional independent directors to serve on the compensation committee within the applicable time periods, at which time Messrs. Chin and Hui will resign from the committee. The compensation committee will have a written charter, a form of which will be available free of charge on VivoPower’s website at www.vivopower.com. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

EXECUTIVE COMPENSATION

ARWA Executive Officer and Director Compensation

ARWA is an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer or director of ARWA has received any compensation for services rendered to ARWA other than the $10,000 per month administrative fee that ARWA pays AWN described above. Additionally, AWN will receive a fee upon consummation of the Transactions from VivoPower. At the closing of the Transactions, Vivo USA, an affiliate of VivoPower, and AWN shall enter into a Fee and Loan Agreement providing that, in consideration for the project management and ancillary operational support services that AWN has and will continue to provide to Vivo USA and its related entities in relation to and as preparation for the transactions and operational execution, Vivo USA will pay AWN a fee of $5,800,000. Since its formation, ARWA has not granted any stock options, stock appreciation rights, or any other equity-or equity-based awards under long-term incentive plans to any of its executive officers or directors.

ARWA’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on ARWA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than ARWA’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, ARWA generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of July 31, 2016, an aggregate of approximately $13,906 has been reimbursed to them for such expenses.

VivoPower Executive Officer and Director Compensation

Incentive Plan

Subject to shareholder approval being received, VivoPower is intending to adopt a management incentive plan as outlined in the section entitled “The Incentive Plan Proposal”.

Executive Agreements

Philip Comberg entered into a service agreement with VivoPower, via its 100% owned subsidiary MidCo, on August 4, 2016, pursuant to which he will serve as the Group's Chief Executive Officer effective September 1, 2016. The agreement runs for an indefinite term and until notice of not less than 12 months is provided by Services or by Mr. Comberg. Pursuant to the agreement, Mr. Comberg is entitled to an initial annual base salary of £540,000 subject to review and upward adjustment annually; an additional 10% of his base salary in lieu of pension contributions; participation in an incentive plan (as discussed in more detail in the section entitled “The Incentive Plan Proposal”); company paid life insurance at four times his base salary; Mr. Comberg's election, participation in company sponsored benefits plans offered to other employees or an amount of £1,800 per month contribution to he and his family's private medical insurance; participation in any company permanent health insurance scheme; and relocations costs. Mr. Comberg will also participate in a special bonus scheme where he could earn up to an additional amount of 150% of his annual base salary for achieving specified performance objectives. In addition to observing English public holidays, Mr. Comberg is entitled to 30 days personal holidays each year. Mr. Comberg is restricted from pursuing interests in other competing businesses and is subject to customary terms regarding confidentiality, intellectual property, and non-competition and gardening leave protections afforded the company.

David Pilotte, the Chief Financial Officer, entered into an employment agreement with Vivo USA on February 3, 2016. Mr. Pilotte’s agreement provides for base compensation, currently at a rate of $360,000 per year, and eligibility to participate in a bonus pool based on the Vivo USA’s and Mr. Pilotte’s performance. The payment and timing of the bonus is at the sole discretion of Vivo USA. Mr. Pilotte’s target bonus under the plan is 50-100% of his base compensation.

Carl Weatherley-White, the Director of Finance, entered into an employment agreement with Vivo USA on July 13, 2016. Mr. Weatherley-White’s agreement provides for base compensation, currently at a rate of $348,000, and eligibility to participate in an annual bonus pool based on Vivo USA’s and Mr. Weatherley-White’s performance. The payment and timing of the bonus is at the sole discretion of Vivo USA. Mr. Weatherley-White’s target bonus under the bonus is up to 100% of his base compensation.

Mr. Pilotte’s and Mr. Weatherley-White’s agreements also provide for participation in Vivo USA’s standard benefits, reimbursement of reasonable work related expenses and at least twenty days of paid time off each year. Both employees are eligible to participate in Vivo USA’s carried interest participation plan. The terms and conditions are determined by Vivo USA and are subject to a number of customary conditions and restrictions, including vesting periods and employee tenure.

Mr. Pilotte and Mr. Weatherley-White agreed to non-solicitation and non-competition provisions for a period of six months following each one’s last day with Vivo USA.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreements, Mr. Pilotte and Mr. Weatherley-White are employed on an “at will” basis and may be terminated at any time, for any reason, with or without cause or notice. In the event that Mr. Pilotte is terminated without cause, he is entitled to receive severance in the form of six months’ continuation of his current base salary.

In the event that Mr. Weatherley-White is terminated without cause or resigns for good reason, he is entitled to receive severance in the form of twelve months’ continuation of his current base salary and an amount equal to the average of his last two years’ bonus. If Mr. Weatherley-White’s employment is terminated by reason of death or disability, in addition to any accrued and unpaid salary, he (or his estate) would also receive any pro-rata bonus.

If Mr. Weatherley-White’s employment, six months prior to, or within two years following, a change of control, is terminated involuntarily by Vivo USA other than for cause, death, disability, Mr. Weatherley-White shall be entitled to twelve months’ continuation of his current base salary and a bonus equal to the greater of (1) the average of his last two years’ bonus or (2) two-thirds of his base salary.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of ARWA ordinary shares as of the record date and the beneficial ownership of VivoPower ordinary shares immediately following consummation of the Transactions by:

●	each person known by ARWA to be the beneficial owner of more than 5% of ARWA’s outstanding ordinary shares on the record date;

●	each of ARWA’s current executive officers and directors;

●	each person who is currently or will become an executive officer or a director of VivoPower upon consummation of the Transactions; and

●	all of VivoPower’s executive officers and directors as a group after the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.

The beneficial ownership of ARWA’s ordinary shares pre-Transactions is based on 10,717,248 ordinary shares issued and outstanding as of the record date.

The expected beneficial ownership of VivoPower ordinary shares post-Transactions has been determined based on the following: (i) 5,718,879 issued and outstanding ordinary shares of VivoPower, as of the record date for the ARWA extraordinary general meetings, (ii) 12,035,598 shares to be issued to ARWA under the Contribution Agreement (including the shares to be issued in accordance with the warrant amendment), which assumes that no further ARWA shareholders have exercised their conversion rights, (iii) 1,750,308 shares to be issued to VivoPower Australia shareholders as part of the contingent acquisitions, and (iv) the buyback of 2,590,648 ordinary shares from AWN pursuant to the Contribution Agreement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Beneficial Ownership on Record Date			Beneficial Ownership Upon Consummation of the Transactions
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Kevin Chin	1,441,138	(2) (13)	13.4%	1,468,030	(2) (13)	8.7%
Gary Hui	315,981	(3)	2.9%	325,046	(3)	1.9%
John C. Moore	41,597	(4) (13)	0.4%	44,003	(4) (13)	0.3%
Dudley Hoskin(5)	31,597		0.3%	32,503		0.2%
Kien Khan Kwan	31,597		0.3%	32,503		0.2%
The Panaga Group Trust(6)	1,416,138		13.2%	1,443,030		8.5%
AQR Capital Management, LLC(7)	875,000		8.2%	875,000		5.2%
Castle Creek Arbitrage, LLC(8)	872,500		8.1%	872,500		5.2%
Weiss Asset Management LP(9)	572,500		5.3%	572,500		3.4%
Polar Asset Management Partners Inc(10)	1,467,712		13.7%	1,467,712		8.7%
Davidson Kempner Capital Management LP(11)	700,000		6.5%	700,000		4.1%
Dr. Philip Comberg(12)	0		0%	0		0%
Edward Hyams(12)	0		0%	0		0%
Peter Sermol(12)	0		0%	0		0%
David Pilotte(12)	0		0%	0		0%
Carl Weatherley-White(12)	0		0%	0		0%
Arowana International Limited(14)	556,010		5.2%	5,089,410		30.9%
All directors and executive officers as a group (Pre-Transactions) (10 persons)	1,861,910		17.4%	1,902,086		11.2%
All directors and executive officers as a group (Post-Transactions (7 persons)	1,757,119		16.4%	1,793,076		10.6%

_________________________

*     Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Arowana Inc., at Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia.

(2)

Represents shares held by The Panaga Group Trust, of which Mr. Chin is a beneficiary and one of the directors of the corporate trustee of such fund. Also represents shares held by Bornes Capital, an entity controlled by Mr. Chin.

(3)	These shares are held by Beira Corp., an entity controlled by Mr. Hui.

(4)	These shares are held by the Ralsten Pty Ltd., an entity controlled by Mr. Moore.

(5)	The business address of Mr. Hoskin is Tudor Investment Corporation, 1275 King Street, Greenwich, CT 06831.

(6)	Kevin Chin is a beneficiary, and is the sole director, of The Panaga Group Trust. Accordingly, he may be deemed to have voting and dispositive power over the shares held by this entity.

(7)	The business address of AQR Capital Management, LLC is Two Greenwich Plaza, Greenwich, CT 06830.

(8)	The business address of Castle Creek Arbitrage, LLC is 227 West Monroe, Suite 3550, Chicago, IL 60606.

(9)	The business address of Weiss Asset Management LP is 222 Berkeley St., 16th Floor, Boston, Massachusetts 02116.

(10)	The business address of Polar Asset Management Inc is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(11)	The business address of Davidson Kempner Capital Management LP is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(12)	The business address for each of the individuals is c/o VivoPower International PLC, 23 Hanover Square, Mayfair, London W1S 1JB, UK.

(13)	Does not include shares held by Arowana International Limited, of which Mr. Chin and Mr. Moore are directors.

(14)

Includes shares held by Arowana International Limited and its controlled or managed entities. Arowana International Limited is controlled by its board of directors, which is comprised of Kevin Chin, John C. Moore, Anthony Kinnear and Robert McKelvey. The board of directors of Arowana International Limited as a group controls the voting power and dispositive power over the shares held by the entity and no one individual acting alone has such power.

ARWA’s initial shareholders, including its officers and directors, beneficially own 25.5% of its issued and outstanding ordinary shares as of the record date, including (i) 10,000 public units purchased by John C. Moore in ARWA’s initial public offering, (ii) 25,000 ARWA ordinary shares purchased by Kevin Chin in the public market, and (iii) 119,000 ARWA ordinary shares purchased by The Octagon Foundation in the public market. All of the insider shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (A) with respect to 50% of such shares, the earlier of (i) the date on which the closing price of the VivoPower ordinary shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions and (ii) the day preceding the day that is twelve months after the consummation of the Transactions and (B) with respect to the remaining 50% of such shares, the day preceding the day that is twelve months after the consummation of the Transactions. Following the closing of the Transactions and distribution of the VivoPower shares by ARWA to its shareholders, the VivoPower shares the ARWA initial shareholders receive will continue to be subject to the same escrow provisions.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to certain permitted transferees, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as ARWA’s shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If ARWA is unable to effect a business combination and liquidate the trust account, none of its initial shareholders will receive any portion of the liquidation proceeds with respect to their insider shares.

AWN has entered into a lock-up agreement with VivoPower with respect to the ordinary shares of VivoPower held by it or which it has the right to acquire as of the closing. Pursuant to the lock-up agreement, subject to certain limited exceptions, AWN will not transfer such shares, either directly or indirectly, or otherwise transfer the economic consequences of ownership of such shares, or publicly announce the intention to do any of the foregoing, during the period beginning on the closing date and (a) with respect to 50% of such shares, ending on the earlier of the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019 and the date which is at least one year after the closing date on which the closing price of the VivoPower shares has been at least $12.50 for 20 trading days out of any 30 trading day period, and (b) with respect to the other 50% of such shares, ending on the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019.

Each of the sellers of VivoPower Australia also has entered into a lock-up agreement with VivoPower with respect to the ordinary shares of VivoPower to be issued to such seller in connection with the VivoPower Australia acquisition. Pursuant to the lock-up agreement, subject to certain limited exceptions, each seller will not transfer such shares, either directly or indirectly, or otherwise transfer the economic consequences of ownership of such shares, or publicly announce the intention to do any of the foregoing, during the period beginning on the closing date and (a) with respect to 20% of such shares, ending one year after the closing date of the Transactions, (b) with respect to 40% of such shares, ending on the earlier of the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019 and the date which is at least one year after the closing date of the Transactions on which the closing price of the VivoPower shares has been at least $12.50 for 20 trading days out of any 30 trading day period, and (c) with respect to the remaining 40% of such shares, ending on the date VivoPower publicly releases its financial results for the fiscal year ending March 31, 2019.

In a private placement conducted simultaneously with the consummation of ARWA’s initial public offering, the initial shareholders and their designees purchased 509,000 private units. The purchasers have agreed that these units will not be sold or transferred (except to certain permitted transferees) until after ARWA has completed a business combination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

ARWA Related Person Policy

ARWA’s Code of Ethics requires ARWA to avoid, wherever possible, all Related Person transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). ARWA defines Related Person transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) ARWA or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of ARWA’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

ARWA’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent ARWA enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a Related Person transaction, including whether the Related Person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. No director may participate in the approval of any transaction in which he is a Related Person, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, ARWA requires each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about Related Person transactions.

These procedures are intended to determine whether any such Related Person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

ARWA Related Person Transactions

Insider Shares

In October 2014, ARWA issued 1,725,000 insider shares to the initial shareholders for an aggregate purchase price of $25,000. On February 22, 2015, ARWA issued an aggregate of 345,000 ordinary shares to the initial shareholders by way of capitalization under Cayman Islands law, resulting in the initial shareholders owning an aggregate of 2,070,000 ordinary shares. This number included an aggregate of up to 270,000 shares that were subject to compulsory repurchase by ARWA; however, due to the full exercise of the over-allotment by the underwriters, no shares were repurchased. All of these shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, as described above.

ARWA’s shareholders include the Arowana Australasian Special Situations Fund (“AASSF 1”), which holds approximately 5% of the ordinary shares of the company. AASSF 1 is a wholly owned subsidiary of AWN (who holds an 88.9% beneficial interest in AASSF).

Advances from Related Person

During the year ended February 29, 2016, AWN advanced funds totaling $139,190 to ARWA to pay administrative expenses and offering costs incurred. These advances were due on demand and were non-interest bearing. As of February 29, 2016, the advances were repaid by ARWA.

As of July 31, 2016, ARWA had a current payable to AWN of $70,698 in respect of accrued but unpaid management fees under a contract to which they are both parties.

ARWA has a loan payable to APG, an entity associated with Kevin Chin of $130,000

Note to Related Person

ARWA issued a $171,306 principal amount unsecured promissory note to AWN. The note was non-interest bearing and repaid by the Company during June 2015.

Registration Rights

The holders of the insider shares, as well as the holders of the private units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, are entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space

Commencing on May 6, 2015, ARWA has paid AWN a monthly fee of $10,000 for general and administrative services. This arrangement will terminate upon completion of the Transactions or ARWA’s liquidation. During the year ended February 29, 2016, ARWA incurred AWN management fees of $98,387, which is included in operating costs in the condensed statement of operations.

Contributions

Because the Extension was approved, ARWA’s insiders or their affiliates will loan ARWA $0.025 for each public share that was not converted into cash in connection with the Extension, at the beginning of each consecutive 30-day period during the Extension until ARWA completes the Transactions (including a prorated amount for the final four-day period at the end of the Extension). Such loans will be contributed to the trust account. The loans will not bear any interest and will be repayable by ARWA to the ARWA insiders or their affiliates upon consummation of its initial business combination. The loans will be forgiven if ARWA’s initial business combination is not completed. The aggregate amount of the loans will be approximately $434,040 if no public shares are converted in connection with the Extension and ARWA and VivoPower do not consummate the Transactions until after January 5, 2017.

VivoPower Related Person Policy and Related Person Transactions

Advances from Related Persons

Arowana Energy Holdings Limited, a subsidiary of AWN is indebted to Aevitas for approximately A$587,967.21 for deferred consideration under a transaction relating to the sale of VivoPower Australia ordinary shares. This will be repaid at or prior to closing the Transactions via the Letter Amendment to the Arowana Energy Holdings and Aevitas share sale agreement.

Aevitas is indebted to the following entities which are subsidiaries of AWN via their holdings in Aevitas notes:

●	Arowana Australasian Special Situations 1A pty Ltd <Arowana Australasian Special Situations Trust 1A A/C>: 666,666 Aevitas notes held.

●	Arowana Australasian Special Situations 1B pty Ltd <Arowana Australasian Special Situations Trust 1B A/C>: 666,666 Aevitas notes held.

●	Arowana Australasian Special Situations 1C pty Ltd <Arowana Australasian Special Situations Trust 1C A/C>: 666,667 Aevitas notes held.

Aevitas is indebted to the following entities via their holdings in Aevitas convertible notes:

●	The Panaga Group Trust, of which Mr. Kevin Chin is a beneficiary and one of the directors of the corporate trustee of such trust, holds 4,500 Aevitas notes.

●	Sd & K Investments Pty Ltd atf <Hoskins Family A/C> an entity controlled by Mr Dudley Hoskin holds 43,249 convertible notes.

Aevitas is indebted to APG, an affiliate of Mr. Chin’s for approximately A$692,581. This will be repaid at or prior to closing via the APG Aevitas Repayment Notice

VivoPower has an intercompany loan agreement with AWN dated March 15, 2016 on normal commercial terms with interest charged at 6% per annum and principal and interest payable one year after the initial drawdown date. At October 31, 2016 there were no advances made under this loan.

VivoPower USA LLC is indebted to AWN via an intercompany loan agreement with AWN dated March 23, 2016 on normal commercial terms with interest charged at 6% per annum and principal and interest payable one year after the initial drawdown date. At October 31, 2016 the principal balance due to AWN by VivoPower USA LLC under this loan was $16,918,694.

VivoPower International Services is indebted to AWN via an intercompany loan on normal commercial terms with interest charged at 6% per annum and principal and interest payable one year after the initial drawdown date. At October 31, 2016 the principal balance due to AWN by VivoPower International Services under this loan was $581,279.

VivoPower Related Person Policy

Upon consummation of the Transactions, VivoPower will adopt a Related Person Policy similar to the one adopted by ARWA.

VivoPower’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving Related Person transactions to the extent it enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a Related Person transaction, including whether the Related Person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. VivoPower will require each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about Related Person transactions.

These procedures are intended to determine whether any such Related Person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

VivoPower will also need to comply with English law provisions in relation to directors’ conflicts contained in the Companies Act and specific provisions contained in the Company’s articles of association. The Companies Act permits directors of UK public limited companies to have conflicts of interests so long as their articles of association enable directors to authorize a matter and the directors do authorize any such conflict. Please see the sections entitled “Description of VivoPower Securities – Key Provisions of our Articles of Association – Directors – Directors’ Interests and Restrictions” for a description of the provisions of VivoPower’s articles of association with regards to conflicts of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires ARWA directors, officers and persons owning more than 10% of ARWA’s ordinary shares to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to ARWA, or representations from certain reporting persons that no other reports were required, ARWA believes that all applicable filing requirements were complied with during the fiscal year ended February 29, 2016, were timely filed.

DESCRIPTION OF VIVOPOWER SECURITIES

The following description of the material terms of the share capital of VivoPower following the Transactions includes a summary of specified provisions of the amended and restated memorandum and articles of association of VivoPower that will be in effect upon completion of the Transactions. This description is qualified by reference to VivoPower’s amended and restated memorandum and articles of association as will be in effect upon consummation of the Transactions, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

We are incorporated as a public company with limited liability and our affairs are governed by our articles of association and the laws of England.

The following description summarizes the most important terms of our share capital, as they are expected to be in effect upon the closing of this offering. We will adopt an amended and restated articles of association in connection with this offering, and this description summarizes the provisions that are included therein. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of VivoPower Securities” section, you should refer to our amended and restated articles of association, which is included as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Companies Act 2006 (the “Companies Act”).

Our ordinary shares will have the rights and restrictions described in the subsection entitled “–Key Provisions in our Articles of Association.”

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

Key Provisions in our Articles of Association

The following is a summary of certain key provisions of our articles of association to become effective immediately prior to the completion of this offering.

Objects and Purposes

The Companies Act abolished the need for an objects clause and, as such, our objects are unrestricted.

Shares and Rights Attaching to Them

General

Other than the voting rights described herein, all ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act and any other relevant legislation, our shares may be issued with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as may be determined by ordinary resolution (or, failing any such determination, as the directors may determine). We may also issue shares which are, or are liable to be, redeemed at the option of us or the holder.

Voting Rights

The holders of ordinary shares are entitled to vote at general meetings of shareholders. Each ordinary shareholder is entitled, on a show of hands, to one vote; and on a poll, to one vote for each ordinary share held. For as long as any ordinary shares are held in a settlement system by the Depository Trust Company, all votes shall take place on a poll.

In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of members in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.

A shareholder is entitled to appoint another person as his proxy (or in the case of a corporation, a corporative representative) to exercise all or any of his rights to attend and to speak and vote at a general meeting.

Capital Calls

Under our articles of association, the liability of our shareholders is limited to the amount, if any, unpaid on the shares held by them.

The directors may from time to time make calls on shareholders in respect of any monies unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. “Clear days” notice means calendar days and excludes the date of mailing, the date of receipt or deemed receipt of the notice and the date of the meeting itself. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Restrictions on Voting Where Sums Overdue on Shares

None of our shareholders (whether in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

Dividends

The directors may pay interim and final dividends in accordance with the respective rights and restrictions attached to any share or class of share, if it appears to them that they are justified by the profits available for distribution.

Unless otherwise provided by the rights attaching to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid proportionally to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors resolve, be forfeited and cease to remain owing by us. In addition, we will not be considered a trustee with respect to, or liable to pay interest on, the amount of any payment into a separate account by the directors or any unclaimed dividend or other sum payable on or in respect of a share.

We may cease to send any payment in respect of any dividend payable in respect of a share if:

●	in respect of at least two consecutive dividends payable on that share the check or warrant has been returned undelivered or remains uncashed (or another method of payment has failed);

●

in respect of one dividend payable on that share the check or warrant has been returned undelivered or remains uncashed, or another method of payment has failed, and reasonable inquiries have failed to establish any new address or account of the recipient; or

●

a recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend by the means by which the directors have decided that a payment is to be made, or by which the recipient has elected to receive payment, and such address or details are necessary in order for us to make the relevant payment in accordance with such decision or election, but, subject to the articles of association, we may recommence sending checks or warrants or using another method of payment for dividends payable on that share if the person(s) entitled so request and have supplied in writing a new address or account to be used for that purpose.

The directors may, with the authority of an ordinary resolution of the Company, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid. The directors may also direct payment of a dividend wholly or partly by the distribution of specific assets.

Distribution of Assets on Winding-up

If the Company is wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

Variation of Rights

The rights attached to any class may be varied, either while we are a going concern or during or in contemplation of a winding up (a) in such manner (if any) as may be provided by those rights; or (b) in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise.

Transfer of Shares

All of our shares in certificated form may be transferred by an instrument of transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act and any other relevant legislation.

The directors may, in their absolute discretion, refuse to register the transfer of a share in certificated form which is not fully paid. They may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer: (a) is lodged, duly stamped, at our registered office or at such other place as the directors may appoint and (except in the case of a transfer by a financial institution where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (b) is in respect of only one class of share; and (c) is in favor of not more than four transferees.

Alteration of Capital

We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; and sub-divide our shares, or any of them, into shares of a smaller amount than our existing shares; and determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.

Pre-emption Rights

There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act in respect of the allotment of new shares in our company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting or a specific provision in our articles of association.

Directors

Number

Subject to the provisions of the Companies Act, a majority of the directors may from time to time fix the maximum number of directors and unless so fixed the number of directors (other than alternate directors) shall not be subject to any maximum. The minimum number shall not be less than two.

Classification

Upon adoption of the amended and restated articles of association of VivoPower, which will occur prior to or at the time of the closing of the Transactions, the directors of VivoPower shall be divided into three classes, as nearly equal in number as possible and designated as Class A, Class B and Class C. The term of the initial Class A Director Peter Sermol, shall terminate at the first annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association; the term of the initial Class B Directors, consisting of Gary Hui and Philip Comberg, shall terminate at the second annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association; and the term of the initial Class C Directors, consisting Kevin Chin and Edward Hyams, shall terminate at the third annual general meeting of VivoPower held following adoption of the VivoPower amended and restated articles of association. At each succeeding annual general meeting of VivoPower thereafter, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term.

Appointment of Directors

The directors may appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director.

Termination of a Director’s Appointment

A director may be removed with the approval of all of the other directors and a person would cease to be a director as the result of certain other circumstances as set out in our articles of association, including resignation, by law and continuous non-attendance at board meetings. Directors are not subject to retirement at a specified age limit under our articles of association.

Borrowing Powers

Under our directors’ general power to manage our business, our directors may exercise all our powers to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Quorum

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed shall be two. Provided that a director declares his interest (as outlined in the subsection entitled “–Directors’ Interests and Restrictions” below) a director may vote as a director in regard to any transaction in which he is interested or upon any matter arising therefrom and if he shall so vote his vote shall be counted and he shall be counted in the quorum present at the meeting (aside from in relation to counting towards quorum in relation to the authorization of a director's conflict).

Directors’ Interests and Restrictions

Subject to the provisions of the Companies Act, and provided that he has disclosed in accordance with English law the nature and extent of any material interests of his, a director notwithstanding his office:

(1)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and

(2)

may be a director or other officer of, or be employed by, or hold any position with, or be a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested; and

(3)

notwithstanding the fact that a proposed decision of the directors concerns or relates to any matter in which a director has, or may have, directly or indirectly, any kind of interest whatsoever, that director may participate in the decision-making process for both quorum and voting purposes although any director facing such a conflict is not to be counted as participating in the decision to authorise the conflict for quorum or voting purposes.

A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Remuneration

Until otherwise determined by ordinary resolution, the directors may determine the amount of fees to be paid to the directors for their services provided that any fees paid to the directors shall not exceed the amounts set out in the then applicable directors' remuneration policy approved by members for the purposes of section 439A of the Companies Act 2006.

Any director who holds any other office with us, or who serves on any committee of the directors, or who performs, or undertakes to perform, services which the directors consider go beyond the ordinary duties of a director may be paid such additional remuneration as the directors may determine.

The directors may also be paid all reasonable expenses properly incurred by them in connection with the exercise of their powers and the discharge of their responsibilities as directors.

Share Qualification of Directors

Our articles of association do not require a director to hold any shares in us by way of qualification. A director who is not a member shall nevertheless be entitled to attend and speak at general meetings.

Indemnity of Officers

Subject to the provisions of any relevant legislation, each of our directors and other officers (excluding an auditor) may be entitled to be indemnified by us against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director.

Shareholders Meetings

Calling of General Meetings

A general meeting may be called by a majority of the directors, the chairman of the board of directors or the chief executive officer. The directors are also required to call a general meeting once we have received requests to hold a general meeting from shareholders representing at least 50% of the paid up capital of the company entitled to vote at a general meeting.

Quorum of Meetings

No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), shall be a quorum.

Attendance

The directors or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to and comply with such searches or other security arrangements as they consider appropriate in the circumstances.

The directors may make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at general meetings.

Limitation on Owning Securities

Our articles of association do not restrict in any way the ownership or voting of our shares by non-residents.

Disclosure of Interests in Shares

If we serve a demand on a person under section 793 of the Companies Act (which requires a person to disclose an interest in shares), that person will be required to disclose any interest he has in our shares. Failure to disclose any interest can result in the following sanctions: suspension of the right to attend or vote (whether in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class or on any poll; and where the interest in shares represent at least 0.25% of their class (excluding treasury shares) also the withholding of any dividend payable in respect of those shares and the restriction of the transfer of any shares (subject to certain exceptions).

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to Cayman Islands companies and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to VivoPower and the Companies Law applicable to ARWA shareholders relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights.

Issue	England	Cayman Islands

Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under the Companies Law, a Cayman Islands company must have at least one director and the number of directors may be fixed by or in the manner provided in a company's articles of association.

Removal of Directors

Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and certain other procedural requirements under the Companies Act are followed (such as allowing the director to make representations against his or her removal at the meeting and/or in writing).

The procedure for removing directors is set out in the company's articles of association and is not prescribed by the Companies Law.

Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually unless a resolution of the shareholders that such resolutions do not have to be voted on individually is first agreed to by the meeting without any vote being given against it.

Vacancies on the board of directors of a Cayman Islands company may be filled in whatever way is set out in the company's articles of association and the Companies Law is not prescriptive in that regard.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting each year. This meeting must be held within six months of the company’s accounting reference date.

Cayman Islands law provides that an exempted company is not required to hold an annual general meeting. However, the company's articles of association may provide otherwise and commonly do so in the context of public companies.

General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors. Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can also require the directors to call a general meeting.

The procedure for calling a general meeting of shareholders of a Cayman Islands company is set out in the articles of association of the company and the Companies Law is not prescriptive in that regard.

Notice of General Meetings	The Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of:

Notices of a general meeting of shareholders of a Cayman Islands company must be sent in accordance with the articles of association of the company and the Companies Law is not prescriptive in that regard.

● in the case of an annual general meeting, at least 21 clear days; and

● in any other case, at least 14 days.

The company’s articles of association may provide for a longer period of notice and, in addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act provides that two shareholders present at a meeting (in person or by proxy) shall constitute a quorum.	The quorum for shareholder meetings is as set out in the company's articles of association.

Proxy

Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy (or, in the case of a shareholder which is a corporate body, by way of a corporate representative).

The ability for shareholders to appoint a proxy for general meetings, and the procedure for doing so, is as set out in the company's articles of association.

Issue of New Shares

Under the Companies Act, the directors of a company must not exercise any power to allot shares or grant rights to subscribe for, or to convert any security into, shares unless they are authorized to do so by the company’s articles of association or by an ordinary resolution of the shareholders. Any authorization given must state the maximum amount of shares that may be allotted under it and specify the date on which it will expire, which must be not more than five years from the date the authorization was given. The authority can be renewed by a further resolution of the shareholders.

The ability for a Cayman Islands company to issue shares, and the procedure for doing so, is as set out in the company's articles of association.

Pre-emptive Rights	Under the Companies Act, the issuance for cash of:		The Companies Law does not provide for pre-emptive rights, though such rights may be embodied in the company's articles of association.
	●	equity securities, being shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”); or

	●	rights to subscribe for, or to convert securities into, ordinary shares,

must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or a specific provision is contained in the articles of association, in each case in accordance with the provisions of the Companies Act.

Liability of Directors and Officers

Under the Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to: (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company. Such indemnity must not cover criminal fines, penalties imposed by regulatory bodies, the defense costs of criminal proceedings where the director is found guilty, the defense costs of civil proceedings successfully brought against the director by the company or an associated company, and the costs of unsuccessful applications by the director for relief); and (iii) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

There are no restrictions under the Companies Law on the amount to which a director or officer of a Cayman Islands company may be indemnified out of the assets of the company save in the event of the fraud or wilful default of that director or officer. It is also typical for the articles of association of a company to contain broad indemnification wording for the directors and officers of the company.

Subject to contrary provisions set out in the articles of association, there are no restrictions on the ability of a Cayman Islands company to obtain insurance for its directors and officers.

Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the Chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by: (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attached to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.

The voting rights attaching to classes of shares of a Cayman Islands company are as set out in that company's articles of association. Whether voting is carried out on a show of hands, or on a poll, will be determined by and set out in the company's articles of association.

Under Cayman Islands law, general shareholder matters are approved by “ordinary resolution”, meaning at least a majority of the votes cast by shareholders at a quorate meeting.

Certain matters specified in the Companies Law require a “special resolution,” (such as amending the articles of association, changing the name of the company, entering voluntary winding up, continuing to another jurisdiction) which requires the affirmative vote of at least two thirds of votes cast at a quorate meeting.

The articles of association may prescribe a higher threshold for ordinary and special resolutions.

Variation of class rights

The Companies Act provides that rights attached to a class of shares may only be varied or abrogated in accordance with provision in the company’s articles for the variation or abrogation of those rights or, where the company’s articles contain no such provision, if the holders of shares of that class consent to the variation or abrogation. Consent for these purposes means:

The rights attaching to a class of shares may only be varied in accordance with the provisions set out in the articles of association of that company.

	●	consent in writing from the holders of at least 75% in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

	●	a special resolution passed at a separate meeting of the holders of that class sanctioning the variation.

The Companies Act provides that the quorum for a class meeting is not less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of that class.

Following a variation of class rights, shareholders who amount to not less than 15% of the shareholders of the class in question who did not approve the variation may apply to court to have the variation cancelled. Any application must be made within 21 days of the variation. The court may cancel the variation if it is satisfied having regard to all the circumstances of the case that the variation would unfairly prejudice the shareholders of the class represented by the applicant.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

●     the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

●     the approval of the court.

Once approved, sanctioned and effective, all shareholders and creditors of the relevant class and the company are bound by the terms of the scheme.

The Companies Act also contains certain provisions relating to transactions between a director and the company, including transactions involving the acquisition of substantial non-cash assets from a director or the sale of substantial non-cash assets to a director, and loans between a company and a director or certain connected persons of directors. If such transactions meet certain thresholds set out within the Companies Act the approval of shareholders by ordinary resolution will be required.

The articles of association may reserve certain matters for the shareholders. By way of example, the Articles may provide that the directors of the company shall not enter into certain transactions without prior shareholder approval.

The Companies Law provides for schemes of arrangement which are court supervised arrangements between a company and its members or creditors (or classes thereof). The scheme process would involve convening a meeting of the members (or classes thereof) whose rights are to be subject to the scheme. Those meetings are convened by the Cayman Islands court. For the scheme to proceed to be approved by the court, the majorities which must be achieved at the meeting of the members in attendance and voting at the meeting (in person or by proxy) are:

(a)   50% + 1 in number; and

(b)   75% in value.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

●     to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

●     to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

●     to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;

●     to exercise independent judgment;

●     to exercise reasonable care, skill and diligence;

●     not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and

●     a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Fiduciary duties:

A director is in a fiduciary relationship with the Cayman company. Fiduciary duties may be described as those of loyalty, honesty and good faith owed to the company. Every director owes these duties individually and they are owed to the company as a whole. They are specifically not owed to other companies with which the company is associated. In practical terms, these duties translate into the following:

●     Bona Fides: The directors must act bona fides in what they consider to be in the best interests of the company as a whole. This is a subjective test and a court could only interfere if it determines that no reasonable director could have concluded that a particular course of action was in the best interests of the company.

●     Proper Purpose: The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

●     Unfettered Discretion: directors should not improperly fetter the exercise of their future discretion.

●     Conflict of Duty and Interest: directors must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. This obligation is often varied by the articles which can provide that a director can vote on a matter in which he has an interest provided that he has disclosed his interest to the Board at the earliest opportunity.

Duties of Care, Diligence and Skill:

●     Each director owes a duty of care, diligence and skill to the company.

●     The duties of care, diligence and skill have traditionally been regarded as subjective, though more recently it appears that the duties of care and skill of a director are also to be determined by reference to the care, diligence and skill that would be displayed by a reasonable director in the circumstances.

Shareholder Suits

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust, subject to complying with the procedural requirements under the Companies Act and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●     a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●     the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●     those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Other UK Law Considerations

Squeeze-out

Under the Companies Act, if a takeover offer (as defined in section 974 of the Companies Act) is made for the shares of a company and the offeror were to acquire, or unconditionally contract to acquire:

(1)	not less than 90% in value of the shares to which the takeover offer relates (the “Takeover Offer Shares”); and

(2)	where those shares are voting shares, not less than 90% of the voting rights attached to the Takeover Offer Shares,

the offeror could acquire compulsorily the remaining 10% within three months of the last day on which its offer can be accepted. It would do so by sending a notice to outstanding shareholders telling them that it will acquire compulsorily their Takeover Offer Shares and then, six weeks later, it would execute a transfer of the outstanding Takeover Offer Shares in its favor and pay the consideration to the company, which would hold the consideration on trust for outstanding shareholders. The consideration offered to the shareholders whose Takeover Offer Shares are acquired compulsorily under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell-out

The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer (as defined in Section 974 of the Companies Act). If a takeover offer related to all the shares of a company and, at any time before the end of the period within which the offer could be accepted, the offeror held or had agreed to acquire not less than 90% of the shares to which the offer relates, any holder of the shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his or her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of the minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period. If a shareholder exercises his or her rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, a company is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.

If a shareholder defaults in supplying the company with the required details in relation to the shares in question (the “Default Shares”), the shareholder shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings. Where the Default Shares represent 0.25% or more of the issued shares of the class in question, the directors may direct that:

●

any dividend or other money payable in respect of the Default Shares shall be retained by the company without any liability to pay interest on it when such dividend or other money is finally paid to the shareholder; and/or

●

no transfer by the relevant shareholder of shares (other than a transfer approved in accordance with the provisions of the company’s articles of association) may be registered (unless such shareholder is not in default and the transfer does not relate to Default Shares).

Dividends

Under English law, before a company can lawfully make a distribution, it must ensure that it has sufficient distributable reserves. A company’s distributable reserves are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

In addition to having sufficient distributable reserves, a public company will not be permitted to make a distribution if, at the time, the amount of its net assets (that is, the aggregate of the company’s assets less the aggregate of its liabilities) is less than the aggregate of its issued and paid-up share capital and undistributable reserves, or if the distribution would result in the amount of its net assets being less than that aggregate.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A public limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Subject to the foregoing, because the Nasdaq Capital Market is not a “recognized investment exchange” under the Companies Act, a company may purchase its own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of its ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom the company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy back by a company of its ordinary shares will give rise to UK stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company, and such stamp duty will be paid by the company.

Our articles of association do not have conditions governing changes in our capital which are more stringent than those required by law.

Statutory Pre-emption Rights

Under English law, a company must not allot equity securities to a person on any terms unless the following conditions are satisfied:

●

it has made an offer to each person who holds ordinary shares in the company to allot to them on the same or more favorable terms a proportion of those securities that is as nearly as practicable equal to the proportion in nominal value held by them of the ordinary share capital of the company; and

●	the period during which any such offer may be accepted has expired or the company has received notice of the acceptance or refusal of every offer so made.

For these purposes “equity securities” means ordinary shares in the company or rights to subscribe for, or to convert securities into, ordinary shares in the company. “Ordinary shares” means shares other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution.

The statutory pre-emption rights are subject to certain exceptions, including the issue of ordinary shares for non-cash consideration, an allotment of bonus shares and the allotment of equity securities pursuant to an employees’ share scheme. The statutory pre-emption rights may also be disapplied with the approval of 75% of shareholders.

Shareholder Rights

Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company (“DTC”), the registered member will be DTC's nominee, Cede & Co. If a person who holds their ordinary shares in DTC wishes to exercise certain of the rights granted under the Companies Act, they may be required to first take steps to withdraw their ordinary shares from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications, for additional information on the potential tax implications of withdrawing your shares from the settlement system operated by DTC, see the section entitled “The Contribution Proposal – Material UK Tax Consequences of Owning, Holding and Disposing of VivoPower Shares.”

UK City Code on Takeovers and Mergers

The Company does not believe that it is subject to the Takeover Code as it considers that it falls outside of the types of company the Takeover Panel specifies it regulates (set out in Section 3(a) of the Code). However, as a UK public limited company, VivoPower may, in certain limited circumstances, become subject to the Takeover Code. VivoPower will keep this matter under review.

Any takeover proposal for the company would not, therefore, at the present time be governed by the Takeover Code and the Panel would not have jurisdiction in relation to any such transaction.

History of Security Issuances

We were incorporated on February 1, 2016 with an issued share capital of 50,000 ordinary shares of nominal value of £1.00 each. Since incorporation there have been the following changes to our issued share capital:

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that the existing 50,000 ordinary shares of £1 each in the capital of the Company be sub-divided into 5,514,375 ordinary shares of £ 0.00906721 each;

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that a further 204,504 ordinary shares of £ 0.00906721 each be allotted up to an aggregate nominal amount of £1,854.29; and

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016 that the share capital be redenominated from Great British Pounds to U.S. Dollars.

Transfer Agent and Registrar

Upon the completion of this offering, the transfer agent and registrar for our ordinary shares will be Computershare.

Listing

We intend to apply for the listing of our ordinary shares on the Nasdaq Capital Market under the symbol “VVPR.”

PRICE RANGE OF ARWA SECURITIES AND DIVIDENDS

Market Price of Units, Ordinary Shares, Rights and Warrants

ARWA’s units, ordinary shares, rights and warrants are traded on The Nasdaq Capital Market under the symbols ARWAU, ARWA, ARWAR and ARWAW, respectively. The following table sets forth the high and low sales prices for ARWA’s units, ordinary shares, rights and warrants for the periods indicated since the units began public trading on May 1, 2015 and since the ordinary shares, rights and warrants began separate public trading on May 18, 2015.

The closing price ARWA’s units, ordinary shares, rights and warrants on August 10, 2016, the last trading day before announcement of the execution of the Contribution Agreement, was $10.32, $10.07, $0.29 and $0.09, respectively. As of November 18, 2016, the record date, the closing price for each unit, ordinary share, right and warrant of ARWA was $13.43, $10.30, $0.51 and $0.3399, respectively.

	Units		Ordinary Shares		Rights		Warrants
	High	Low	High	Low	High	Low	High	Low
2016-2017:
Third Quarter*	13.43	10.32	11.25	10.00	0.6008	0.06	0.3409	0.03

Second Quarter	10.45	10.20	10.12	10.02	0.3434	0.15	0.1751	0.0508

First Quarter	10.35	10.13	10.50	9.89	0.35	0.20	0.1158	0.08
2015-2016:
Fourth Quarter	10.28	9.90	9.89	9.74	0.32	0.20	0.1155	0.08

Third Quarter	10.20	10.10	9.96	9.80	0.27	0.16	0.17	0.08

Second Quarter	10.35	10.09	10.30	9.74	0.2801	0.169	0.17	0.10

First Quarter	10.10	9.95	9.80	9.63	0.30	0.23	0.17	0.10

                ___________________

*     Through November 18, 2016

Holders of ARWA’s units, ordinary shares, warrants and rights should obtain current market quotations for their securities. The market price of ARWA’s securities could vary at any time before the merger.

Holders

As of November 18, 2016, the record date, there were 13 holders of record of our units, 11 holders of record of our ordinary shares, 1 holder of record of our warrants and 1 holder of record of our rights. Management believes we have in excess of 300 beneficial holders of our securities.

APPRAISAL RIGHTS

Neither ARWA shareholders, warrantholders nor rights holders have appraisal rights in connection with the Transactions.

SHAREHOLDER PROPOSALS

The VivoPower 2017 annual meeting of shareholders will be held on or about September 6, 2017 unless the date is changed by the board of directors. If you are a shareholder and you want to include a proposal in the proxy statement for the year 2017 annual meeting, you need to provide it to VivoPower by no later than March 30, 2017. You should direct any proposals to VivoPower’s secretary at its principal and registered office which will be located at 23 Hanover Square, Mayfair, London W1S 1JB, UK. If you are a shareholder and you want to present a matter of business to be considered at the year 2017 annual meeting, you must give timely notice of the matter, in writing, to VivoPower’s secretary. To be timely, the notice has to be given by June 14, 2017. If timely notice is not given, the proxy holders appointed by management may vote in their discretion on any such matter. In the event of any change to the dead lines set forth in this paragraph, VivoPower will announce such change in a Form 6-k.

ARWA will not hold a 2017 meeting if the Contribution Proposal and Dissolution Proposals are approved.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with ARWA’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Arowana Inc., Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia. Following the Transactions, such communications should be sent in care of VivoPower, at 23 Hanover Square, Mayfair, London W1S 1JB, UK. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXPERTS

The consolidated financial statements of VivoPower International PLC and Subsidiaries as of March 31, 2016, and the period from February 1, 2016 (inception) through March 31, 2016, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of Marcum LLP as experts in auditing and accounting.

The financial statements of Aevitas Group Limited as of March 31, 2016 and 2015 and for each of the two fiscal years in the period ended March 31, 2016 included in this proxy statement/prospectus have been so included in reliance on the report of PKF(NS) Audit & Assurance Limited Partnership, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The financial statements of VivoPower Pty Ltd as of March 31, 2016 and 2015 and for each of the two fiscal years in the period ended March 31, 2016 included in this proxy statement/prospectus have been so included in reliance on the report of PKF(NS) Audit & Assurance Limited Partnership, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The financial statements of Arowana Inc. as of February 29, 2016 and 2015, and for the year ended February 29, 2016 and for the period from October 1, 2014 (inception) through February 28, 2015, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of Marcum LLP as experts in auditing and accounting.

Representatives of Marcum LLP will be present at the shareholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, ARWA and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of ARWA’s annual report to shareholders and ARWA’s proxy statement. Upon written or oral request, ARWA will deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that ARWA deliver single copies of such documents in the future. Shareholders may notify ARWA of their requests by calling or writing ARWA at its principal executive offices at Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia or +612-8083-9800. Following the Transactions, such requests should be made by calling or writing VivoPower at 23 Hanover Square, Mayfair, London W1S 1JB, United Kingdom or +44 20 3714 8881.

This document, in so far as it constitutes an invitation or inducement to engage in investment activity (within the meaning of section 21 Financial Services and Markets Act 2000 as amended, or FSMA, in connection with the securities which are the subject of the offering contemplated by this document, VivoPower shares, ARWA warrants, ARWA shares or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) persons who fall within Article 43 of the Order (members and creditors of certain bodies corporate) or (iv) certain high value persons and entities who fall within Article 49(2)(a) to (d) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The VivoPower shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such VivoPower shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. The communication of this document or any such invitation or inducement to any persons other than relevant persons is unauthorized and may contravene FSMA.

WHERE YOU CAN FIND MORE INFORMATION

ARWA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by ARWA with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on ARWA at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

This proxy statement/prospectus incorporates important business and financial information about the parties that is not included in or delivered with the proxy statement/prospectus. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

All information contained in this document relating to ARWA has been supplied by ARWA, and all such information relating to AWN has been supplied by AWN. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the transactions, you should contact via phone or in writing:

Arowana Inc.
Level 11, 153 Walker Street
North Sydney, NSW 2060

Australia
Tel. +612-8083-9800

Email. investor.relations@arowanaco.com

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For The Period from Inception

(February 1, 2016) to March 31, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of VivoPower International PLC

We have audited the accompanying consolidated statement of financial position of VivoPower International PLC and Subsidiaries (the “Company”) as of March 31, 2016, and the related consolidated statements of loss and comprehensive loss, changes in shareholder’s deficit and cash flows for the period from February 1, 2016 (inception) through March 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VivoPower International PLC and Subsidiaries, as of March 31, 2016, and the consolidated results of its operations and its cash flows for the period from February 1, 2016 (inception) through March 31, 2016 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

New York, NY

August 10, 2016

(Except for Note 10 as to which the date is November 15, 2016)

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(U.S. dollars)

March 31, 2016
ASSETS
Non-Current Assets
Fixed Assets	$2,898
Note receivable (Note 3)	7,874,594
Total non-current assets	7,877,492

Current Assets
Cash (Note 2)	28,038
Total current assets	28,038
Total assets	$7,905,530

LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable	$184,969
Interest payable (Note 4)	964
Notes payable - Arowana (Note 4)	8,000,258
Total current liabilities	8,186,191
Total liabilities	8,186,191

Commitments and Contingencies
Shareholder's Deficit
Ordinary shares $.012 par value 5,514,375 issued and outstanding at inception and March 31, 2016 (Note 6)	72,125
Share subscription receivable (Note 10)	(72,125)
Accumulated deficit	(280,661)
Total shareholder's deficit	(280,661)
Total liabilities and shareholder's deficit	$7,905,530

The accompanying notes are an integral part of these consolidated financial statements.

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS

(U.S. dollars)

February 1, 2016 (inception) through
March 31,
2016

General and administrative expenses	$279,036
Other expense
Interest expense (Note 4)	964
Currency losses (Note 4)	661
Total other expense	1,625

Loss before provision for income taxes	(280,661)
Provision for income taxes (Note 8)	-
Net loss	(280,661)
Comprehensive loss	-
Total comprehensive loss	$(280,661)

The accompanying notes are an integral part of these consolidated financial statements.

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIT

(U.S. dollars)

	Ordinary Shares		Subscription	Accumulated	Shareholder's
	Number	Amount	Receivable	Deficit	Deficit

February 1, 2016 (inception) (Note 10)	-	$-	$-	$-	$-
Issuance of shares to parent	5,514,375	$72,125	$(72,125)	$-	$-
Net Loss	-	-	-	(280,661)	(280,661)
March 31, 2016	5,514,375	$72,125	$(72,125)	$(280,661)	$(280,661)

The accompanying notes are an integral part of these consolidated financial statements.

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(U.S. dollars)

February 1, 2016 (inception) through
March 31, 2016

OPERATING ACTIVITIES
Net loss	$(280,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Accounts payable	184,969
Interest payable	964
Net cash used in operating activities	(94,728)

INVESTING ACTIVITIES
Purchase of fixed assets	(2,898)
Net cash used in investing activities	(2,898)

FINANCING ACTIVITIES
Advances on note payable - Arowana (Note 4)	125,664
Net cash provided by financing activities	125,664

Increase in cash	28,038
Cash, beginning of period	-
Cash, end of period	$28,038

Non-Cash Transactions:
Contribution of note and interest payable from parent (Note 4)	$7,874,594
Contribution of note receivable from parent (Note 3)	$(7,874,594)

The accompanying notes are an integral part of these consolidated financial statements.

VIVOPOWER INTERNATIONAL PLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - OVERVIEW

The Group

VivoPower International PLC (“VivoPower” when denoting the individual parent entity and the “Group”, “our”, “us”, or “we” when denoting VivoPower inclusive of its subsidiaries) was incorporated as a public limited company on February 1, 2016, according to the laws of England and Wales. VivoPower is a considered to be a foreign private issuer under the U.S. Securities and Exchange Commission rules. It has subsidiaries in the United Kingdom ("UK") and the United States of America ("U.S.") and is, itself, a wholly-owned subsidiary of Arowana International Limited ("Arowana"), an Australian public company traded on the Australian Stock Exchange under the symbol "AWN".

VivoPower’s registered office is 23 Hanover Square, Mayfair London, W1S 1JB, United Kingdom, with its principal place of business at 140 Broadway 28th Floor New York, NY 10005. Since its formation, the Group has primarily been engaged in the acquisition, financing, and development of solar power generating facilities, initially in the U.S.

Stock Split

On August 3, 2016, VivoPower's board of directors and sole shareholder affected a 110.287509:1 stock split (the "Stock Split"). Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout these consolidated financial statements retroactively takes into account the Stock Split, and all resulting fractional share amounts have been rounded to the nearest whole share.

Business

VivoPower is a global next generation solar power company that operates a build, transfer, operate (“BTO”) model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation (“DG”) power and manage data driven energy services for commercial, industrial and government (“CIG”) customers.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board.

Authorization

The consolidated financial statements were authorized for issue by the board of directors on August 9, 2016.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

IFRS 9: Financial Instruments and associated Amending Standards (applicable to annual reporting periods beginning on or after 1 January 2018).

The Standard will be applicable retrospectively (subject to the provisions on hedge accounting outlined below) and includes revised requirements for the classification and measurement of financial instruments, revised recognition and derecognition requirements for financial instruments and simplified requirements for hedge accounting. The key changes that may affect the Group on initial application include certain simplifications to the classification of financial assets, simplifications to the accounting of embedded derivatives, upfront accounting for expected credit loss, and the irrevocable election to recognize gains and losses on investments in equity instruments that are not held for trading in other comprehensive income. IFRS 9 also introduces a new model for hedge accounting that will allow greater flexibility in the ability to hedge risk, particularly with respect to hedges of non-financial items. Should the entity elect to change its hedge policies in line with the new hedge accounting requirements of the Standard, the application of such account would largely be prospective.

Although the directors anticipate that the adoption of IFRS 9 may have an impact on the Group’s financial instruments, including hedging activity, it is impractical at this stage to provide a reasonable estimate of such estimate as the Group has not yet commenced significant operations.

IFRS 15: Revenue from contracts with customers (applicable to annual reporting periods commencing on or after 1 January 2018).

When effective, this Standard will replace the current accounting requirements applicable to revenue with a single, principles-based model. Except for a limited number of exceptions, including leases, the new revenue model in IFRS 15 will apply to all contracts with customers as well as non-monetary exchanges between entities in the same line of business to facilitate sales to customers and potential customers.

The core principle of the Standard is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services. To achieve this objective, IFRS 15 provides the following five-step process:

●	Identify the contract(s) with a customer
●	Identify the performance obligations in the contract(s)
●	Determine the transaction price
●	Allocate the transaction price to the performance obligations in the contract(s)
●	Recognize revenue when (or as) the performance obligations are satisfied

This Standard will require retrospective restatement, as well as enhanced disclosures regarding revenue. Although the directors anticipate that the adoption of IFRS 15 may have an impact on the Group’s financial statements, it is impractical at this stage to provide a reasonable estimate of such impact as the Group has not yet commenced significant operations.

IFRS 16: Leases (applicable to annual reporting periods commencing on or after 1 January 2019).

When effective, this Standard will replace the current accounting requirements applicable to leases with a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

A lessee is required to recognize a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments. A lessee measures right-of-use assets similarly to other non-financial assets (such as property, plant and equipment) and lease liabilities similarly to other financial liabilities. As a consequence, a lessee recognizes depreciation of the right-of-use asset and interest on the lease liability, and also classifies cash repayments of the lease liability into a principal portion and an interest portion and presents them in the statement of cash flows applying International Accounting Standards ("IAS") 7 Statement of Cash Flows.

This Standard will require retrospective restatement, as well as enhanced disclosures regarding leases. Although the directors anticipate that the adoption of IFRS 16 may have an impact on the Group’s financial statements, it is impractical at this stage to provide a reasonable estimate of such impact as the Group has not yet commenced significant operations.

Principles of Consolidation

The Group consolidates the financial position, results of operations, and cash flows of all majority-owned subsidiaries. The consolidated financial statements include the accounts of VivoPower International PLC and its subsidiaries including VivoPower International Services Limited ("Services"); VivoPower USA, LLC ("USA") and its direct and indirect subsidiaries including the solar project company IS 31 Holdings, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of our financial statements in accordance with IFRS requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions.  Actual results may differ from these estimates under different assumptions or conditions.  Such differences could have a material impact on our future financial position, results of operations, and cash flows.

The following are the critical judgments that management has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

●	The Group is required to make a judgment to determine whether funding advanced for the construction of solar arrays is recognized as a financial asset, an investment property, or inventory.
●	The Group is required to make a determination regarding the collectability of its note receivable.

Cash

Our deposits are maintained primarily in two financial institutions and, at times, may exceed amounts covered by federally sponsored insurance, where applicable.

Note Receivable

Financial assets classified as notes receivables are measured at amortized cost using the effective interest method less any impairment losses. Impairment losses on notes receivables are recognized using separate allowance accounts.

Income Taxes

The tax expense recognized in the consolidated statement of profit or loss, if any, comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the year and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred tax is provided on temporary differences that are determined by comparing the carrying amounts of tax bases of assets and liabilities to the carrying amounts in the consolidated financial statements.

Deferred tax is not provided for the following:

●	Taxable temporary differences arising on the initial recognition of goodwill.
●

Temporary differences related to investment in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognized for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilized.

Current tax assets and liabilities are offset where there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Current and deferred tax is recognized as income or an expense and included in profit or loss for the period except where the tax arises from a transaction which is recognized in other comprehensive income or equity, in which case the tax is recognized in other comprehensive income or equity respectively.

Currency

The Group's registered office is in the United Kingdom but its primary solar development activities, expected revenues, and the majority of its expenses are located in the U.S. and denominated in U.S. dollars. As such, the Group as a whole and each individual consolidated subsidiary has as its functional and reporting currency the U.S. dollar. The Group has some administrative expenses denominated in currencies other than the U.S. dollar (primarily salaries, rents, and professional services in the UK) and is expected to incur currency gains and/or losses on these transactions. The Group's debt is outstanding from its parent company, Arowana, and is denominated in Australian dollars (see Note 4 "NOTES PAYABLE"). As a result, currency translation adjustments are likely. The Group does not engage in hedging activities.

Share Capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares are shown in equity as a deduction, net of tax, from the proceeds.

Financial Instruments

The Group classifies its financial assets in the following categories: financial assets at fair value through profit or loss, loans and receivables, available-for-sale financial assets and held-to-maturity investments. The Group classifies financial liabilities in the following categories; financial liabilities at fair value through profit or loss, and other financial liabilities at amortized cost. The classification depends on the purpose for which the financial instruments were acquired and the nature of the instruments. Management determines the classification of its financial instruments at initial recognition.

Financial Risk Factors

The Group’s activities expose it to a variety of financial risks: market risk (including cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

Risk management is carried out by management under the supervision of the board of directors. Management identifies and evaluates financial risks. The Group has not engaged in hedging activities to date.

Market Risk

Market risk is the risk that changes in market prices such as foreign exchange rates and interest rates affecting the Group’s income or the value of its financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. All such transactions are carried out under the supervision of the Board of directors. The Group is exposed to the risk of changes in foreign exchange rates as it has debt to its parent company, Arowana, denominated in Australian dollars. The Group is not exposed to changes in equity prices as it holds no investments in publicly traded companies and has no sponsored plans including its own equity. The Group is also not exposed to the risk of interest rate changes since the Group has no borrowings issued at variable rates.

Credit Risk

Management is responsible for managing and analyzing the credit risk. Credit risk arises from cash on deposit with banks and financial institutions, as well as credit exposure stemming from its note receivable. Assumed credit risk is mitigated by engaging with known, highly rated financial institutions with whom the Group maintains its deposits and ensuring its note receivable is fully and adequately collateralized at all times. The maximum exposure to credit risk at the reporting date is the carrying value of each class of assets. Management does not expect any losses from nonperformance by these counterparties.

Liquidity Risk

Management closely monitors its current and expected future liquidity using detailed forecasts of its upcoming solar project expenditures and an estimate of its administrative needs. The Group is dependent upon continued advances from its parent, Arowana, to meet its development and administrative needs.

Capital Management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including short-term and long-term borrowings as shown in the statement of financial position) less cash and cash equivalents. Total capital is calculated as equity as shown in the statement of financial position plus net debt.

NOTE 3 - NOTE RECEIVABLE

At March 31, 2016, the Group had a note receivable from an unrelated third-party, Principal Solar, Inc., denominated in U.S. dollars and fully and adequately secured by the debtor's exclusive right to acquire the solar projects Innovative Solar 31 and Innovative Solar 47. The note had been contributed to the Group by its parent company, Arowana, effective March 31, 2016, in exchange for an equal contribution of the parent's cumulative investment of development funds advanced to Principal Solar. The note bears interest at a rate of 6% per annum and was due to mature December 31, 2016. See NOTE 10 "Satisfaction of Note Receivable".

NOTE 4 - NOTES PAYABLE

Notes Payable - Arowana

VivoPower International Services Limited

On February 10, 2016, VivoPower International Services Limited ("Services"), a subsidiary of VivoPower, obtained financing from Arowana International Limited, its ultimate parent company, to support its ongoing administrative needs. The note is denominated in Australian dollars and had an initial principal amount of AU$450,000 (approximately $325,000). The note provides for additional advances without limit, is unsecured, matures on February 10, 2017, and bears a fixed interest rate of 6.0% annually. The principal outstanding at March 31, 2016, is $130,749, and all principal and interest is due at maturity.

VivoPower USA, LLC

On March 23, 2016, VivoPower USA, LLC obtained financing from Arowana International Limited, its ultimate parent company, to support its ongoing development of solar projects in the U.S. and its administrative needs. The note is denominated in Australian dollars and had an initial principal amount of AU$200,000 (approximately $152,000). The note provides for additional advances without limit, is unsecured, matures on March 24, 2017, and bears a fixed interest rate of 6.0% annually. The note had been contributed to the Group by its parent company, Arowana, effective March 31, 2016, in exchange for a similar contribution of the parent's note receivable from Principal Solar, Inc. (See NOTE 3 - "NOTE RECEIVABLE"). The principal outstanding at March 31, 2016, including the contributed amount, is $7,722,924. Interest payable of $146,585 outstanding on the note at the date it was contributed was assumed by the Group. All principal and interest on the note payable is due at maturity.

NOTE 5 - LEASES

The Group's solar arrays acquired in July 2016 are expected to sit on properties subject to long-term real estate leases (or similar agreements in the case of rooftop installations) with initial terms equal to or greater than the power purchase agreement and having one or more renewal options. Rental payments under the leases may vary in type between fixed price, percentage of revenue, or, primarily in the case of rooftop installations, no separate charge. See NOTE 10 "SUBSEQUENT EVENTS".

The Group maintains its headquarters in London UK pursuant to an office lease expiring in March 2017 at a cost of $15,190 (GBP £10,680) per month. Minimum lease payments in 2016 and 2017 are $136,430 and $45,988, respectively.

NOTE 6 – CAPITAL STOCK

At March 31, 2016, VivoPower has 5,514,375 certificated $.012 par value ordinary shares issued and outstanding held by our parent company, Arowana.

NOTE 7 – RELATED PARTY TRANSACTIONS

Other than loans and advances from our parent company, Arowana, described in NOTE 4 "NOTES PAYABLE" there are no related party transactions involving the Group.

Parent Company: Arowana International Limited

Subsidiaries
VivoPower International Services Limited	US-NC-31 Sponsor Partner, LLC
VivoPower USA, LLC	US-NC-31 Sponsor, LLC
VivoPower US-NC-31, LLC	IS 31 Holdings, LLC

NOTE 8 - TAXES

The Group has no current or deferred income tax liability and deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. As the Group has not yet begun to generate revenue, future profitability is uncertain, and no deferred tax assets were recognized.

At March 31, 2016, the Group has a current net operating loss of $280,661 for which no deferred tax asset has been recognized.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

At March 31, 2016, USA had expended significant amounts toward acquiring and developing two solar projects through a secured note receivable from an unrelated third party, yet had not entered into definitive documents to acquire the projects. See NOTE 10 "SUBSEQUENT EVENTS".

NOTE 10 - SUBSEQUENT EVENTS

Financing

Arowana has continued to make advances under each of the notes payable (see NOTE 4 "NOTES PAYABLE"), and current balances payable to Arowana outstanding from Services and USA are $581 thousand and $16.9 million, respectively at October 31, 2016.

Satisfaction of Note Receivable

In June 2016, the Group and debtor reached an amicable agreement for the debtor to relinquish in favor of the Group its exclusive right to acquire the solar projects Innovative Solar 31 and Innovative Solar 47 in exchange for cancellation of the note and full satisfaction of all amounts due under the note. The Group then entered into a definitive purchase agreement with the seller of the projects. The note receivable was classified as non-current as it was settled in exchange for a non-current asset. The fair value of the note was capitalized as a part of the costs of the solar projects.

Acquisitions

Innovative Solar 31

In July 2016, USA's wholly-owned subsidiary, IS-31 Holdings, LLC ("31Holdings") acquired from Innovative Solar Systems, LLC ("ISS"), a solar developer operating primarily in the southeastern U.S., 100% of the equity interest of Innovative Solar 31, LLC ("IS31"). IS31 owns a 34.2mw AC solar project to be built in Bladen County, North Carolina U.S. The purchase price was approximately $2.1 million. At acquisition, IS31 held only limited intangible assets including a 10-year power purchase agreement ("PPA ") with Duke Energy Progress, LLC, an interconnection agreement and a real estate lease. IS31 does not have, nor has it ever had, any other assets, any liabilities, any employees, any revenues, or any operations of any kind. As such, IS31 is not a "business" as defined in the accounting literature, and it has no historical financial statements. 31Holdings investment to date in the project is approximately $54.3 million at October 31, 2016. Construction of the project has begun and the commercial operation date ("COD") is expected in early 2017.

Total as built and transferred cost of the project is expected to be $79.4 million and financing, including construction financing and tax equity, has been arranged. Following construction, the project will have no long-term debt. In addition to the production of electricity, IS31 will also produce renewable energy credits whose market potential and value, if any, have not yet been determined.

The IS31 lender provided $35.3 million in construction financing and $25.7 million in a tax-equity bridge. Terms of the financings are typical including a secured first lien on the project, a guaranty of the parent company, USA, blocked bank accounts, etc. The total cost of the financing during construction is expected to be $1.6 million.

Tax equity financing of $27.0 million provided by the tax equity partner will be contributed towards repaying the tax equity bridge in installments of 20% by mechanical completion, and 80% at the COD. The tax equity was arranged in the form of a fixed-date partnership flip.

Upon COD, 85.5% of the project is expected to be sold to a newly formed subsidiary of an unrelated entity, New Energy Solar ("NES"), of Sydney Australia. At COD, the Group expects to receive build and transfer revenue of $11.6 million. Following the partial sale, the Group expects to retain a 14.5% minority interest and will manage the project for NES under a separate management services agreement earning the Group $75 thousand annually.

IS31 is party to multiple real estate leases covering 196 acres at a blended cost of $176 thousand per year, escalating at 5% every five years beginning in year 6. The leases are each for 20 years and have two 5-year options to extend resulting in a total potential lease period of 30 years.

Innovative Solar 47

In August 2016, USA’s wholly-owned subsidiary, IS-47 Holdings, LLC (“47Holdings”) acquired from ISS, 100% of the equity interests in Innovative Solar 47, LLC (“IS47”). IS47 owns a 33.8mw AC solar project to be built in Robeson County, North Carolina U.S. The purchase price was approximately $2.0 million, with $1.1 million paid on signing and $0.9 million paid in October 2016. At acquisition, IS47 held only limited intangible assets including a 10-year PPA with Duke Energy Progress, LLC, an interconnection agreement and a real estate lease. IS47 does not have, nor has it ever had, any other assets, any liabilities, any employees, any revenues, or any operations of any kind. As such, IS47 is not a “business” as defined in the accounting literature, and it has no historical financial statements. The Group’s investment at October 31, 2016 was approximately $21.8 million. Construction of the project has begun and COD is expected in March 2017.

Total as built and transferred cost of the project is expected to be $83.0 million and financing, including construction financing and tax equity, has been arranged. Following construction, the project will have no long-term debt. Once constructed, in addition to the production of electricity, IS47 will also produce renewable energy credits whose market potential and value, if any, have not yet been determined.

The IS47 lender provided $36.2 million in construction financing and $26.0 million in a tax-equity bridge.. Terms of the financings are expected to be typical including a secured first lien on the project, a guaranty of the parent company, USA, blocked bank accounts, etc. The total cost of the financing during construction is expected to be $1.6 million.

Tax equity financing of $27.4 million provided by the tax equity partner will be contributed toward repaying the tax equity bridge in installments of 20% by mechanical completion, and 80% at the COD. The tax equity was arranged in the form of a fixed-date partnership flip.

Upon COD, 90.0% of the project is expected to be sold to a newly formed subsidiary of an unrelated entity, NES, of Sydney Australia. At COD, the Group expects to receive build and transfer revenue of $13.8 million. Following the partial sale, the Group expects to retain a 10.0% minority interest and will manage the project for NES under a separate management services agreement earning the Group $75 thousand annually.

IS47 is party to multiple real estate leases covering 168 acres at a cost of $190 thousand per year, escalating at 5% every five years beginning in year 6. The lease is for 20 years and has two 5-year options to extend resulting in a total potential lease period of 30 years. IS47 also has options of 9-month duration to lease adjacent parcels of up to 155 acres on similar terms should additional acreage be needed.

Capitalization

On August 3, 2016, VivoPower called the subscription receivable of Arowana denominated in British pounds collecting £50,000 in cash in full satisfaction of the subscription receivable, and the shares held by them became fully paid as of that date. On August 3, 2016, VivoPower's board of directors and sole shareholder affected a 110.287509:1 stock split and issued an additional 204,504 ordinary shares in exchange for an additional investment by Arowana of £1,854.29. Immediately following the share issuance, VivoPower redenominated its par value of shares to its U.S. dollar equivalent value of $0.012 par value per share. VivoPower's capitalization following these changes is 5,718,879 shares outstanding having a par value of $0.012 per share and fully paid equity of $68,626.55.

Executive Management

On August 4, 2016, Services entered into a Service Agreement with Philip Comberg ("Executive") to serve as the Group's Chief Executive Officer effective September 1, 2016. The agreement runs for an indefinite term and until notice of not less than 12 months is provided by Services or by the Executive. Pursuant to the agreement, Executive is entitled to an initial annual base salary of £540,000 ($705,917) subject to review and upward adjustment annually; an additional 10% of his base salary in lieu of pension contributions; company paid life insurance at four times his base salary; and, at Executive's election, participation in company sponsored benefits plans offered to other employees or an amount of £1,800 ($2,351) per month contribution to he and his family's private medical insurance. The Executive will also participate in a special bonus scheme where he could earn up to an additional amount of 150% of his annual base salary for achieving specified performance objectives. In addition to observing English public holidays, the Executive is entitled to 30 days personal holidays each year. The Executive is restricted from pursuing interests in other businesses and is subject to customary terms regarding confidentiality, intellectual property, and non-competition protections afforded the company.

Business Combination

On October 18, 2016, VivoPower entered into Amendment No. 1 to the Contribution Agreement with ARWA.  Pursuant to the Amendment, the parties modified the Contribution Agreement as follows:

●

The condition relating to the maximum conversion by ARWA public shareholders was modified by increasing the maximum from 2,732,400 shares to 6,127,200 shares. Accordingly, if the transaction is consummated on the amended terms, the minimum amount of cash Vivopower will receive from ARWA will be decreased from $56,585,520 to $21,958,560 (less certain fees and expenses incurred by ARWA) and the minimum number of shares VivoPower is required to deliver to ARWA in exchange for such minimum contribution will be decreased from 9,444,950 to 6,050,150.

●	If more than $21,958,560 but less than $56, 585,520 remains in ARWA’s trust account after payments to ARWA public shareholders who properly exercise their conversion rights, VivoPower will receive the excess funds by issuing additional VivoPower ordinary shares to ARWA’s public shareholders. VivoPower will repurchase VivoPower ordinary shares from AWN to the extent that more than $56,585,520 remains in ARWA’s trust account after such conversion payments.
●	The notes and preference shares issued by Aevitas will be modified, resulting in equity classification for accounting purposes of the modified notes and preference shares. The modified notes and preference shares will remain outstanding and will be redeemable for ordinary shares of VivoPower in accordance with the modified terms. If interest or preference dividends are not paid in cash, the redemption value of the modified notes and preference shares will increase by the accrued interest or accrued dividends.

On November 3, 2016, ARWA obtained approval from its shareholders for the Extension of the date by which it must complete an initial business combination from November 6, 2016 to January 9, 2017. In connection with the Extension, holders of 141,752 public shares elected to convert their shares into a pro rata portion of the trust account. After taking into account the public shares converted in connection with the Extension, the condition under the Contribution Agreement relating to the maximum number of public shares that may be converted by ARWA public shareholders will be satisfied if no more 5,985,448 further public shares validly exercise their conversion rights. To the extent that fewer ARWA public shareholders seek conversion of their public shares, ARWA will use the excess capital in the trust fund to purchase additional shares of VivoPower from VivoPower. To the extent ARWA public shareholders seek conversion of fewer than 2,590,648 further public shares, VivoPower will in turn repurchase a like number of VivoPower shares from AWN utilizing the additional funds available.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Financial Statements

For the Years Ended 31 March 2016 and 2015

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Contents

For the Years Ended 31 March 2016 and 2015

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Statement of Profit or Loss and Other Comprehensive Income

For the Years Ended 31 March

		2016	2015
	Note	$	$
Sales revenue	4	35,439,263	39,595,734
Cost of sales	5	(31,651,837)	(35,424,152)
Gross profit		3,787,426	4,171,582

Other income	4	421,792	631,065
Occupancy costs	5	(427,360)	(435,429)
Administrative expenses	5	(3,824,633)	(3,643,510)
Impairment of intercompany loans		(29,378)	(1,258,224)
Finance costs	5	(2,004,367)	(1,632,047)
Share of net losses of equity-accounted associates		(287,105)	(211,645)
Profit before income tax		(2,363,625)	(2,378,208)
Income tax expense	6	(293,197)	7,046
Profit from continuing operations		(2,656,822)	(2,371,162)
Profit/(loss) from discontinued operations	7	-	(474,289)
Profit for the year		(2,656,822)	(2,845,451)

Other comprehensive income for the year, net of tax		-	-
Total comprehensive income for the year		(2,656,822)	(2,845,451)

Profit attributable to:
Members of the parent entity		(2,763,177)	(2,816,235)
Non-controlling interest		106,355	(29,216)
		(2,656,822)	(2,845,451)
Total comprehensive income attributable to:
Members of the parent entity		(2,763,177)	(2,816,235)
Non-controlling interest		106,355	(29,216)
		(2,656,822)	(2,845,451)

The accompanying notes form part of these financial statements.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Statement of Financial Position

As At 31 March

		RESTATED	RESTATED
		2016	2015
	Note	$	$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	9	1,852,054	2,133,692
Trade and other receivables	10	7,051,427	6,500,664
Inventories	11	1,356,857	1,434,652
Other assets		177,644	152,271
TOTAL CURRENT ASSETS		10,437,982	10,221,279
NON-CURRENT ASSETS
Investments in associates		-	287,105
Property, plant and equipment	12	1,810,832	2,114,006
Intangible assets	13	12,407,447	12,407,447
Deferred tax assets	20	1,246,951	1,271,780
TOTAL NON-CURRENT ASSETS		15,465,230	16,080,338
TOTAL ASSETS		25,903,212	26,301,617

LIABILITIES
CURRENT LIABILITIES
Trade and other payables	14	4,450,618	4,390,757
Borrowings	15	1,570,056	1,539,395
Employee benefits	16	1,694,485	1,566,437
Current tax liabilities	20	126,834	65,914
TOTAL CURRENT LIABILITIES		7,841,993	7,562,503
NON-CURRENT LIABILITIES
Borrowings	15	21,196,516	19,299,923
Employee benefits	16	283,825	201,491
Deferred tax liabilities	20	7,547	7,547
TOTAL NON-CURRENT LIABILITIES		21,487,888	19,508,961
TOTAL LIABILITIES		29,329,881	27,071,464
NET ASSETS		(3,426,669)	(769,847)

EQUITY
Issued capital	17	20,117,648	20,117,648
Retained earnings		(25,162,413)	(22,399,236)
Total equity attributable to equity holders of the Company		(5,044,765)	(2,281,588)
Non-controlling interest		1,618,096	1,511,741
TOTAL EQUITY		(3,426,669)	(769,847)

The accompanying notes form part of these financial statements.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Statement of Changes in Equity

For the Years Ended 31 March

	Note	Ordinary Shares $	Retained Earnings $	Owners of parent $	Non-controlling Interests $	Total $
Balance at 1 April 2015		20,117,648	(22,399,236)	(2,281,588)	1,511,741	(769,847)
Profit/(loss) for the year		-	(2,763,177)	(2,763,177)	106,355	(2,656,822)
Other comprehensive income		-	-	-	-	-
Balance at 31 March 2016		20,117,648	(25,162,413)	(5,044,765)	1,618,096	(3,426,669)

Balance at 1 April 2014		20,117,648	(20,413,321)	(295,673)	2,243,243	1,947,570
Profit/(loss) for the year		-	(2,816,235)	(2,816,235)	(29,216)	(2,845,451)
Other comprehensive income		-	-	-	-	-
Discontinued operations		-	891,170	891,170	(684,286)	206,884
Dividends paid or provided for	21	-	(60,850)	(60,850)	(18,000)	(78,850)
Balance at 31 March 2015		20,117,648	(22,399,236)	(2,281,588)	1,511,741	(769,847)

The accompanying notes form part of these financial statements.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Statement of Cash Flows

For the Year Ended 31 March

		2016	2015
	Note	$	$
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers		38,849,619	43,710,013
Payments to suppliers and employees		(38,719,068)	(43,540,653)
Interest received		42,526	30,422
Interest paid		(54,357)	(218,528)
Net cash provided by/(used in) operating activities	25	118,720	(18,746)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant and equipment		42,316	28,098
Purchase of property, plant and equipment		(223,398)	(256,629)
Acquisition of investment in associate		-	(498,750)
Proceeds from disposal of subsidiary		-	(488,142)
Net cash used by investing activities		(181,082)	(1,215,423)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		-	596,940
Repayment of borrowings		(219,276)	(453,002)
Dividends paid by parent entity		-	(78,850)
Net cash used by financing activities		(219,276)	65,088

Net increase/(decrease) in cash and cash equivalents held		(281,638)	(1,169,081)
Cash and cash equivalents at beginning of year		2,133,692	3,302,773
Cash and cash equivalents at end of financial year	9	1,852,054	2,133,692

The accompanying notes form part of these financial statements.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

The Group provides electrical and mechanical services to clients in a range of industries. The business provides power generation solutions including design, supply, installation and maintenance of power systems, and control systems. The business also provides and maintains industrial switchboards and motor control centres, electrical motors and non-destructive testing services and energy efficiency services.

The financial report covers Aevitas Group Limited and its controlled entities ('the Group'). Aevitas Group Limited is a for-profit Company limited by shares, incorporated and domiciled in Australia.

Each of the entities within the Group prepare their financial statements based on the currency of the primary economic environment in which the entity operates (functional currency). The consolidated financial statements are presented in Australian dollars which is the parent entity’s functional and presentation currency.

Comparatives are consistent with the prior year, unless otherwise stated.

1	Basis of Preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and its related interpretations as issued by the International Accounting Standards Board (IASB).

The directors authorised the financial statements for issue on 19 October 2016.

The financial statements have been prepared on an accruals basis and are based on historical costs modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities.

Significant accounting policies adopted in the preparation of these financial statements are presented below and are consistent with prior reporting periods unless otherwise stated.

2	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements include the financial position and performance of controlled entities from the date on which control is obtained until the date that control is lost.

Intragroup assets, liabilities, equity, income, expenses and cashflows relating to transactions between entities in the consolidated entity have been eliminated in full for the purpose of these financial statements.

Appropriate adjustments have been made to a controlled entity’s financial position, performance and cash flows where the accounting policies used by that entity were different from those adopted by the consolidated entity. All controlled entities have been prepared on the basis of a March financial year end.

A list of controlled entities is contained in Note 22 to the financial statements.

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the parent has control. Control is established when the parent is exposed to, or has rights to variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the relevant activities of the entity.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(a)	Principles of Consolidation (cont'd)

Associates

Interests in associates, where the investor has significant influence over the investee, are accounted for using the equity method in accordance with IAS 28 Investments in Associates and Joint Ventures. Under this method, the investment is initially recognised as cost and the carrying amount is increased or decreased to recognise the investor’s share of the profit or loss and other comprehensive income of the investee after the date of acquisition.

Where the equity accounted amount of our investment in an entity falls below zero, we suspend the equity method of accounting and record the investment at zero. When this occurs, the equity method of accounting does not recommence until our share of profits and reserves exceeds the cumulative prior years’ share of losses and reserve reductions.

(b)	Income Tax

The tax expense recognised in the statement of profit or loss and other comprehensive income comprises of current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the year and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred tax is provided on temporary differences which are determined by comparing the carrying amounts of tax bases of assets and liabilities to the carrying amounts in the consolidated financial statements.

Deferred tax is not provided for the following:

●	Taxable temporary differences arising on the initial recognition of goodwill.

●

Temporary differences related to investment in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognised for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilised.

Current tax assets and liabilities are offset where there is a legally enforceable right to set off the recognised amounts and there is an intention either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised as income or an expense and included in profit or loss for the period except where the tax arises from a transaction which is recognised in other comprehensive income or equity, in which case the tax is recognised in other comprehensive income or equity respectively.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(c)	Leases

Leases of fixed assets where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership that are transferred to entities in the Group, are classified as finance leases.

Finance leases are capitalised by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

(d)	Revenue and other income

Revenue is recognised when the amount of the revenue can be measured reliably, it is probable that economic benefits associated with the transaction will flow to the Group and specific criteria relating to the type of revenue as noted below, has been satisfied.

Revenue is measured at the fair value of the consideration received or receivable and is presented net of returns, discounts and rebates.

All revenue is stated net of the amount of goods and services tax (GST).

                     Sale of goods

Revenue is recognised on transfer of goods to the customer as this is deemed to be the point in time when risks and rewards are transferred and there is no longer any ownership or effective control over the goods.

                     Interest revenue

Interest is recognised using the effective interest method.

Rendering of services and construction

Revenue from cost plus contracts is recognised by reference to the recoverable costs incurred during the reporting period plus the percentage of fees earned. Contract revenue and costs are recognised in accordance with the percentage of completion method unless the outcome of the contract cannot be reliably estimated. Where it is probable that a loss will arise from a contract, the excess of total costs over revenue is recognised as an expense immediately. Where the outcome cannot be reliably estimated then revenue is recognised to the extent of expenses recognised that are recoverable. For fixed price contracts, the stage of completion is measured by reference to costs incurred to date as a percentage of estimated total costs for each contract.

(e)	Goods and Services Tax (GST)

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payable are stated inclusive of GST.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(e)	Goods and Services Tax (GST) (cont'd)

The net amount of GST recoverable from, or payable to, the ATO is included as part of receivables or payables in the statement of financial position.

Cash flows in the statement of cash flows are included on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the Australian Taxation Office is classified as operating cash flows.

(f)	Inventories

Inventories are measured at the lower of cost and net realisable value. Cost of inventory is determined using the first-in-first-out basis and is net of any rebates and discounts received.

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the costs necessary to make the sale. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

(g)	Property, Plant and Equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment of losses.

Assets are carried at cost less any accumulated depreciation and any impairment losses. Costs include purchase price, other directly attributable costs and the initial estimate of the costs of dismantling and restoring the asset, where applicable.

                     Depreciation

Property, plant and equipment, excluding freehold land, is depreciated on a straight-line or diminishing value basis over the assets useful life to the Company, commencing when the asset is ready for use.

Leased assets and leasehold improvements are amortised over the shorter of either the unexpired period of the lease or their estimated useful life.

The estimated useful lives used for each class of depreciable asset are shown below:

Fixed asset class	Useful life
Leasehold improvements	20 to 40 years
Plant and equipment	3.5 to 10 years
Furniture and fittings	10 to 50 years
Motor vehicles	2 to 8 years
Computer equipment	2 to 16 years

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(h)	Financial instruments

Financial instruments are recognised initially using trade date accounting, i.e. on the date that the Group becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Financial Assets

Financial assets are assigned to the different categories on initial recognition, depending on the characteristics of the instrument and its purpose. A financial instrument’s category is relevant to the way it is measured and whether any resulting income and expenses are recognised in profit or loss or in other comprehensive income.

All income and expenses relating to financial assets are recognised in the statement of profit or loss and other comprehensive income in the ‘finance income’ or ‘finance costs’ line item respectively.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers but also incorporate other types of contractual monetary assets.

After initial recognition these are measured at amortised cost using the effective interest method, less provision for impairment. Any change in their value is recognised in profit or loss.

The Group’s trade and most other receivables fall into this category of financial instruments.

Discounting is omitted where the effect of discounting is considered immaterial.

Significant receivables are considered for impairment on an individual asset basis when they are past due at the reporting date or when objective evidence is received that a specific counterparty will default. The amount of the impairment is the difference between the net carrying amount and the present value of the future expected cash flows associated with the impaired receivable.

In some circumstances, the Group renegotiates repayment terms with customers which may lead to changes in the timing of the payments, the Group does not necessarily consider the balance to be impaired, however assessment is made on a case-by-case basis.

Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity. Investments are classified as held-to-maturity if it is the intention of the Group's management to hold them until maturity.

Held-to-maturity investments are subsequently measured at amortised cost using the effective interest method, with revenue recognised on an effective yield basis. In addition, if there is objective evidence that the investment has been impaired, the financial asset is measured at the present value of estimated cash flows. Any changes to the carrying amount of the investment are recognised in profit or loss.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(h)	Financial instruments (cont'd)

Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at fair value through profit or loss’ or other financial liabilities depending on the purpose for which the liability was acquired.

The Group‘s financial liabilities include borrowings, trade and other payables (including finance lease liabilities), which are measured at amortised cost using the effective interest rate method.

(i)	Impairment of non-financial assets

At the end of each reporting period the Group determines whether there is an evidence of an impairment indicator for non-financial assets.

Where this indicator exists and regardless for goodwill, indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or CGU.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss, except for goodwill.

(j)	Intangible Assets

                     Goodwill

Goodwill is carried at cost less accumulated impairment losses. Goodwill is calculated as the excess of the sum of:

i)	the consideration transferred;

ii)	any non-controlling interest; and

iii)	the acquisition date fair value of any previously held equity interest;

over the acquisition date fair value of net identifiable assets acquired.

The value of goodwill recognised on acquisition of each subsidiary in which the Group holds less than a 100% interest will depend on the method adopted in measuring the aforementioned non-controlling interest. The Group has elected to measure the non-controlling interest in the acquiree at the non-controlling interest's proportionate share of the subsidiary's identifiable net assets ('proportionate interest method').

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(j)	Intangible Assets (cont'd)

Goodwill on acquisitions of subsidiaries is included in intangible assets.

Goodwill is not amortised but is tested for impairment annually and is allocated to the Group's cash generating units or groups of cash generating units, which represent the lowest level at which goodwill is monitored but where such level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

(k)	Cash and cash equivalents

Cash and cash equivalents comprises cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Bank overdrafts also form part of cash equivalents for the purpose of the statement of cash flows and are presented within current liabilities on the statement of financial position.

(l)	Employee benefits

Provision is made for the Group's liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled.

Employee benefits expected to be settled more than twelve months after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cashflows are discounted using market yields on national corporate bonds with terms to maturity that match the expected timing of cashflows. Changes in the measurement of the liability are recognised in profit or loss.

Employee benefits are presented as current liabilities in the statement of financial position if the Group does not have an unconditional right to defer settlement of the liability for at least 12 months after the reporting date regardless of the classification of the liability for measurement purposes under IAS 19.

(m)	Adoption of new and revised accounting standards

Accounting Standards and interpretations issued by the IFRS that are not yet mandatorily applicable to the entity, together with an assessment of the potential impact of such pronouncements on the Group when adopted in future periods, are discussed below:

IFRS 9: Financial Instruments and associated Amending Standards (applicable to annual reporting periods beginning on or after 1 January 2018).

The Standard will be applicable retrospectively (subject to the provisions on hedge accounting outlined below) and includes revised requirements for the classification and measurement of financial instruments, revised recognition and derecognition requirements for financial instruments and simplified requirements for hedge accounting.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(m)	Adoption of new and revised accounting standards (cont'd)

The key changes that may affect the Group on initial application include certain simplifications to the classification of financial assets, simplifications to the accounting of embedded derivatives, upfront accounting for expected credit loss, and the irrevocable election to recognise gains and losses on investments in equity instruments that are not held for trading in other comprehensive income. IFRS 9 also introduces a new model for hedge accounting that will allow greater flexibility in the ability to hedge risk, particularly with respect to hedges of non-financial items. Should the entity elect to change its hedge policies in line with the new hedge accounting requirements of the Standard, the application of such account would largely be prospective.

Although the directors anticipate that the adoption of IFRS 9 may have an impact on the Group’s financial instruments, including hedging activity, it is impractical at this stage to provide a reasonable estimate of such estimate.

IFRS 15: Revenue from contracts with customers (applicable to annual reporting periods commencing on or after 1 January 2018).

When effective, this Standard will replace the current accounting requirements applicable to revenue with a single, principles-based model. Except for a limited number of exceptions, including leases, the new revenue model in IFRS 15 will apply to all contracts with customers as well as non-monetary exchanges between entities in the same line of business to facilitate sales to customers and potential customers.

The core principle of the Standard is that an entity will recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services. To achieve this objective, IFRS 15 provides the following five-step process:

●	Identify the contract(s) with a customer;

●	Identify the performance obligations in the contract(s);

●	Determine the transaction price;

●	Allocate the transaction price to the performance obligations in the contract(s); and

●	Recognise revenue when (or as) the performance obligations are satisfied.

This Standard will require retrospective restatement, as well as enhanced disclosures regarding revenue. Although the directors anticipate that the adoption of IFRS 15 may have an impact on the Group’s financial statements, it is impractical at this stage to provide a reasonable estimate of such impact.

IFRS 16: Leases (applicable to annual reporting periods commencing on or after 1 January 2019).

When effective, this Standard will replace the current accounting requirements applicable to leases with a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2	Summary of Significant Accounting Policies (cont'd)

(m)	Adoption of new and revised accounting standards (cont'd)

A lessee is required to recognise a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments. A lessee measures right-of-use assets similarly to other non-financial assets (such as property, plant and equipment) and lease liabilities similarly to other financial liabilities. As a consequence, a lessee recognises depreciation of the right-of-use asset and interest on the lease liability, and also classifies cash repayments of the lease liability into a principal portion and an interest portion and presents them in the statement of cash flows applying IAS 7 Statement of Cash Flows.

This Standard will require retrospective restatement, as well as enhanced disclosures regarding leases. Although the directors anticipate that the adoption of IFRS 16 may have an impact on the Group’s financial statements, it is impractical at this stage to provide a reasonable estimate of such impact.

(n)	Correction of an error

In September 2016, the group undertook a review of the classification of contract related balances. As a consequence, the group identified that balances of work in progress – billed in advance (a component of inventory) had been net against work in progress – costs incurred (a component of trade and other payables). The error has been corrected by determining the net position of each contract, and presenting all contracts with a work in progress – billed in advance balance as a current liability. There was no impact to the Statement of Profit and Loss and Other Comprehensive Income, Statement of Changes in Equity or Statement of Cash Flows.

	As previously recognised		Restated
	2016 $	2015 $	2016 $	2015 $
Work in progress - costs incurred	58,317	88,606	939,634	1,102,251
Work in progress - billed in advance	-	-	881,317	1,013,645

3	Critical Accounting Estimates and Judgments

The directors make estimates and judgements during the preparation of these financial statements regarding assumptions about current and future events affecting transactions and balances.

These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates.

         Key estimates - impairment of goodwill

In accordance with IAS 36 Impairment of Assets, the Group is required to estimate the recoverable amount of goodwill at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate and using a terminal value to incorporate expectations of growth thereafter.

The Group’s review includes the key assumptions related to sensitivity in the cash flow projections which have been outlined at Note 13.

         Key judgements - provision for impairment of receivables

The receivables at reporting date have been reviewed to determine whether there is any objective evidence that any of the receivables are impaired. Management review any overdue debtor balances on a customer by customer basis, and review significant current customer debtor accounts as at the balance date for any indication of potential impairment.  In forming their judgement management may also consider the customer’s history and publically available credit information. An impairment provision is included for any receivable where the entire balance is not considered collectible. The impairment provision is based on the best information at the reporting date.

Key judgments - deferred tax assets

Determining income tax provisions involves judgment on the tax treatment of certain transactions. Deferred tax is recognised on tax losses not yet used and on temporary differences where it is probable that there will be taxable revenue against which these can be offset. Management has made judgments as to the probability of future taxable revenues being generated against which tax losses will be available for offset based on budgets, current and future expected economic conditions.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

4	Revenue and Other Income

Sales revenue
- sale of goods	5,477,731	7,324,136
- sale of services	13,424,342	14,229,263
- sale of construction	16,537,190	18,042,335

	35,439,263	39,595,734

Other revenue
- Other income	379,266	600,643
- Interest revenue	42,526	30,422
	421,792	631,065
	35,861,055	40,226,799

5	Result for the Year

Cost of sales
- Material costs	14,535,471	18,206,869
- Labour costs	15,088,787	15,202,278
- Operational overheads	1,182,494	1,218,345
- Depreciation and amortisation	380,740	429,748
- Occupancy costs	464,345	366,912
	31,651,837	35,424,152
Finance costs
- Interest on notes	1,853,994	1,471,657
- Bank charges	54,357	74,929
- Other interest expense	96,016	85,461
	2,004,367	1,632,047
Occupancy costs
- Occupancy costs	382,659	417,559
- Repairs and maintenance expense	44,701	17,870
	427,360	435,429
Administration expenses
- Employee benefits cost	2,437,516	2,277,654
- Administration, professional and management fees	139,140	396,310
- Bank charges	12,257	11,845
- Insurance expense	267,403	331,440
- Other expenses	494,941	371,405
- Depreciation and amortisation	208,809	48,330
- Repairs and maintenance expense	116,821	115,024
- Travel expenses	56,519	96,850
- Loss on disposal of fixed assets	91,227	(5,348)
	3,824,633	3,643,510

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

6	Income Tax Expense

(a)	The major components of tax expense (income) comprise:

Current tax expense	158,922	65,914
Deferred tax expense	134,275	(72,960)
	293,197	(7,046)

(b)	Reconciliation of income tax to accounting profit:

Profit	(2,363,625)	(2,378,208)
Tax	30%	30%
	(709,088)	(713,462)
Add/(less) tax effect of:
- tax losses not brought to account/(recouped)	793,413	385,251
- non-deductible impairment expenses	-	377,467
- non-deductible other expenses	122,740	(119,796)
- share of net profits of associates	86,132	63,494
Income tax expense	293,197	(7,046)

7	Discontinued Operations

On 4 March 2015, the Group placed Generator and Power Station Services Pty Limited (subsidiary entity) into External Administration and therefore discontinuing its operations in this business segment.

(a)	Result for the year

Revenue	-	5,429,243
Expenses	-	(5,889,900)
Operating income	-	(460,657)
Finance costs	-	(13,632)
Loss for the year attributable to discontinued operations	-	(474,289)

(b)Net cash flows
Net cash inflows/(outflows) from operating activities	-	93,668
Net cash inflows/(outflows) from investing activities	-	(61,329)
Net cash inflows/(outflows) from financing activities	-	(32,790)
Net cash increase in cash generated by the discontinued operations	-	(451)

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

8	Operating Segments

(a)	Accounting policies adopted

Unless stated below, all amounts reported to the Board of Directors, being the chief operating decision maker with respect to operating segments, are determined in accordance with accounting policies that are consistent to those adopted in the annual financial statements of the Group.

(b)	Inter-segment transactions

An internally determined transfer price is set for all inter-entity sales. This price is reset quarterly and is based on what would be realised in the event the sale was made to an external party at arm's-length. All such transactions are eliminated on consolidation of the Group's financial statements.

Corporate charges are allocated to reporting segments based on the segments' overall proportion of revenue generation within the Group. The Board of Directors believes this is representative of likely consumption of head office expenditure that should be used in assessing segment performance and cost recoveries.

Inter-segment loans payable and receivable are initially recognised at the consideration received/to be received net of transaction costs. If inter-segment loans receivable and payable are not on commercial terms, these are not adjusted to fair value based on market interest rates.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

8	Operating Segments (cont'd)

(c)	Segment performance

	J.A. Martin Electrical Pty Limited		Electrical Engineering Group Pty Limited		Elimination		Total
	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $
REVENUE
Sales revenue	25,252,736	27,940,223	10,186,527	11,655,511	-	-	35,439,263	39,595,734
Interest revenue	21,726	14,987	20,800	15,435	-	-	42,526	30,422
Other revenue	6,989	190,518	27,820	42,724	344,457	367,401	379,266	600,643
Total segment revenue	25,281,451	28,145,728	10,235,147	11,713,670	344,457	367,401	35,861,055	40,226,799
Segment operating profit	783,233	163,888	(1,087,191)	706,019	(2,352,864)	(3,241,069)	(2,656,822)	(2,371,162)

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

8	Operating Segments (cont'd)

(d)	Segment assets

	J.A. Martin Electrical Pty Limited		Electrical Engineering Group Pty Limited		Elimination		Total
	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $
Cash	957,139	1,490,011	834,958	587,193	59,957	56,488	1,852,054	2,133,692
Receivables	5,398,077	4,745,932	1,306,535	1,376,696	346,815	378,036	7,051,427	6,500,664
Inventories	891,440	837,364	465,417	597,288	-	-	1,356,857	1,434,652
Plant and equipment	901,777	1,107,594	906,316	961,724	2,739	44,688	1,810,832	2,114,006
Intangible assets	8,666,400	8,666,400	3,455,745	3,455,745	285,302	285,302	12,407,447	12,407,447
Other assets	508,967	437,511	909,793	960,706	5,835	312,939	1,424,595	1,711,156
Total segment assets	17,323,800	17,284,812	7,878,764	7,939,352	700,648	1,077,453	25,903,212	26,301,617

(e)	Segment liabilities

	J.A. Martin Electrical Pty Limited		Electrical Engineering Group Pty Limited		Elimination		Total
	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $	2016 $	2015 $
Payables	4,265,062	4,476,348	7,954,220	9,335,707	(7,768,664)	(9,421,298)	4,450,618	4,390,757
Borrowings	281,632	376,084	94,213	22,517	22,390,727	20,440,717	22,766,572	20,839,318
Employee benefits	1,307,782	1,201,254	665,325	544,632	5,203	22,042	1,978,310	1,767,928
Other liabilities	118,891	63,926	7,922	9,535	7,568	-	134,381	73,461
Total segment liabilities	5,973,367	6,117,612	8,721,680	9,912,391	14,634,834	11,041,461	29,329,881	27,071,464

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

9	Cash and cash equivalents

Cash at bank and in hand	1,852,054	2,133,692

10	Trade and other receivables

CURRENT
Trade receivables	6,827,645	6,276,882
Related party receivables	223,782	223,782
	7,051,427	6,500,664

11	Inventories

CURRENT	RESTATED	RESTATED
Stock on hand	417,223	332,401
Work in progress - costs incurred	939,634	1,102,251
	1,356,857	1,434,652

12	Property, plant and equipment

Leasehold improvements, at cost	196,385	202,140
Accumulated depreciation	(37,880)	(26,662)
	158,505	175,478
Plant and equipment, at cost	1,110,295	1,213,864
Accumulated depreciation	(594,630)	(511,178)
	515,665	702,686
Furniture, fixtures and fittings, at cost	14,617	79,784
Accumulated depreciation	(8,377)	(51,955)
	6,240	27,829
Motor vehicles, at cost	1,954,234	1,847,316
Accumulated depreciation	(1,165,297)	(979,336)
	788,937	867,980
Computer equipment, at cost	644,780	734,864
Accumulated depreciation	(303,295)	(394,831)
	341,485	340,033
	1,810,832	2,114,006

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

12	Property, plant and equipment (cont'd)

(a)	Movements in carrying amounts of property, plant and equipment

31 March 2015	Leasehold Improvements $	Plant and Equipment $	Furniture and Fittings $	Motor Vehicles $	Computer Equipment $	Total $
Opening balance	291,178	938,653	64,082	1,201,197	462,419	2,957,529
Additions	22,105	151,748	2,032	207,473	62,132	445,490
Disposals	-	(2,336)	-	(20,384)	-	(22,720)
Depreciation expense	(6,162)	(127,712)	(7,030)	(252,763)	(84,411)	(478,078)
Discontinued operations	(131,643)	(257,667)	(31,255)	(267,543)	(100,107)	(788,215)
Closing balance	175,478	702,686	27,829	867,980	340,033	2,114,006

	Leasehold Improvements $	Plant and Equipment $	Furniture and Fittings $	Motor Vehicles $	Computer Equipment $	Total $
31 March 2016
Opening balance	175,478	702,686	27,829	867,980	340,033	2,114,006
Additions	5,930	40,668	-	211,792	161,528	419,918
Disposals	(8,479)	(44,731)	(18,164)	(37,148)	(25,021)	(133,543)
Depreciation expense	(14,424)	(182,958)	(3,425)	(253,687)	(135,055)	(589,549)
Closing balance	158,505	515,665	6,240	788,937	341,485	1,810,832

13	Intangible Assets

Goodwill
At cost	17,777,447	17,777,447
Accumulated impairment losses	(5,370,000)	(5,370,000)
Total Intangibles	12,407,447	12,407,447

Impairment tests for goodwill

For the purpose of impairment testing, goodwill is allocated to cash-generating units which are based on the Group's operating divisions. The aggregate carrying amount of goodwill allocated to each CGU is:

J.A. Martin Electrical Pty Limited	8,666,400	8,666,400
Electrical Engineering Group Pty Limited	3,741,047	3,741,047
	12,407,447	12,407,447

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

13	Intangible Assets (cont'd)

Value-in-use assumptions

The recoverable amount of each CGU, or where applicable, groups of CGUs is determined based on value-in-use (VIU) calculations for continuing operations. The VIU calculations use net cash-flow projections for the financial year ending 31 March 2017 and 2018 and management’s estimates of the growth in cash-flow projections for the subsequent three years. After the fifth year, a terminal value of the CGU, is determined and discounted back to its present value.

The pre-tax discount rates used were determined by management, and reflect the appropriate cost of capital for that CGU, adjusted for risks specific to the CGU such as the specialised service line and geographical region from which the cash-flows of that CGU will be derived.

Growth assumptions have been based on management’s approved financial forecasts for the financial years ending 31 March 2017 and 2018 and a comparison of growth in earnings over the previous two financial years as a basis of whether the average growth rate applied is reasonable.

The assumptions below have been used to analyse each CGU:

	Average Growth Rate %	Discount Rate %
J.A. Martin Electrical Pty Limited	5.00	13.40
Electrical Engineering Group Pty Limited	5.00	13.40

Sensitivity to change of assumptions

J.A. Martin Electrical Pty Limited CGU

The recoverable amount of the J.A. Martin Electrical Pty Limited CGU is estimated to be $9,544,501.  This exceeds the carrying value by $878,101.  The recoverable amount of this CGU would equal the carrying value if forecast earnings were reduced by 9.2% versus current assumptions.  Likewise, the recoverable amount of this CGU would equal the carrying value if the discount rate assumption used was changed from 13.4% to 16.3%.

The Directors and management believe their assumptions underlying the recoverable amount of J.A. Martin Electrical Pty Limited are appropriate.  The directors and management note however that a reduction in forecast earnings, or an increase in discount rate beyond those discussed above could result in this CGU failing the impairment test.

14	Trade and other payables

CURRENT	RESTATED	RESTATED
Trade payables	2,837,940	2,668,703
GST payable	206,422	169,715
Sundry payables and accrued expenses	524,939	538,694
Work in progress - billed in advance	881,317	1,013,645
	4,450,618	4,390,757

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

15	Borrowings

CURRENT
APG loan	15(a)	1,384,605	1,288,589
Lease liability secured	15(b)	185,451	250,806
		1,570,056	1,539,395

NON-CURRENT
Lease liability secured	15(b)	190,394	147,795
Notes	15(c)	21,006,122	19,152,128
		21,196,516	19,299,923

(a)	APG loan

The APG loans are deemed unsecured, with the lender ranking behind secured creditors but equally with unsecured creditors in the event of winding down the Group.

(b)	Finance lease liabilities

Leased liabilities are secured by the underlying leased assets.

(c)	Notes

On 1 June 2013 the Company issued 2,473,367 Notes for consideration totalling $17,313,569.

The 2,473,367 Notes issued have a face value of $7.00 per note, mature on 30 June 2018 with interest payable to 30 June 2015 at 8.5% per annum, and interest payable from 1 July 2016 at 11.4% per annum, with interest on unpaid amounts increased by 2.0% per annum.

If trigger event such as a change of control event, a listing event or a disposal of substantially all of Company’s business has occurred the Company must redeem the Notes. The redemption amount depends on the proceeds from the trigger event and may exceed the face value of the Notes.

The Company must ensure that gross debt to EBITDA ratio does not exceed prescribed limits while the Notes are outstanding. The Company was in compliance with these requirements at the reporting date.

The Notes are deemed unsecured, with the lender ranking behind secured creditors but equally with unsecured creditors in the event of winding down the Group.

16	Employee Benefits

Current liabilities
Provision for employee benefits	1,392,335	1,306,908
Long service leave	302,150	259,529
	1,694,485	1,566,437

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016	2015
$	$

16	Employee Benefits (cont'd)
Non-current liabilities
Long service leave	283,825	201,491

17	Issued Capital
12,697,547 (2015: 12,697,547) Ordinary shares	12,697,547	12,697,547
2,473,367 (2015: 2,473,367) Preference shares	7,420,101	7,420,101
	20,117,648	20,117,648

(a)	Ordinary shares

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

The Company does not have authorised capital or par value in respect of its shares.

(b)	Convertible preference shares

On 1 June 2013 the Company issued 2,473,367 Convertible Preference Shares for consideration totalling $7,420,102. The 2,473,367 Convertible Preference Shares issued have an issue price of $3.00 per share and mature on 30 June 2018.

The holders of Convertible Preference Shares are entitled to dividends at 8.5% per annum until 30 June 2015 and at 11.4% per annum from 1 July 2016 subject to the directors of the Company, at their discretion, determining the dividend to be payable. If a dividend has not been paid the Company may not make any payments in relation to ordinary shares and may not undertake any capital expenditure to expand its operations.

At maturity or if a trigger event such as a change of control event, a listing event or a disposal of substantially all of Company’s business has occurred the Company can choose to redeem Convertible Preference Shares or convert them into ordinary shares. If the redemption option is chosen the redemption amount depends on the proceeds from the trigger event and may exceed the face value of the Convertible Preference Shares. In case of conversion, each Convertible Preference Share converts into 30 ordinary shares.

Convertible Preference Shares are subordinated to all creditors of the Company, rank equally amongst themselves and rank in priority to ordinary shares.

The holders of redeemable preference share are entitled to receive dividends. Redeemable preference shares carry the right to vote. All shares rank equally with regard to the Company’s residual assets, except that holders of redeemable preference shares participate only to the extent of the fair value of the shares.

(c)	Capital Management

The Group’s capital comprises notes, preference shares and ordinary shares. Capital of the Group is managed in order to achieve the outcomes of investors.

There are no externally imposed capital requirements.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

17	Issued Capital (cont'd)

(c)	Capital Management (cont'd)

The Group monitors capital through the gearing ratio, which is calculated as net debt divided by total capital. Net debt is calculated as total borrowings less cash and cash equivalents. Total capital is defined as equity per the statement of financial position plus net debt.

18	Capital and Leasing Commitments

(a)	Finance Leases

Minimum lease payments:
- not later than one year	199,453	268,222
- between one year and five years	201,021	159,294
Minimum lease payments	400,474	427,516
Less: finance changes	(24,629)	(28,915)
Present value of minimum lease payments	375,845	398,601

Finance leases are in place for motor vehicles and normally have a term between 3 and 5 years. The ownership of the asset transfers to the Group at the completion of the lease period.

(b)	Contracted Commitments

The Group has no contract commitments as at 31 March 2016 (2015: None).

19	Financial Risk Management

The main risks the Group is exposed to through its financial instruments are credit risk, liquidity risk and market risk consisting of interest rate risk.

The Group's financial instruments consist mainly of deposits with banks, accounts receivable and payable, bank loans and overdrafts, loans to and from subsidiaries, and notes.

The totals for each category of financial instruments, measured in accordance with AASB 139 as detailed in the accounting policies to these financial statements, are as follows:

Financial Assets
Cash and cash equivalents	1,852,054	2,133,692
Trade and other receivables	6,827,645	6,276,882

Total financial assets	8,679,699	8,410,574

Financial Liabilities
Financial liabilities at amortised cost
- Trade and other payables	4,450,618	4,390,757
- Borrowings	22,766,572	20,839,318
Total financial liabilities	27,217,190	25,230,075

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

19	Financial Risk Management (cont'd)

        Specific financial risk exposures and management

The main risks the Group is exposed to through its financial instruments are credit risk, liquidity risk and market risk consisting of interest rate risk, foreign currency risk and equity price risk.

        Liquidity risk

Liquidity risk arises from the possibility that the Group might encounter difficulty in settling its debts or otherwise meeting its obligations related to financial liabilities. The Group manages this risk through the following mechanisms:

●	preparing forward-looking cash flow analysis in relation to its operational, investing and financial activities which are monitored on a monthly basis;

●	monitoring undrawn credit facilities;

●	maintaining a reputable credit profile;

●	managing credit risk related to financial assets; and

●	comparing the maturity profile of financial liabilities with the realisation profile of financial assets.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

19	Financial Risk Management (cont'd)

         Liquidity risk (cont'd)

The Group‘s liabilities have contractual maturities which are summarised below:

	Within 1 year		1 to 5 years		Total
	2016	2015	2016	2015	2016
	$	$	$	$	$	2015
Cash	1,852,054	2,133,692	-	-	1,852,054	2,133,692
Receivables	7,051,427	6,500,664	-	-	7,051,427	6,500,664
Payables	(4,450,618)	(4,390,757)	-	-	(4,450,618)	(4,390,757)
Interest bearing loans	(1,570,056)	(1,539,395)	(21,196,516)	(19,299,923)	(22,766,572)	(20,839,318)
Total	2,882,807	2,704,204	(21,196,516)	(19,299,923)	(18,313,709)	(16,595,719)

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in the market prices.

(i) Interest rate risk

Exposure to interest rate risk arises on financial assets and financial liabilities recognised at the end of the reporting period whereby a future change in interest rates will affect future cash flows or the fair value of fixed rate financial instruments.

The following table illustrates sensitivities tot the Group's exposures to changes in interest rates. The table indicates the impact on how cash and interest bearing loan values reported at balance date would have been affected by changes in the relevant risk variable that management considers to be reasonably possible. These sensitivities assume that the movement in a particular variable is independent of other variables.

	2016		2015
	+1.00%	-1.00%	+1.00%	-1.00%
	$	$	$	$
Cash and cash equivalents	18,521	(18,521)	21,337	(21,337)
Interest bearing loans	(227,666)	227,666	(208,393)	208,393

Credit risk

Exposure to credit risk relating to financial assets arises from the potential non-performance by counterparties of contract obligations that could lead to a financial loss to the Group and arises principally from the Group's receivables.

It is the Group's policy that all customers who wish to trade on credit terms undergo a credit assessment process which takes into account the customer's financial position, past experience and other factors. Credit limits are then set based on ratings in accordance with the limits set by the Board of Directors, these limits are reviewed on a regular basis. In addition, receivable balances are monitored on an ongoing basis. The Group's credit management procedures has resulted in the Group's experiencing no bad debts.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

20	Tax assets and liabilities

(a)	Current Tax
Income tax payable/(receivable)	126,834	65,914

(b)	Recognised deferred tax assets and liabilities
ASSETS
Tax losses	582,364	532,734
Employee benefits	656,048	670,930
Prepayments	-	37,063
Other	8,539	31,053
	1,246,951	1,271,780
LIABILITIES
Deferred tax liabilities	7,547	7,547

The deferred tax assets include and amount of $582,364 which relate to carried forward tax losses of Electrical Engineering Group Pty Limited. Although the Aevitas Group has recorded significant pre tax losses, the consolidated subsidiary, Electrical Engineering Group Pty Limited, does not form part of the Aevitas tax consolidated group. We have concluded that the deferred assets will be recoverable using the estimated future taxable income based on the approved business plans for the subsidiary. The subsidiary is expected to generate taxable income from 2017 onwards.

(c)	Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following:
Revenue losses (at 30%)	782,170	292,392
Capital losses (at 30%)	375,684	375,684

Deferred tax assets have not been recognised in respect of these items because it is not probable that future taxable profit will be available against which the Group can utilise the benefits therein.

21	Dividends

The following dividends were declared and paid:
Final franked preference share dividend	-	60,850

22	Interests in other entities

(a) Composition of the Group
	Principal place of business	Percentage Owned (%)* 2016	Percentage Owned (%)* 2015
Subsidiaries:
Aevitas Holdings Pty Limited	Australia	100	100
Subsidiaries of Aevitas Holdings Pty Limited
J.A. Martin Electrical Pty Limited	Australia	85	85
Electrical Engineering Group Pty Limited	Australia	100	100
Subsidiaries of Electrical Engineering Group Pty Ltd
Kenshaw Electrical Pty Limited	Australia	100	100

*The percentage of ownership interest held is equivalent to the percentage voting rights for all subsidiaries.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

22	Interests in other entities (cont'd)

(b)	Subsidiaries with material non-controlling interests

2016 Name of subsidiary	J.A. Martin Electrical Pty Limited	Generator and Power Station Services Pty Limited
% ownership held by NCI	15	-
Profit / loss allocated to NCI	106,355	-
Accumulated NCI of subsidiary	1,618,096	-
Summarised statement of financial position
Current assets	1,095,285	-
Non-current assets	1,525,488	-
Current liabilities	666,833	-
Non-current liabilities	50,433	-
Net assets	1,903,507	-
Summarised statement of profit or loss and other comprehensive income
Revenue	3,882,218	-
Profit / (loss)	106,355	-
Total comprehensive income	106,355	-
Summarised statement of cash flows
Cash flows from operating activities	(40,720)	-
Cash flows from investing activities	(875)	-
Cash flows from financing activities	(38,336)	-
Net increase / (decrease) in cash	(79,931)	-

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

22	Interests in other entities (cont'd)

(b)	Subsidiaries with material non-controlling interests (cont'd)

2015 Name of subsidiary	J.A. Martin Electrical Pty Limited	Generator and Power Station Services Pty Limited
% ownership held by NCI	15	20
Profit / loss allocated to NCI	37,184	(66,400)
Accumulated NCI of subsidiary	1,511,741	-
Dividends paid to NCI	(18,000)	-
Summarised statement of financial position
Current assets	1,071,053	-
Non-current assets	1,461,450	-
Current liabilities	703,131	-
Non-current liabilities	43,350	-
Net assets	1,786,022	-
Summarised statement of profit or loss and other comprehensive income
Revenue	4,222,810	1,085,849
Profit / (loss)	37,184	(66,400)
Total comprehensive income	37,184	(66,400)
Summarised statement of cash flows
Cash flows from operating activities	46,442	18,734
Cash flows from investing activities	(5,865)	(12,266)
Cash flows from financing activities	(48,611)	(6,558)
Net increase / (decrease) in cash	(8,034)	(90)

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

22	Interests in other entities (cont'd)

(c)	Equity accounted investments

The Group has a 26.9% interest in an associate entity, VivoPower Australia, which is domiciled in Australia. The investment in this entity is accounted for using the equity accounting method. Due to losses made by the entity, equity accounting has been suspended and the investment has been recorded at zero.

The carrying value of the equity accounted investment as at 31 March 2016 is $Nil (31 March 2015: $287,105).

The unrecorded share of net loss on the equity accounted investment as at 31 March 2016 is $212,758 (31 March 2015: $Nil). The cumulative unrecorded share of net loss as at 31 March 2016 is $212,758.

For the year ended 31 March 2016, the Group received $226,769 revenue from sales resource fees recognised at cost (31 March 2015: $55,606) recognised through Other Income.

23	Contingencies

In the opinion of the Directors, the Company did not have any contingencies at 31 March 2016 (31 March 2015: None).

24	Related Parties

Key management personnel
Short term employee benefits	543,094	555,198
Post-employment benefits	49,957	50,356
	593,051	605,554

Aggregate information regarding directors and executives’ compensation is provided in the compensation note above. Apart from the details disclosed in this note, no director has entered into a material contract with the Group since the end of the previous financial year and there were no material contracts involving directors’ interests existing at year-end.

         Key Management Personnel and Related Party Transactions

A number of key management persons, or their related parties, may hold positions in other entities that result in them having control or joint control over the financial and operating policies of those entities.

Any transactions during the year between the Group and Key Management Personnel, their controlled entities or other related parties are undertaken on terms and conditions no more favourable than those available, or which might reasonably be expected to be available, on similar transactions with non-key management personnel related entities or other related parties, on an arm’s length basis.

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

24	Related Parties (cont'd)

         Key Management Personnel and Related Party Transactions (cont'd)

The aggregate value of transactions relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

Expense transactions

Key management personnel
Key management personnel	Reimbursement of expenses	15,557	4,149

Other related parties
Arowana International Limited (a)	Reimbursement of expenses	4,680	8,727

Revenue transactions

Other related parties
VivoPower Pty Ltd (b)	Fee for sales resource provided	226,769	55,606

Payables balance at balance date

The aggregate value of payables balance at balance date relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

NIL

Receivables balance at balance date

The aggregate value of receivables balance at balance date relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

         VivoPower Pty Ltd (b)-20,334

         Details of related parties

(a)	Entity is a holder of convertible preference shares in the parent company of the Group and is the parent company of the Associate referred to at (b) below.

(b)	Entity is an equity accounted investment - refer Note 22(c).

Aevitas Group Limited and its controlled entities

ABN: 59 162 624 599

Notes to the Financial Statements

2016 $	2015 $

25	Cash Flow Information

(a)	Reconciliation of result for the year to cashflows from operating activities
Profit for the year	(2,656,822)	(2,371,162)
Non-cash flows in profit:
- depreciation	589,549	478,078
- accrued finance costs	1,950,010	1,413,519
- net (profit)/loss on disposal of property, plant and equipment	91,227	(5,378)
- write-downs to recoverable amount	-	1,258,224
Share of associated companies net loss after income tax	287,105	211,645
Changes in assets and liabilities:
- (increase)/decrease in trade and other receivables	(550,763)	(95,302)
- (increase)/decrease in inventories	77,795	(70,409)
- (increase)/decrease in deferred tax receivable	24,829	32,894
- (increase)/decrease in other assets	(25,373)	98,176
- increase/(decrease) in trade and other payables	59,861	(908,296)
- increase/(decrease) in income taxes payable	60,920	159,944
- increase/(decrease) in deferred taxes payable	-	(82,364)
- increase/(decrease) in employee benefits	210,382	(138,315)
Cashflow from operations	118,720	(18,746)

(b)Non-cash financing and investing activities
Acquisition of assets by means of finance leases	196,520	188,861

26	Events Occurring After the Reporting Date

On 27 May 2016, Aevitas Holdings Pty Limited acquired the remaining 15% shareholding of J.A. Martin Electrical Pty Limited from non-controlling shareholders. To facilitate this acquisition, the Group has acquired additional debt funding equal to the purchase price.

In June 2016, the Group adopted the new business name, and commenced trading as, Aevitas Group.

On 21 July 2016, the Company sold 519,527 shares in VivoPower Pty Limited to Arowana Energy Holdings Pty Limited. As a result the Company's shareholding in VivoPower Pty Limited has reduced from 26.88% to 19.88%.

Except for the above, no other matters or circumstances have arisen since the end of the financial year which significantly affected or could significantly affect the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

27	Company Details

The registered office of and principal place of business of the company is:
Aevitas Group Limited
Level 11, 153 Walker Street
North Sydney, NSW, 2060

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Aevitas Group Limited

We have audited the accompanying statement of financial position of Aevitas Group Limited and its controlled entities (the “Group”) as at 31 March 2016 and 2015, and the related statement of profit of loss and other comprehensive income, statement of changes in equity and statement of cash flows for each of the years ended 31 March 2016 and 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Group as of 31 March 2016 and 2015, and the results of their operations and their cash flows for each of the years ended 31 March 2016 and 2015 in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

As discussed in Note 2(n) to the consolidated financial statements, the Group has restated its 2016 and 2015 financial statements to correct an error.

PKF	CLAYTON HICKEY
Chartered Accountants	Partner
PCAOB registered

Newcastle

Dated: 21 October 2016

VivoPower Pty Limited and Controlled Entities

Financial Report

31 March 2016

VIVOPOWER PTY LIMITED ACN 601 157 680 AND CONTROLLED ENTITIES
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 MARCH 2016 AND THE PERIOD ENDED 31 MARCH 2015

VivoPower Pty Limited and Controlled Entities

31 March 2016

Consolidated Statement of Profit or Loss and Other Comprehensive Income

		Consolidated Year ended	Consolidated Period ended
	Note	31 March 2016	31 March 2015
		$	$

Sales Revenue	5	81,340	614
Cost of Sales	6	(15,485)	-
Gross Profit		65,855	614

Other Income	5	392,765	41,983
Sales Expenses	7	(228,758)	(56,847)
Employee Benefits expense		(445,850)	(226,830)
Occupancy		(39,852)	(11,762)
Consulting and Professional Fees	8	(850,025)	(82,767)
Information and Communications		(21,930)	(10,104)
Depreciation and Amortisation		(2,431)	(361)
Philippines Costs	9	(20,472)	(115,674)
Finance Costs	10	(35,578)	(371)
Other Expenses	11	(363,293)	(68,320)
Loss before income tax		(1,549,569)	(530,439)
Income tax benefit	12	6,305	-

Loss for the period		(1,543,264)	(530,439)
Other comprehensive income		-	-
Total comprehensive loss for the period		(1,543,264)	(530,439)

Loss attributable to: Equity holders of the parent		(1,543,264)	(530,439)
Total comprehensive loss for the period		(1,543,264)	(530,439)

The above Consolidated Statement of Profit or Loss and Other Comprehensive Income should be read in conjunction with the accompanying Notes.

Consolidated Statement of Financial Position

		Consolidated As at 31.03.16	Consolidated As at As at 31.03.15
	Note	31 March 2016	31 March 2015
		$	$
Current Assets
Cash and Cash Equivalents	13	877,036	2,434,539
Trade and Other Receivables	14	81,345	5,220
Other Current Financial Assets	17	66,584
Other Current Assets	15	160,665	17,740
Total Current Assets		1,185,630	2,457,499

Non-Current Assets
Property, Plant and Equipment	16	1,243,498	52,247
Other Non-Current Financial Assets	17	656,851	300,000
Intangible Assets	18	1,090,076	742
Deferred Tax Asset		6,508	-
Total Non-Current Assets		2,996,933	352,989

Total Assets		4,182,563	2,810,488

Current Liabilities
Trade and Other Payables	19	87,920	78,489
Other Current Liabilities	21	62,706	92,436
Total Current Liabilities		150,626	170,925

Non-Current Liabilities
Borrowings	20	1,346,872	-
Provisions		203	-
Total Non-Current Liabilities		1,347,075	-

Total Liabilities		1,497,701	170,925

Net Assets		2,684,862	2,639,563

Equity
Contributed Equity	22	4,753,804	3,170,002
Reserve	23	4,761	-
Accumulated losses		(2,073,703)	(530,439)
Total Equity		2,684,862	2,639,563

The above Consolidated Statement of Financial Position should be read in conjunction with the accompanying Notes.

Consolidated Statement of Changes in Equity

31 March 2015	Consolidated
	Contributed Equity	FX Translation Reserve	Retained Earnings	Total Equity
Balance on incorporation 8 August 2014	-	-	-	-

(loss) for the period	-	-	(530,439)	(530,439)
Total comprehensive income for the period	-	-	(530,439)	(530,439)

Shares issued during the period (net of transaction costs)	3,170,002	-	-	3,170,002

Balance at the end of the period (31 March 2015)	3,170,002	-	(530,439)	2,639,563

31 March 2016	Consolidated
	Contributed Equity	FX Translation Reserve	Retained Earnings	Total Equity
Balance at the beginning of the period (1 April 2015)	3,170,002	-	(530,439)	2,639,563

(loss) for the year	-	-	(1,543,264)	(1,543,264)
Total comprehensive income for the year	-	-	(1,543,264)	(1,543,264)

Shares issued during the year (net of transaction costs)	1,583,802	-	-	1,583,802

FX translation reserve	-	4,761	-	4,761

Balance at the end of the year (31 March 2016)	4,753,804	4,761	(2,073,703)	2,684,862

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

Consolidated Statement of Cash Flows

		Consolidated
	Note	Year ended 31 March 2016	Period ended 31 March 2015
		$	$
Cash Flows from Operating Activities
Receipts from customers (inclusive of Goods and Services Tax)		219,958	614
Payments to suppliers and employees (inclusive of Goods and Services Tax)		(2,135,802)	(419,862)
Interest and other costs of finance paid		(29,441)	(371)
Interest received		52,419	36,763
Income taxes paid		-	-
Net cash provided by/ (used in) operating activities	13	(1,892,866)	(382,856)

Cash flows from Investing Activities
Payments for property, plant and equipment		(1,209,181)	(52,608)
Payments for intangibles		(1,025,129)	-
Payments for purchase of business, net of cash acquired		143,836	-
Proceeds from disposal of property, plant and equipment		-	-
Deposits paid		(4,050)	-
Investment in related entities		(1,423)	-
Loans to related parties		(499,364)	(300,000)
Net cash provided by/ (used in) investing activities		(2,595,311)	(352,608)

Cash flows from Financing Activities
Proceeds from issuing shares or other equity instruments		1,583,802	3,170,002
Proceeds from borrowings		1,346,872	-
Repayments of finance lease borrowings		-	-
Net cash provided by/ (used in) financing activities		2,930,674	3,170,002

Net Movement in Cash and Cash Equivalents Held		(1,557,503)	2,434,538

Cash and Cash Equivalent At The Beginning Of The Financial Period	13	2,434,539	-

Cash and Cash Equivalent At The End Of The Financial Period	13	877,036	2,434,538

The above Consolidated Statement of Cash Flow should be read in conjunction with the accompanying Notes.

1.	General Information

The consolidated financial statements of VivoPower Pty Limited (the Company) and its subsidiaries (collectively the Group) were authorised for issue in accordance with a resolution of the Directors on 18 July 2016. VivoPower Pty Limited is a for profit proprietary limited company limited by shares incorporated in Australia.

The address of its principal place of business is:

Level 11

153 Walker Street

NORTH SYDNEY NSW

During the period, the Company`s principal activities were the supply of electricity to customers through the use of solar technologies. VivoPower designs, installs and maintains solar power plants through on site generation facilities.

2.	Adoption of New and Revised Accounting Standards

In the current year, the Consolidated entity has adopted all of the new and revised Standards and Interpretations issued by the IASB that are relevant to its operations and effective for the current annual reporting period. The adoption of these new and revised standards has not resulted in any significant changes to the Consolidated entity`s accounting policies or to the amounts reported for the current and prior periods.

2.1	Standards and interpretations in issue not yet adopted

At the date of authorisation of the financial statements, the standards and interpretations listed below were in issue but not yet effective. Management is currently assessing the impact on future financial reports of adopting the standards and interpretations.

Standard	Title	Application date (reporting period commences on or after)	Application year ending
IFRS 9	Financial Instruments	1 January 2018	1 January 2018
IFRS 15	Revenue from Contracts with Customers	1 January 2018	1 January 2018
IFRS 16	Leases	1 January 2019	1 January 2019

3.	Significant Accounting Policies

3.1	Basis of Preparation

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and its related interpretations as issued by the International Accounting Standards Board (IASB).

The financial statements, except for cash flow information, have been prepared on an accruals basis and are based on historical costs.

The financial report is presented in Australian dollars, unless otherwise noted. The amounts presented have been rounded to the nearest dollar.

3.2	Compliance with International Financial Reporting Standards (IFRS)

The financial report complies with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

3.3	Basis of Consolidation

The consolidated financial statements incorporate all the assets, liabilities and results of the parent, VivoPower Pty Limited, and all the subsidiaries. Subsidiaries are entities the parent controls. The parent controls an entity when it is expected to, or has the rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. A list of subsidiaries is provided in Note 24.

The assets, liabilities and results of all subsidiaries are fully consolidated into the financial statements of the group from the date control is obtained. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intra-Group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without loss of control, is accounted for as an equity transaction. If the Group loses control over a subsidiary, it derecognises the related assets (including goodwill), liabilities, non-controlling interest and other components of equity while any resultant gain or loss is recognised in profit and loss. Any investment retained is recognised at fair value.

3.4	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration for each acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition related costs are expensed as incurred and included in administrative expenses.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree. The acquisition of a business may result in the recognition of goodwill or a gain from a bargain purchase.

If the business combination is achieved in stages, any previously held equity interest is remeasured at its acquisition date fair value and any resulting gain or loss is recognised in profit and loss.

Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IASB 39 Financial Instruments: Recognition and Measurement, is measured at fair value with changes in fair value recognised either in profit and loss or as a change to OCI. If the contingent consideration is not within the scope of IASB 39, it is measured in accordance with the appropriate Australian Accounting Standard. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.

3.5	Goodwill

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

Where goodwill has been allocated to a cash generating unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

Changes in the ownership interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions and do not affect the carrying value of goodwill.

3.6	Current versus non-current classification

The Group presents assets and liabilities in the statement of financial position based on current/non-current classification. An asset is current when it is:

●	Expected to be realised or intended to be sold or consumed in the Group’s normal operating cycle
●	Held primarily for the purpose of trading
●	Expected to be realised within twelve months after the reporting period

Or

●	Cash or a cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

The Group classifies all other assets as non-current.

A liability is current when:

●	It is expected to be settled in the Group’s normal operating cycle
●	It is held primarily for the purpose of trading
●	It is due to be settled within twelve months after the reporting period

Or

●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Group classifies all other liabilities as non-current.

Deferred tax assets and liabilities are classified as non-current assets and liabilities.

3.7	Fair Value Measurement

The Group measures financial instruments such as derivatives and non-financial assets at fair value at each balance date.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability

Or

●	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming the market participants acts in their economic best interest.

3.8	Revenue Recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is received. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. The Group has concluded that it is the principal in all of its revenue arrangements since it is the primary obligor in all revenue arrangements, has pricing latitude and is also exposed to inventory and credit risks.

The specific recognition criteria described below must be met before revenue is recognised.

Sale of goods

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer. Revenue from the sale of goods is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts and volume rebates. Capacity credit revenue is recognised in the month when the benefits are derived.

Interest income

Interest income is recorded using the effective interest rate (EIR). The EIR is the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument, or a shorter period, where appropriate, to the net carrying amount of the financial asset. Interest income is included in interest received in the statement of profit or loss.

Other income

Other income includes fair value gains to Large-scale Generation Certificates (‘LGC’s’).  These are recognised when the Group has obtained approval by the Clean Energy Regulator and title to the certificates.

All revenue is stated net of the amount of goods and services tax.

3.9	Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset (but not the legal ownership) are transferred to entities in the Group, are classified as finance leases. Finance leases are capitalised by recognising an asset and a liability at the lower of the amounts equal to the fair value of the leased property and the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term. Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are recognised as expenses on a straight-line basis over the lease term.

3.10	Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalised as part of the cost of the asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

3.11	Employee Benefits

A liability is recognised for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognised in respect of short-term employee benefits, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement. Liabilities recognised in respect of long term employee benefits are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

The Group’s obligations for short-term employee benefits such as wages and sick leave and also annual leave provisions are recognized as part of other current liabilities in the statement of financial position.

3.12	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

Current Tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income.

Current income tax relating to items recognised directly in equity is recognised in equity and not in the statement of profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred Tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognised for all taxable temporary differences except:

●

When the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

●

In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognised for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised, except:

●

When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

●

In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint arrangements, deferred tax assets are recognised only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are re-assessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting date.

Deferred tax relating to items recognised outside profit or loss is recognised outside profit or loss. Deferred tax items are recognised in correlation to the underlying transaction either in other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, are recognised subsequently if new information about facts and circumstances change. The adjustment is either treated as a reduction in goodwill (as long as it does not exceed goodwill) if it was incurred during the measurement period or recognised in profit or loss.

Tax Consolidation Legislation

VivoPower Pty Limited and its wholly owned Australian controlled entities have not implemented the tax consolidation legislation as at 31 March 2016.

In addition to its own current and deferred tax amounts, VivoPower Pty Limited also recognises the current tax liabilities (or assets) and the deferred tax assets arising from unused tax losses and used tax credits assumed from controlled entities in the consolidated accounts.

3.13	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at-call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown as borrowings in current liabilities on the statement of financial position.

3.14	Trade and Other Receivables

Trade and other receivables include amounts due from customers for goods sold and services performed in the ordinary course of business. Receivables expected to be collected within 12 months of the end of the reporting period are classified as current assets. All other receivables are classified as non-current assets.

Trade and other receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any provision for impairment.

3.15	Property, Plant and Equipment

Plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment if the recognition criteria are met. When significant parts of plant and equipment are required to be replaced at intervals, the Group depreciates them separately based on their specific useful lives. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in profit or loss as incurred.

In the event the carrying amount of plant and equipment is greater than the estimated recoverable amount, the carrying amount is written down immediately to the estimated recoverable amount and impairment losses are recognized in the statement of profit and loss.

Depreciation is calculated on a straight line basis over the estimated useful lives of the assets as follows:

●	Plant and equipment	25 years
●	Solar equipment	25 years
●	Furniture & computer equipment	2 to 15 years

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss when the asset is derecognised.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease.

The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

3.16	Intangibles Other Than Goodwill

(a)	Trademarks

Trademarks are recognised at cost of acquisition. Trademarks are words, names, symbols or other devices used in trade to indicate the source of the product or service, and to distinguish the product or service from the source of others. They are deemed to have indefinite useful lives and are carried at cost. Trademarks are tested annually for impairment.

(b)	Large-scale Generation Certificates (LCG’s)

LCG’s represent renewable energy certificates obtained by the Group pursuant to the Renewable Energy (Electricity) Act 2000.  As a scheme participant, the Group obtains the certificates (based on megawatt hours of electricity generated from renewable sources) which are registered and validated by the Australian Government (Clean Energy Regulator).  The certificates are recorded at their fair value upon the approval of the megawatt hours generated giving the Group title to the certificate.  The certificates are tradeable in an active market in accordance with the scheme, and fair value adjustments are made to the certificate values based on the market value of the certificates.  The LGC’s are tested annually for impairment.

3.17	Trade and Other Payables

Trade and other payables represent the liabilities for goods and services received by the Group that remain unpaid at the end of the reporting period. The balance is recognised as a current liability with the amounts normally paid within 30 days of recognition of the liability.

3.18	Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of the provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the statement of profit or loss, net of any reimbursement.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

3.19	Financial Assets

All financial assets are recognised and derecognised on trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.

Financial assets are classified into the following specified category of ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and Receivables

Trade receivables, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method, less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

The Group does not designate any interest in subsidiaries, associates or joint ventures as being subject to the requirements of Accounting Standards specifically applicable to financial instruments. For the purpose of the parent entity separate financial statements, investment in subsidiaries, associates and joint ventures are accounted for at cost.

Impairment of Financial Assets

Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For certain categories of financial asset, such as trade receivables, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the Group’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortised cost, the amount of the impairment loss recognised is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate. The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss.

Derecognition of Financial Assets

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

Financial risk management objectives and policies

The Group’s principal financial liabilities comprise loans and borrowings and trade and other payables. The main purpose of these financial liabilities is to finance the Group’s operations and to provide guarantees to support its operations. The Group’s principal financial assets include loans, trade and other receivables and short term deposits that derive directly from operations.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group has a variable rate on its borrowings.

3.20	Financial Liabilities and Equity Instruments Issued by the Group

Classification as debt or Equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Equity Instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recognised at the proceeds received, net of direct issue costs.

Other financial Liabilities

Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs.

Other financial liabilities are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis.

Derecognition of Financial Liabilities

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire.

3.21	Comparative Figures

Comparative figures have been adjusted to conform to changes in presentation for the current financial year where required by accounting standards or as a result of changes in accounting policy.

3.22	Goods and Services Tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

●

When the GST incurred on a sale or purchase of assets or services is not payable to or recoverable from the taxation authority, in which case the GST is recognised as part of the revenue or the expense item or as part of the cost of acquisition of the asset, as applicable.

●	When receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position. Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority.

Cash flows are included in the statement of cash flows on a gross basis and the GST component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority is classified as part of operating cash flows.

3.23	Segment Reporting

Operating segments are identified, and segment information disclosed, on the basis of internal reports that are regularly provided to, or reviewed by, the Group’s chief operating decision make which, for the Group, is the Board of Directors. In this regard, the Board of Directors confirms that the Group continues to operate in one operating segment, being the supply of solar power.

4.	Critical Accounting Judgments and Key Sources of Estimation Uncertainty

In the application of the Group’s accounting policies, which are described in Note 3, the Directors are required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

4.1	Key Sources of Estimation Uncertainty

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Useful Lives of Property, Plant and Equipment

As described at 3.15 above, the Group reviews the estimated useful lives of property, plant and equipment at the end of each annual reporting period. The useful life of certain items of equipment acquired under finance lease arrangements has been determined at 25 years and the Group believes that this reflects the period in which the asset’s future economic benefits are expected to be consumed by the Group and is consistent with the rates used by other entities in the industry.

Amortisation of Purchased Solar Contracts

The Directors have assessed this intangible asset as a finite life intangible asset.  Amortisation will commence on this asset once the underlying solar energy contracts are transferred for the risk and reward of the VivoPower group, and from that point will be amortised over 15 years.

Recoverability of Related Party Loans Receivable

The Directors have assessed the recoverability of loans receivable from related entities disclosed in Note 17 of the financial statements as at the date of this report.  The Directors are of the view that these loans are currently recoverable, however due to restructuring activity and other potential future transactions which are currently being investigated by the Group, there is uncertainty as to whether the loans may be recoverable in the future depending on the outcome of these investigations.  The Directors will continue to assess these loans for indicators of impairment, and should there be any potential impairment identified, the loan balances will be provided against or written down to their recoverable amount.

5.	Revenue and Other Income

	Consolidated
	31 March 2016	31 March 2015
	$	$
Sales revenue	81,340	614
Total revenue	81,340	614

Interest received	53,942	41,983
Philippines costs recovered	278,947	-
Large-scale generation certificates	22,934	-
Other income	42,039	-
Unrealised FX gain/(loss)	(5,097)	-
Total other income	392,765	41,983

6.	Cost of Sales

Depreciation	14,945	-
Energy Usage	540	-
Total cost of sales	15,485	-

7.	Sales Expenses

Sales material	1,989	1,241
Sales resource (UPMG)	226,769	55,606
Total sales expenses	228,758	56,847

8.	Consulting and Professional Fees

Accounting and audit fees	25,481	25,500
Management and legal fees	53,837	56,517
Consulting fees	294,667	750
Project development fees	476,040	-
Total consulting and professional fees	850,025	82,767

9.	Philippines Costs

Philippines incorporation cost	-	28,288
Philippines operational costs	20,472	87,386
Total Philippines costs	20,472	115,674

As outlined in Note 24, the Group holds a non-controlling interest in VVP Holdings Inc, a company domiciled in the Philippines. The above costs relate to the establishment and operating of this entity.

10.	Finance Costs

	Consolidated
	31 March 2016	31 March 2015
	$	$
Bank charges (including loan fees)	15,204	371
Interest expense	20,374	-
Total finance costs	35,578	371

11.	Other Expenses

Insurance	17,477	5,891
Advertising	263	300
Compliance costs	1,277	1,861
Energy usage	540	-
Branding & website	5,100	8,367
Travel & entertainment	62,389	42,043
Trademarks	11,218	6,302
Subscriptions	11,437	1,698
Staff training & amenities	500	1,858
Tariff entitlements	247,059	-
Withholding tax	6,351	-
Freight & Courier	222	-
Total other expenses	363,833	68,320

12.	Income Tax Expense

Numerical reconciliation of income tax (benefit) / expense to prima facie tax payable:

Profit/(Loss) before tax	(1,549,569)	(530,439)
Tax statutory rate at 30% (2015: 30%)	(464,871)	(159,132)
Tax effect of non-allowable expenses	(8,544)	(2,985)
Deferred tax assets not recognised	479,719	162,117
Tax benefit/(expense)	6,305	-

As at 31 March 2016, the Group has accumulated unutilised tax losses and unclaimed capital allowances of S479,719 which are available for set-off against future profits subject to the shareholders and their respective shareholdings remaining substantially the same.

No deferred tax asset relating to these unutilised tax losses and unclaimed capital allowances has been recognised in the financial statements at 31 March 2016 given uncertainty regarding the timing of future realisation.

13.	Cash and Cash Equivalents

	Consolidated
	31 March 2016	31 March 2015
	$	$
Cash at bank	877,036	24,389
Cash fixed deposits	-	2,410,150
Total cash and cash equivalents	877,036	2,434,539

Reconciliation of loss for the year to net cash flows from operating activities

Profit/(Loss) for the year	(1,543,264)	(530,439)
Adjustment for :
Income tax expense(benefit) recognised in profit or loss	(6,305)	-
Net foreign exchange loss (gain)	(5,097)	-
Non-cash financing expenses	(6,137)	(19)
Depreciation and amortization of non-current assets	(17,495)	(361)
Renewable Energy Certificates recognised	(17,280)
	(1,595,578)	(530,819)
Movements in working capital
Decrease/(Increase) in trade and other receivables	(142,709)	(5,220)
Increase in deposits and prepaid expenses	(142,925)	(3,421)
Increase in investments	(1,423)	-
Increase in provisions	203	-
Increase in other liabilities	-	(255)
(Decrease)/Increase in trade and other payables	(10,434)	156,859
Cash used in operations	(297,288)	147,963

Net cash used in operating activities	(1,892,866)	(382,856)

14.	Trade and Other Receivables

Trade receivables	50,877	-
Sundry debtors	30,468	5,220
Total trade and other receivables	81,345	5,220

15.	Other Current Assets

Deposits	4,050	-
Prepayments	30,888	3,421
GST receivable	125,727	14,319
Total other current assets	160,665	17,740

16.	Property, Plant and Equipment

	Consolidated
	31 March 2016	31 March 2015
	$	$
Computer Equipment
At cost	11,132	4,739
Accumulated depreciation	(3,346)	(361)
	7,786	4,378

Solar Panel Systems
At cost	1,250,657	47,869
Accumulated depreciation	(14,945)	-
	1,235,712	47,869

Total property, plant and equipment	1,243,498	52,247

Movement in property, plant and equipment:

	Computer Equipment	Solar Panel Systems	Total
31 March 2015
Balance on incorporation 8 August 2014	-	-	-
Additions	4,739	47,869	52,608
Disposals	-	-	-
Depreciation Expense	(361)	-	(361)
Balance at the end of the reporting period (31 March 2015)	4,378	47,869	52,247

31 March 2016
Balance at the beginning of the reporting period (1 April 2015)	4,378	47,869	52,247
Additions	6,393	1,202,788	1,209,181
Disposals	-	-	-
Depreciation Expense	(2,985)	(14,945)	(17,930)
Balance at the end of the reporting period (31 March 2016)	7,786	1,235,712	1,243,498

Assets Pledged as Security

The Group has pledged certain assets to secure facilities with the ANZ Banking Group Ltd. A floating charge has been issued over the assets and contracts of Amaroo Solar FCo Pty Ltd and Amaroo Solar Pty Ltd.

17.	Other Financial Assets

	Consolidated
	31 March 2016	31 March 2015
	$	$
Current
Related party loan – VVP Holdings Inc	39,730	-
Related party loan – VivoPower RE Solutions Inc	26,854	-
Total other current assets	66,584	-

Non-Current
Related party loan – VVP Holdings Inc	233,946	-
Related party loan – VivoPower RE Solutions Inc	421,582	-
Related party loan – VivoPower Singapore	-	300,000
Investments	1,323	-
Total other non-current assets	656,851	300,000

18.	Intangibles

Purchased solar contracts	1,016,695	-
Renewable energy certificates	17,280	-
Other intangibles	5,829	742
Patents & trademarks	8,434	-
Goodwill	41,838	-
Total intangibles	1,090,076	742

Movement in intangible assets:

	Other Intangibles	Purchased Solar Contracts	Patents & Trademarks	Renewable Energy Certificates	Goodwill	Total
31 March 2015
Balance at incorporation	-	-	-	-	-	-
Additions	742	-	-	-	-	742
Amortisation Expense	-	-	-	-	-	-
Balance at the end of the reporting period (31 March 2015)	742	-	-	-	-	742

31 March 2016
Balance at the beginning of the reporting period (1 April 2015)	742	-	-	-	-	742
Additions	5,087	1,016,695	8,434	17,280	41,838	1,089,334
Amortisation Expense	-	-	-	-	-	-
Balance at the end of the reporting period (31 March 2016)	5,829	1,016,695	8,434	17,280	41,838	1,090,076

In December 2015, the Company, entered into a Transfer Agreement with a third party whereby the Company agreed to purchase the third party’s solar contracts with customers. The consideration paid for this purchase was $1,016,695 and was recognised as ‘Purchased solar contracts’ in the Statement of Financial Position.

Business Combinations

In September 2015, VivoPower Pty Ltd acquired 100% of the share capital of VivoPower Singapore Pte Ltd for a total consideration transferred of $100 SGD. VivoPower Singapore Pte Ltd also operates in the solar power sector.

VivoPower Singapore Pte Ltd contributed revenue of $25,198 (AUD) and an operating loss of $117,966 (AUD) to the consolidated entity for the period September 2015 to 31 March 2016. If the acquisition occurred on 1 April 2015, the full year contributions would have been revenue of $31,416 (AUD) and an operating loss of $240,302 (AUD) to the consolidated entity for the period from 1 April 2015 to 31 March 2016.

The values identified in relation to the acquisition of VivoPower Singapore Pte Ltd are final as at 31 March 2016.

Details of the acquisition are as follows:

Fair value (AUD)
$
Cash and cash equivalents	143,936
Trade receivables	10,004
Prepayments	21,933
Loans receivable	609,259
Property, plant and equipment	2,067
Accounts payable	(2,148)
Loans payable	(826,789)
Net assets acquired	(41,738)
Goodwill	41,838
Acquisition date fair value of total consideration transferred	100

Net cash received on acquisition	143,836

The acquiree’s carrying amounts approximated the fair values of all assets and liabilities on acquisition.

19.	Trade and Other Payables

	Consolidated
	31 March 2016	31 March 2015
	$	$
Trade and other payables	87,920	78,489
Total trade and other payables	87,920	78,489

Trade payables are current. The average payment terms are 30 days.

20.	Borrowings

Non-Current Borrowings:
ANZ tailored commercial facility	1,346,872	-
Total non-current borrowings	1,346,872	-

The Company entered into a loan agreement with the ANZ Banking Group Ltd to fund the Amaroo Solar project in the Australian Capital Territory. The loan is interest only, at a weighted average rate of 3.35%, for 6 months post final drawdown on the facility which has not yet occurred. After that repayments will occur over the term of 11.5 years.

21.	Other Current Liabilities

	Consolidated
	31 March 2016	31 March 2015
	$	$
Accrued expenses	58,505	78,370
Payroll liabilities	4,201	10,727
Superannuation liabilities	-	3,339
Total other current liabilities	62,706	92,436

22.	Contributed Equity

7,421,716 Fully paid Ordinary Shares (2015: 500,000)	4,753,803	3,170,000
Series A Convertible redeemable Pref Shares	-	1
Series B Redeemable Pref Shares	1	1
Total equity	4,753,804	3,170,002

	Number of Shares	Share Capital
		$

Balance at 31 March 2015	5,000,000	3,170,000
Issue of shares	2,421,716	1,583,802
Conversion of Series A convertible Pref Shares	100	1

Ordinary Shares at 31 March 2016	7,421,816	4,753,803
Series B Redeemable Pref Shares	100	1
Balance at 31 March 2016	7,421,916	4,753,804

Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from 1 July 1998. Therefore, the Company does not have a limited amount of authorised capital and issued shares do not have a par value.

Terms and conditions of share capital

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value as noted above. On a show of hands, every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

Series A Convertible Redeemable Preference Shares

Series A Convertible Preference shares (CP Shares) holders are entitled to a dividend in respect of each dividend period of 0.5% of the issue price in respect of the initial period (being 1 January 2015 to 30 June 2015) (non-cumulative), and 5% per annum of the issue price in respect of the period from 1 July 2016. The payment of dividends are at the discretion of the Directors, and subject to Corporations Act and other regulatory requirements permitting a dividend to be paid.

CP shareholders have limited voting rights compared to ordinary shareholders, and are entitled to vote at general meetings regarding resolutions on dividends, proposed transactions impacting on share capital, significant changes to the business or winding up.

In event of a wind-up, CP shares rank above other classes of shares for distribution of assets.

CP shares may not be redeemed by the holder. Conversion (or redemption) of the CP shares occurs the earlier of the date a ‘trigger event’ (e.g. takeover bid, sale of shares or other arrangement effecting disposal of 50% or more of the Company) occurs and September 2016.

CP shares convert into ordinary shares at varying percentage rates depending on the extent of annualised EBIT achieved, between the ranges of $4 million and $7 million.

Series B Redeemable Preference Shares (LTVCP shares)

Series B Redeemable Preference Shares (Long-term value creation pool, or ‘LTVCP’ shares) are entitled to a dividend calculated at a rate of 0.05% of the issue price per annum from 1 January 2015 (non-cumulative). The payment of dividends are at the discretion of the Directors, and subject to Corporations Act and other regulatory requirements permitting a dividend to be paid.

LTVCP shareholders have no voting rights, and no rights to convert into shares or any other class of security in VivoPower Pty Ltd.

In event of a wind-up, LTVCP shares rank behind CP shares, but rank above other classes of shares for distribution of assets.

LTVCP shares may not be redeemed by the holder. Conversion (or redemption) of the LTVCP shares occurs the earlier of the date a ‘trigger event’ (e.g. takeover bid, sale of shares or other arrangement effecting disposal of 50% or more of the Company) occurs and August 2019.

LTVCP shares receive a redemption sum, calculated based on a formula factoring in the Enterprise Value of VivoPower Pty Ltd and the Aggregate Equity invested net of consolidated debt as at the calculated date.

Capital Management

Management controls the capital of the Group in order to maintain a satisfactory debt to equity ratio and to ensure that the Group can fund its operations and continue as a going concern.

There have been no changes in the capital structure or the objectives, policies, processes and strategy adopted by management to manage the capital of the Group from the previous year.

23.	Reserve

	Consolidated
	31 March 2016	31 March 2015
	$	$
Foreign exchange translation reserve	4,761	-
Total reserve	4,761	-

24.	Subsidiaries

The subsidiaries listed below have share capital consisting of ordinary shares, which are held directly by the Group. The proportion of ownership interest held equals the voting rights held by the Group.

Details of the Company’s subsidiaries at 31 March 2016 are as follows:

Name of Subsidiary	Principal Activity	Place of Incorporation and Operation	Ownership and Voting Power Held 31 March 2016	Ownership and Voting Power Held 31 March 2015
VivoPower WA Pty Ltd	Rents solar equipment	Australia	100%	100%
Amaroo Solar TCo Pty Ltd	Dormant	Australia	100%	-
Amaroo Solar HCo Pty Ltd	Dormant	Australia	100%	-
Amaroo Solar FCo Pty Ltd	Financing	Australia	100%	-
Amaroo Solar Pty Ltd	Owns and operates the ACT solar Project	Australia	100%	-
SC TCo Pty Ltd	Dormant	Australia	100%	-
SC HCo Pty Ltd	Dormant	Australia	100%	-
SC FCo Pty Ltd	Dormant	Australia	100%	-
SC OCo Pty Ltd	Has purchased solar contracts	Australia	100%	-
VivoPower Singapore Pte Ltd		Singapore	100%	-
VVP Project 1 Pty Ltd	Currently dormant	Australia	100%	-
VVP Project 2 Pty Ltd	Currently dormant	Australia	100%	-

Investments in Associates

A wholly-owned subsidiary of Vivopower Pty Ltd, VivoPower Singapore Pte Ltd, holds a 40% share of VVP Holdings Inc, a company domiciled in the Philippines.  VVP Holdings has investments in Vivopower Re Solutions (40%) and VivoPower Philippines (60%).  The investment held by the Group in VVP Holdings balance is not currently deemed to be material.

25.	Related Party Transactions

Key Management Personnel Compensation

	Consolidated
	31 March 2016	31 March 2015
	$	$
Short-term employee benefits	164,250	106,409
Post-employment benefits	-	-
Total employee benefits	164,250	106,409

Aggregate information regarding directors and executives’ compensation is provided in the compensation note above. Apart from the details disclosed in this note, no director has entered into a material contract with the Group since the end of the previous financial year and there were no material contracts involving directors’ interests existing at year-end.

Key Management Personnel and Related Party Transactions

A number of key management persons, or their related parties, may hold positions in other entities that result in them having control or joint control over the financial and operating policies of those entities.

Any transactions during the year between the Group and Key Management Personnel, their controlled entities or other related parties are undertaken on terms and conditions no more favourable than those available, or which might reasonably be expected to be available, on similar transactions with non-key management personnel related entities or other related parties, on an arm’s length basis.

The aggregate value of transactions relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

		31 March 2016	31 March 2015
		$	$
Expense Transactions:

Key management person
Ben Tan (a) (e)	Reimbursement of expenses	119,149	39,438

Other related parties
Arowana International Limited (b)(e)	Reimbursement of expenses	15,072	37,990
Arowana International Limited (b)	Consulting fees	75,000	-
Arowana Partners Group Pty Limited (c)(e)	Reimbursement of expenses	7,906	-
Ubiquity Power Maintenance Group (d)	Sales resources	226,769	55,606
Vivopower Singapore Pte Ltd (d)	Fee for management services	160,332	-

Revenue Transactions:
Nil		-	-

Payables balance at balance date

The aggregate value of payables balance at balance date relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

Ben Tan	2,134	-
Arowana International Limited (b)	1,880	3,794
Ubiquity Power Maintenance Group(d)	-	20,334

Receivables balance at balance date

The aggregate value of receivables balance at balance date relating to key management personnel, entities over which they have control or joint control and other related parties were as follows:

Nil	-	-

Details of Related Parties

(a)	Executive Director

(b)	Ultimate parent company of the Group

(c)	Entity related to Mr. Kevin Chin, a key management person of the ultimate parent

(d)	Entity is a related party – a significant shareholder in the Group and provider of KMP sales resources

(e)	All reimbursement of expenses relates to occupancy costs, salaries on charged, travel expenses, etc. The expenses have been incurred by the supplier on behalf of the Group.

26.	Commitments

	Consolidated
	31 March 2016	31 March 2015
	$	$
Office Rental
Payables – minimum lease payments:
Not later than 12 months	23,980	19,984
Between 12 months and 5 years	3,997	27,977
Later than 5 years	-	-
	27,977	47,960

The lease of the Group’s Osborne Park offices expires on 2 June 2017.

Amaroo Licence Fees
Payables – minimum lease payments:
Not later than 12 months	30,000	-
Between 12 months and 5 years	150,000	-
Later than 5 years	412,500	-
	592,500	-

27.	Contingent Liabilities

The Group had no contingent liabilities at 31 March 2016.

28.	Remuneration of Auditors

Audit of the financial report	9,000	3,500
	9,000	3,500

The auditors of the consolidated entity for both 2015 and 2016 are PKF (NS) Newcastle.

29.	Events after the Reporting Period

No matters or circumstances have arisen since the end of the financial period which significantly affected, or may significantly affect, the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of VivoPower Pty Limited

We have audited the accompanying statement of financial position of VivoPower Pty Limited and its controlled entities (the “Group”) as at 31 March 2016 and 2015, and the related statement of profit of loss and other comprehensive income, statement of changes in equity and statement of cash flows for each of the years ended 31 March 2016 and 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Group as of 31 March 2016 and 2015, and the results of their operations and their cash flows for each of the years ended 31 March 2016 and 2015 in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

PKF	CLAYTON HICKEY
Chartered Accountants	Partner
PCAOB registered

Newcastle

Dated: 22 July 2016

AROWANA INC.

Arowana Inc.

Condensed Balance Sheets

Assets

	August 31, 2016	February 29, 2016
	(unaudited)
Current Assets:
Cash and cash equivalents	$63,860	$10,092
Prepaid expenses	52,767	46,785
Total Current Assets	116,627	56,877

Marketable securities held in trust	84,469,106	84,511,769
Total Assets	$84,585,733	$84,568,646

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$48,915	$41,756
Accounts payable - related party	121,440	61,440
Note payable - related party	130,000	-
Total Current Liabilities	300,355	103,196

Commitments

Ordinary shares, subject to possible conversion (7,771,870 and 7,785,589 shares at conversion value as August 31, 2016 and February 29, 2016, respectively)	79,285,373	79,465,445

Shareholders' Equity:
Preferred shares, $0.0001 par value; 1,000,000 authorized none issued and outstanding
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,087,130 and 3,073,411 issued and outstanding (excluding 7,771,870 and 7,785,589 shares subject to possible conversion) at August 31, 2016 and February 29, 2016, respectively	309	307
Additional paid in capital	5,577,455	5,397,385
Accumulated deficit	(577,759)	(397,687)
Total Shareholders' Equity	5,000,005	5,000,005

Total Liabilities and Shareholders' Equity	$84,585,733	$84,568,646

See accompanying notes to unaudited condensed financial statements.

Arowana Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended August 31,		For the Six Months Ended August 31,
	2016	2015	2016	2015

EXPENSES
Operating costs	$168,406	$159,774	$230,394	$191,091
Operating costs - related party	30,000	30,000	60,000	38,387

TOTAL EXPENSES	(198,406)	(189,774)	(290,394)	(229,478)

Unrealized gain on securities held in Trust Account	10,049	-	16,489	-
Interest income	48,431	23,656	93,833	28,227

Net loss	$(139,926)	$(166,118)	$(180,072)	$(201,251)

Net loss per ordinary share - basic and diluted	$(0.05)	$(0.05)	$(0.06)	$(0.08)

Weighted average ordinary shares outstanding - basic and diluted	3,072,488	3,036,983	3,072,952	2,605,802

See accompanying notes to unaudited condensed financial statements.

Arowana Inc.

Condensed Statement of Changes in Shareholders’ Equity

For the Six Months Ended August 31, 2016

(unaudited)

	Ordinary Shares		Additional Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, March 1, 2016	3,073,411	$307	$5,397,385	$(397,687)	$5,000,005

Ordinary shares subject to possible conversion	13,719	2	180,070	-	180,072

Net loss	-	-	-	(180,072)	(180,072)

Balance, August 31, 2016	3,087,130	$309	$5,577,455	$(577,759)	$5,000,005

See accompanying notes to unaudited condensed financial statements.

Arowana Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Six Months Ended August 31,
	2016	2015

Cash Flows From Operating Activities:
Net loss	$(180,072)	$(201,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized gain on securities held in Trust Account	(16,489)	-
Interest earned on cash and securities held in Trust Account	(93,833)	(28,227)
Changes in operating assets and liabilities:
Prepaid expenses	(5,982)	(96,314)
Accounts payable and accrued expenses	7,159	160,313
Accounts payable - related party	60,000	-
Net cash used in operating activities	(229,217)	(165,479)

Cash Flows From Investing Activities:
Proceeds from maturity of securities held in Trust Account	169,064,000	-
Purchases of securities held in Trust Account	(168,911,015)	(84,456,000)
Net cash provided by (used in) investing activities	152,985	(84,456,000)

Cash Flows From Financing Activities:
Proceeds from public offering, net of offering costs	-	80,021,186
Proceeds from insider units	-	5,090,000
Proceeds from related party advances	-	139,190
Repayment of related party advances	-	(139,190)
Proceeds from note payable - related party	130,000	-
Repayment of related party note payable	-	(171,306)
Payments of deferred offering costs	-	(145,174)
Net cash provided by financing activities	130,000	84,794,706

Net Change in Cash and Cash Equivalents	53,768	173,227
Cash and Cash Equivalents - Beginning	10,092	29,319
Cash and Cash Equivalents - Ending	$63,860	$202,546

Supplemental disclosure of non-cash investing and financing activities:
Ordinary shares subject to possible conversion	$180,072	$79,622,770
Reclassification of deferred offering costs to share issuance costs	$-	$273,050

See accompanying notes to unaudited condensed financial statements.

Arowana Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern

Arowana Inc. (the “Company”) was incorporated in the Cayman Islands on October 1, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At August 31, 2016, the Company had not yet commenced any operations. All activity for the three and the six month period ended August 31, 2016 relates to the Company’s search for a business combination target and general and administrative expenses.

The registration statement for the Company’s initial public offering was declared effective on April 30, 2015. The Company consummated a public offering of 7,200,000 units (“Units”) on May 6, 2015 (the “Offering”), received gross proceeds of $72,000,000 and net proceeds of $69,545,186 after deducting $2,454,814 of transaction costs. Each Unit consists of one ordinary share (“Public Share”) in the Company, one right (“Right”) and one redeemable warrant (“Warrant”). In addition, the Company generated proceeds of $4,550,000 from the private placement of 455,000 Units (the “Private Placement”) to certain initial shareholders of the Company. The Units sold pursuant to the Offering and the Private Placement were sold at an offering price of $10.00 per Unit. The Company also granted EarlyBirdCapital, Inc. (“EarlyBird”), the representative of the underwriters in the Offering, an over-allotment option to purchase an additional 1,080,000 Units. On May 12, 2015, the Company consummated the closing of the full over-allotment option to purchase the additional 1,080,000 Units. The Units sold pursuant to the over-allotment option were sold at an offering price of $10.00 per Unit, generating gross proceeds of $10,800,000 and net proceeds of $10,476,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, the Company’s initial shareholders prior to the Offering and their affiliates purchased an additional 54,000 Private Placement Units at $10.00 per Private Placement Unit generating gross proceeds of $540,000.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Following the closing of the Offering, the Private Placement and the exercise of the over-allotment options, an amount of $84,456,000 or $10.20 per share sold in the Offering including shares sold in the overallotment is being held in a trust account (“Trust Account”) and may be invested in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries or United States bonds, treasuries or notes having a maturity of 180 days or less. The funds placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. However, the interest earned on the Trust Account balance may be released to the Company (i) to pay any tax obligations and (ii) any remaining interest earned on the funds in the Trust Account that the Company needs for its working capital requirements. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements.

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern (Continued)

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which the holders of shares included in Units sold in the Offering (“Public Shareholders’), may seek to convert their Public Shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid or provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid (See “Recent Developments” below). The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted, are voted in favor of the Business Combination. Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the ordinary shares sold in the Offering. Accordingly, all shares purchased by a holder in excess of 20% of the shares sold in the Offering will not be converted to cash.

In connection with any shareholder vote required to approve any Business Combination, the holders of the founders shares and shares purchased in the Private Placement (collectively, the “Initial Shareholders”) have agreed (i) to vote any of their respective shares, including the 2,070,000 ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), 509,000 units sold in the Private Placement (“Private Units”), and any ordinary shares which were initially issued in connection with the Offering, whether acquired in or after the effective date of the Offering, in favor of the initial Business Combination and (ii) not to convert such shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Pursuant to the Company’s Memorandum and Articles of Association, if the Company is unable to complete its initial Business Combination by November 6, 2016, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, dissolve and liquidate (See “Recent Developments” below). If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not released to the Company to pay any of its taxes and working capital requirements. Holders of Rights (see Note 3) and Warrants (see Note 3) will receive no proceeds in connection with the liquidation. The Initial Shareholders will not participate in any redemption distribution with respect to their Initial Shares and Private Units, including the ordinary shares included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for ordinary shares will be $10.20. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary shareholders. Therefore, the actual per-share redemption price may be less than $10.20.

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern (Continued)

Kevin Chin, the Chairman and Chief Executive Officer of the Company, has contractually agreed pursuant to a written agreement with the Company that, if the Company liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to the Company outside of the Trust Account or available to be released to the Company from interest earned on the Trust Account balance, Mr. Chin would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to Mr. Chin’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind they have in or to any monies held in the Trust Account. The Company cannot assure you that Mr. Chin will be able to satisfy these obligations if he is required to do so. Therefore, the Company cannot assure the shareholders that the per-share distribution from the Trust Account, if the Company liquidates the Trust Account because the Company has not completed a business combination within the required time period, will not be less than $10.20.

Liquidity and Going Concern

As of August 31, 2016, the Company had working capital deficit of $183,728, cash of $63,860 in its operating bank accounts and $84,469,106 in marketable securities held in the Trust Account to be used for an initial Business Combination or to convert its ordinary shares. As of August 31, 2016, $13,106 of the amount on deposit in the Trust Account was available to be withdrawn as described above.

Until consummation of its initial Business Combination, the Company will be using the funds not held in the Trust Account, plus the interest earned on the Trust Account balance (net of income, and other tax obligations) that may be released to the Company to fund its working capital requirements, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its shareholders, officers, directors, or third parties. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recent Developments

On August 11, 2016, the Company entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Company, Arowana International Limited, an Australian company affiliated with certain of the Company’s officers, directors and shareholders (“AWN”), and VivoPower International PLC, an England and Wales public limited company and wholly-owned subsidiary of AWN (“VivoPower”). Pursuant to the Contribution Agreement, the Company will contribute to VivoPower the funds held in the trust account that holds the proceeds of the Company’s initial public offering, less certain transaction expenses, amounts used to pay the Company’s public shareholders who properly exercise their conversion rights in connection with the vote to approve the transactions contemplated by the Contribution Agreement (the “Transactions”) and reserves for liquidation and dissolution expenses (the “Contribution Amount”), in exchange for ordinary shares of VivoPower. To the extent that fewer than the maximum number of the Company’s public shareholders seeking conversion of their public shares permitted under the Contribution Agreement actually seek conversion, the Company will use the excess funds held in the trust account to purchase additional shares of VivoPower from VivoPower, who will in turn utilize those funds to repurchase a like number of VivoPower shares from AWN.

Following consummation of the Transactions, the Company intends to distribute the VivoPower shares it receives to its shareholders and warrant holders and thereafter dissolve and liquidate.

VivoPower is a global next generation solar power company that operates a build, transfer, operate (“BTO”) model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation (“DG”) power and manage data driven energy services for commercial, industrial and government (“CIG”) customers.

The proposed Transactions are expected to be consummated during the fourth quarter 2016, after the required approval by the Company’s shareholders and warrantholders and the fulfillment of certain other conditions, as described in the Company’s Current Report on Form 8-K filed on August 16, 2016.

On October 11, 2016, the Company filed a definitive proxy statement with the Securities and Exchange Commission asking shareholders to approve, among other matters, an extension of the time in which the Company has to consummate a business combination from November 6, 2016 to January 9, 2017. The shareholder meeting for such actions has been scheduled for November 3, 2016.

On October 18, 2016, VivoPower entered into Amendment No. 1 to the Contribution Agreement with ARWA.  Pursuant to the Amendment, the parties modified the Contribution Agreement as follows:

●

The condition relating to the maximum conversion by ARWA public shareholders was modified by increasing the maximum from 2,732,400 shares to 6,127,200 shares. Accordingly, if the transaction is consummated on the amended terms, the minimum amount of cash Vivopower will receive from ARWA will be decreased from $56,585,520 to $21,958,560 (less certain fees and expenses incurred by ARWA) and the minimum number of shares VivoPower is required to deliver to ARWA in exchange for such minimum contribution will be decreased from 9,444,950 to 6,050,150.

●	If more than $21,958,560 but less than $56, 585,520 remains in ARWA’s trust account after payments to ARWA public shareholders who properly exercise their conversion rights, VivoPower will receive the excess funds by issuing additional VivoPower ordinary shares to ARWA’s public shareholders. VivoPower will repurchase VivoPower ordinary shares from AWN to the extent that more than $56,585,520 remains in ARWA’s trust account after such conversion payments.
●	The notes and preference shares issued by Aevitas will be modified, resulting in equity classification for accounting purposes of the modified notes and preference shares. The modified notes and preference shares will remain outstanding and will be redeemable for ordinary shares of VivoPower in accordance with the modified terms. If interest or preference dividends are not paid in cash, the redemption value of the modified notes and preference shares will increase by the accrued interest or accrued dividends.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information and the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. The Company has evaluated subsequent events through the issuance of this Form 10-Q. Operating results for the quarter ended August 31, 2016 are not necessarily indicative of the results that may be expected for any future interim period. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-K filed with the Securities and Exchange Commission on June 10, 2016.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable securities held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering of $84,456,000 which were invested in United States Treasury Bills (“U.S. treasury bills”) with original maturities of six months or less and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination.

On November 19, 2015, upon maturity of these U.S. treasury bills, the Company received proceeds of $84,485,000 yielding interest of $29,072 which was released to the Company’s operating account. On November 19, 2015, the Company purchased $84,560,000 face value of U.S. treasury bills, which matured on May 12, 2016, for $84,455,928. Upon maturity of the U.S. treasury bills on May 12, 2016, the Company withdrew interest income totaling $104,814 to be utilized for working capital needs. On May 13, 2016, the Company purchased $84,504,000 face value of U.S. treasury bills that mature on August 11, 2016. Upon maturity of the U.S. treasury bills on August 11, 2016, the Company withdrew interest income totaling $49,434 to be utilized for working capital needs. On August 11, 2016, the Company purchased $84,514,000 face value of U.S. treasury bills that mature on November 10, 2016.

As of August 31, 2016, marketable securities held in the Trust Account had a fair value of $84,469,106. At August 31, 2016, there was $13,106 of interest income held in the Trust Account available to be released to the Company. For the three and six months ended August 31, 2016, the recorded an unrealized gain on securities of $10,049 and $16,489, respectively. For the three months ended August 31, 2016 and 2015, the Company recorded $48,431 and $23,656 of interest income, respectively. For the six months ended August 31, 2016 and 2015, the Company recorded $93,833 and $28,227 of interest income, respectively.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheet, primarily due to their short-term nature.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. There were 7,771,870 and 7,803,546 ordinary shares subject to possible conversion at August 31, 2016 and 2015, respectively, which were excluded from the calculation of basic loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (i) warrants sold in the Initial Public Offering to purchase 4,140,000 ordinary shares of the Company, (ii) warrants sold in the Private Units to purchase 254,500 ordinary shares of the Company, and (iii) rights to acquire 878,900 shares of the Company resulting from the Offering and Private Placement, in the calculation of diluted loss per share, since the exercise of the warrants and conversion of the rights is contingent on the occurrence of future events. In addition, the Company has not considered the effect of the unit purchase option to purchase up to a total of 720,000 units consisting of 792,000 ordinary shares (which include 72,000 ordinary shares to be issued for the rights included in the units) and 720,000 Warrants to purchase 360,000 ordinary shares, in the calculation of diluted loss per share, since the exercise of the unit purchase option and warrants as well as the conversion of rights is contingent on the occurrence of future events.

Ordinary shares subject to possible conversion

The Company accounts for its ordinary shares subject to possible conversion in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory conversion are classified as a liability instrument and are measured at fair value. Conditionally convertible ordinary shares (including common shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at August 31, 2016 and February 29, 2016, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheet.

Note 2 - Significant Accounting Policies (Continued)

Use of Estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryovers. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The income tax provision was deemed to be immaterial as of August 31, 2016.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company determined that the Cayman Islands and Australia are its only major tax jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements as of August 31, 2016. Since the Company was incorporated on October 1, 2014, the evaluation was performed for the 2014 and 2015 tax years, which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from March 1, 2016 through August 31, 2016. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Note 2 - Significant Accounting Policies (Continued)

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation. The reclassifications did not have an impact on net loss as previously reported.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 - Initial Public Offering

In May 2015, the Company sold a total of 8,280,000 Units at a price of $10.00 per Unit in the Offering and over-allotment. Each Unit consists of one ordinary share in the Company, one Right and one Warrant. Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial Business Combination. The Company will not issue fractional shares. Each Warrant entitles the holder to purchase one-half of one ordinary share at a price of $12.50 per full ordinary share commencing on the later of the Company’s completion of its initial Business Combination or April 30, 2016 and expiring five years from the completion of the Company’s initial Business Combination. The Company will not issue fractional shares. As a result, investors must exercise Warrants in multiples of two Warrants, at a price of $12.50 per full share, subject to adjustment, to validly exercise the Warrants. The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the ordinary shares underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Additionally, in no event will the Company be required to net cash settle the Rights. If an initial Business Combination is not consummated, the Rights and Warrants will expire and will be worthless.

Note 4 - Private Units

Simultaneously with the Offering, certain of the Initial Shareholders of the Company purchased an aggregate of 509,000 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $5,090,000) from the Company. All of the proceeds received from these purchases were placed in the Trust Account.

The Private Units are identical to the units sold in the offering except the warrants included in the private units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, because the warrants underlying the private units were issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the purchasers have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the amended and restated memorandum and articles of association with respect to the pre-business combination activities prior to the consummation of such a business combination unless the Company provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the Trust Account in connection with any such vote, (C) not to convert any private shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any private shares they hold to the Company in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of the amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of the Company’s initial business combination.

Note 5 - Related Party Transactions

Note Payable to Related Party

On March 1, 2016, the Company issued a $130,000 principal amount unsecured promissory note to an affiliate of the Company’s executive officers. The note is non-interest bearing and shall be repaid on the consummation of an initial business combination. If a business combination is not consummated, the note will not be repaid by the Company and all amounts owed there under by the Company will be forgiven except to the extent that the Company had funds available to it outside of its Trust Account established in connection with the Initial Public Offering.

Note 6 - Commitments

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Offering (“Underwriting Agreement”). The Underwriting Agreement required the Company to pay an underwriting discount of 3% of the gross proceeds of the Offering as an underwriting discount. The Company has further engaged EarlyBird to assist the Company with its initial Business Combination. Pursuant to this arrangement, the Company anticipates that EarlyBird will assist the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the EarlyBird a cash fee of 4% of the gross proceeds of the Offering for such services upon the consummation of its initial Business Combination (exclusive of any applicable finders’ fees which might become payable).

Registration Rights

The Initial Shareholders of the Private Units will be entitled to registration rights with respect to their initial shares, the Private Units (and underlying securities) and any additional units (and underlying securities) issued upon conversion of working capital loans made by such parties to the Company (“Working Capital Units”). The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) or Working Capital Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Purchase Option

The Company sold to the Representative, for $100, a unit purchase option to purchase up to a total of 720,000 units exercisable at $10.00 per Unit (or an aggregate exercise price of $7,200,000) commencing on the later of the consummation of a Business Combination and one year from May 1, 2015. The unit purchase option expires five years from May 1, 2015. The Units issuable upon exercise of this option are identical to the Units sold in the Offering. Accordingly, after the Business Combination, the purchase option will be to purchase 792,000 ordinary shares (which include 72,000 ordinary shares to be issued for the rights included in the Units) and 720,000 Warrants to purchase 360,000 ordinary shares. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of this Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option on the grant date was approximately $4,872,306 (or $6.77 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 86%, (2) risk-free interest rate of 1.58% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described in Note 3), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 6 - Commitments (Continued)

Administrative Service Fee

The Company, commencing on the effective date of the registration statement relating to the Offering, has agreed to pay, an affiliate of the Company’s executive officers, a monthly fee of $10,000 for general and administrative services. This arrangement will terminate upon completion of a Business Combination or the Company's liquidation. During the three months ended August 31, 2016 and 2015, the Company recorded its affiliate management fees of $30,000 and $30,000, respectively, which is included in operating costs in the unaudited condensed statement of operations. During the six months ended August 31, 2016 and 2015, the Company recorded its affiliate management fees of $60,000 and $38,387, respectively, which is included in operating costs in the unaudited condensed statement of operations. As of August 31, 2016 and February 29, 2016, $121,440 and $61,440, respectively, was due to the affiliate and are presented as Accounts payable – related party on the Company’s condensed balance sheet.

Amended and Restated Memorandum and Articles of Association

The Company’s Memorandum and Articles of Association were amended in connection with the Offering to prohibit the Company, prior to a Business Combination, from issuing (i) any ordinary shares or any securities convertible into ordinary shares or (ii) any other securities (including preferred shares) which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account or which vote as a class with the ordinary shares on a Business Combination.

Note 7 - Shareholder’s Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of August 31, 2016 and February 29, 2016, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share.

In October 2014, 1,725,000 ordinary shares were sold to the Initial Shareholders at a price of approximately $0.01 per share for an aggregate of $25,000. On February 22, 2015, the Company issued an aggregate of 345,000 ordinary shares to the Initial Shareholders by way of capitalization under Cayman Islands law, resulting in the Initial Shareholders owning an aggregate of 2,070,000 ordinary shares. This number included an aggregate of up to 270,000 shares that were subject to compulsory repurchase by the Company; however, due to the full exercise of the over-allotment by the underwriters, no shares were repurchased. All of these shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

As of August 31, 2016 and February 29, 2016, 3,087,130 and 3,073,411 shares of ordinary shares were issued and outstanding which excludes 7,771,870 and 7,785,589 shares subject to possible conversion, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

of Arowana Inc.

We have audited the accompanying balance sheets of Arowana Inc. (the “Company”) as of February 29, 2016 and February 28, 2015, and the related statements of operations , changes in shareholders’ equity and cash flows for the year ended February 29, 2016 and the period from October 1, 2014 (inception) to February 28, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arowana Inc., as of February 29, 2016 and February 28, 2015, and the results of its operations and its cash flows for the year ended February 29, 2016 and the period from October 1, 2014 (inception) to February 28, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of February 29, 2016, may not be sufficient to complete its planned activities through November 6, 2016, the date the Company is required to liquidate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

New York, NY
June 9, 2016

Arowana Inc.

Balance Sheets

	February 29, 2016	February 28, 2015
Assets
Current Assets:
Cash and cash equivalents	$10,092	$29,319
Prepaid expenses	46,785	-
Total Current Assets	56,877	29,319

Deferred offering costs associated with public offering	-	127,876

Marketable securities held in trust	84,511,769	-
Total Assets	$84,568,646	$157,195

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$41,756	$-
Accounts payable - related party	61,440	-
Note payable - related party	-	171,306
Total Current Liabilities	103,196	171,306

Commitments

Ordinary shares, subject to possible conversion (7,785,589 shares at conversion value)	79,465,445	-

Shareholders' Equity (Deficit):
Preferred shares, $0.0001 par value; 1,000,000 authorized none issued and outstanding	-	-
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,073,411 issued and outstanding at February 29, 2016 (excluding 7,785,589 shares subject to possible conversion) and 2,070,000 shares issued and outstanding at February 28, 2015	307	207
Additional paid in capital	5,397,385	24,793
Accumulated deficit	(397,687)	(39,111)
Total Shareholders' Equity (Deficit)	5,000,005	(14,111)

Total Liabilities and Shareholders' Equity (Deficit)	$84,568,646	$157,195

See accompanying notes to the financial statements.

Arowana Inc.

Statements of Operations

	For the Year Ended February 29, 2016	For the Period from October 1, 2014 (Inception) through February 28, 2015

EXPENSES
Operating costs	$345,030	$34,111
Operating costs - related party	98,387	5,000

TOTAL EXPENSES	(443,417)	(39,111)

Unrealized gain on securities held in Trust Account	55,769	-
Interest income	29,072	-

Net loss	$(358,576)	$(39,111)

Net loss per ordinary share - basic and diluted	$(0.13)	$(0.02)

Weighted average ordinary shares outstanding - basic and diluted	2,831,577	1,800,000

See accompanying notes to the financial statements.

Arowana Inc.

Statements of Shareholders’ Equity

For the Period from October 1, 2014 (Inception) through February 29, 2016

	Ordinary Shares		Additional Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	(Deficit) Equity

Balance, October 1, 2014 (Inception)	-	$-	$-	$-	$-

Issuance of ordinary shares	2,070,000	207	24,793	-	25,000

Net loss	-	-	-	(39,111)	(39,111)

Balance, February 28, 2015	2,070,000	$207	$24,793	$(39,111)	$(14,111)

Sale of 8,280,000 units	8,280,000	828	82,799,172	-	82,800,000

Underwriters discount and offering expenses	-	-	(3,051,863)	-	(3,051,863)

Sale of 509,000 private units	509,000	51	5,089,949	-	5,090,000

Ordinary shares subject to possible conversion	(7,785,589)	(779)	(79,464,666)	-	(79,465,445)

Net loss				(358,576)	(358,576)

Balance, February 29, 2016	3,073,411	$307	$5,397,385	$(397,687)	$5,000,005

See accompanying notes to the financial statements.

Arowana Inc.

Statements of Cash Flows

	For the Year Ended February 29, 2016	For the Period from October 1, 2014 (Inception) through February 28, 2015

Cash Flows From Operating Activities:
Net loss	$(358,576)	$(39,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized gain on securities held in Trust Account	(55,769)	-
Interest earned on cash and securities held in Trust Account	(29,072)	-
Formation and organization costs paid by related party	-	38,430
Changes in operating assets and liabilities:
Prepaid expenses	(46,785)	-
Accounts payable and accrued expenses	41,756	-
Accounts payable - related party	61,440	-
Net cash used in operating activities	(387,006)	(681)

Cash Flows From Investing Activities:
Proceeds from maturity of securities held in Trust Account	84,485,000	-
Purchases of securities held in Trust Account	(168,911,928)	-
Net cash used in investing activities	(84,426,928)	-

Cash Flows From Financing Activities:
Proceeds from public offering, net of offering costs	80,021,186	-
Proceeds from insider units	5,090,000	-
Proceeds from issuance of ordinary shares to initial shareholder	-	25,000
Proceeds from related party advances	139,190	-
Repayment of related party advances	(139,190)	-
Proceeds from note payable - related party	-	5,000
Repayment of related party note payable	(171,306)	-
Payments of deferred offering costs	(145,173)	-
Net cash provided by financing activities	84,794,707	30,000

Net Change in Cash and Cash Equivalents	(19,227)	29,319
Cash and Cash Equivalents - Beginning	29,319	-
Cash and Cash Equivalents - Ending	$10,092	$29,319

Supplemental disclosure of non-cash investing and financing activities:
Ordinary shares subject to possible conversion	$79,465,445	$-
Payments of deferred offering costs by related party	$-	$127,876
Reclassification of deferred offering costs to share issuance costs	$273,049	$-

See accompanying notes to the financial statements.

Arowana Inc.

Notes to Financial Statements

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern

Arowana Inc. (the “Company”) was incorporated in the Cayman Islands on October 1, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At February 29, 2016, the Company had not yet commenced any operations. All activity for the year ended February 29, 2016 relates to the Company’s formation, public offering (as described below), search for a business combination target and general and administrative expenses.

The registration statement for the Company’s initial public offering was declared effective on April 30, 2015. The Company consummated a public offering of 7,200,000 units (“Units”) on May 6, 2015 (the “Offering”), received gross proceeds of $72,000,000 and net proceeds of $69,545,186 after deducting $2,454,814 of transaction costs. Each Unit consists of one ordinary share (“Public Share”) in the Company, one right (“Right”) and one redeemable warrant (“Warrant”). In addition, the Company generated proceeds of $4,550,000 from the private placement of 455,000 Units (the “Private Placement”) to certain initial shareholders of the Company. The Units sold pursuant to the Offering and the Private Placement were sold at an offering price of $10.00 per Unit. The Company also granted EarlyBirdCapital, Inc. (“EarlyBird”), the representative of the underwriters in the Offering, an over-allotment option to purchase an additional 1,080,000 Units. On May 12, 2015, the Company consummated the closing of the full over-allotment option to purchase the additional 1,080,000 Units. The Units sold pursuant to the over-allotment option were sold at an offering price of $10.00 per Unit, generating gross proceeds of $10,800,000 and net proceeds of $10,476,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, the Company’s initial shareholders prior to the Offering and their affiliates purchased an additional 54,000 Private Placement Units at $10.00 per Private Placement Unit generating gross proceeds of $540,000.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Following the closing of the Offering, the Private Placement and the exercise of the over-allotment options, an amount of $84,456,000 or $10.20 per share sold in the Offering including shares sold in the overallotment is being held in a trust account (“Trust Account”) and may be invested in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries or United States bonds, treasuries or notes having a maturity of 180 days or less. The funds placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. However, the interest earned on the Trust Account balance may be released to the Company (i) to pay any tax obligations and (ii) any remaining interest earned on the funds in the Trust Account that the Company needs for its working capital requirements. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements.

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern (Continued)

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which the holders of shares included in Units sold in the Offering (“Public Shareholders’), may seek to convert their Public Shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid or provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted, are voted in favor of the Business Combination. Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the ordinary shares sold in the Offering. Accordingly, all shares purchased by a holder in excess of 20% of the shares sold in the Offering will not be converted to cash.

In connection with any shareholder vote required to approve any Business Combination, the holders of the founders shares and shares purchased in the Private Placement (collectively, the “Initial Shareholders”) have agreed (i) to vote any of their respective shares, including the 2,070,000 ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), 509,000 units sold in the Private Placement (“Private Units”), and any ordinary shares which were initially issued in connection with the Offering, whether acquired in or after the effective date of the Offering, in favor of the initial Business Combination and (ii) not to convert such shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

Pursuant to the Company’s Memorandum and Articles of Association, if the Company is unable to complete its initial Business Combination by November 6, 2016, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, dissolve and liquidate. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not released to the Company to pay any of its taxes and working capital requirements. Holders of Rights (see Note 3) and Warrants (see Note 3) will receive no proceeds in connection with the liquidation. The Initial Shareholders will not participate in any redemption distribution with respect to their Initial Shares and Private Units, including the ordinary shares included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for ordinary shares will be $10.20. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary shareholders. Therefore, the actual per-share redemption price may be less than $10.20.

Note 1 - Organization and Plan of Business Operations, Liquidity and Going Concern (Continued)

Kevin Chin, the Chairman and Chief Executive Officer of the Company, has contractually agreed pursuant to a written agreement with the Company that, if the Company liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to the Company outside of the Trust Account or available to be released to the Company from interest earned on the Trust Account balance, Mr. Chin would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to Mr. Chin’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind they have in or to any monies held in the Trust Account. The Company cannot assure you that Mr. Chin will be able to satisfy these obligations if he is required to do so. Therefore, the Company cannot assure the shareholders that the per-share distribution from the Trust Account, if the Company liquidates the Trust Account because the Company has not completed a business combination within the required time period, will not be less than $10.20.

Liquidity and Going Concern

As of February 29, 2016, the Company had working capital deficit of $46,319, cash of $10,092 in its operating bank accounts and $84,511,769 in marketable securities held in the Trust Account to be used for an initial Business Combination or to convert its ordinary shares. As of February 29, 2016, $29,072 of the amount on deposit in the Trust Account was available to be withdrawn as described above.

Until consummation of its initial Business Combination, the Company will be using the funds not held in the Trust Account, plus the interest earned on the Trust Account balance (net of income, and other tax obligations) that may be released to the Company to fund its working capital requirements, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its shareholders, officers, directors, or third parties. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Subsequent to the balance sheet date, the Company received advances of funds totaling $130,000 from an affiliate of one of the Company’s executive officers, in order to pay administrative expenses and costs of the Company until interest income held in the Trust account is released for working capital needs.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable securities held in Trust Account

The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering of $84,456,000 which were invested in United States Treasury Bills (“U.S. treasury bills”) with original maturities of six months or less and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination.

On November 19, 2015, upon maturity of these U.S. treasury bills, the Company received proceeds of $84,485,000 yielding interest of $29,072 which was released to the Company’s operating account. On November 19, 2015, the Company purchased $84,560,000 face value of U.S. treasury bills, which matured on May 12, 2016, for $84,455,928. Upon maturity of the U.S. treasury bills on May 12, 2016, the Company withdrew interest income totaling $104,814 to be utilized for working capital needs.

As of February 29, 2016, marketable securities held in the Trust Account had a fair value of $84,511,769. At February 29, 2016, there was $29,072 of interest income held in the Trust Account available to be released to the Company. For the year ended February 29, 2106, the recorded an unrealized gain on securities of $55,769.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. There were 7,785,589 ordinary shares subject to possible conversion at February 29, 2016, which were excluded from the calculation of basic loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (i) warrants sold in the Initial Public Offering to purchase 4,140,000 ordinary shares of the Company, (ii) warrants sold in the Private Units to purchase 254,500 ordinary shares of the Company, and (iii) rights to acquire 878,900 shares of the Company resulting from the Offering and Private Placement, in the calculation of diluted loss per share, since the exercise of the warrants and conversion of the rights is contingent on the occurrence of future events. In addition, the Company has not considered the effect of the unit purchase option to purchase up to a total of 720,000 units consisting of 792,000 ordinary shares (which include 72,000 ordinary shares to be issued for the rights included in the units) and 720,000 Warrants to purchase 360,000 ordinary shares, in the calculation of diluted loss per share, since the exercise of the unit purchase option and warrants as well as the conversion of rights is contingent on the occurrence of future events.

For the period from October 1, 2014 through February 28, 2015, weighted average shares was reduced for the effect of an aggregate of 270,000 ordinary shares that are subject to compulsory repurchase by the Company if the over-allotment option is not exercised by the underwriters.

Ordinary shares subject to possible conversion

The Company accounts for its ordinary shares subject to possible conversion in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory conversion are classified as a liability instrument and are measured at fair value. Conditionally convertible ordinary shares (including common shares that feature conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain conversion rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at February 29, 2016, the ordinary shares subject to possible conversion are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Note 2 - Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryovers. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The income tax provision was deemed to be immaterial as of February 29, 2016.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company determined that the Cayman Islands and Australia are its only major tax jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements as of February 29, 2016. Since the Company was incorporated on October 1, 2014, the evaluation was performed for the 2014 and 2015 tax years, which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from March 1, 2015 through February 29, 2016. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include: (a.) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Note 2 - Significant Accounting Policies (Continued)

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 - Initial Public Offering

In May 2015, the Company sold a total of 8,280,000 Units at a price of $10.00 per Unit in the Offering and over-allotment. Each Unit consists of one ordinary share in the Company, one Right and one Warrant. Each Right will entitle the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial Business Combination. The Company will not issue fractional shares. Each Warrant entitles the holder to purchase one-half of one ordinary share at a price of $12.50 per full ordinary share commencing on the later of the Company’s completion of its initial Business Combination or April 30, 2016 and expiring five years from the completion of the Company’s initial Business Combination. The Company will not issue fractional shares. As a result, investors must exercise Warrants in multiples of two Warrants, at a price of $12.50 per full share, subject to adjustment, to validly exercise the Warrants. The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the ordinary shares underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within 90 days following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act of 1933, as amended. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Additionally, in no event will the Company be required to net cash settle the Rights. If an initial Business Combination is not consummated, the Rights and Warrants will expire and will be worthless.

Note 4 - Private Units

Simultaneously with the Offering, certain of the Initial Shareholders of the Company purchased an aggregate of 509,000 Private Units at $10.00 per Private Unit (for an aggregate purchase price of $5,090,000) from the Company. All of the proceeds received from these purchases were placed in the Trust Account.

The Private Units are identical to the units sold in the offering except the warrants included in the private units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, because the warrants underlying the private units were issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the purchasers have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the amended and restated memorandum and articles of association with respect to the pre-business combination activities prior to the consummation of such a business combination unless the Company provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the Trust Account in connection with any such vote, (C) not to convert any private shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any private shares they hold to the Company in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of the amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of the Company’s initial business combination.

Note 5 - Related Party Transactions

Advances from Related Party

During the year ended February 29, 2016, an affiliate of the Company’s executive officers advanced funds totaling $139,190 to the Company to pay administrative expenses and offering costs incurred. These advances were due on demand and were non-interest bearing. As of February 29, 2016, the advances were repaid by the Company.

Note Payable to Related Party

The Company issued a $171,306 principal amount unsecured promissory note to an affiliate of the Company’s executive officers. The note was non-interest bearing and repaid by the Company during June 2015.

Note 6 - Commitments

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Offering (“Underwriting Agreement”). The Underwriting Agreement required the Company to pay an underwriting discount of 3% of the gross proceeds of the Offering as an underwriting discount. The Company has further engaged EarlyBird to assist the Company with its initial Business Combination. Pursuant to this arrangement, the Company anticipates that EarlyBird will assist the Company in holding meetings with shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the EarlyBird a cash fee of 4% of the gross proceeds of the Offering for such services upon the consummation of its initial Business Combination (exclusive of any applicable finders’ fees which might become payable).

Registration Rights

The Initial Shareholders of the Private Units will be entitled to registration rights with respect to their initial shares, the Private Units (and underlying securities) and any additional units (and underlying securities) issued upon conversion of working capital loans made by such parties to the Company (“Working Capital Units”). The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying securities) or Working Capital Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Purchase Option

The Company sold to the Representative, for $100, a unit purchase option to purchase up to a total of 720,000 units exercisable at $10.00 per Unit (or an aggregate exercise price of $7,200,000) commencing on the later of the consummation of a Business Combination and one year from May 1, 2015. The unit purchase option expires five years from May 1, 2015. The Units issuable upon exercise of this option are identical to the Units sold in the Offering. Accordingly, after the Business Combination, the purchase option will be to purchase 792,000 ordinary shares (which include 72,000 ordinary shares to be issued for the rights included in the Units) and 720,000 Warrants to purchase 360,000 ordinary shares. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of this Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option on the grant date was approximately $4,872,306 (or $6.77 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 86%, (2) risk-free interest rate of 1.58% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described in Note 3), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 6 - Commitments (Continued)

Administrative Service Fee

The Company, commencing on the effective date of the registration statement relating to the Offering, has agreed to pay, an affiliate of the Company’s executive officers, a monthly fee of $10,000 for general and administrative services. This arrangement will terminate upon completion of a Business Combination or the Company's liquidation. During the year ended February 29, 2016, the Company paid its affiliate management fees of $98,387, which is included in operating costs in the statement of operations.

Amended and Restated Memorandum and Articles of Association

The Company’s Memorandum and Articles of Association were amended in connection with the Offering to prohibit the Company, prior to a Business Combination, from issuing (i) any ordinary shares or any securities convertible into ordinary shares or (ii) any other securities (including preferred shares) which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account or which vote as a class with the ordinary shares on a Business Combination.

Note 7 - Shareholder’s Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of February 29, 2016, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share.

In October 2014, 1,725,000 ordinary shares were sold to the Initial Shareholders at a price of approximately $0.01 per share for an aggregate of $25,000. On February 22, 2015, the Company issued an aggregate of 345,000 ordinary shares to the Initial Shareholders by way of capitalization under Cayman Islands law, resulting in the Initial Shareholders owning an aggregate of 2,070,000 ordinary shares. This number included an aggregate of up to 270,000 shares that were subject to compulsory repurchase by the Company; however, due to the full exercise of the over-allotment by the underwriters, no shares were repurchased. All of these shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

As of February 29, 2016, 3,073,411 shares of ordinary shares were issued and outstanding which excludes 7,785,589 shares subject to possible conversion.

Note 8 – Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at February 29, 2016 and February 28, 2015, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	February 29, 2016	February 28, 2015
Assets:
Cash and securities held in Trust Account	1	$84,511,769	$-

Note 9 – Subsequent Events

As discussed in Note 1, subsequent to the balance sheet date, the Company received advances of funds totaling $130,000 from an affiliate of one of the Company’s executive officers, in order to pay administrative expenses and costs of the Company until interest income held in the Trust account is released for working capital needs.

ANNEX A

Execution Version

CONTRIBUTION AGREEMENT

by and among

AROWANA INC.,

VIVOPOWER INTERNATIONAL PLC

and

AROWANA INTERNATIONAL LIMITED

Dated as of August 11, 2016

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into as of August 11, 2016, by and among AROWANA INC., a Cayman Islands exempted company (“ARWA”), VIVOPOWER INTERNATIONAL PLC, an England and Wales public limited company (“Company”), and AROWANA INTERNATIONAL LIMITED, an Australian company (“AWN”).

The term “Agreement” as used herein refers to this Contribution Agreement, as the same may be amended from time to time, and all schedules hereto (including AWN Schedule, the Company Schedule and the ARWA Schedule, each as hereafter defined). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article X or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. ARWA, the Company and AWN may also be referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

A.     ARWA is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

B.     The Company is an international solar power company.

C.     The Parties desire that ARWA contribute a substantial portion of its assets (consisting solely of cash) in exchange for such number of newly issued ordinary shares, par value $0.012 per share, of the Company (the “Company Shares”) as is further described herein, upon the terms and subject to the conditions set forth in this Agreement.

D.     AWN has agreed to sell to the Company, and the Company has agreed to purchase from AWN, a certain number of Company Shares equal to a portion of the Company Shares that ARWA may acquire hereunder, as is further described herein, upon the terms and subject to the conditions set forth in this Agreement.

E.     Promptly following the execution and delivery of this Agreement, the Company will file with the SEC a Registration Statement (as hereafter defined), including a related Proxy Statement/Prospectus (as hereafter defined) that is both a proxy statement to be distributed to holders of outstanding ordinary shares, par value $0.0001 per share, of ARWA (the “ARWA Ordinary Shares”) and outstanding warrants of ARWA to purchase one-half of one ARWA Ordinary Share (the “ARWA Warrants”) in connection with the solicitation by ARWA of proxies for ARWA Shareholder Approval and ARWA Warrantholder Approval (each as hereinafter defined) and a prospectus covering the registration of the Company Shares to be issued by the Company to ARWA pursuant to this Agreement.

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AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
THE CONTRIBUTION AND PURCHASE

1.1           Contribution and Issuance of Company Shares by Company; Sale of Company Shares by AWN.

(a)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, ARWA shall contribute to the Company an amount (the “Contribution Amount”) in cash in U.S. Dollars equal to (i) $56,585,520, less (ii) unpaid fees and expenses incurred by ARWA in connection with this Agreement and the transactions contemplated hereby that are in excess of the working capital available to ARWA outside of, or eligible to be withdrawn from, the Trust Fund (the “Transaction Fees and Expenses”), and the Company shall issue, sell and deliver to ARWA, an aggregate of 9,444,950 Company Shares (the “Contribution Shares”), free and clear of all Liens (the “Contribution”).

(b)     To the extent that there are additional funds held in the Trust Fund after taking into account (i) the Contribution Amount, (ii) amounts necessary to pay holders of ARWA Ordinary Shares issued in ARWA’s initial public offering (the “Public Shares”) as to which the holders thereof have elected to exercise their rights to convert such shares into a pro rata portion of the Trust Fund (such rights, “Conversion Rights”) pursuant to ARWA’s Charter Documents (as hereafter defined) and (iii) the Transaction Fees and Expenses (such excess amounts in the Trust Fund being hereinafter referred to as the “True-up Amount”), in accordance with the terms and subject to the conditions of this Agreement, at the Closing, ARWA will purchase from the Company, and the Company shall issue, sell and deliver to ARWA, a number of Company Shares (the “True-up Shares”) equal to the True-up Amount divided by $10.20, free and clear of all Liens, for an aggregate purchase price equal to the True-up Amount, payable by ARWA in cash in U.S. Dollars (the “True-up Sale”).

(c)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, the Company will purchase from AWN, and AWN shall sell and deliver to the Company, a number of Company Shares (the “Make-even Shares”) equal to the number of True-up Shares, free and clear of all Liens, for an aggregate purchase price equal to the amount paid by ARWA for the True-up Shares (the “Make-even Amount”), payable by the Company in cash in U.S. Dollars (the “Make-even Sale” and together with the Contribution, True-up Sale and the other transactions contemplated hereby, the “Transactions”). Any stamp duties payable in connection with the Make-even Sale shall be paid by AWN.

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1.2           Payment and Delivery of Contribution Amount, True-up Amount and Make-even Amount; Distribution of Company Shares; Other Securities.

(a)     At the Closing:

(i)     ARWA shall deliver and pay to the Company the Contribution Amount and True-up Amount, if any, by wire transfer or intrabank transfer of immediately available funds to an account designated by the Company no later than the close of business on the third (3rd) Business Day prior to the Closing Date;

(ii)     The Company shall deliver to ARWA (or credit ARWA through direct registration or through the Deposit and Withdrawal at Custodian system of the Depository Trust Company or through the FAST (Fast Automated Securities Transfer) Program) the Contribution Shares and the True-up Shares, if any, pursuant to written instructions provided by ARWA no later than the close of business on the third (3rd) Business Day prior to the Closing Date;

(iii)     AWN shall deliver to the Company the Make-even Shares, if any, pursuant to written instructions provided by the Company no later than the close of business on the third (3rd) Business Day prior to the Closing Date; and

(iv)     the Company shall deliver and pay to AWN the Make-even Amount, if any, by wire transfer or intrabank transfer of immediately available funds to an account designated by AWN no later than the close of business on the third (3rd) Business Day prior to the Closing Date.

(b)     Within 45 days after the Closing Date, ARWA shall distribute (i) 9,005,500 Contribution Shares plus the True-up Shares, if any, by means of a dividend payable in such Contribution Shares and True-up Shares to the holders of ARWA Ordinary Shares (or, in ARWA's sole discretion, as may be directed by the holders of ARWA Ordinary Shares) and (ii) 439,450 Contribution Shares by means of a special distribution payable in such Contribution Shares to the holders of ARWA Warrants (or, in ARWA's sole discretion, as may be directed by the holders of ARWA Warrants), in each case as of the close of business on a date determined by the Board of Directors of ARWA. Holders of the rights issued by ARWA (the “ARWA Rights”) pursuant to the Rights Agreement, dated as of April 30, 2015, by and between ARWA and Continental, shall be required to return the certificates evidencing their ARWA Rights to Continental prior to receiving ARWA Ordinary Shares and Company Shares to which they are entitled pursuant to the Rights and such dividend. Upon receipt of a valid Rights Certificate, ARWA shall issue to the registered holder of such Rights a number of full ARWA Ordinary Shares to which he, she or it is entitled pursuant to such Rights and then distribute the full number of Company Shares to which he, she or it is entitled pursuant to such dividend, respectively, registered in such name or names as may be directed by him, her or it. The Company shall not issue fractional shares upon exchange of Rights or payment of such dividend. In the event that any holder would otherwise be entitled to any fractional share upon exchange of Rights or payment of such dividend, the number of ARWA Ordinary Shares or Company Shares, as applicable, that the holder would be entitled to will be rounded down to the nearest whole number.

(c)     Within 45 days of the Closing Date, subject to approval of the Dissolution Proposal, ARWA shall wind up and liquidate in accordance with its Charter Documents and the Companies Law (2013 Revision) of the Cayman Islands.

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1.3           Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the “Closing”) shall take place at the offices of Graubard Miller, counsel to ARWA, 405 Lexington Avenue, New York, New York 10174-1101 at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by email .pdf files. All Transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously.

1.4          Rule 145. All Company Shares issued pursuant to this Agreement to “affiliates” of ARWA listed in Schedule 1.4 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such Company Shares shall bear an appropriate restrictive legend.

1.5           Governing Documents. Effective as of the Closing, the memorandum and articles of association of the Company shall be amended and restated in a form mutually agreeable to the Parties.

1.6           Make-even Share Consideration. The maximum number of Company Shares which can be purchased by the Company pursuant to Article 1.1(c) of this Agreement is 2,732,400. The minimum consideration for the buyback of the Make-even Shares will be the nominal value of the Company Shares, and the maximum consideration will be $10.20 per Company Share. For the avoidance of doubt, the Parties acknowledge that no Company Shares may be bought back until the shareholders of the Company approve the terms of this Agreement at a general meeting.

ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING AWN

Subject to the exceptions set forth in Schedule 2 attached hereto (the “AWN Schedule”), AWN hereby represents and warrants to ARWA as follows:

2.1           Approval. By execution of this Agreement, AWN, in its capacity as the sole shareholder of the Company, shall be deemed to have provided its written consent to the approval of this Agreement and authorization for the Company to execute and deliver same, and the approval of the Transactions, including the amendment and restatement of the Company’s memorandum and articles of association as set forth in Section 1.5, the issue and allotment of shares pursuant to Section 1.1(b) and the buyback of shares pursuant to Section 1.1(c), subject to approval of this Agreement and the Transactions by the shareholders of AWN.

NY:1824684.16

2.2           Authority Relative to this Agreement. AWN has full corporate power and authority to: (a) execute and deliver this Agreement and each Transaction Document to which it is a party, (b) perform its obligations hereunder and thereunder and (c) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by AWN and the consummation by AWN of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary corporate action on the part of AWN. This Agreement and the Transaction Documents to which it is a party have been or will be, as applicable, duly and validly executed and delivered by AWN and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto, constitute or will constitute, as applicable, the legal and binding obligations of AWN, enforceable against AWN in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.3           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by AWN do not, and the performance of this Agreement by AWN shall not, (i) conflict with or violate AWN’s Charter Documents, (ii) conflict with or violate any Legal Requirements applicable to AWN, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or trigger or increase any payment to a third party pursuant to, any Contract to which the Company or AWN is a party or by or to which any of the properties or assets of AWN may be bound (an “AWN Contract”), or (iv) result in the creation of a Lien on any of the properties or assets of the Company or AWN pursuant to any AWN Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases, Liens or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on AWN or the Company, or prevent or materially delay the consummation of the Transactions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

(b)     The execution and delivery of this Agreement by AWN does not, and the performance of its obligations hereunder will not, require any Governmental Action/Filing or consent, approval, authorization or permit of, or filing with or notification to, any other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AWN or the Company, or prevent or materially delay the consummation of the Transactions or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

2.4           Ownership. AWN owns, and immediately prior to the Closing will own, all of the outstanding Company Shares, free and clear of all Liens, other than Permitted Liens (all of which shall be extinguished as to the Make-even Shares upon transfer of such shares to the Company). AWN shall not assign, sell, transfer or otherwise dispose of the Company Shares. Except for this Agreement, AWN is not, and shall not become, a party to any Contract obligating AWN to assign, sell, transfer or otherwise dispose of any Company Shares.

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2.5           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of AWN, AWN’s Affiliates, or any other Person on behalf of AWN or any of AWN’s Affiliates has made, makes or shall be deemed to make, any other express or implied representation or warranty regarding AWN or its subsidiaries (including any representation or warranty with respect to any projection or forecast with respect to AWN, the Company Group, Aevitas or its subsidiaries or any other information provided to ARWA or ARWA’s Affiliates or representatives), and AWN disclaims any such representation or warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing). AWN agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind other than the specific representations and warranties expressly made by ARWA in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Company Schedule”), the Company and AWN (solely with respect to the Company) hereby represent and warrant to, and covenants with, ARWA as follows:

3.1           Organization and Qualification.

(a)     The Company is a corporation duly incorporated, validly existing and, if applicable, in good standing under the laws of the country of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Complete and correct copies of the Charter Documents of the Company, as amended and currently in effect, have been made available to ARWA. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b)     The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

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3.2           Subsidiaries.

(a)     All of the Company Group Members (as used in this Section 3.2 “Company Group Members” excludes the Company, as to which representations are made elsewhere in this Article III) are listed on Schedule 3.2. The Company owns all of the outstanding securities of its Subsidiaries, and upon consummation of the Contingent Acquisitions, will own the securities of the Contingent Acquisition Targets, free and clear of all Liens, other than Permitted Liens. Other than this Agreement and the Contracts relating to the Contingent Acquisitions and the Aevitas Acquisition, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Group Member is a party or by which any Company Group Member is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of such Company Group Member. Except for other Company Group Members, none of the Company Group Members (i) owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person, (ii) is a party to any agreement or commitment to purchase any such interest, and (iii) other than this Agreement and the Contracts relating to the Contingent Acquisitions and the Aevitas Acquisition, has agreed or is obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Person.

(b)     Each Company Group Member is duly incorporated or formed, validly existing and, if applicable, in good standing under the laws of its state of incorporation (as listed in Schedule 3.2) and has the requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Company Group Member is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. Complete and correct copies of the Charter Documents of each Company Group Member, as amended and currently in effect, have been heretofore delivered to ARWA. No Company Group Member is in violation of any of the provisions of its Charter Documents.

(c)     Each Company Group Member is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and, if applicable, is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group.

3.3           Capitalization.

(a)     The authorized capital stock of the Company is unlimited and consists exclusively of 5,718,879 shares issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable (“Company Stock”). Schedule 3.3(a) hereto contains a list of all of the shareholders of the Company, the number of shares of Company Stock owned by each shareholder and each shareholder’s residence address.

(b)     No shares of Company Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Stock granted to employees of Company or other parties, outstanding warrants or other rights to purchase Company Stock. Any shares of Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Company is bound obligating the Company to accelerate the vesting of any such options, warrants or other rights as a result of the Transactions. All outstanding shares of Company Stock and any such options, warrants and rights have been issued and granted in compliance with, in all material respects, (x) all applicable Legal Requirements, and (y) all requirements set forth in any applicable Material Company Group Contracts. The Company has delivered to ARWA true and accurate copies of the forms of documents used for the issuance of any such options, warrants and rights and a true and complete list of the holders thereof, including their names and the numbers of shares of Company Stock underlying such options, warrants and rights.

(c)     Except as set forth in Section 3.3(a) or as otherwise contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Company Stock, or obligating the Company to grant, extend, accelerate the vesting, exercisability, exchangeability or convertibility of, or enter into, any such subscription, option, warrant, equity security, call, right, commitment or agreement, including, without limitation, as a result of the entry into this Agreement or the consummation of the Transactions. No outstanding shares of Company Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any agreement of any character with the Company.

(d)     Except as contemplated by this Agreement, there are no outstanding registrations rights, voting trusts, proxies, rights plans, anti-takeover plans or other similar agreements with respect to the voting or transfer of the Company Stock to which the Company is a party.

(e)     The Contribution Shares and True-up Shares, upon issuance in accordance with the terms of this Agreement (including the payment to the Company of the applicable purchase price), will be duly authorized, validly issued and such Company Shares will be fully paid and nonassessable.

3.4          Authority Relative to this Agreement. The Company has full corporate power and authority to: (a) execute and deliver this Agreement and the Transaction Documents to which it is a party, (b) perform its obligations hereunder and thereunder and (c) consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Transactions Documents to which it is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto, constitute or will constitute, as applicable, the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s or any Company Group Member’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Company Group Contract (as defined in Section 3.19), or (iv) result in the creation of a Lien (other than Permitted Lien) on any of the properties or assets of the Company Group pursuant to any Company Group Contract (as defined in Section 3.19), except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company Group.

(b)     The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any Governmental Action/Filing by any Company Group Member or consent, approval, authorization or permit of, or filing with or notification to, any other third party (including, without limitation, lenders and lessors) by any Company Group Member, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) the consents, approvals, authorizations and permits described in Schedule 3.5(b), (iii) AWN Shareholder Approval, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6           Compliance. The Company Group has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. No written notice of material non-compliance with any Legal Requirements applicable to the Company Group has been received by the Company Group. The Company Group is not in violation of any term of any Material Company Group Contract (as defined in Section 3.19), except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company Group.

3.7           Financial Statements.

(a)     The Company has made available to ARWA true and complete copies of the audited consolidated financial statements (including any related notes thereto) of the Company and of Aevitas Group Limited (“Aevitas”) and VivoPower Pty Ltd (“VivoPower Pty”) and their respective Subsidiaries as of and for the fiscal years ended March 31, 2016 and 2015 (the “Financial Statements”).

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(b)     The Financial Statements comply as to form, and were prepared in accordance, in all material respects, with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the Company and of Aevitas and VivoPower Pty and their respective Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated.

(c)     There are no outstanding loans or other extensions of credit made by the Company Group to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company that would be prohibited by Section 402 of the Sarbanes-Oxley Act if such section were applicable to the Company Group.

(d)     The books of account, minute books and transfer ledgers and other similar books and records of the Company Group have been maintained in accordance with, in all material respects, good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(e)     Except as otherwise noted in the Financial Statements, the accounts and notes receivable reflected therein: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Company has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company Group as of the date hereof.

(f)     To the knowledge of the Company, the auditors of the Financial Statements have at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

3.8           No Undisclosed Liabilities. The Company Group has no liabilities of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with IFRS, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Financial Statements or in the notes to the Financial Statements, or (ii) such liabilities arising in the ordinary course of the Company’s business since the latest balance sheet date of the Financial Statements, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company Group.

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3.9           Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Financial Statements, since the latest balance sheet date of the Financial Statements, there has not been: (a) any Material Adverse Effect on the Company Group, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company Group’s capital stock, or any purchase, redemption or other acquisition by the Company Group of any of the Company Group’s capital stock or any other securities of the Company Group or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of the Company Group’s capital stock, (d) any granting by the Company Group of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business , or any payment by the Company Group of any bonus, except for bonuses made in the ordinary course of business, or any granting by the Company Group of any increase in severance or termination pay or any entry by the Company Group into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company Group of the nature contemplated hereby, (e) entry by the Company Group into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (f) any material change by the Company Group in its accounting methods, principles or practices, except as required by concurrent changes in IFRS, (g) any change in the auditors of the Company Group, (h) any issuance of capital stock of the Company Group, or (i) any revaluation by the Company Group of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company Group other than in the ordinary course of business.

3.10         Litigation. Except as disclosed in Schedule 3.10 hereto, there are no material claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company Group before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11         Employee Benefit Plans.

(a)     All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company Group, or any trade or business (whether or not incorporated) which is under common control with the Company Group, with respect to which the Company Group has liability (individually, a “Plan,” and, collectively, the “Plans”) have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company Group. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened in writing, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened in writing by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company Group does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to ARWA in writing, or as required by this Agreement), or to enter into any new Plan.

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(b)     Except as disclosed in Schedule 3.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of the Company Group under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)     The representations and warranties set forth in this Section 3.11 are sole and exclusive representations and warranties with respect to employee benefit matters relating to the Company Group.

3.12         Labor Matters.

(a)     Except for those which have been made available to ARWA, the Company Group is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company Group nor does the Company know of any activities or proceedings of any labor union to organize any such employees. There are no pending grievance or similar proceedings involving the Company Group and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company Group pursuant to the resolution of any such proceeding that is no longer pending.

(b)     Except as provided for in the collective bargaining agreements and labor union contracts which have been made available to ARWA, each employee and consultant of the Company Group is terminable “at will” subject to applicable notice periods as set forth by law or in the applicable employment or consulting agreement, and there are no agreements or understandings between the Company Group and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of the Company Group’s officers or key employees intends to terminate his or her employment with the Company Group. The Company Group is in compliance in all material respects and, to the Company’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company Group and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company Group and any employees or consultants of the Company Group that have not been documented as part of the formal written agreements between any such individuals and the Company Group that have been made available to ARWA.

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(c)     The Company Group is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company Group is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company Group does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s knowledge, threatened in writing, claims or actions against the Company Group by any employee in connection with such employee’s employment or termination of employment by the Company Group.

(d)     No employee or former employee of the Company Group is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

(e)     The representations and warranties set forth in this Section 3.12 are sole and exclusive representations and warranties with respect to labor matters relating to the Company Group.

3.13         Restrictions on Business Activities. Except as disclosed in Schedule 3.13, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company Group or its assets or to which the Company Group is a party which impairs or restricts any business practice of the Company Group, any acquisition of property by the Company Group or the conduct of business by the Company Group as currently conducted, other than such restrictions, the non-compliance with which would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group.

3.14         Title to Property.

(a)     The Company Group does not own any real property.

(b)     All leases pursuant to which the Company Group leases from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company Group or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect on the Company Group. The Company Group has good and marketable title to the personal property and other property and assets of the Company Group owned, used or held for use in connection with the business of the Company Group (the “Personal Property”), and all such Personal Property is in each case held free and clear of all Liens, other than Permitted Liens.

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(c)     The Company Group is in possession of, or has valid and effective rights to, all properties, assets and rights (including, without limitation, real property, Personal Property and Intellectual Property) required for the effective conduct of its business in all material respects, as it is currently conducted and expected to be conducted in the future.

3.15         Taxes.

(a)     The Company Group has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company Group with any Tax authority prior to the date hereof, except such Returns that are not material to the Company Group. All such Returns are true, correct and complete in all material respects. The Company Group has paid all Taxes shown to be due and payable on such Returns.

(b)     All Taxes that the Company Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)     The Company Group has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company Group, nor has the Company Group executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company Group has complied, in all material respects, with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(d)     To the knowledge of the Company Group, no audit or other examination of any Return of the Company Group by any Tax authority is presently in progress, nor has the Company Group been notified of any request for such an audit or other examination.

(e)     No adjustment relating to any Returns filed by the Company Group has been proposed in writing, formally or informally, by any Tax authority to the Company Group or any representative thereof.

(f)     The Company Group has no liability for any unpaid Taxes which have not been accrued for or reserved in the Financial Statements, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company Group in the ordinary course of business.

(g)     The representations and warranties set forth in this Section 3.15 are sole and exclusive representations and warranties with respect to tax matters relating to the Company Group.

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3.16         Environmental Matters. The Company Group has complied with all applicable Environmental Laws, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company Group. Without limiting the generality of the foregoing, (a) the properties currently operated or being constructed by the Company Group (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances; (b) the properties formerly owned, operated or constructed by the Company Group were not contaminated with Hazardous Substances during the period of ownership, operation or construction by the Company Group or during any prior period; (c) the Company Group is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property; (d) the Company Group has not experienced any actual or threatened release of any Hazardous Substance into the environment in violation of any Environmental Law; and (e) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances. The Company Group has not received any written notice, demand, letter, claim or request for information alleging that the Company Group may be in violation of or liable under any Environmental Law.

3.17         Brokers; Third Party Expenses. No member of the Company Group has incurred or will incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

3.18         Intellectual Property.

(a)      The Company Group owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted or as presently contemplated to be conducted. No Company Group Intellectual Property or Company Group Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company Group, or which may affect the validity, use or enforceability of such Company Group Intellectual Property or Company Group Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company Group.

(b)     The Company Group owns and has good and exclusive title to each material item of Company Group Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company Group is the exclusive owner of all material registered Trademarks and Copyrights and all material Patents used in connection with the business of the Company Group as presently conducted or as presently contemplated to be conducted, including the sale of any products or the provision of any services by the Company Group.

(c)     To the knowledge of the Company, the operation of the business of the Company Group as such business currently is conducted or is contemplated to be conducted, including the Company Group’s use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company Group has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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(d)     The representations and warranties set forth in this Section 3.18 are sole and exclusive representations and warranties with respect to intellectual property matters relating to the Company Group.

3.19         Agreements, Contracts and Commitments.

(a)     Schedule 3.19 hereto sets forth a complete and accurate list of the following Contracts (collectively, the “Material Company Group Contracts”) to which the Company Group is a party or by or to which any of the properties or assets of the Company Group may be bound, subject or affected, excluding Contracts made in the ordinary course of business for the purchase of equipment and supplies for the construction of solar projects (the “Company Group Contracts”):

(i)     each Contract providing for payments (present or in the next five years) to the Company Group in excess of $1.25 million in the aggregate;

(ii)     any Contract under or in respect of which the Company Group presently has any liability or obligation in excess of (present or in the next five years) $1.25 million;

(iii)     any Contract between the Company Group, on the one hand, and any officer, director, employee, shareholder or holder of derivative securities (“Insider”) of the Company Group or an Affiliate of an Insider of the Company Group, on the other hand, excluding contracts of employment or similar, or contracts relating to the Contingent Acquisitions or Aevitas acquisitions elsewhere disclosed, and excluding transactions between Company Group Members and their wholly owned subsidiaries;

(iv)     any Contract involving any guaranty, direct or indirect, by the Company Group of any obligation for borrowings or otherwise in excess of $500,000, excluding endorsements made for collection in the ordinary course of business and indebtedness or cross guarantees between parent and subsidiary entities or similar;

(v)     any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company Group or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company Group;

(vi)     any Contract to register any shares of the capital stock or other securities of the Company Group with any Governmental Entity;

(vii)     any Contract to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons; and

(viii)     any Company Group Contract for the acquisition of a business within the last twenty-four months.

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Each Material Company Group Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Company Group Contract is the subject of a bankruptcy or insolvency proceeding. True and correct copies of all Material Company Group Contracts and all offers and proposals that, if accepted, would constitute Material Company Group Contracts (or written summaries in the case of oral Material Company Group Contracts or offers or proposals) have been provided to ARWA. Except as set forth in Schedule 3.19, neither the Company Group Members nor, to the best of the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Group Contract, and no party to any Material Company Group Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

3.20        Insurance. The coverages provided by the Company Group’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors are adequate in amount and scope for the Company Group’s business and operations, including any insurance required to be maintained by Company Group Contracts.

3.21         Governmental Actions/Filings. The Company Group has been granted and holds, and has made, all material Governmental Actions/Filings necessary to the conduct of the business of the Company Group as presently conducted or used or held for use by the Company Group. Each such Governmental Action/Filing is in full force and effect and the Company Group is in substantial compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company Group.

3.22      Interested Party Transactions. Except as disclosed in Schedule 3.22, no Insider of the Company Group or a member of his or her immediate family is indebted to any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of a member of the Company Group, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the knowledge of the Company, no Insider of the Company Group or any member of his or her immediate family is, directly or indirectly, interested in any Material Company Group Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company Group or such Person’s employment with the Company Group).

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3.23           Listing. As of the Closing, the Company Shares shall be listed or approved for initial listing on The Nasdaq Stock Market LLC (“Nasdaq”).

3.24        Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the Transactions.

3.25           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of AWN or the Company Group, or their respective Affiliates, or any other Person on behalf of AWN or the Company Group or any of the Company Group’s Affiliates, has made, makes or shall be deemed to make, any other express or implied representation or warranty (including any representation or warranty with respect to any projection or forecast with respect to the Company Group or any other information provided to ARWA or ARWA’s Affiliates or representatives), and AWN and the Company Group disclaim any such representation or warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing). The Company agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind other than the specific representations and warranties expressly made by ARWA in this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ARWA

Subject to the exceptions set forth in Schedule 4 attached hereto (the “ARWA Schedule”), ARWA represents and warrants to, and covenants with, the Company, as follows (as used in this Article IV, and elsewhere in this Agreement, the term “ARWA” includes ARWA’s Subsidiaries, unless the context clearly otherwise indicates):

4.1           Organization and Qualification. ARWA is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. ARWA is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, to have a Material Adverse Effect on ARWA.

4.2          Warrants, Rights, Etc. Except as disclosed in the ARWA SEC Reports, ARWA has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the Transactions, will become convertible, exchangeable or exercisable for any shares, warrants, options or other securities of the Company.

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4.3          Authority Relative to this Agreement. ARWA has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that ARWA has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out ARWA’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Transactions). The execution and delivery of this Agreement by ARWA and the consummation by ARWA of the transactions contemplated hereby (including the Transactions) have been duly and validly authorized by all necessary corporate action on the part of ARWA, and no other corporate proceedings on the part of ARWA are necessary to authorize this Agreement or to consummate the Transactions, other than the ARWA Shareholder Approval. This Agreement has been duly and validly executed and delivered by ARWA and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of ARWA, enforceable against ARWA in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.4           No Conflict; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by ARWA do not, and the performance of this Agreement by ARWA shall not: (i) conflict with or violate ARWA’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair ARWA’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of ARWA pursuant to, any Contract to which ARWA is a party or by or to which any of the properties or assets of ARWA may be bound (an “ARWA Contract”), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on ARWA.

(b)     The execution and delivery of this Agreement by ARWA does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which ARWA is qualified to do business, (ii) the qualification of ARWA as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on ARWA, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

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4.5           ARWA SEC Reports and Financial Statements.

(a)     ARWA has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 30, 2015 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “ARWA SEC Reports”). None of the ARWA SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of ARWA (“ARWA Audited Financial Statements”) and unaudited interim financial statements of ARWA (“ARWA Unaudited Financial Statements” and, together with the ARWA Audited Financial Statements, the “ARWA Financial Statements”) (including, in each case, the notes and schedules thereto) included in the ARWA SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of ARWA and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)     ARWA has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to ARWA is made known to ARWA’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To ARWA’s knowledge, such disclosure controls and procedures are effective in timely alerting ARWA’s principal executive officer and principal financial officer to material information required to be included in ARWA’s periodic reports required under the Exchange Act.

(c)     ARWA has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of ARWA’s financial reporting and the preparation of ARWA’s financial statements for external purposes in accordance with U.S. GAAP.

(d)     There are no outstanding loans or other extensions of credit made by ARWA to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ARWA. ARWA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)     The books of account, minute books and transfer ledgers and other similar books and records of ARWA and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f)     Except as otherwise noted in the ARWA Financial Statements, the accounts and notes receivable of ARWA and its Subsidiaries reflected in the ARWA Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which ARWA has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of ARWA or any of its subsidiaries as of the date hereof.

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4.6           No Undisclosed Liabilities. ARWA (including its Subsidiaries) has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to ARWA Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent ARWA Financial Statements or in the notes to the most recent ARWA Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the most recent ARWA Financial Statement, none of which, individually or in the aggregate, would have a Material Adverse Effect on ARWA and its Subsidiaries taken as a whole.

4.7          Litigation. There are no claims, suits, actions or proceedings pending or to ARWA’s knowledge, threatened against ARWA, before any Governmental Entity.

4.8           Brokers. Except as set forth in Schedule 4.8, ARWA has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.9         Interested Party Transactions. No Insider of ARWA or a member of his or her immediate family is indebted to ARWA, nor is ARWA indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of ARWA, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the knowledge of ARWA, no Insider of ARWA or a member of his or her immediate family is directly or indirectly a party to or has a material interest in any ARWA Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of ARWA or such Person’s employment with ARWA).

4.10        Listing. The ARWA Ordinary Shares are listed on the Nasdaq. There is no action or proceeding pending or, to ARWA’s Knowledge, threatened against ARWA by the Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the ARWA Ordinary Shares on the Nasdaq.

4.11          Board Approval. The board of directors of ARWA has, as of the date of this Agreement, subject to the ARWA Shareholder Approval, unanimously (i) approved this Agreement and the Transactions and (ii) determined that the Transactions are in the best interests of the shareholders of ARWA.

4.12         Trust Fund. As of the date hereof and as of immediately prior to the Closing, ARWA has and will have no less than $84,456,000 in a trust account administered by Continental (the “Trust Fund”), less such amounts, if any, as ARWA is required to pay to shareholders who exercise their Conversion Rights in accordance with the provisions of ARWA’s Charter Documents, as now in effect or hereafter amended.

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4.13        No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement, none of ARWA, ARWA’s Affiliates or any other Person on behalf of ARWA or any of ARWA’s Affiliates has made, makes or shall be deemed to make, any other express or implied representation or warranty, and ARWA disclaims any such representation or warranty disclaims any such representation or warranty. ARWA agrees that neither it nor any of its Affiliates has relied upon or is relying upon any representations or warranties of any kind, whether written or oral, express or implied, other than the specific representations and warranties expressly made by AWN or the Company in this Agreement.

ARTICLE V
CONDUCT PRIOR TO THE CLOSING DATE

5.1           Conduct of Business by the Company. Except as contemplated by this Agreement or as otherwise consented to in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and ARWA shall, and shall cause each of their respective Subsidiaries to, carry on its business in the usual, regular and ordinary course, and in compliance with all applicable Legal Requirements (except where noncompliance would not have a Material Adverse Effect), pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement and except as required by applicable Legal Requirements, without the prior written consent of the other party (which consent shall not be unreasonably withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and ARWA shall not, and shall not permit any of their respective Subsidiaries to, do any of the following:

(a)     Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)     Grant any material severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof, or adopt any new material severance plan, or amend or modify or alter in any manner any material severance plan, agreement or arrangement existing on the date hereof;

(c)     Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business provided that in no event shall the Company Group or ARWA license on an exclusive basis or sell any Intellectual Property;

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(d)     Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)     Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of the Company Group or ARWA;

(f)     Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g)     Amend its Charter Documents, other than any amendment by ARWA necessary to extend the time for ARWA to complete an initial business combination and to provide the holders of Public Shares the opportunity to convert their shares into a pro rata portion of the Trust Fund in connection therewith;

(h)     Other than the Contingent Acquisitions and the acquisition of Aevitas or in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ARWA or the Company Group, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services; it being acknowledged and agreed that, for purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement/Prospectus;

(i)     Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) in the ordinary course of business, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)     Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, in each case except in the ordinary course of business or to conform to the requirements of any applicable law;

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(k)     Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of the APG Loan and any liabilities recognized or disclosed in the most recent Financial Statements or in the financial statements included in the ARWA SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements in the ordinary course of business, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which ARWA is a party or of which ARWA is a beneficiary, as applicable;

(l)     Except in the ordinary course of business, modify, amend or terminate any Company Contract or ARWA Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(m)     Except as required by IFRS, revalue any of its assets or make any change in accounting methods, principles or practices;

(n)     Except in the ordinary course of business, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $300,000 in any 12 month period;

(o)     Settle any litigation where the consideration given is other than monetary or to which an Insider of ARWA or the Company Group, as applicable, is a party;

(p)     Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes;

(q)     Form or establish any subsidiary except in the ordinary course of business or as contemplated by this Agreement;

(r)     Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(s)     Make capital expenditures except in accordance with prudent business and operational practices;

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(t)     Make or omit to take any action which would to have a Material Adverse Effect;

(u)     Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Subsidiaries other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with prior practice; or

(v)     Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (v) above.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1           Registration Statement; Shareholder and Warrantholder Meetings.

(a)     As soon as is reasonably practicable after receipt by ARWA from the Company of all financial and other information relating to the Company as ARWA may reasonably request for its preparation, ARWA and the Company shall prepare and the Company shall file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a Registration Statement on Form F-4 with respect to the issuance of Company Shares by the Company and the distribution thereof by ARWA (the “Registration Statement”), which shall include proxy materials for the purpose of:

(i)     soliciting proxies from holders of ARWA Ordinary Shares to vote in favor of (A) the adoption of this Agreement and the approval of the Transactions (“ARWA Shareholder Approval”) and (B) the winding up, liquidation and dissolution of ARWA (the “Dissolution Proposal”), at a meeting of holders of ARWA Ordinary Shares to be called and held for such purpose (the “Shareholder Meeting”); and

(ii)     soliciting proxies from holders of ARWA Warrants to vote, at a meeting of holders of ARWA Warrants (the “Warrantholder Meeting”), in favor of an amendment to the Warrant Agreement, dated April 30, 2015 (the “Warrant Agreement”), by and between ARWA and Continental, providing that, upon the consummation of the Transactions, each ARWA Warrant shall, automatically and without any action by the registered holder thereof, or any prior notice by ARWA, be exchanged and deemed transferred by such registered holder to ARWA in consideration for the right to receive payment in the amount of 1/20th of one Company Share per ARWA Warrant (the “Consideration”), and such registered holder shall cease to have any rights with respect to the ARWA Warrants other than the right to receive the Consideration (“ARWA Warrantholder Approval”).

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Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of ARWA Ordinary Shares and ARWA Warrants for the matters to be acted upon at the Shareholder Meeting and Warrantholder Meeting and the distribution of the Company Shares (the “Proxy Statement/Prospectus”), which shall also be filed with the SEC on Schedule 14A. The Company shall furnish to ARWA all financial and other information concerning the Company as ARWA may reasonably request in connection with the preparation of the Proxy Statement/Prospectus. The Company and its counsel and ARWA and its counsel shall be given an opportunity to review and comment on the and Registration Statement prior to its filing with the SEC. ARWA and the Company shall promptly respond to any SEC comments on the Registration Statement and ARWA and the Company shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. ARWA and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b)     As soon as practicable following the effectiveness of the Registration Statement, ARWA shall distribute the Proxy Statement/Prospectus to the holders of ARWA Ordinary Shares, ARWA Rights and ARWA Warrants and, pursuant thereto, shall call the Shareholder Meeting and Warrantholder Meeting in accordance with its Charter Documents, the Warrant Agreement and the Companies Law and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Transactions and the other matters presented to the shareholders and warrantholders of ARWA for approval or adoption at the Shareholder Meeting and the Warrantholder Meeting, including, without limitation, the matters described in Section 6.1(a).

(c)     The Company and ARWA shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable provisions of the Companies Law and other applicable corporate law in the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of proxies thereunder, the calling and holding of the Shareholder Meeting and Warrantholder Meeting and the distribution of the Company Shares. Without limiting the foregoing, ARWA shall ensure that the Proxy Statement/Prospectus does not, as of the date on which it is first distributed to holders of ARWA Ordinary Shares and ARWA Warrants, and as of the date of the Shareholder Meeting and Warrantholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that ARWA shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement/Prospectus). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to holders of ARWA Ordinary Shares or ARWA Warrants or at the time of the Shareholder Meeting or Warrantholder Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. ARWA represents and warrants that the information relating to ARWA supplied by ARWA for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to holders of ARWA Ordinary Shares or ARWA Warrants or at the time of the Shareholder Meeting or Warrantholder Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

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(d)     ARWA, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of ARWA Ordinary Shares vote in favor of the adoption of this Agreement and the approval of the Transactions, and that the holders of ARWA Warrants vote in favor of the amendment to the Warrant Agreement contemplated hereby, and shall otherwise use commercially reasonable best efforts to obtain ARWA Shareholder Approval and ARWA Warrantholder Approval.

6.2           Directors and Officers of the Company After Transactions. The Parties shall take all necessary action so that the persons listed in Schedule 6.2 are elected to the positions of officers and directors of the Company, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 6.2 is unable to serve, the Party appointing such Person shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by ARWA shall be made by a majority of the individuals who were independent directors of ARWA as of the date of the Closing.

6.3           Other Actions.

(a)     As promptly as practicable after execution of this Agreement, ARWA will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“ARWA Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in the Signing Form 8-K that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 6.1(a) and Section 6.4, be deemed to have been approved by the Company and may henceforth be used by ARWA in other filings made by it with the SEC and in other documents distributed by ARWA in connection with the transactions contemplated by this Agreement without further review or consent of the Company. Promptly after the execution of this Agreement, ARWA and the Company shall also issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)     At least five (5) days prior to Closing, each of the Company and ARWA shall prepare a draft Report of Foreign Private Issuer on Form 6-K or Current Report on Form 8-K, as applicable, announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (collectively, the “Closing Form 8-K”), each of which shall be in a form reasonably acceptable to the other Party. Prior to Closing, ARWA and the Company shall prepare a press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, ARWA shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, each of the Company and ARWA shall file the Closing Form 8-K with the Commission.

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6.4           Required Information. In connection with the preparation of ARWA Signing Form 8-K, the Signing Press Release, the Proxy Statement/Prospectus, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of ARWA and/or the Company to any Government Entity or other third party in connection with Transactions and the other transactions contemplated hereby, and for such other reasonable purposes, the Company and ARWA each shall, upon request by the other, furnish the other with all financial and other information concerning themselves, their respective directors, officers and stockholders (including the directors of the Company to be appointed or elected effective as of the Closing pursuant to Section 6.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transactions. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Any such information consisting of financial statements shall be prepared in accordance with IFRS, as modified by the rules and regulations of the SEC, applied on a consistent basis to prior periods and shall fairly present in all material respects the financial position of such party at the date thereof and the results of its operations and cash flows for the period indicated, except that any such interim financial statements shall be subject to normal audit adjustments that shall not be expected to have a Material Adverse Effect on such party taken as a whole and shall not include all footnotes.

6.5           Confidentiality; Access to Information.

(a)     Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Subject to the provisions of Section 6.6, each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law or stock exchange or regulatory authority rule. In the event this Agreement is terminated as provided in Article IX hereof, each party (i) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Transactions contemplated hereby, and (ii) will use its commercially reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Transactions contemplated hereby.

(b)     Access to Information.

(i)     The Company will afford ARWA and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as ARWA may reasonably request. No information or knowledge obtained by ARWA in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

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(ii)     ARWA will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of ARWA during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of ARWA, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

6.6         Public Disclosure. From the date of this Agreement until the earlier of the Closing and termination of this Agreement pursuant to Article IX, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of ARWA (in the case of the Company) or the Company (in the case of ARWA), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, to the extent practicable, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

6.7           Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining and/or making of all necessary Governmental Actions/Filings and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 3.5(b), (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (e) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement. This obligation shall include, on the part of ARWA, in connection with the Closing, sending a termination letter to Continental in substantially the form of Exhibit 6.7 attached to the Investment Management Trust Agreement by and between ARWA and Continental dated as of April 30, 2015. In connection with and without limiting the foregoing, ARWA and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement, use its commercially reasonable best efforts to enable the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require ARWA or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

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6.8          Registration Rights Agreement. At the Closing, the Company, the Persons (the “Investors”) listed under “Investor” on the signature page to that certain Registration Rights Agreement with the Company dated April 30, 2015 (the “Original Registration Rights Agreement”) and AWN shall enter into a registration rights agreement (the “Registration Rights Agreement”), which will replace the Original Registration Rights Agreement, in form and substance mutually agreeable to the Company, the Investors and AWN, pursuant to which the Company will under certain circumstances agree to register for resale under the Securities Act (i) the Company Shares held by AWN as of immediately after the Closing and (ii) the Company Shares issued to the Investors in the Transactions or otherwise in respect of the “Registrable Securities” as defined in the Original Registration Rights Agreement.

6.9          Sale Restrictions. Concurrently with the execution of this Agreement, AWN shall have executed the lock-up agreement in the form of Exhibit 6.9 hereto (“Lock-Up Agreement”).

6.10         No Securities Transactions. Neither the Company nor any of its Subsidiaries, directly or indirectly, shall engage in any transactions involving the securities of ARWA prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors and employees, and shall use commercially reasonable best efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

6.11         No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, each of the Company and AWN acknowledges that it has read ARWA’s final prospectus dated April 30, 2015 and understands that ARWA has established the Trust Fund for the benefit of ARWA’s public shareholders and that ARWA may disburse monies from the Trust Fund only (a) to ARWA’s public shareholders in the event they elect to convert their shares into cash in accordance with ARWA’s Charter Documents and/or the liquidation of ARWA, (b) to ARWA after, or concurrently with, the consummation of a business combination, (c) solely with respect to interest earned on the monies held in the Trust Fund, to ARWA to pay its income or other tax obligations and for its working capital requirements. Each of the Company and AWN further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 6, 2016, unless extended in accordance with ARWA’s Charter Documents, ARWA will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the Company and AWN, for themselves and their respective Subsidiaries, affiliated entities, directors, officers, employees, shareholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against ARWA to collect from the Trust Fund any monies that may be owed to them by ARWA for any reason whatsoever, including but not limited to a breach of this Agreement by ARWA or any negotiations, agreements or understandings with ARWA (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of ARWA and the Company.

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6.12        Disclosure of Certain Matters. Each of ARWA and the Company will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, or (c) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend the AWN Schedule, the Company Schedule and the ARWA Schedule (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules; provided, that such no supplement or amendment shall be taken into account for purposes of determining the satisfaction of the conditions in Article VII or for the purposes of Sections 9.1(d) or 9.1(e). The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate upon the earlier of the termination of this Agreement pursuant to Article IX and the Closing Date.

6.13         Securities Listing. ARWA and the Company shall use commercially reasonable best efforts to obtain the listing for trading of the Company Shares on Nasdaq.

6.14         Acquisition Proposals. The Company agrees that (i) the Company and AWN and their respective officers and directors shall not, (ii) the Subsidiaries and their respective officers and directors shall not and (iii) the Company, AWN and the Subsidiaries shall use reasonable best efforts to ensure that their respective stockholders, investment bankers, financial advisors, attorneys, accountants, employees, consultants or other agents, advisors and representatives do not (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making, submission or reaffirmation of any proposal or offer with respect to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving any member of the Company Group or any proposal or offer to acquire in any manner an equity interest in any member of the Company Group, or the assets, securities or other ownership interests of or in any member of the Company Group, other than sales of assets in the ordinary course of business and the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal or execute or enter into any agreement, understanding, letter of intent or arrangement with respect to any Acquisition Proposal.

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6.15         Charter Protections; Directors’ and Officers’ Liability Insurance.

(a)     All rights to indemnification and advancement of expenses for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of ARWA as provided in the Charter Documents of ARWA or in any indemnification agreements shall survive the Transactions and shall continue in full force and effect in accordance with their terms, and the Company shall assume all obligations of ARWA under such documents in full from and after the Closing. From and after the Closing, the Company shall provide rights to indemnification and advancement of expenses in favor of the directors and officers appointed in connection with Section 6.2, which are at least as favorable to such individuals as the rights to indemnification and advancement of expenses now existing in favor of the current directors and officers of ARWA, including by entering into indemnification agreements with such Persons.

(b)     For a period of six (6) years after the Closing Date, each of ARWA and the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by ARWA and the Company, respectively (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date; provided, however, that in lieu of the foregoing, ARWA may purchase “tail” insurance coverage that provides coverage identical in all material respects to the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability policies, for a period of not less than six (6) years after the Closing, from insurance carriers with the same or better rating as ARWA’s current applicable insurance carriers, that provides coverage for events occurring at or prior to the Closing (including the Transactions) that is no less favorable than the existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

(c)     If Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of ARWA assume the obligations set forth in this Section 6.15.

(d)     The provisions of this Section 6.15 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of ARWA for all periods ending on or before the Closing Date and may not be changed without the consent of a majority of the individuals who were independent directors of ARWA as of the date of the Closing.

6.16         Insider Loans. The Company shall use its best efforts to cause each director and executive officer of the Company and each Subsidiary to, at or prior to Closing (i) repay to the Company and each Subsidiary any loan by the Company or such Subsidiary to such Person and any other amount owed by such Person to the Company; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) except as disclosed in Schedule 7.3(h), cease to own any direct material equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “VivoPower” or any derivative thereof.

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6.17         Certain Financial Information. Within twenty (20) business days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver, and shall cause the VivoPower Pty and Aevitas to deliver, to ARWA unaudited consolidated management accounts of the Company and VivoPower Pty and Aevitas for such month, including a balance sheet, statement of operations, statement of cash flows and statement of shareholders’ equity, prepared in accordance with IFRS applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly presenting in all material respects the financial position of the Company and VivoPower Pty and Aevitas at the date thereof and the results of their operations and cash flows for the period indicated, except that such management accounts need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

6.18          Access to Financial Information. The Company will, and will cause its auditors to (a) continue to provide ARWA and its advisors full access to all of the Company’s financial information used in the preparation of its Financial Statements and the financial information furnished pursuant to Sections 6.4 and 6.17 hereof and (b) cooperate fully with any reviews performed by ARWA or its advisors of any such financial statements or information.

6.19        ARWA Borrowings. Through the Closing, ARWA shall be allowed to borrow funds from its directors, officers and/or shareholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of ARWA in due course on a non-interest bearing basis and repayable at Closing (or convertible into securities of ARWA in accordance with the terms of the promissory notes issued to evidence the borrowing, consistent with the terms set forth in the Final Prospectus).

6.20         Trust Fund Disbursement. ARWA shall cause the Trust Fund to be disbursed to ARWA or as directed by ARWA immediately upon the Closing. At Closing, the Trust Fund may be disbursed to pay the Contribution Amount (from which amounts may be deducted to pay the sellers in the Contingent Acquisitions), the True-up Amount and all liabilities of ARWA due and owing or incurred at or prior to the Closing, including, without limitation, all amounts payable to ARWA shareholders electing to exercise their Conversion Rights, tax liabilities, deferred underwriting discounts and commissions or business combination marketing fees, director’s and officer’s insurance and amounts payable to third parties (e.g., professionals, printers, etc.) who have rendered services to ARWA in connection with its efforts to effect a business combination, including the Transactions, and adequate reserves shall be made against amounts distributed from the Trust Fund therefor.

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6.21         Contingent Acquisitions. The Company and AWN shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the consummation of the acquisition of the businesses set forth on Schedule 6.21 (the “Contingent Acquisition Targets”), on the terms described therein (the “Contingent Acquisitions”), including the consummation of the acquisition (the “VivoPower Acquisition”) of approximately 80% of VivoPower Pty ordinary shares and 100% of Series B redeemable preference shares and the acquisition (the “OptionCo Acquisition”) of 100% of Aevitas O Holdings Pty Ltd (“OptionCo”) simultaneously with the Closing of the Transactions or as soon thereafter as practicable, after which the options to acquire ordinary shares in Aevitas granted to OptionCo by the holders of 99.94% of those ordinary shares will be exercised, further ordinary shares will be issued to OptionCo by Aevitas in accordance with the facilitation agreement dated on or about June 1, 2016 between Aevitas and OptionCo (the “Facilitation Agreement”), a special dividend will be declared in relation to the convertible non-cumulative preference shares (“CP Shares”) as proposed in the Facilitation Agreement and the notes and CP Shares issued by Aevitas will be redeemed in accordance with their terms and the Facilitation Agreement (the “Aevitas Acquisition”). The Company and AWN represent to ARWA that, upon consummation of the Contingent Acquisitions and the Aevitas Acquisition, except as set forth in Schedule 6.21, the Company or one of its Subsidiaries shall own all of the outstanding securities of each Contingent Acquisition Target and of Aevitas, free and clear of all Liens, and there shall be no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Contingent Acquisition Target or Aevitas is a party or by which such Contingent Acquisition Target or Aevitas is bound obligating such Contingent Acquisition Target or Aevitas to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of such Contingent Acquisition Target or Aevitas.

6.22        AWN Shareholder Approval. AWN shall use its best efforts to take, or cause to be taken, all actions necessary to obtain the AWN Shareholder Approval.

6.23          Incentive Plan. VivoPower International Services Ltd., a wholly owned subsidiary of the Company (“MidCo”), shall establish a separate class of non-voting securities that may be used by the Company to incentivize officers and employees of the Company and the Subsidiaries.

6.24         Insider Escrow Arrangement. ARWA shall cause Continental, or another escrow agent, to agree to hold the Company Shares to be issued upon the Closing to the shareholders of ARWA who were shareholders of ARWA prior to ARWA’s initial public offering (the “IPO Insiders”) as nominee for the IPO Insiders and to hold such Company Shares following the Closing in accordance with the terms set forth in that certain Share Escrow Agreement, dated as of April 30, 2015, by and between ARWA, the IPO Insiders and Continental.

6.25         Project Management Fee. At or prior to the Closing, VivoPower USA, LLC (“Vivo USA”) and AWN shall enter into a Fee and Loan Agreement, in the form of Exhibit 6.25 hereto, providing that, in consideration for the project management and ancillary services that AWN has and will continue to provide to Vivo USA and its related entities in relation to and as preparation for the Transactions, Vivo USA will pay AWN a fee of $5,800,000, and AWN will loan Vivo USA $5,800,000 to pay such fee, on the terms and subject to the conditions set forth therein.

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6.26        UK Takeover Code. The Parties acknowledge and agree that it is their intention that the Company shall not be subject to the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel. Accordingly, the Company’s board of directors will be composed of a sufficient number of residents outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code such that the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel do not apply.

Accordingly, a majority of the directors of the Company will be resident outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code. It is further acknowledged by the Parties that in the event there is an equal number of directors of the Company that the UK Takeover Panel will look to the residency of the Chairman of the Company, as the possessor, pursuant to the articles of association of the Company, of the casting vote in the event of an equality of votes in any matter being voted on by the board, when determining whether the Company is subject to the rules of the UK Takeover Code or to the jurisdiction of the UK Takeover Panel. Accordingly, until such time as a majority of directors are resident outside of the UK the Chairman of the Company will be resident outside the UK, Channel Islands and Isle of Man for the purposes of paragraph 3(a) of the Introduction to the UK Takeover Code.

ARTICLE VII
CONDITIONS TO THE TRANSACTION

7.1          Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)     ARWA Shareholder Approval. The ARWA Shareholder Approval shall have been duly approved and adopted by the shareholders of ARWA by the requisite vote under applicable corporate law and the ARWA Charter Documents.

(b)     ARWA Warrantholder Approval. The ARWA Warrantholder Approval shall have been duly approved and adopted by the warrantholders of ARWA by the requisite vote under the Warrant Agreement.

(c)     ARWA Conversions. Holders of no more than 2,732,400 of the ARWA Ordinary Shares issued in ARWA’s initial public offering of securities shall have exercised their Conversion Rights.

(d)     NASDAQ Listing. The Company Shares shall have been approved for listing on Nasdaq, subject to providing evidence of at least 300 Round Lot Holders (as such term is defined in Rule 5005(a)(37) of the Nasdaq Listing Rules) following consummation of the Transactions.

(e)     AWN Shareholder Approval. AWN Shareholder Approval shall have been obtained.

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(f)     No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered (or have pending) any Legal Requirement (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, substantially on the terms contemplated by this Agreement.

(g)     Registration Statement. The Registration Statement shall have been declared effective by the SEC.

7.2           Additional Conditions to Obligations of the Company. The obligations of the Company and AWN to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and AWN:

(a)     Representations and Warranties. Each representation and warranty of ARWA contained in this Agreement that is (i) qualified as to materiality shall have been true and correct on and as of the Closing Date with the same force and effect as if made at and as of the Closing (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date), and (ii) not qualified as to materiality shall have been true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at and as of the Closing (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date). The Company shall have received a certificate with respect to the foregoing signed on behalf of ARWA by an authorized officer of ARWA (“ARWA Closing Certificate”).

(b)     Agreements and Covenants. ARWA and its Affiliates shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The ARWA Closing Certificate shall include a provision to such effect.

(c)     No Litigation.      No action, suit or proceeding shall be pending or threatened (in writing) before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)     Consents. ARWA shall have obtained the consents, waivers and approvals required to be obtained by ARWA in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ARWA or otherwise prevent or materially delay the consummation of the transactions contemplated hereby. The ARWA Closing Certificate shall include a provision to such effect.

(e)     Other Deliveries. At or prior to Closing, ARWA shall have delivered to the Company (i) copies of resolutions and actions taken by ARWA’s board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

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(f)     SEC Compliance. Immediately prior to Closing, ARWA shall be in compliance with the reporting requirements under the Securities Act and Exchange Act.

(g)     Trust Fund. ARWA shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 4.12, dispersed in accordance with Section 6.20, immediately upon the Closing.

(h)     Transaction Fees and Expenses. The aggregate of Transaction Fees and Expenses will not exceed $8,000,000.

7.3           Additional Conditions to the Obligations of ARWA. The obligations of ARWA to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by ARWA:

(a)     Representations and Warranties. Each representation and warranty of the Company and AWN contained in this Agreement that is (i) qualified as to materiality shall have been true and correct on and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date), and (ii) not qualified as to materiality shall have been true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except that any such representation or warranty made as of a specific date shall only be required to be so true and correct as such specified date). ARWA shall have received a certificate with respect to the foregoing signed on behalf of the Company and AWN by an authorized officer of the Company and AWN, respectively (“Company Closing Certificate”).

(b)     Agreements and Covenants. The Company and AWN shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date. The Company Closing Certificate shall include a provision to such effect.

(c)     No Litigation. No action, suit or proceeding shall be pending or threatened (in writing) before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely the right of the Company to own, operate or control any of the assets and operations of the Company following the Transactions, or (iv) affect materially and adversely or otherwise encumber the title of the Company Shares to be issued by the Company in connection with the Transactions, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)     Consents. The Company and AWN shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company or AWN in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or otherwise prevent or materially delay the consummation of the transactions contemplated hereby. The Company Closing Certificate shall include a provision to such effect.

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(e)     Other Deliveries. At or prior to Closing, the Company shall have delivered to ARWA: (i) copies of resolutions and actions taken by the Company's board of directors and AWN in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by ARWA and its counsel in order to consummate the transactions contemplated hereunder.

(f)     Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(g)     Resignations.     The persons listed in Schedule 7.3(g) shall have resigned from all of their positions and offices with the Company.

(h)     Insider Loans; Equity Ownership in Subsidiaries. All outstanding indebtedness owed by the directors and executive officers of the Company shall have been repaid in full and all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any of the directors and executive officers of the Company to a third party shall have been terminated; and no director or executive officer of the Company shall own any direct material equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “VivoPower” or any derivative thereof except as disclosed in Schedule 7.3(h).

(i)     Contingent Acquisitions. All conditions precedent set out in the agreements for the VivoPower Acquisition and the OptionCo Acquisition, other than the conditions set out in clause 2.1(c) (with heading “Conditions to completion of Business Combination Transaction”) and clause 2.1(d) (with heading “Release of ARWA trust funds”) of those agreements, shall have been satisfied or waived, and each party to each such acquisition shall stand ready, willing and able to consummate such acquisition upon distribution of the Trust Fund.

(j)     Company Net Debt. The aggregate Net Debt (as hereafter defined) of the Company and, without duplication, of Aevitas and VivoPower Pty , excluding Permitted Debt (as hereafter defined), as set forth in the most recent monthly financial information provided to ARWA, shall not exceed $25,000,000. “Net Debt” shall mean all debt less Permitted Debt, less cash and cash equivalents. “Permitted Debt” shall mean all construction debt and tax equity associated with IS-31 that is non-recourse to the Company, any other solar project related debt or tax equity that is non-recourse to the Company, Aevitas notes and other Aevitas indebtedness up to a maximum of $1.5 million.

(k)     Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered by those Persons required by the terms of this Agreement and shall all be in full force and effect, and lock up agreements have been entered into by the counterparties to the VivoPower Acquisition on terms satisfactory to ARWA.

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(l)     Company Resolutions. AWN, as the sole shareholder of the Company, shall have approved the amendment and restatement of the Company’s memorandum and articles of association as set forth in Section 1.5, the issue and allotment of shares pursuant to Section 1.1(b) and the approval of the terms of this Agreement in order to fund the buyback of Company Shares pursuant to Section 1.1(c).

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties and covenants of the Parties contained herein shall not survive the Closing, except for those covenants contained herein that by their terms apply or are to be performed in whole or in part after the Closing. There are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants to be performed in whole or in part after the Closing. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages (except to the extent of third party claims therefor).

ARTICLE IX
TERMINATION

9.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by mutual written agreement of ARWA and the Company at any time;

(b)     by either ARWA or the Company if the Transactions shall not have been consummated by June 30, 2017; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)     by either ARWA or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, ruling or other action is final and nonappealable;

(d)     by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of ARWA set forth in this Agreement, or if any representation or warranty of ARWA shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by ARWA is curable by ARWA prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from the Company to ARWA of such breach, provided ARWA continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by ARWA is cured during such thirty (30) day period); or

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(e)     by ARWA, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or AWN set forth in this Agreement, or if any representation or warranty of the Company or AWN shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company or AWN prior to the Closing Date, then ARWA may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from ARWA to the Company of such breach, provided the Company and AWN continue to exercise commercially reasonable best efforts to cure such breach (it being understood that ARWA may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company or AWN is cured during such thirty (30) day period).

(f)     by either ARWA or the Company, if, at the Shareholder Meeting (including any adjournments thereof), the ARWA Shareholder Approval is not obtained, or holders of more than 2,732,400 of the ARWA Ordinary Shares issued in ARWA’s initial public offering of securities and outstanding immediately before the Closing have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with ARWA’s Charter Documents.

(g)     by either ARWA or the Company if AWN Shareholder Approval is not obtained at the meeting of AWN shareholders called for such purpose; provided, however, that the right to terminate this Agreement under this Section 9.1(g) shall not be available to the Company if the Company or AWN is in breach of Section 6.22.

9.2           Notice of Termination; Effect of Termination.

(a)     Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto.

(b)     In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Sections 6.5, 6.11, 9.2 and 9.3 and Article XI (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

9.3           Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transactions are consummated.

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ARTICLE X
DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“APG Loan” means aggregate principal and accrued interest amount outstanding owed by Aevitas to Arowana Partners Group pursuant to the loan agreements between Aevitas and Arowana Partners Group. The aggregate principal and accrued interest is A$692,581 as of June 30, 2016.

“AWN Shareholder Approval” shall mean all necessary resolutions of the shareholders of AWN have been passed to approve the Transaction and all other transactions contemplated hereby, including the Contingent Acquisitions for all relevant purposes.

“Charter Documents” means, with respect to any entity, the memorandum and articles of organization, articles of incorporation, certificate of formation, bylaws, operating agreement, articles of association, partnership agreement or other comparable instruments relating to the creation, organization, governance and management of such entity.

“Company Group” means, collectively, the Company, the Contingent Acquisition Targets and Aevitas, and their respective Subsidiaries.

“Company Group Member” means any Person that is part of the Company Group.

“Contract” means any written or oral contract, agreement, lease, mortgage, indenture, note, bond, license, permit, franchise, purchase order, sales order, instrument, option, warranty, license, insurance policy, benefit plan or other understanding, commitment, undertaking or other legally binding obligation, including outstanding offers and proposals.

“Continental” means Continental Stock Transfer & Trust Company.

“Copyrights” means all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world.

“Environmental Law” means any Legal Requirement relating to (a) the protection, investigation or restoration of the environment, health and safety, or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Action/Filing” means any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, or any notice to, any Governmental Entity

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“Governmental Entity” shall mean any (a) international, national, federal, state, multi-state, provincial, municipal or other local government, or political subdivision thereof, or (b) court, magistrate, tribunal, arbiter, arbitration panel, administrative agency, commission, bureau, department, governmental or regulatory authority or similar public or private body public or exercising executive, legislative, taxing, regulatory or administrative powers or functions, whether domestic or foreign.

“Hazardous Substance” means any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (c) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

“Intellectual Property” means any of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) Patents; (b) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) Copyrights; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) Trademarks; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing, as applicable.

“knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is a director a Person that is a corporation or similar entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Legal Requirements” means any international, national, federal, state, multi-state, provincial, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or ARWA Contracts.

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“Material Adverse Effect” when used in connection with a Person, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that has, or could reasonably be expected to have, a materially adverse effect on the business, financial condition or prospects, of such Person, and their respective subsidiaries taken as a whole (including, in the case of the Company, the Contingent Acquisition Targets); provided, however, that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: any changes, events, occurrences or effects arising out of, resulting from or attributable to (a) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (b) earthquakes, hurricanes, tornados or other natural disasters; (c) changes attributable to the public announcement or pendency of the transactions contemplated hereby (including the threatened or actual impact on relationships of the Company and the Subsidiaries with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (d) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Company and the Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Company and the Subsidiaries and the Contingent Acquisition Targets, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (e) any change in applicable Law, rule or regulation or IFRS or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Company and the Subsidiaries and the Contingent Acquisition Targets, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (f) the failure, in and of itself, of the Company to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; and (g) compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the consent of, the other Parties hereto.

“Patents” means all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof throughout the world.

“Permitted Lien” means Liens (a) created by this Agreement or any agreement contemplated hereby, (b) imposed by securities laws, including the Securities Act, blue-sky laws and similar Legal Requirements; (c) for taxes not yet due and payable or being contested in good faith by appropriate procedures; (d) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; (e) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; (f) other than with respect to owned real property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (g) Liens that will be released at Closing as a consequence of the consummation of the transaction; or (h) other imperfections of title or Encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to a Person (other than an individual), another Person (other than an individual) in which such Person owns, directly or indirectly, equity securities or a security convertible into, or exercisable for, equity securities.

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“Taxes” or “Tax” means any tax or similar governmental charge imposed, assessed or collected by or under the authority of any Governmental Entity, including without limitation, net income, gross income, earnings, gross receipts, profits, sales, use, occupation, value added (or VAT), ad valorem, transfer, franchise, corporation, gains, capital gains, national insurance, customs, import, escheat, unclaimed property, wage, withholding, payroll, employment, excise, property, license, severance, stamp, premium, windfall profits, capital stock, social security (or similar), unemployment, disability, alternative or add-on minimum and estimated taxes, assessments, duties, fees, levies and tariffs, together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trademarks” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world.

“Transaction Documents” means the Registration Rights Agreement, the Lock-Up Agreements and the Employment Agreements.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

ARTICLE XI
GENERAL PROVISIONS

11.1         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to ARWA, to:

Arowana Inc.
Level 11, 153 Walker Street
North Sydney, NSW 2060
Australia
Attn: Kevin Chin
Tel.: +61 2 8083 9800
E-mail: info@arowanaco.com

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attn:     David Alan Miller, Esq.
              Jeffrey M. Gallant, Esq.
Tel.:      (212) 818-8800
Fax:      (212) 818-8881
E-mail: dmiller@graubard.com
             jgallant@graubard.com

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if to the Company to:

Vivopower International PLC
23 Hanover Square, Mayfair
London, England, W1S 1JB
Attn: Julie-Anne Byrne
Tel.: +44 20 3714 8881
E-mail: julie-anne.byrne@vivopower.com

with a copy to:

if to AWN to:

Arowana International Limited
Level 11, 153 Walker Street
North Sydney NSW 2060
Attn: Conor Byrne
Tel.: +61 2 8083 9814
E-mail: ElizabethH@arowanaco.com

with a copy to:

Vivopower International PLC
23 Hanover Square, Mayfair
London, England, W1S 1JB
Attn: Julie-Anne Byrne
Tel.: +44 20 3714 8881
E-mail: julie-anne.byrne@vivopower.com

and

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attn:     Joel Rubinstein, Esq.
              Elliott Smith, Esq.
Tel.:        212-294-6700
Fax:        212-294-4700
E-mail:  jrubinstein@winston.com
              emsmith@winston.com

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11.2         Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The Exhibits, Schedules and other attachments to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. References to Contracts, agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto as of the date of this Agreement. References to any statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, and amendments and modifications thereof as of the date of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. All monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3         Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.4         Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

11.5       Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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11.6         Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7         Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8         Consent to Jurisdiction. Each of the parties irrevocably agrees that any action, proceeding or claim with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined exclusively in any state court or Federal court sitting in New York, New York and each of the parties hereto hereby (a) irrevocably submits with regard to any such action, proceeding or claim for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out or relates to of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of or relating to this Agreement or any transaction contemplated hereby in any court other than any state court or Federal court sitting in New York, New York. It is understood and agreed that any other court or arbiter in any other jurisdiction shall be entitled to enforce any judgment of any state court or Federal court sitting in New York, New York. Any writs, process or summonses to be served on any other party in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 11.1 or as otherwise permitted by applicable law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 11.8 or (ii) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.9         Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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11.10       Assignment.

(a)     Subject to Section 11.10(b), no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.10(a), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)     The Company may not assign its rights in relation to clause 1.1 (c) in any circumstances whatsoever.

11.11       Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that after the dissolution of ARWA, this Agreement may be amended without the consent of ARWA provided that a majority of the individuals who were independent directors of ARWA as of the date of the Closing approve of such amendment.

11.12       Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.13      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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11.14       Schedules. The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

AROWANA INC.

By: /s/ Gary Hui
Name: Gary Hui
Title: CFO

VIVOPOWER INTERNATIONAL PLC

By: /s/ Philip Comberg
Name: Philip Comberg
Title: Director

AROWANA INTERNATIONAL LIMITED

By: /s/ Kevin Chin
Name: Kevin Chin
Title: Chairman

[Signature Page to Contribution Agreement]

AMENDMENT NO. 1 TO

CONTRIBUTION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to CONTRIBUTION AGREEMENT, is entered into as of October 18, 2016 by and among AROWANA INC., a Cayman Islands exempted company (“ARWA”), VIVOPOWER INTERNATIONAL PLC, an England and Wales public limited company (“Company”), and AROWANA INTERNATIONAL LIMITED, an Australian company (“AWN”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Contribution Agreement (as defined below).

RECITALS

A.     On August 11, 2016, the parties entered into a Contribution Agreement (the “Contribution Agreement”), which provided for a business combination transaction between the parties by means of (i) the contribution by ARWA of cash to the Company in exchange for the issuance by the Company of Company Shares to ARWA, and (ii) the distribution by ARWA of the Company Shares to the holders of ARWA Ordinary Shares by means of a dividend and to the holders of the ARWA Warrants by means of a special distribution, as a result of which the Company would become a public company owned by the existing security holders of the Company and ARWA.

B.     The parties desire to amend the Contribution Agreement, in accordance with Section 11.11 thereof, to (i) reduce the Contribution Amount and the number of Contribution Shares, (ii) amend the definition of “Transaction Fees and Expenses”, (iii) adjust the number of Make-even Shares that may be repurchased by the Company from AWN in certain circumstances, (iv) increase the number of ARWA Ordinary Shares as to which the holders thereof may exercise their Conversion Rights without causing the conditions to the obligations of the parties to effect the Transactions to not be satisfied, (v) provide for certain notes and preferred shares of Aevitas to remain outstanding after the Transactions, and (vi) amend certain other terms of the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     The Merger Agreement is hereby amended as follows:

a)     In paragraph (a) of Section 1.1 of the Contribution Agreement, the amount “$56,585,520” is hereby replaced with “$21,958,560” and the number “9,444,950” is hereby replaced with “6,050,150”.

b)     In paragraph (a) of Section 1.1 of the Contribution Agreement the words “in connection with this Agreement and the transactions contemplated hereby” are hereby deleted.

c)     Paragraph (c) of Section 1.1 of the Contribution Agreement is hereby replaced in its entirety with the following:

“(c)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, the Company will purchase from AWN, and AWN shall sell and deliver to the Company, a number of Company Shares (the “Make-even Shares”) equal to the number of True-up Shares less 3,394,800 (provided that such number is greater than zero and not more than 2,732,400 as required by Section 1.6), free and clear of all Liens, for an aggregate purchase price of $10.20 multiplied by the number of Make-even Shares (the “Make-even Amount”), payable by the Company in cash in U.S. Dollars (the “Make-even Sale” and together with the Contribution, True-up Sale and the other transactions contemplated hereby, the “Transactions”). Any stamp duties payable in connection with the Make-even Sale shall be paid by AWN.”

d)     In paragraph (b) of Section 1.2 of the Contribution Agreement, the number “9,005,500” is hereby replaced with “5,610,700”.

e)     Section 6.21 of the Contribution Agreement is hereby replaced in its entirety with the following:

“6.21     Contingent Acquisitions. The Company and AWN shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the consummation of the acquisition of the businesses set forth on Schedule 6.21 (the “Contingent Acquisition Targets”), on the terms described therein (the “Contingent Acquisitions”), including the consummation of the acquisition (the “VivoPower Acquisition”) of approximately 80% of VivoPower Pty ordinary shares and 100% of VivoPower Pty Series B redeemable preference shares and the acquisition (the “OptionCo Acquisition”) of 100% of Aevitas O Holdings Pty Ltd (“OptionCo”) simultaneously with the Closing of the Transactions or as soon thereafter as practicable, within a reasonable time after which the options to acquire ordinary shares in Aevitas granted to OptionCo by the holders of 99.94% of those ordinary shares shall be exercised, and concurrently therewith the revised terms of the unsecured notes and the convertible non-cumulative preference shares issued by Aevitas as set forth in Schedule 6.21 shall become effective (the “Aevitas Acquisition”). The Company and AWN represent to ARWA that, upon consummation of the Contingent Acquisitions and the Aevitas Acquisition, except as set forth in Schedule 6.21, the Company or one of its Subsidiaries shall own all of the outstanding securities of each Contingent Acquisition Target and of Aevitas, free and clear of all Liens, and there shall be no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which such Contingent Acquisition Target or Aevitas is a party or by which such Contingent Acquisition Target or Aevitas is bound obligating such Contingent Acquisition Target or Aevitas to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of such Contingent Acquisition Target or Aevitas. The Company and AWN also shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the adoption of the new Aevitas constitution and the amendment of the terms of the unsecured notes and the convertible non-cumulative preference shares issued by Aevitas to correspond to the terms set out in Schedule 6.21.”

f)     In paragraph (c) of Section 7.1 of the Contribution Agreement, the number “2,732,400” is hereby replaced with “6,127,200”.

g)     In Section 7.1 of the Contribution Agreement, new paragraph (h) is hereby inserted, which shall read in its entirety as follows:

“(h)     the members of Aevitas and the holders of unsecured notes issued by Aevitas pass all necessary resolutions to approve the adoption of the new Aevitas constitution and to amend the terms of the unsecured notes and the convertible non-cumulative preference shares issued by Aevitas to correspond to the terms set out in Schedule 6.21.”

h)     In paragraph (f) of Section 9.1 of the Contribution Agreement, the number “2,732,400” is hereby replaced with “6,127,200”.

i)     Schedules 2.3, 3.3, 3.5, 3.19, 6.21 and 7.3(h) to the Contribution Agreement are hereby replaced with Schedules 2.3, 3.3, 3.5, 3.19, 6.21 and 7.3(h) hereto.

2.     Except as specifically provided in this Amendment, no provision of the Contribution Agreement is modified, changed, waived, discharged or otherwise terminated and the Contribution Agreement shall continue to be in full force and effect. This Amendment and the attachments hereto (which are hereby incorporated herein), together with the Contribution Agreement and the documents and instruments and other agreements among the parties thereto as contemplated by or referred to therein, including, without limitation, the Exhibits and Schedules thereto, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any reference to the Contribution Agreement in the Contribution Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Contribution Agreement, as amended by this Amendment (or as the Contribution Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). This Amendment may be executed in counterparts (including, without limitation, by facsimile, pdf or other electronic document transmission), each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

AROWANA INC.

By: /s/ Kevin Tser Fah Chin

       Name: Kevin Tser Fah Chin

       Title: Chief Executive Officer

VIVOPOWER INTERNATIONAL PLC

By: /s/ Philip Comberg

       Name: Philip Comberg

       Title: CEO

AROWANA INTERNATIONAL LIMITED

By: /s/ Kevin Tser Fah Chin

       Name: Kevin Tser Fah Chin

       Title: Executive Chairman

AMENDMENT NO. 2 TO

CONTRIBUTION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the CONTRIBUTION AGREEMENT, is entered into as of November 15, 2016 by and among AROWANA INC., a Cayman Islands exempted company (“ARWA”), VIVOPOWER INTERNATIONAL PLC, an England and Wales public limited company (“Company”), and AROWANA INTERNATIONAL LIMITED, an Australian company (“AWN”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Contribution Agreement (as defined below).

RECITALS

A.     On August 11, 2016, the parties entered into a Contribution Agreement (as amended, the “Contribution Agreement”), which provided for a business combination transaction between the parties by means of (i) the contribution by ARWA of cash to the Company in exchange for the issuance by the Company of Company Shares to ARWA, and (ii) the distribution by ARWA of the Company Shares to the holders of ARWA Ordinary Shares by means of a dividend and to the holders of the ARWA Warrants by means of a special distribution, as a result of which the Company would become a public company owned by the existing security holders of the Company and ARWA.

B.     On October 18, 2016, the parties entered into Amendment No. 1 to the Contribution Agreement, to (i) reduce the Contribution Amount and the number of Contribution Shares, (ii) amend the definition of “Transaction Fees and Expenses”, (iii) adjust the number of Make-even Shares that may be repurchased by the Company from AWN in certain circumstances, (iv) increase the number of ARWA Ordinary Shares as to which the holders thereof may exercise their Conversion Rights without causing the conditions to the obligations of the parties to effect the Transactions to not be satisfied, (v) provide for certain notes and preferred shares of Aevitas to remain outstanding after the Transactions, and (vi) amend certain other terms of the Contribution Agreement.

C.     The parties desire to further amend the Contribution Agreement, in accordance with Section 11.11 thereof, to ensure the intended number of Company Shares are issued to ARWA at the Closing of the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Paragraph (a) of Section 1.1 of the Contribution Agreement is hereby replaced in its entirety with the following:

“(a)     In accordance with the terms and subject to the conditions of this Agreement, at the Closing, ARWA shall contribute to the Company an amount (the “Contribution Amount”) in cash in U.S. Dollars equal to (i) $21,958,560, plus (ii) the excess, but only if greater than zero, of (A) the aggregate amount held in Trust Fund (as defined in Section 4.12) as of immediately prior to the Closing, after deducting amounts necessary to pay holders of Public Shares (as defined in Section 1.1(b)) who have elected to exercise their Conversion Rights (as defined in Section 1.1(b)), over (B) $10.20 multiplied by the number Public Shares as to which the holders thereof have not elected to exercise their Conversion Rights, less (iii) unpaid fees and expenses and outstanding loans incurred by ARWA, including, without limitation, loans the proceeds of which were contributed to the Trust Fund, that are in excess of the working capital available to ARWA outside of, or eligible to be withdrawn from, the Trust Fund (the “Transaction Fees and Expenses”), and the Company shall issue, sell and deliver to ARWA, an aggregate of 6,050,150 Company Shares (the “Contribution Shares”), free and clear of all Liens (the “Contribution”).”

2.             Except as specifically provided in this Amendment, no provision of the Contribution Agreement is modified, changed, waived, discharged or otherwise terminated and the Contribution Agreement shall continue to be in full force and effect. This Amendment and the attachments hereto (which are hereby incorporated herein), together with the Contribution Agreement and the documents and instruments and other agreements among the parties thereto as contemplated by or referred to therein, including, without limitation, the Exhibits and Schedules thereto, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any reference to the Contribution Agreement in the Contribution Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Contribution Agreement, as amended by this Amendment (or as the Contribution Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). This Amendment may be executed in counterparts (including, without limitation, by facsimile, pdf or other electronic document transmission), each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

AROWANA INC.

By:	/s/ Gary Hui
Name: Gary Hui
Title: Chief Financial Officer, Chief Investment Officer and Director

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Philip Comberg
Name: Philip Comberg
Title: CEO

AROWANA INTERNATIONAL LIMITED

By:	/s/ Kevin Tser Fah Chin
Name: Kevin Tser Fah Chin
Title: Executive Chairman and Chief Executive Officer

ANNEX B

THE COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

VIVOPOWER INTERNATIONAL SERVICES LIMITED

(a par value company limited by shares)

Index

Subject Matter	Page

1	Definitions and Interpretation	B-3

2	Non-Application of the Standard Table	B-7

3	Share Capital	B-7

4	Drag Along Rights	B-8

5	Tag Along Rights	B-10

6	Leaver Provisions	B-10

7	Put Option	B-11

8	Payment and Closing	B-13

9	Share Certificates	B-14

10	Lien	B-14

11	Calls on Shares and Forfeiture	B-15

12	Transfer of Shares	B-16

13	Transmission of Shares	B-17

14	Consolidation of Shares	B-18

15	General Meetings	B-18

16	Notice of General Meetings	B-18

17	Proceedings at General Meetings	B-19

18	Votes of Members	B-20

19	Number of Directors	B-22

20	Alternate Directors	B-22

21	Powers of Directors	B-22

22	Delegation of Directors' Powers	B-23

23	Appointment of Directors	B-23

24	Disqualification and Removal of Directors	B-23

25	Remuneration of Directors	B-24

26	Directors' Expenses	B-24

27	Directors' Appointment and Interests	B-24

28	Directors' Gratuities and Pensions	B-25

29	Proceedings of Directors and Interests	B-25

30	Secretary	B-26

31	Minutes	B-26

32	Seal	B-26

33	Dividends	B-27

34	Capital Distributions	B-28

35	Accounts and Audit	B-28

36	Capitalisation of Profits	B-29

37	Notices	B-29

38	Winding Up	B-30

39	Indemnity	B-30

40	Insurance	B-31

THE COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

VIVOPOWER INTERNATIONAL SERVICES LIMITED

1	Definitions and Interpretation

1.1	In these articles (unless the context otherwise requires):

Acquired EBITDA	EBITDA that is contributed to the Company in a financial year by virtue of a business acquisition

articles	the articles of association of the Company

Bad Leaver	any person who becomes a Leaver by reason of:

(a)     his/her voluntarily resignation who within 6 months of their resignation joins a competitor of the Company or starts a business which competes with the Company

(b)     his/her summary dismissal from employment as a result of:

(i) the Leaver's fraud, gross misconduct or other conduct which has brought either the Leaver, the Company Group or the Ordinary Shareholder into disrepute;

(ii) the Leaver's conviction for any criminal offence involving their moral turpitude;

(iii) use of alcohol or any other drug or substance to such a degree that the Leaver's ability to perform their role is materially and adversely affected and they are unable to perform their services in an acceptable manner; or

(iv) in relation to any Leaver who is resident in the USA any plea of guilty or no contest in relation to an alleged criminal offence

Business Day	any day on which banks are open in St Helier, Jersey and London, UK which is not a Saturday or a Sunday

clear days	in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

Company	VivoPower International Services Limited

Company Group	the Company and any other person directly or indirectly Controlled by the Company from time to time and Group Company shall be construed accordingly

Control

in relation to a body corporate or partnership, means the power of a person to secure that the affairs of the body corporate or partnership are conducted in accordance with the wishes of that person:

(a)     by means of the holding of Shares, or the possession of voting power, in or in relation to that or any other body corporate or partnership; or

(a)     by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate or partnership,

and Controlling and Controlled shall be construed accordingly;

;

Depositary

any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by HoldCo o otherwise approved by the board of HoldCo that holds, or is interested directly or indirectly including through a nominee, in shares, or rights or interest in respect thereof, and which issues certificates, instruments, securities or other documents of title or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, too to receive such shares, rights or interests;

Depositary Interest

any certificate, instrument, security, depositary receipt, or other document of title issued or created, or interest recorded in an account maintained by a Depositary to evidence or record the entitlement of the holder, or account holder to or to receive shares, or rights or interest in respect thereof;

Distributable Cash

all of the cash available to the Company after taking into account, in respect of the whole of the Company Group, as appropriate:

(a)     operating costs and expenses and working capital requirements as agreed by the Board;

(b)     service of any debt finance provided by persons other than members of the Ordinary Shareholder Group and Ordinary A Shareholder Group;

(c)     taxes and regulatory fees payable; and

(d)     reserves for capital expenditure as agreed by the Board,

which may be distributed by the Company by way of the methods described in paragraphs (a) to (b) of the definition of Distribution or otherwise in accordance with applicable law

Distribution

any payment to Shareholders in respect of the following:

(a)     any return of capital on any Shares on a liquidation or winding up; or

(b)     any sums received on a disposal of assets or Shares in a member of the Company Group outside of the ordinary course of business,

and Distributed shall be construed accordingly

EBITDA	the Company's earnings before interest, tax, depreciation and amortisation as determined by the Company's end of year accounts

EBITDA Threshold

(a)   where the Financial Year in Question is the financial year ending 2017 (or earlier): the EBITDA Threshold shall be deemed not to have been met; or

(b)   where the Financial Year in Question is the financial year ending 2018 or later: 1.08 x EBITDA for the financial year prior to the Financial Year in Question, adjusted on a pro forma basis as if any acquisitions completed in that financial year had been completed on the first day of that financial year

Employee	an employee, director or consultant

Encumbrance	any mortgage, pledge, lien, charge, assignment, hypothecation, or other agreement or arrangement which has the same or a similar effect to the granting of security

executed	includes any mode of execution

Good Leaver

any Leaver who is neither a Bad Leaver nor who has been declared bankrupt nor had a receiver holding a power of sale appointed. For the avoidance of doubt this term shall include any person who voluntarily resigns other than such a person who within 6 months of their resignation joins a competitor of the Company or start a business which competes with the Company.

holder	in relation to Shares means the member whose name is entered in the register of members as the holder of the Shares

Hurdle	US $175 million in the calendar year after the HoldCo Shares commence trading on a stock exchange, with this amount increasing by 8 per cent. on a compound basis for each subsequent calendar year

Law	the Companies (Jersey) Law 1991, including any statutory modification or re-enactment for the time being in force

Leaver

means an Ordinary A Shareholder who ceases to be an Employee of any Group Company or member of the Ordinary Shareholder Group and does not continue (or is not immediately engaged) in such capacity in relation to such member of the Group or any other such member of the Group (for the purposes of this definition any reference to the date of cessation of employment (or similar) is the date upon which the relevant person gives or is given notice of termination of his/her contract of employment or otherwise ceases to be an employee or director of or consultant to any member of the Group)

Member or Shareholder	any person or persons entered on the register of members from time to time as the holder of Shares

Office	the registered office of the Company

ordinary resolution	a resolution of the Company in general meeting adopted by a simple majority of the votes cast at that meeting

Ordinary A Shareholder	a holder of Ordinary A Shares

Ordinary A Shareholder Group

any person directly or indirectly Controlling, Controlled by or under common (direct or indirect) Control with any Ordinary A Shareholder from time to time and member of the Ordinary A Shareholder Group shall be construed accordingly (for the avoidance of doubt each Group Company shall be deemed to be outside the Ordinary A Shareholder Group)

Ordinary A Shares	the non-voting ordinary shares of £0.01 each in the Company

Ordinary Shareholder	a holder of Ordinary Shares

Ordinary Shareholder Group

any person directly or indirectly Controlling, Controlled by or under common (direct or indirect) Control with any Ordinary Shareholder from time to time and member of the Ordinary Shareholder Group shall be construed accordingly (for the avoidance of doubt each Group Company shall be deemed to be outside the Ordinary A Shareholder Group)

Ordinary Shares	the voting ordinary shares of £1.00 each in the Company

Private Company	has the meaning assigned to it by the Law

Public Company	has the meaning assigned to it by the Law

secretary	the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

Shared EBITDA

in respect of the Financial Year in Question the extent to which:

(a)   if EBITDA less Acquired EBITDA exceeds the EBITDA Threshold:

20 percent x (EBITDA minus Acquired EBITDA minus the EBITDA Threshold); or

(b)   if EBITDA less Acquired EBITDA does not exceed the EBITDA Threshold: zero

Shareholder's Group	in respect of the Ordinary Shareholder the Ordinary Shareholder's Group and in respect of the Ordinary A Shareholder the Ordinary A Shareholder's Group

Shares	the Ordinary A Shares and the Ordinary Shares

Third Party Buyer	any person not being a member of a Shareholder Group at the relevant time

Transfer

in relation to any Share or any legal or beneficial interest in any Share or any other asset, to:

(a)     sell, assign, Transfer or otherwise dispose of it;

(b)     create or permit to subsist any Encumbrance over it;

(c)     direct (by way of renunciation or otherwise) that another person should receive it or assign any right to receive it;

(d)     enter into any agreement in respect of the votes or any other rights attached to a Share; or

(e)     agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing,

and Transferred shall be construed accordingly

Vested Carry

the aggregate dollar amount which an Ordinary A Shareholder would have received if they had exercised the Put Option over all Put Option Shares in all prior years minus the aggregate consideration actually paid to the Ordinary A Shareholder pursuant to their exercise of the Put Option in all prior years. For the avoidance of doubt, if this amount is nil, then the Ordinary A Shareholder shall be deemed not to have any Vested Carry

1.2	words or expressions contained in these articles bear the same meaning as in the Law but excluding any statutory modification thereof not in force when these articles become binding on the Company;

1.3	references to a numbered article are to the article so numbered of these articles;

1.4	words denoting one gender include the other genders;

1.5	words denoting the singular include the plural and vice versa;

1.6	references to persons include companies, foundation, partnerships and other unincorporated associations or bodies of persons.

2	Non-Application of the Standard Table

The articles of association constituting the Standard Table prescribed pursuant to article 6 of the Law shall not apply to the Company.

3	Share Capital

3.1	Subject to the provisions of the Law:

3.1.1

without prejudice to any rights attached to any issued Shares, any Share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by special resolution determine;

3.1.2	the Company may:

3.1.2.1	issue, or

3.1.2.2	convert any existing non-redeemable Shares, whether issued or not, into,

Shares which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder, on such terms and in such manner as may be determined by special resolution;

3.1.3

subject to the provisions of articles 3.1.1 and 3.1.2, unissued Shares shall be at the disposal of the directors who may allot, grant options over or otherwise dispose of them to such persons and on such terms as the directors think fit. Without prejudice to the generality of the foregoing, the directors may at any time issue Shares wholly or in part paid up as a consideration for any property Transferred to the Company or any services done for or any benefits accruing to the Company;

3.1.4	the Company may purchase its own Shares; and

3.1.5	notwithstanding any other provisions of these articles, the Company may hold Shares as treasury Shares.

3.2

Fractions of Shares in the Company may be issued in accordance with the provisions of the Law. The holder of a fraction of a Share in the Company shall rank pari passu with regard to the right to receive a dividend paid to holders of Shares in that class (but such dividends shall only be payable in proportion to the fraction of the Share so held) but shall only be entitled to vote at general meetings of the Company in respect of whole Shares held by such holder.

3.3

The Company may exercise the powers of paying commissions conferred by the Law. Subject to the provisions of the Law, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other.

3.4

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust and (except as otherwise provided by the articles or by law) the Company shall not be bound by or recognise any interest in any Share except an absolute right to the entirety thereof in the holder.

3.5

The special rights conferred upon the holders of any Shares or class of Shares issued with preferred, deferred or other special rights shall (unless otherwise expressly provided by the terms of issue of such Shares) be deemed not to be varied by the creation or issue of further Shares or further classes of Shares ranking pari passu therewith.

4	Drag Along Rights

4.1	If at any time:

4.1.1	the shareholders of the Ordinary Shareholder propose to sell more than 50% of its ordinary share capital (the HoldCo Shares); or

4.1.2	the Ordinary Shareholder proposes to sell more than 50% of the Ordinary Shares,

(each a Sale),

through any transaction or series of related transactions, the Ordinary Shareholder may, prior to but in contemplation of such Sale, elect to deem such Transfer of the HoldCo Shares or the Ordinary Shares that are to be the subject of the Sale to be a Drag-Along Sale, and in such case each Ordinary A Shareholder (together the Dragged Shareholders and each a Dragged Shareholder) shall take all actions which are required in this article 4.

4.2	Each Dragged Shareholder shall participate in such Drag-Along Sale by Transferring all the Ordinary A Shares to the proposed transferee (any such Ordinary A Shares being Sale Shares) and:

4.2.1

in consideration for their Sale Shares, subject to article 4.8, each Ordinary Shareholder shall receive an amount equal to 20 per cent. of the amount by which the consideration payable to the shareholders of the Ordinary Shareholder or the Company (as the case may be) exceeds the Hurdle (or a prorated amount of the Hurdle if less than 100% of the Ordinary Shareholder or the Company is to be acquired), pro-rata to the proportion of the Ordinary A Shares which they own, rounded down to the nearest penny. For the avoidance of doubt, if the amount payable to the shareholders of the Ordinary A Shareholders pursuant to this article 4.2 is equal to or less than the Hurdle (or a pro rated amount of the Hurdle if less than 100% of the Ordinary Shareholder or the Company is acquired) then no sum shall be payable to the Dragged Shareholder; and

4.2.2	on the same terms and conditions as the HoldCo Shares or Ordinary Shares (as the case may be) are being Transferred.

4.3

The Ordinary Shareholder shall provide notice of a Drag-Along Sale (the Drag-Along Notice) to the Dragged Shareholders. Such Drag-Along Notice shall disclose in reasonable detail the proposed terms and conditions of the proposed Drag-Along Sale.

4.4

With respect to any Drag Along Sale, each Dragged Shareholder agrees that he or she shall use all reasonable efforts to effect such Drag Along Sale as expeditiously as practicable, including delivering all documents necessary or reasonably requested for the purpose of Transferring the Drag Along Shares to the proposed transferee save that each Dragged Shareholder shall not be required to give any warranties or indemnities upon any Drag-Along Sale (other than as to title to the Sale Shares and their capacity to enter into all relevant documents). Each Dragged Shareholder shall Transfer such Shares with full legal and beneficial title and free from Encumbrances.

4.5	In the event of a Drag-Along Sale, each Dragged Shareholder shall be required to Transfer such Shares as provided in the Drag-Along Sale Notice.

4.6

Within seven (7) days after dispatch of the Drag Along Notice the Ordinary Shareholder shall confirm to or notify the Dragged Shareholders of the date, being at least seven (7) days later, on which the sale and purchase of such Drag Along Shares is to be completed (the Drag Completion Date). The Drag Completion Date shall be the same date as the date on which the HoldCo Shares or Ordinary Shares (as the case may be) referred to in article 4.1 are Transferred unless all Dragged Shareholders and Ordinary Shareholders agree otherwise in writing.

4.7

If a Dragged Shareholder fails to deliver share Transfer forms for his or her Drag Along Shares to the Ordinary Shareholder by the Drag Completion Date, the Ordinary Shareholder or the Board (as the case may be) may (and shall, if requested by the Ordinary Shareholder) authorise the Company to Transfer the Drag Along Shares from the Dragged Shareholder to each prospective purchaser of the Drag Along Shares to the extent the prospective purchaser has, by the Drag Completion Date, provided the Company with the requisite consideration due (if any) in respect of the Drag Along Shares offered to him or her pursuant to article 4.2. The directors of the Company shall then authorise registration of the Transfer. The defaulting Dragged Shareholder shall surrender his or her share certificate for his Drag Along Shares to the Company. On surrender, he or she shall be entitled to the consideration due but shall not be entitled to any interest that may have been earned by the Company on the proceeds of the sale.

4.8

For the avoidance of doubt, in the event that an Ordinary A Shareholder is Dragged pursuant to this article 4, the calculation of the consideration payable to the shareholders of the Ordinary Shareholder shall include any distributions made to those shareholders by the Ordinary Shareholder pursuant to the terms of that transaction.

5	Tag Along Rights

5.1

Other than where a Drag-Along Sale is being conducted, no Sale shall be made unless, before the Transfer is completed, the Ordinary Shareholder shall have first procured that an offer complying with the provisions of article 5.2 has been made by the proposed transferee (the Tag-Along Sale). The Ordinary A Shareholders (together the Tag Along Shareholders) shall participate in the Tag Along Sale, such that the Tag Along Shareholders can request that the Tag Along Sale shall not be registered unless the proposed transferee unconditionally offers to buy all of the Shares held by the Tag Along Shareholders in accordance with article 5.2.

5.2	The offer referred to in article 5.1 above:

5.2.1	shall be open for acceptance for a period of at least seven (7) days following the making of the offer;

5.2.2

shall be on terms that the purchase of any Shares in respect of which such offer is accepted shall be completed at the same time as the relevant transaction and, subject to article 5.2.3, on the same terms as that pertaining to the Ordinary Shareholder save for the proceeds payable to the Tag Along Shareholders which shall be calculated in accordance with article 5.2.3 below; and

5.2.3

shall be such that the Tag Along Shareholder will receive an amount equal to 20 per cent. of the amount by which the consideration payable to the shareholders of the Ordinary Shareholder or the Company (as the case may be) exceeds the Hurdle (or a prorated amount of the Hurdle if less than 100% of the Ordinary Shareholder or the Company is to be acquired), pro-rata to the proportion of the Ordinary A Shares which they own, rounded down to the nearest penny. For the avoidance of doubt, if the amount payable to the shareholders of the Ordinary Shareholders pursuant to this article 5.2 is equal to or less than the Hurdle (or a pro rated amount of the Hurdle if less than 100% of the Ordinary Shareholder or the Company is acquired) then no sum shall be payable to the Tagged Shareholder.

5.3

If the offer with respect to any Tag-Along Sale is accepted by any Ordinary Shareholder, such Shareholder agrees that he or she shall use all reasonable efforts to effect such Tag-Along Sale as expeditiously as practicable, including delivering all documents necessary or reasonably requested in connection with such sale and entering into any instrument, undertaking or obligation necessary or reasonably requested in connection with such sale, save that each Tagged Shareholder shall not be required to give any warranties or indemnities upon any Tag-Along Sale (other than as to title to the Sale Shares and their capacity to enter into all relevant documents).

5.4

For the avoidance of doubt, in the event that an Ordinary A Shareholder is tagged pursuant to this article 5, the calculation of the consideration payable to the shareholders of the Ordinary Shareholder shall include any distributions made to those shareholders by the Ordinary Shareholder pursuant to the terms of that transaction.

6	Leaver Provisions

6.1	If an Ordinary A Shareholder becomes a Leaver at any time the Ordinary A Shares held by him or her will be Transferred to the Ordinary Shareholder, on the following basis:

6.1.1

in circumstances constituting him/her a Bad Leaver, the Ordinary Shareholder agrees to acquire and the Bad Leaver agrees to sell the Bad Leaver's Ordinary A Shares and the consideration for that acquisition shall be:

6.1.1.1	to the extent the Bad Leaver holds Vested Carry. 80 per cent of the Vested Carry (as defined below); or

6.1.1.2	to the extent the Bad Leaver does not hold Vested Carry, the price paid for the Ordinary A Shares.; or

6.1.2

in circumstances constituting him/her a Good Leaver the Ordinary Shareholder agrees to acquire and the Good Leaver agrees to sell the Good Leaver's Ordinary A Shares and the consideration for that acquisition shall be:

6.1.2.1	to the extent the Good Leaver holds Vested Carry, 100 per cent of the Vested Carry; or

6.1.2.2	to the extent the Good Leaver does not hold Vested Carry, the price paid for the Ordinary A Shares.

6.2

Each Shareholder agrees (and hereby warrants to the Ordinary Shareholder) that if he/she is a Leaver all Shares Transferred pursuant to this article 6.2 shall be Transferred with full legal and beneficial title and free from any Encumbrances. Each transferor of Shares hereby warrants to the Ordinary Shareholder that it shall have full power and authority to Transfer such Shares.

6.3

For the purposes of Transferring Shares pursuant to this article 6.3, each Ordinary A Shareholder agrees that, if he/she is a Leaver, he/she shall do all such acts and/or execute all such documents in a form reasonably satisfactory to the Ordinary Shareholder as may reasonably be required to give effect to the Transfer of the legal and beneficial ownership of the relevant Shares, including the delivery of Transfers of the Shares duly executed by the registered holder(s) thereof together with the relevant share certificates in the names of such registered holder(s) and share certificates.

6.4

Subject to article 6.5, against delivery of all documents required pursuant to article 6.3, the Ordinary Shareholder shall pay (or procure payment) in cash or, solely at the Ordinary Shareholder's discretion, another form of consideration of equal value, of the relevant consideration, determined in accordance with article 6.1.1 and 6.1.2 on or before the date falling 180 days after the later of:

6.4.1	the date on which the relevant Ordinary A Shareholder became a Leaver; and

6.4.2

the date on which the value of the relevant Ordinary A Shares as determined pursuant to either article 6.1.1 or 6.1.2 (as applicable) is finally agreed or determined in accordance with the terms of these articles.

6.5

If for any reason the provisions of article 6.3 are not complied with by a Leaver, the Board may, and shall do so if requested by the Ordinary Shareholder, authorise any director to Transfer the relevant Ordinary A Shares on behalf of the Leaver to the Ordinary Shareholder (or its nominee) to the extent that the Ordinary Shareholder has put the Company in funds to pay the agreed or determined consideration for the Ordinary A Shares concerned. The Board shall then authorise registration of the Transfer. The defaulting Leaver shall deliver to the Company Transfers of the relevant Shares duly executed by the registered holder(s) thereof with the relevant share certificates in the names of such registered holders. On such delivery, such defaulting Leaver shall be entitled to the agreed or determined consideration for the relevant Shares but shall not be entitled to any interest which may have been earned by the Company on the proceeds of the sale. Pending the due registration of the Ordinary Shareholder as the holder of the relevant Shares, the defaulting Leaver shall hold all rights and benefits in respect of such Shares on trust for the Ordinary Shareholder and the Ordinary Shareholder (or its nominee) shall be appointed as proxy to vote and take all actions and give all consents relating to those Shares as may be required under these articles.

7	Put Option

7.1

The Ordinary Shareholder hereby grants to each Ordinary A Shareholder a right to require the Ordinary Shareholder, or such person as the Ordinary Shareholder may designate, to purchase (or procure the purchase by such person as the Ordinary Shareholder may designate) a number of the Ordinary A Shares he or she owns as determined in accordance with article 7.3 (the Put Option).

7.2	The Put Option may only be exercised:

7.2.1	twice per financial year of the Company :

7.2.1.1	within 90 days of the publication of the Ordinary Shareholder's annual results; and/or

7.2.1.2	after 180 days have lapsed since the publication of the Ordinary Shareholder's annual results, but before 270 days have lapsed since the publication of the Ordinary Shareholder's annual results; and

7.2.2	only to the extent the Ordinary A Shareholder is not in possession of material nonpublic information in relation to the Ordinary Shareholder,

by each such Ordinary A Shareholder (the Exercising Shareholder) giving notice in writing to the Ordinary Shareholder specifying the number of Shares subject to the Put Option (an Option Notice).

7.3

The number of Ordinary A Shares (the Put Option Shares) in relation to which the Put Option applies will be calculated each financial year based on the level of Shared EBITDA for that financial year (the Financial Year in Question) and shall be calculated as follows:

7.3.1	to the extent there is no Shared EBITDA for the Financial Year in Question the number of Put Option Shares in relation to that financial year shall be zero; or

7.3.2

to the extent there is Shared EBITDA for the Financial Year in Question, the number of Put Option Shares which can be put to the Ordinary Shareholder will be determined by the Ordinary Shareholder at its sole discretion, and any consideration payable pursuant to this article 7.3 shall be calculated in accordance with article 7.4.

7.4	The consideration payable per Put Option Share by the Ordinary Shareholder to an Exercising Shareholder will be payable, at the discretion of the Ordinary Shareholder, in:

7.4.1	HoldCo Shares (or, at the discretion of the Ordinary Shareholder, Depositary Interests in respect thereof); or

7.4.2	cash,

equal in value to the Shared EBITDA divided by the aggregate number of Put Option Shares which can be put to the Ordinary Shareholder pursuant to article 7.3.2, with each Ordinary A Shareholder being entitled to a pro rata amount of the consideration equal to the proportion of Ordinary A Shares which the Exercising Shareholder is able to put to the Ordinary Shareholder for the Financial Year in Question. The amount payable per Ordinary A Shareholder pursuant to this article 7.4 being the Exercise Price.

7.5	If any Ordinary A Shareholder receives HoldCo Shares subject to article 7.4.1 then they:

7.5.1

may be required, in HoldCo's sole discretion, to pay the aggregate nominal value of the HoldCo Shares issued to them in consideration for their Put Option Shares or, where Depositary Interests are provided, the aggregate nominal value of the HoldCo Shares in respect thereof; and

7.5.2

will be required not to transfer 20 per cent. of these HoldCo Shares for a period of two years from the date on which they are received. The provisions of this article 7.5.2 shall not prevent a Depositary from transferring HoldCo Shares to the Exercising Shareholder as part of the surrender of their Depositary Interest in respect thereof, provided that following such transfer the shareholder will remain subject to the provisions of this article.

8	Payment and Closing

8.1	In respect of each Option Notice, the Ordinary Shareholder and the relevant Ordinary A Shareholder shall be bound to complete the sale and purchase of Put Option Shares on the Payment Date.

8.2

The Payment Date shall be the date falling 60 days after the date on which the relevant Option Notice is served by the Ordinary Shareholder provided that if such date is not a Business Day, the Payment Date shall be the first following day that is a Business Day.

8.3	In respect of each Option Notice, on the Payment Date:

8.3.1

the relevant Option A Shareholder, who is the legal and beneficial owner of the Put Option Shares, shall sell and the Ordinary Shareholder shall purchase (or procure to be purchased by a person designated by the Ordinary Shareholder) the Put Option Shares on the basis that they are sold on the Payment Date with legal and beneficial title and free from any Encumbrance and together with all rights attached to them contained in the memorandum of association and these articles;

8.3.2

the relevant Option A Shareholder shall deliver or cause to be delivered to the Ordinary Shareholder duly executed Transfers of the Put Option Shares together with the relevant share certificate(s); and

8.3.3

the Ordinary Shareholder shall pay (or procure to be paid) the Exercise Price to the relevant Ordinary A Shareholder in US dollars, into such bank account as is nominated by such Ordinary A Shareholder for such purpose, to be received in cleared funds in such account on or before the Payment Date.

8.4

If an Ordinary A Shareholder shall fail to deliver duly executed Transfers of the relevant Put Option Shares together with the relevant share certificate(s) in accordance with article 8.3.2 above, such Ordinary A Shareholder hereby irrevocably authorises and instructs (i) the Ordinary Shareholder to execute and deliver any necessary document or instrument of Transfer to effect the Transfer of the Put Option Shares to the Ordinary Shareholder (or such person as the Ordinary Shareholder may designate) pursuant to article 8.3.1, and (ii) the Company to cause the Ordinary Shareholder (or such person as the Ordinary Shareholder may designate) to be entered into the register of members as the holder of the Put Option Shares, in each case without obtaining the further consent of Ordinary A Shareholder or any other person.

8.5

The Ordinary Shareholder shall not be obliged to complete the purchase of the Put Option Shares until the relevant Ordinary A Shareholder complies fully with the requirements of article 8.3.2 or the Transfer of the Put Option Shares to the Ordinary Shareholder (or such person as the Ordinary Shareholder may designate) is effected in accordance with article 8.4.

8.6

Provided the relevant Ordinary A Shareholder has complied with the requirements of article 8.3.2 above, any failure by the Ordinary Shareholder to pay the Exercise Price or any part thereof due to the Exercising Shareholder in accordance with article 8.3.3 above shall constitute an Option Default and default interest shall accrue on the outstanding amount of the Exercise Price from the relevant Exercise Date up to and including the date on which the Exercise Price is paid in full to such Exercising Shareholder at the rate of 3-month US dollar LIBOR plus 7 per cent. (the Default Rate).

8.7

Each Exercising Shareholder and the Ordinary Shareholder authorises and instructs the Company or any one of the directors of the Company to execute and deliver any necessary document or instrument of Transfer to effect the Transfer of the Shares to the relevant Exercising Shareholder pursuant to article 8.3.2 without obtaining the further consent of each Exercising Shareholder, the Ordinary Shareholder or any other person and shall cause the relevant Exercising Shareholder to be entered into the register of members as the holder of the Shares.

9	Share Certificates

9.1

Except (unless otherwise determined by the directors) in the case of the subscribers to the memorandum of association of the Company and subject always to the conditions of allotment of Shares, every member, upon becoming the holder of any Shares, shall be entitled without payment to one certificate for all the Shares of each class held by him (and, upon Transferring a part of his holding of Shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed in accordance with article 32 or signed either by two directors or by one director and the secretary. Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint holder shall be sufficient delivery to all of them.

9.2

If a Share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

10	Lien

10.1

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The directors may at any time declare any Share to be wholly or in part exempt from the provisions of this article. The Company's lien on a Share shall extend to any amount payable in respect of it.

10.2

The Company may sell in such manner as the directors determine any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the Share or to the person entitled to in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

10.3

To give effect to a sale the directors may authorise some person to execute an instrument of Transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the Shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

10.4

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

11	Calls on Shares and Forfeiture

11.1

Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their Shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent Transfer of the Shares in respect whereof the call was made.

11.2	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

11.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

11.4

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or at such rate as the directors may determine but the directors may waive payment of the interest wholly or in part.

11.5

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call. The Company may accept from a member the whole or a part of the amount remaining unpaid on Shares held by him, although no part of that amount has been called up. No interest shall be paid or become due as of right on monies paid to the Company in advance of a call being made but the directors may, if they from time to time think fit, pay interest on any such monies at such rate as they may deem appropriate.

11.6	Subject to the terms of allotment, the directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

11.7

If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

11.8

If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before the forfeiture.

11.9

Subject to the provisions of the Law, a forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited Share is to be Transferred to any person the directors may authorise some person to execute an instrument of Transfer of the Share to that person.

11.10

A person whose Shares have been forfeited shall cease to be a member in respect of such Shares and shall surrender to the Company for cancellation the certificate for the Shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those Shares with interest at the rate at which interest was payable on those moneys before the forfeiture or at such rate as the directors may determine from the date of forfeiture until payment, but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

11.11

A declaration under oath by a director or the secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share and the declaration shall (subject to the execution of an instrument of Transfer if necessary) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the Share.

12	Transfer of Shares

12.1

The instrument of Transfer of a Share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the Shares are fully paid, by or on behalf of the transferee. No person shall be recognised as the holder of Shares until his name is entered in the register of members.

12.2

The directors may refuse to register the Transfer of a Share (whether or not fully paid) to a person of whom they do not approve without assigning any reasons therefore and they may refuse to register the Transfer of a Share on which the Company has a lien. They may also refuse to register a Transfer unless the instrument of Transfer:

12.2.1

is lodged at the Office or at such other place as the directors may appoint and is accompanied by the certificate for the Shares to which it relates and such other evidence as the directors may reasonably require to show the right of the Transferor to make the Transfer;

12.2.2	is in respect of only one class of Shares; and

12.2.3	in favour of not more than four transferees.

12.3

If the directors refuse to register a Transfer of a Share, they shall within two months after the date on which the instrument of Transfer was lodged with the Company send to the transferor and the transferee notice of the refusal.

12.4	The registration of Transfers of Shares or of Transfers of any class of Shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the directors may determine.

12.5	No fee shall be charged for the registration of any instrument of Transfer or other document relating to or affecting the title to any Share,

12.6

The Company shall be entitled to retain any instrument of Transfer which is registered, but any instrument of Transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

12.7

Subject to articles 6.1, 8.3, 12.8 and 12.9 Ordinary A Shares may not be Transferred without prior written approval from the Board. In the event of any Transfer to the Ordinary Shareholder pursuant to these articles:

12.7.1

the Ordinary Shareholder shall have the right but not the obligation, at its discretion to transfer such Ordinary A Shares to an employment trust established for the benefit of the employees of the Ordinary Shareholder Group or the Company Group for such price as the Ordinary Shareholder shall determine and agree with such transferee pending Transfer to employees of the Ordinary Shareholder Group or the Company Group or such other persons as the Ordinary Shareholder may approve; and

12.7.2

in the event that the Ordinary Shareholder becomes the owner of any Ordinary A Shares the Ordinary Shareholder will not have any right to put any Ordinary A Shares pursuant to article 7.1 or to participate in any Distribution payable to Ordinary A Shareholders pursuant to article 34.1.

12.8

Any Ordinary A Shareholder who is declared bankrupt or has a receiver appointed who has a power of sale over the property of the Ordinary A Shareholder shall Transfer their Ordinary A Shares to the Ordinary Shareholder at a price per Ordinary A Share equal to the nominal value of the Ordinary A Share.

12.9	Any Ordinary A Shareholder may, at any time, Transfer their Ordinary A Shares to:

12.9.1	an Ordinary A Shareholder's spouse or civil partner;

12.9.2	a relative of the Ordinary A Shareholder who, on the date of the Transfer in question, has shared the same household as the manager for at least 12 months

12.9.3	the Ordinary A Shareholder's children or step children;

12.9.4	a parent or step-parent of any Ordinary A Shareholder;

12.9.5	a trust benefitting any of the persons mentioned in 12.9.1 to 12.9.4, or

12.9.6	a charitable foundation associated with the transferring Ordinary A Shareholder

(each such person being a Permitted Transferee) on the condition that the transferring Ordinary A Shareholder gives written notice of the Transfer and the Permitted Transferee executes a document pursuant to which the transferee acknowledges that they are bound by these Articles and in particular article 12.7.

13	Transmission of Shares

13.1

If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any Share which had been jointly held by him.

13.2

A person becoming entitled to a Share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of Transfer of the Share to that person. All the articles relating to the Transfer of Shares shall apply to the notice or instrument of Transfer as if it were an instrument of Transfer executed by the member and the death or bankruptcy of the member had not occurred.

13.3

A person becoming entitled to a Share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the Share, except that he shall not, before being registered as the holder of the Share, be entitled in any respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of Shares in the Company.

14	Consolidation of Shares

Whenever as a result of a consolidation of Shares any members would become entitled to fractions of a Share, the directors may, on behalf of those members, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of Transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

15	General Meetings

15.1	It is not a requirement that an annual general meeting be held by the Company.

15.2

The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Law, shall forthwith proceed to call a general meeting to be held as soon as practicable and in no event later than two months after the receipt of the requisition. If there are not sufficient directors to call a general meeting, any director or any member of the Company may call such a meeting. A general meeting may be convened outside the Island of Jersey.

16	Notice of General Meetings

16.1	All general meetings shall be called by at least 14 clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

16.1.1	in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

16.1.2

in the case of any other meeting by a majority in number of the members having a right to attend and vote at the meeting being a majority together holding not less than 90 per cent in nominal value of the Shares giving that right.

16.2	The notice shall specify the day, time and place of the meeting and the general nature of the business to be transacted.

16.3

Subject to the provisions of the articles and to any restrictions imposed on any Shares, the notice shall be given to all the members, to all persons entitled to a Share in consequence of the death or bankruptcy of a member, to the auditors, if any, and to every director who has notified the Company of his desire to receive such notice.

16.4	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

16.5

Subject to article 17.15, a resolution in writing signed by or on behalf of each member who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting, shall be as valid and effectual as if it had been passed at a meeting of the Company or at a meeting of the holders of a class of Shares in the Company and may consist of several instruments in the same form each signed by or on behalf of one or more members. Such resolutions in writing may be used to pass a special resolution but not to remove any auditor of the Company and shall be deemed to be passed when the instrument, or the last of several instruments, is last signed or on such later date as is specified in the resolution.

17	Proceedings at General Meetings

17.1

No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a body corporate, shall be a quorum. In the event that there is only one member of the Company entitled to vote upon the business to be transacted, in accordance with the Law, a quorum shall be such member and article 17.15shall apply.

17.2

If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the directors may determine.

17.3

The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within 15 minutes after the time appointed for holding of the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

17.4

If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, those present and entitled to be counted in a quorum shall choose one of their number to be chairman.

17.5	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares in the Company.

17.6

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more, at least seven clear days' notice shall be given specifying the day, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

17.7

A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Law, a poll may be demanded:

17.7.1	by the chairman; or

17.7.2	by at least two members having the right to vote on the resolution; or

17.7.3	by a member or members representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution; or

17.7.4

by a member or members holding Shares conferring a right to vote on the resolution being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the Shares conferring that right; and

17.7.5	a demand by a person as proxy for a member shall be the same as a demand by the member.

17.8

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

17.9

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

17.10

A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a day, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

17.11	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote in addition to any other vote he may have.

17.12

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such day, time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

17.13

No notice need by given of a poll not taken forthwith if the day, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the day, time and place at which the poll is to be taken.

17.14

If a member is by any means in communication (including, without limitation, communication by telephone) with one or more other members so that each member participating in the communication can hear what is said by any other of them, each member so participating in the communication shall be deemed to be present at a meeting with the other members so participating.

17.15

If the Company has only one voting Member, such Member may record its decision on a question or resolution in writing and that record shall constitute both the passing of the resolution and the minute of it. The Company shall circulate a copy of such record to all non-voting members.

18	Votes of Members

18.1

Subject to any rights or restrictions attached to any Shares, on a show of hands every Ordinary Shareholder who (being an individual) is present in person or by proxy or (being a body corporate) is present by a duly authorised representative or proxy, not being himself an Ordinary Shareholder entitled to vote, shall have one vote and on a poll every Ordinary Shareholder shall have one vote for every Share of which he is the holder. For the avoidance of doubt no Ordinary A Shareholder shall have any right to vote at a General Meeting whatsoever other than in relation to matters affecting the Company's share capital.

18.2

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

18.3

An Ordinary Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in the Island of Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his curator or other person authorised in that behalf appointed by that court, and any such curator or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place within the Island as is specified in accordance with the articles for the deposit of instruments of proxy within 48 hours of the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

18.4

No Ordinary Shareholder shall vote at any general meeting or at any separate meeting of the holders of any class of Shares in the Company, either in person or by proxy, in respect of any Share held by him unless all moneys presently payable by him in respect of that Share have been paid.

18.5

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

18.6	On a poll or show of hands votes may be given either personally or by proxy. An Ordinary Shareholder may appoint more than one proxy to attend on the same occasion and vote on different matters.

18.7	An instrument appointing a proxy shall be in writing in the usual form, or as approved by the directors, and shall be executed by or on behalf of the appointor.

18.8

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. The directors may require such evidence as they consider necessary of such representative's authority to represent a corporate member.

18.9	The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified by a notary or in some other way approved by the directors may:

18.9.1

be deposited at the Office or at such other place within Jersey as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting within 48 hours of the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

18.9.2

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

18.9.3

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director; and

18.9.4

an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid provided that no objection to any instrument of proxy may be made except at the meeting or adjourned meeting at which the proxy tenders his vote. The Company shall inform each member of the right to appoint a proxy and the proper method of depositing or delivering such proxy prior to a meeting in the notice convening such meeting.

18.10

A vote given or poll demanded by proxy or by the duly authorised representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

19	Number of Directors

19.1

Subject to the provisions of the Law, the Company in general meeting may from time to time fix the maximum and/or minimum number of directors and unless so fixed the number of directors (other than alternate directors) shall not be subject to any maximum and the minimum number shall be:

19.1.1	one director, for any period during which the Company is a Private Company; and

19.1.2	two directors, for any period during which the Company is a Public Company.

20	Alternate Directors

20.1

Any director (other than an alternate director) may appoint any other director, or any other person willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

20.2

An alternate director shall be entitled to receive the same notice of meetings of directors and of all meetings of committees of directors of which his appointor is a member as his appointor is entitled to receive, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all functions of his appointor as a director in his absence. An alternate director shall be entitled to receive such remuneration from the Company for his services as may be determined by the directors.

20.3

An alternate director shall cease to be an alternate director if his appointor ceases to be a director, but, if a director is reappointed, any appointment of an alternate director made by him which is in force immediately prior to his reappointment shall continue after his reappointment.

20.4

Any appointment or removal of an alternate director shall be by notice in writing to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

20.5

Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

21	Powers of Directors

21.1

Subject to the provisions of the Law, the memorandum and the articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

21.2	The directors may procure the payment by the Company of all expenses incurred in promoting and registering the Company.

21.3

The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

22	Delegation of Directors' Powers

The directors may delegate any of their powers to any committee consisting of one or more directors and/or one or more persons who are not directors. They may also delegate to any managing director or any director holding any other executive office or to any other person such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

23	Appointment of Directors

23.1	Subject to the provisions of the Law, the first directors of the Company shall be appointed in writing by the subscribers of the memorandum or by a majority of them.

23.2

Subject to the provisions of the Law and save in the case of a resolution duly passed unanimously by or on behalf of all the members entitled to attend the meeting and vote thereon, no person shall be appointed a director at any general meeting unless:

23.2.1	he is recommended by the directors; or

23.2.2

not less than 7 nor more than 35 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors together with notice executed by that person of his willingness to be appointed.

23.3	The directors shall, upon receiving a notice of the type described in article 23.2, convene a general meeting of the members without delay for the purpose of dealing with such proposal.

23.4

Subject to the provisions of the Law and subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

23.5

Subject to the provisions of the Law, the directors may appoint a person who is willing to act as a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors.

24	Disqualification and Removal of Directors

24.1	The office of a director shall be immediately vacated if:

24.1.1	he ceases to be a director by virtue of any provision of the Law or he becomes prohibited by law from or disqualified from being a director; or

24.1.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

24.1.3	he resigns from office by written notice to the Company delivered to the Office by hand, post or facsimile; or

24.1.4

he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors, and/or of any committee established of which he is a member, held during that period and the directors resolve that his office be vacated; or

24.1.5	(where a corporate director) the corporate director fails to comply with the provisions of the Law including, without limitation, Article 73(4) of the Law; or

24.1.6	the Company so resolves by ordinary resolution.

24.2

The Company may by ordinary resolution remove any director from office notwithstanding any agreement between the Company and such director but such removal shall be without prejudice to any claim such director may have for damages for breach of contract between him and the Company.

25	Remuneration of Directors

25.1	Directors are entitled to such remuneration as the directors determine:

25.1.1	for their services to the Company as directors, and

25.1.2	for any other service which they undertake for the Company.

25.2	Subject to the articles, a director's remuneration may:

25.2.1	take any form, and

25.2.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

25.3	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

26	Directors' Expenses

The directors may be paid all reasonable travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

27	Directors' Appointment and Interests

27.1

Subject to the provisions of the Law, the directors may appoint one or more of their number to the office of managing director or to any other executive office of the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.

27.2	Subject to the provisions of the Law, and provided that he has disclosed in accordance with the Law the nature and extent of any material interests of his, a director notwithstanding his office:

27.2.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

27.2.2

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

27.2.3

shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

27.3	An interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

28	Directors' Gratuities and Pensions

The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and former spouse) or any person who is or who was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

29	Proceedings of Directors and Interests

29.1

Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

29.2

If a director is by any means in communication (including, without limitation, communication by telephone) with one or more other directors so that each director participating in the communication can hear what is said by any other of them, each director so participating in the communication shall be deemed to be present at a meeting with the other directors so participating.

29.3

Whenever two or more persons hold the office of director in the Company the quorum necessary for the transaction of the business of the directors shall be two or such greater number as may be fixed by the Company in general meeting from time to time. When only one director is in office, he shall have and may exercise all the powers in and over the affairs of the Company as by these articles are conferred on the directors for so long as the Company is a Private Company. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

29.4

The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum or less than the minimum number of directors fixed by the Company in general meeting or less than the number required by the Law, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

29.5

The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside as chairman at every meeting of directors at which he is present. If there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting or is unable to attend a meeting, the directors present may appoint one of their number to be chairman of that meeting.

29.6

All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

29.7

A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors and/or other persons to whom the directors have delegated any of their powers shall be valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors (and/or other persons) duly convened and held and may consist of several documents in the like form each signed by one or more directors or other persons; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

29.8

Every director shall disclose to the Company all interests which are required to be so disclosed by virtue of the provisions of the Law. The disclosure shall be made in any manner allowed or directed by the Law.

29.9

A director may vote as a director in regard to any transaction in which he is interested or upon any matter arising therefrom and if he shall so vote his vote shall be counted and he shall be counted in the quorum present at the meeting.

29.10

Any corporation which is a director of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of directors or committees of directors of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual director of the Company. The directors may require such evidence as they consider necessary of such representative's authority to represent a corporate director.

30	Secretary

Subject to the provisions of the Law, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

31	Minutes

The directors shall cause minutes to be made in books kept for the purpose in accordance with the Law.

32	Seal

32.1	The Company may have a common seal (Common Seal) upon which the name of the Company shall be engraved in legible characters.

32.2

If the Company engages in business outside the Island of Jersey, the directors may determine that it shall have for use in any country, territory or place outside the Island of Jersey an official seal (Branch Seal) which shall be a facsimile of the Common Seal with the addition on its face either of the words “Branch Seal” or the name of the country, territory or place where it is to be used.

32.3

The directors may determine that the Company shall have, for use for sealing securities issued by the Company or documents creating or evidencing securities so issued, an official seal (Securities Seal) which shall be a facsimile of the Common Seal with the addition of the word “Securities” on its face.

32.4

No seal of the Company shall be used except with the general or special authority of the directors or of a committee of one or more of the directors (and/or one or more other persons) authorised by the directors. The directors may from time to time (generally or in relation to any particular instrument or otherwise howsoever) provide for the person or persons who shall sign any instrument to which any seal of the Company is affixed and until otherwise determined, every such instrument shall be signed by a director and by (or on behalf of) the secretary or a second director provided that:

32.4.1

in the case of documents creating or evidencing securities issued by the Company to which the Common Seal or the Securities Seal is affixed the directors may determine that the need for such signatures shall be dispensed with or that such signatures shall be affixed by means of some method of mechanical signature; and

32.4.2

the directors may appoint in writing under the Common Seal an agent who may affix the Branch Seal to a document to which the Company is a party. An agent appointed pursuant to this article shall be vested with such powers and discretions as the directors may from time to time determine. Unless otherwise resolved by the directors (generally or in relation to a particular instrument or otherwise howsoever), any such document to which the Branch Seal has been affixed by such agent shall be signed by such agent and if so signed there shall be no necessity for it to be signed by any other person on behalf of the Company. Details of all documents to which the Branch Seal is affixed shall be sent to the secretary without delay.

33	Dividends

33.1

Subject to the provisions of the Law, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

33.2

Subject to the provisions of the Law, the directors may pay interim dividends. Subject to article 34.1. if the Share capital is divided into different classes, the directors may pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith, they shall not incur any liability to the holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

33.3

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the nominal amount paid up on each Share on which the dividend is paid. In the case of partly paid Shares all dividends shall be apportioned and paid proportionately to the nominal amounts paid up on those Shares during any portion or portions of the period in respect of which the dividend is paid, but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

33.4

A general meeting declaring a dividend may, upon the recommendation of the directors, direct that the dividend shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

33.5

Any dividend or other moneys payable in respect of a Share may be paid by cheque or by warrant sent by post to the registered address of the person entitled or, if two or more persons are the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque or warrant shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque or warrant shall be good discharge to the Company. Any joint holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Shares.

33.6	No dividend or other moneys payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

33.7	Any dividend which has remained unclaimed for 10 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

33.8	Subject to article 34.1. unless the Board passes a resolution authorising their participation the Ordinary A Shareholders will have no right to participate in any dividends.

34	Capital Distributions

34.1

On a return of capital on any Shares on a liquidation or winding up or upon any sums being received on a disposal of assets or Shares in a member of the Company Group outside of the ordinary course of business and subject to the Law, Distributable Cash shall be Distributed as soon as reasonably practicable in the following priority:

34.1.1	firstly, to the Ordinary Shareholder until the Ordinary Shareholder has received an amount equal to the Hurdle; and

34.1.2	secondly, the residual balance to be distributed on the following basis:

34.1.2.1	80 per cent. to the Ordinary Shareholder; and

34.1.2.2	20 per cent. to the Ordinary A Shareholders.

35	Accounts and Audit

35.1

No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by law or authorised by the directors or by ordinary resolution of the Company.

35.2	Save as provided in this article it shall not be necessary for the accounts of the Company to be audited.

35.3	Auditors shall be appointed to examine and report upon the accounts of the Company if:

35.3.1	the directors so resolve; or

35.3.2	an ordinary resolution of the Company so requires; or

35.3.3	the Company is or becomes a Public Company.

35.4	Subject to the provisions of the Law, the accounts of the Company, if audited, shall be audited in such manner and by such person or persons as may be determined by the directors.

36	Capitalisation of Profits

36.1	The directors may with the authority of an ordinary resolution of the Company:

36.1.1

subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's Share premium account or capital redemption reserve;

36.1.2

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the Shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the Shares were fully paid and the sum were distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the Share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued Shares to be allotted to members credited as fully paid up;

36.1.3

make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this article in fractions; and

36.1.4

authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any Shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

37	Notices

37.1	Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.

37.2

A member shall be entitled to receive any notice to be given to him pursuant to the articles notwithstanding that his registered address is not in the Island of Jersey or elsewhere in the British Isles. The Company may give notice to a member personally (which shall include a video link communication), by facsimile transmission or by sending it by post, either in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by electronic mail (or other similar form of computer or electronic communication system in use). Where a notice is given by facsimile transmission or electronic mail (or similar), a copy of the notice must also be sent by post in the manner aforesaid (but this shall not affect the due service of such notice as provided by article 37.5 below). In the case of joint holders of a Share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

37.3

A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.4

Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from which he derives his title.

37.5

Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice given by post shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted. A notice given by facsimile shall be deemed to have been given on transmission and a written transmission report indicating that the facsimile message has been received in full by the correct number shall be conclusive evidence that the notice was given. A notice given by electronic mail (or similar system) shall be deemed to have been given on a confirmation of receipt of the message being received by the sender on his machine.

37.6

A notice may be given by the Company to persons entitled to a Share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

38	Winding Up

If the Company is wound up, the Company may, with the sanction of a special resolution and any other sanction required by the Law, divide the whole or any part of the assets of the Company among the members in specie and the liquidator or, where there is no liquidator, the directors may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members, and with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

39	Indemnity

39.1

In so far as the Law allows, every present or former officer of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him by reason of being or having been such an officer, including:

39.1.1	any liabilities incurred in defending any proceedings (whether civil or criminal):

39.1.1.1	in which judgment is given in the person’s favour or the person is acquitted;

39.1.1.2	which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person; or

39.1.1.3

which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the Company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

39.1.2	any liability incurred otherwise than to the Company if the person acted in good faith with a view to the best interests of the Company;

39.1.3	any liability incurred in connection with an application made under article 212 of the Law in which relief is granted to the person by the court; or

39.1.4	any liability against which the Company normally maintains insurance for persons other than directors.

40	Insurance

40.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

40.2	In this article:

40.2.1

relevant officer means any director or other officer or former director or other officer of the Company or an associated company but excluding any person engaged by the Company or an associated company as auditor (whether or not he is also a director of other officer) to the extent that he acts in his capacity as auditor;

40.2.2

relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer's duties or powers in relation to the Company, any associated company or any pension fund or employees' Share scheme of the Company or associated company; and

40.2.3	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

Annex C

FORM OF AMENDMENT NO. 1 TO WARRANT AGREEMENT

Amendment No. 1 to Warrant Agreement (this “Amendment”) made as of [●], 2016, by and between Arowana Inc., a Cayman Islands company, with offices at Level 11, 153 Walker Street, North Sydney, NSW 2060, Australia (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (“Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of April 30, 2015 (the “Warrant Agreement”; capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Warrant Agreement), which governs the Warrants; and

WHEREAS, on August 11, 2016, the Company, VivoPower International PLC, an England and Wales public limited company (“VivoPower”), and Arowana International Limited, an Australian company, entered into a Contribution Agreement, as amended on October 18, 2016 and November 15, 2016 (as further amended from time to time, the “Contribution Agreement”); and

WHEREAS, it is a condition to consummating the transactions contemplated by the Contribution Agreement (the “Transactions”) that the terms of the Warrants be amended to provide that, upon the consummation of the Transactions, each outstanding Warrant will be exchanged with the Company for one-twentieth (1/20th) of an ordinary share, par value $.012 per share, of VivoPower (“VivoPower Ordinary Share”); and

WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, the Company has obtained consent to this Amendment from the registered holders of a majority of the outstanding Warrants.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Amendment of Warrant Agreement.

1.1.     Section 6 of the Warrant Agreement is hereby amended and restated in its entirety to read in full as follows:

“6.     Mandatory Exchange of Warrants upon Consummation of Business Combination. Notwithstanding anything contained in this Warrant Agreement to the contrary, upon the consummation of the transactions contemplated by that certain Contribution Agreement, dated August 11, 2016 and amended as of October 18, 2016 and November 15, 2016 (as further amended from time to time, the “Contribution Agreement”), between the Company, VivoPower International PLC, an England and Wales public limited company (“VivoPower”), and Arowana International Limited, an Australian company (collectively, the “Transactions”), each Warrant issued and outstanding immediately prior to the consummation of the Transactions shall, automatically and without any action by the registered holder thereof, or any prior notice by the Company, be exchanged and deemed transferred by such registered holder to the Company, in consideration for the right to receive one-twentieth (1/20th) of one ordinary share, par value $.012 per share, of VivoPower (the “Consideration”) to be delivered to such registered holder by or at the direction of the Company in accordance with the Contribution Agreement, and such registered holder shall cease to have any rights with respect to the Warrants other than the right to receive the Consideration.”

2.            Miscellaneous Provisions.

2.1.     Effectiveness of Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Amendment shall be expressly subject to the consummation of the Transactions and shall automatically be terminated and shall be null and void if the Contribution Agreement shall be terminated.

2.2.     Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

2.3.     Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.4.     Applicable Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 of the Warrant Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

2.5.     Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.6.     Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.7.     Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understanding, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AROWANA INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Acknowledged and agreed:

EARLYBIRDCAPITAL, INC.

By:
By:
Name:

[Signature Page to Amendment No. 1 to Warrant Agreement]

Annex D

LETTERHEAD OF CASSEL SALPETER & CO., LLC

August 9, 2016

Arowana, Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Attention: The Board of Directors

Members of the Board of Directors:

We understand that Arowana, Inc. (the “Company”) intends to enter into a Contribution Agreement (the “Agreement”) by and among the Company, VivoPower International PLC (“VivoPower”) and Arowana International Limited (“AWN”). We have been advised that pursuant to the Agreement, among other things, (i) the Company will contribute (the “Contribution”) to VivoPower an amount in cash (the “Contribution Amount”) equal to (A) US$56,585,520, less (B) unpaid fees and expenses incurred by the Company in connection with the Agreement and the transactions contemplated thereby that are in excess of the working capital available to the Company outside of, or eligible to be withdrawn from, the Company’s trust fund (the “Transaction Fees and Expenses” and, such trust fund, the “Trust Fund”) and (ii) in exchange for the Contribution Amount, VivoPower will issue to the Company 9,444,950 ordinary shares (the “Contribution Shares”), par value $0.012 per share, of VivoPower (“VivoPower Shares”). We in addition understand that pursuant to the Agreement, (i) to the extent that there are additional funds available in the Trust Fund after taking into account, (A) the Contribution Amount, (B) amounts necessary to pay holders of ordinary shares, par value $0.0001 per share (“Company Shares”), of the Company issued in the Company’s initial public offering exercising their rights to convert such shares into a pro rata portion of the Trust Fund the amounts payable thereto and (C) the Transaction Fees and Expenses (the amount of such additional available funds, the “True-up Amount”), VivoPower will, in exchange for the True-up Amount, issue to the Company a number of VivoPower Shares (the “True-up Shares”) equal to the True-up Amount divided by US$10.20 (the “True-up Sale”), (ii) VivoPower will purchase from AWN a number of VivoPower Shares (the “Make-even Shares”) equal to the True-up Shares in exchange for an amount in cash equal to the True-up Amount (the “Make-even Sale”), which Make-even Shares shall immediately thereafter be canceled, (iii) following the Contribution, the True-up Sale and the Make-even Sale, the Company will distribute (the “Distribution”) the Contribution Shares and the True-up Shares to the holders of Company Shares (including Company Shares issued upon exchange of warrants or other rights) and the holders of warrants to purchase Company Shares, and (iv) the Company will dissolve, wind-up and liquidate (the “Dissolution”). Further, we understand that simultaneously with the consummation of the Contribution, VivoPower will acquire (the “Acquisitions”) VivoPower Pty Limited (“VivoPower Australia”) and Aevitas O Holdings Pty Limited and thereby Aevitas Group Limited (“Aevitas”). The True-up Sale, the Make-even Sale, the Distribution, the Dissolution and the Acquisitions are referred to herein as the “Related Transactions” and, together with the Contribution, as the “Transaction.”

You have requested that Cassel Salpeter & Co., LLC render an opinion (this “Opinion”) to the Board of Directors of the Company (the “Board”) as to whether, as of the date of this Opinion, (i) the Contribution Amount to be paid by the Company in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement is fair, from a financial point of view, to the Company and (ii) VivoPower, after giving effect to the Acquisitions, has a fair market value equal to at least 80% of the value of the Company’s Trust Fund.

In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

●	Reviewed a draft, dated August 7, 2016, of the Agreement.

●	Reviewed certain publicly available financial information and other data with respect to VivoPower that we deemed relevant.

●

Reviewed certain other information and data with respect to VivoPower made available to us by the Company and VivoPower, including (i) unaudited historical financial statements of VivoPower pro-forma for the Acquisitions (the “Pro-Forma Financial Statements”) prepared by management of VivoPower based on draft audited historical financial statements of VivoPower, Aevitas and VivoPower Australia (the “Draft Financial Statements”) and (ii) financial projections with respect to the future financial performance of VivoPower, after giving effect to the Acquisitions, for the fiscal years ending March 31, 2017 through March 31, 2019, prepared by management of VivoPower (the “Projections”) and other internal financial information furnished to us by or on behalf of VivoPower.

●

Considered and compared the financial and operating performance of VivoPower, after giving effect to the Acquisitions, with that of companies with publicly traded equity securities that we deemed relevant.

●	Considered the publicly available financial terms of certain transactions that we deemed relevant.

●	Compared the implied enterprise value reference ranges of VivoPower, after giving effect to the Acquisitions, to the balance, as provided by Company management, of the Trust Fund.

●

Discussed the business, operations, and prospects of VivoPower, after giving effect to the Acquisitions, and the proposed Transaction with the Company’s and VivoPower’s management and certain of the Company’s and VivoPower’s representatives.

●	Conducted such other analyses and inquiries, and considered such other information and factors, as we deemed appropriate.

For purposes of our analyses and this Opinion, we have assumed, at your direction, that the amount of the Transaction Fees and Expenses borne by the Company will be US$6,000,000 and, as a result, the Contribution Amount will be US$50,585,520. In addition, for purposes of our analysis and this Opinion we have, with your consent, evaluated whether, as of the date of this Opinion, VivoPower has a fair market value equal to at least 80% of the value of the Company’s Trust Fund solely upon the basis of a comparison of the implied enterprise value reference ranges indicated by our financial analysis with the balance of the funds remaining in the Company’s Trust Fund, which you have advised us and we, for purposes of our analysis and this Opinion, have assumed does not and shall not exceed US$84,456,000.

This Opinion only addresses whether, as of the date hereof, (i) the Contribution Amount to be paid by the Company in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement is fair, from a financial point of view, to the Company and (ii) VivoPower, after giving effect to the Acquisitions, has a fair market value equal to at least 80% of the value of the Company’s Trust Fund. It does not address any other terms, aspects, or implications of the Transaction or the Agreement, including, without limitation, (i) except for assuming the consummation thereof immediately prior to, or simultaneously with, the Contribution, the Acquisitions, (ii) any other Related Transaction, (iii) any term or aspect of the Transaction that is not susceptible to financial analyses, (iv) the fairness of the Contribution, or all or any portion of the Contribution Amount, to any security holders of the Company, VivoPower, AWN or any other person or any creditors or other constituencies of the Company, VivoPower, AWN or any other person, nor (v) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Contribution Amount to be paid by the Company in the Contribution pursuant to the Agreement, or otherwise. We are not expressing any opinion as to what the value of the Contribution Shares actually will be when issued to the Company in the Contribution or the prices at which Company Shares or VivoPower Shares may trade, be purchased or sold at any time, and we make no representation or warranty regarding the adequacy of this Opinion or the analyses underlying this Opinion for the purpose of the Company’s compliance with the terms of its organizational documents or any applicable foreign, federal, state or local laws, rules or regulations or for any other general or particular purpose.

This Opinion does not address the relative merits of the Contribution or any Related Transaction as compared to any alternative transaction or business strategy that might exist for the Company, or the merits of the underlying decision by the Board or the Company to engage in or consummate the Contribution or any Related Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from us.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of the Company’s and VivoPower’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. We also have relied upon, without independent verification, the assessments of the management of the Company and VivoPower as to the Company’s and VivoPower’s existing and future technology, products and services and the validity and marketability of, and risks associated with, such technology, products and services (including, without limitation, the development, testing and marketing of such technology, products and services; the receipt of all necessary governmental and other regulatory approvals for the development, testing and marketing thereof; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products and services), and we have assumed, at your direction, that there will be no developments with respect to any such matters that would adversely affect our analyses or this Opinion. We are not legal, tax, accounting, environmental, or regulatory advisors, and we do not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to the Company, VivoPower, AWN, the Transaction, or otherwise. We understand and have assumed that the Company has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

The Company and VivoPower have advised us that the audit of the Draft Financial Statements is not yet complete and the Draft Financial Statements are therefore in draft form, have not been finalized and remain subject to change. In addition, the Company and VivoPower have advised us that the Pro-Forma Financial Statements and the Projections have been prepared under international financial reporting standards (“IFRS”), except the Projections do not contain any purchase price adjustments as required by IFRS. As you are aware, management of VivoPower has not provided, and we have not assessed, the impact of the preparation of the Projections with purchase price adjustments.

You have also advised us and we have assumed that the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of VivoPower with respect to the future financial performance of VivoPower after giving effect to the Acquisitions and that the Projections and the Pro-Forma Financial Statements provide a reasonable basis upon which to analyze and evaluate VivoPower after giving effect to the Acquisitions and form an opinion. We express no view with respect to the Projections, the Pro-Forma Financial Statements or the assumptions on which they are based. Without limiting the generality of the foregoing, you have directed us to rely upon and assume, without independent verification, that had the Draft Financial Statements been finalized and had the Projections been prepared with purchase price adjustments in accordance with IFRS, such draft financial statements and projections would not differ from the Draft Financial Statements and Projections, respectively, in any way material to our financial analyses or this Opinion.

We have not evaluated the solvency or creditworthiness of the Company, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction, the fair value of the Company, VivoPower, AWN, Aevitas, VivoPower Australia or any of their respective assets or liabilities, or whether the Company, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of the Company, VivoPower, AWN, Aevitas, VivoPower Australia or any other party to the Transaction to pay its obligations when they come due. We have not physically inspected the Company’s, VivoPower’s, AWN’s, Aevitas’s or VivoPower Australia’s properties or facilities and have not made or obtained any evaluations or appraisals of the Company’s, VivoPower’s, AWN’s, Aevitas’s or VivoPower Australia’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). We have not attempted to confirm whether the Company, VivoPower, AWN, Aevitas and VivoPower Australia have good title to their respective assets. Our role in reviewing any information was limited solely to performing such reviews as we deemed necessary to support our own advice and analysis and was not on behalf of the Board, the Company, or any other party.

We have assumed, with your consent, that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on the Company, VivoPower, AWN, Aevitas, VivoPower Australia or the Transaction. We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft we have reviewed and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion. We have also assumed that the representations and warranties of the parties to the Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement. We offer no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Agreement will be satisfied.

Our analysis and this Opinion are necessarily based upon market, economic, and other conditions, as they exist on, and could be evaluated as of the date hereof. Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Transaction. This Opinion is not intended to and does not constitute advice or a recommendation to any of the Company’s or any other party’s security holders as to how such holder should vote or act with respect to any matter relating to the Transaction or otherwise. This Opinion should not be construed as creating any fiduciary duty on our part to the Company or any other party to the Agreement, any security holder of the Company or such other party, any creditor of the Company or such other party, or any other person.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, (i) the Contribution Amount to be paid by the Company in exchange for the Contribution Shares in the Contribution, after giving effect to the Acquisitions, pursuant to the Agreement is fair, from a financial point of view, to the Company and (ii) VivoPower, after giving effect to the Acquisitions, has a fair market value equal to at least 80% of the value of the Company’s Trust Fund.

Very truly yours,

/s/ Cassel Salpeter & Co., LLC

Annex E

AROWANA, INC.

(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

1.	Business Combination Proposal

It is resolved THAT the Contribution Proposal (as defined in the Company’s proxy statement dated [●], 2016 for the Extraordinary General Meeting (the “Proxy Statement”)), and the transactions (the “Transactions”) contemplated by the Contribution Agreement, dated August 11, 2016 and amended as of October 18, 2016, and November 15, 2016, by and among the Company, VivoPower International PLC (“VivoPower”) and Arowana International Ltd., be approved.

2.	Dissolution Proposal

It is resolved as special resolutions:

(a)

THAT the Company be placed in voluntary winding up conditional upon, and immediately following, the completion of the Transactions, including the Contribution (as defined in the Proxy Statement) and subsequent distribution of the VivoPower shares the Company will receive in such Contribution, as more particularly described in the Proxy Statement;

(b)	THAT Kevin Chin of the Company be appointed voluntary liquidator (the "Voluntary Liquidator") of the Company upon commencement of the Company's voluntary winding up; and

(c)

THAT the Voluntary Liquidator be authorised to divide among the shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as the Voluntary Liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

3.	Incentive Plan Proposal

It is resolved THAT the discretionary management incentive plan, in the form attached at Annex B to the Proxy Statement, be approved.

4.	Adjournment Proposal

It is resolved THAT the Extraordinary General Meeting be adjourned to a later date or dates and time or times as shall be announced by the Chairman at the Extraordinary General Meeting, to permit further solicitation and vote of proxies.

E-1

12,035,598 ORDINARY SHARES

OF

VIVOPOWER INTERNATIONAL PLC

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [●], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PRELIMINARY — SUBJECT TO COMPLETION

PROXY

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

AROWANA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Chin and Gary Hui (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of Shareholders of Arowana Inc., (the “Company”) to be held on December 15, 2016 at 10:00 a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 (IF PRESENTED). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

(1)

To adopt the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 and November 15, 2016, by and among the Company, Arowana International Limited (“AWN”), and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”) (as may be amended, the “Contribution Agreement”), and to approve the business combination contemplated by such agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Intention to Exercise Redemption Rights — If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the accompanying definitive proxy statement under the heading “Extraordinary General Meeting of ARWA Shareholders and Extraordinary General Meeting of ARWA Warrantholders — Conversion Rights.”

REDEMPTION RIGHTS ☐

Shareholder Certification — I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of the Company owned by me in connection with the proposed business combination between the Company and VivoPower.

SHAREHOLDER CERTIFICATION ☐

(2)

To approve the voluntary winding up of the Company, subject to and conditional upon the approval of the Contribution Proposal and the completion of the transactions contemplated by the Contribution Agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

To approve a discretionary management incentive plan, providing for the issuance of equity by VivoPower and VivoPower International Services Limited, a wholly owned subsidiary of VivoPower, to employees and directors of VivoPower and its subsidiaries.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)

To approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, the Company is not authorized to consummate the transactions plated by the Contribution Agreement or the closing conditions under the Contribution Agreement are not met.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature:

Signature (If held jointly):

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Abstentions will have no effect on the vote for each proposal. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3 and 4 (if presented). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

PRELIMINARY — SUBJECT TO COMPLETION

PROXY

FOR THE EXTRAORDINARY GENERAL MEETING OF WARRANTHOLDERS OF

AROWANA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Chin and Gary Hui (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “Warrants”) at the Extraordinary General Meeting of Warrantholders of Arowana Inc., (the “Company”) to be held on December 15, 2016 at 9:30 a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Warrants shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 (IF PRESENTED). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

(1)

To approve an amendment to the warrant agreement that governs all of the Company’s warrants to provide that, upon consummation of the transactions contemplated by the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 and November 15, 2016 (the “Contribution Agreement”), by and among the Company, Arowana International Limited and VivoPower International PLC (“VivoPower”), each outstanding Company warrant will be exchanged with the Company for one-twentieth (1/20) of an ordinary share of VivoPower.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)

To approve the adjournment of the extraordinary general meeting of warrantholders to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve Proposal 1.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature:

Signature (If held jointly):

When warrants are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Abstentions will have the same effect as a vote AGAINST each proposal. The warrants represented by this proxy, when properly executed, will be voted in the manner directed herein by the warrantsholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1 and 2 (if presented). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.